As filed with the Securities and Exchange Commission on December 1, 2006

Registration No. 333-136559

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-4

REGISTRATION STATEMENT

Under the Securities Act of 1933

EXOPACK HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	2671	76-0678893
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3070 Southport Road

Spartanburg, South Carolina 29302

(864) 596-7140

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Rawden

Chief Financial Officer

3070 Southport Road

Spartanburg, South Carolina 29302

(864) 596-1277

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ronald G. Moffitt, Esq.

Reed W. Topham, Esq.

Stoel Rives LLP

201 S. Main Street, Suite 1100

Salt Lake City, Utah 84111

(801) 328-2121

Exact Name of Additional Registrants*	Jurisdiction of Incorporation/ Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Exopack, LLC	Delaware	2671	76-0678895
Exopack-Thomasville, LLC	Delaware	2671	43-2027807
Exopack-Hebron, LLC	Delaware	2671	02-0644125
Exopack-Ontario, Inc.	California	2671	43-2027804
Exopack Technology, LLC	California	2671	43-2027806
Cello-Foil Holding Corp.	Delaware	2671	20-2751196
Cello-Foil Products, Inc.	Michigan	2671	38-1334714
TPG Group Holding Corp.	Delaware	2671	20-3372395
TPG Enterprises, Inc.	Delaware	2671	20-3372148
TPG (US), Inc.	Delaware	2671	20-3372129

*	Address and telephone number of principal executive office are the same as those of Exopack Holding Corp.

Approximate date of commencement of proposed sale to the public:    As promptly as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective date registration statement for the same offering.  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such a date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not consummate the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED DECEMBER 1, 2006

PROSPECTUS

EXOPACK HOLDING CORP.

Offer for all outstanding 11 1/4% Senior Notes due 2014

In Exchange for 11 1/4% Senior Notes due 2014

Which have been Registered under the Securities Act of 1933

The exchange offer will expire at 5:00 p.m., New York City

time, on                     , 2006, unless we extend it.

Key Terms of The Exchange Offer

•	We are offering to exchange registered 11 1/4% Senior Notes due 2014 for all of our old unregistered 11 1/4% Senior Notes due 2014.

•	The terms of the new notes will be identical in all material respects to the terms of the old notes, except that the registration rights and related liquidated damages provisions, and the transfer restrictions applicable to the old notes, will not be applicable to the new notes.

•	Subject to the satisfaction or waiver of specified conditions, we will exchange the new notes for all old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

•	The Bank of New York is serving as the exchange agent. If you wish to tender your old notes, you must complete, execute and deliver, among other things, a letter of transmittal to the exchange agent no later than 5:00 p.m., New York City time, on the expiration date.

•	You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

•	Any outstanding notes not validly tendered will remain subject to existing transfer restrictions.

•	The exchange of the old notes for the new notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. See “United States Federal Income Tax Considerations.”

•	We will not receive any proceeds from the exchange offer.

•	The new notes will not be listed on any securities exchange or included in any automated quotation system.

•	The new notes will have the same financial terms and covenants as the old notes and will be subject to the same business and financial risks.

See “ Risk Factors” on page 13 of this prospectus for a discussion of risks that you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2006

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. In particular, statements that we make under the headings “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” relating to our overall volume trends, industry forces, margin trends, anticipated capital expenditures and our strategies are forward-looking statements. When used in this prospectus, the words “could,” “should,” “target,” “potential,” “anticipate,” “estimate,” “expect,” “project,” “believe,” “plan,” “seek” and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements. We disclaim any duty to update any forward-looking statements. Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements include the risks and uncertainties discussed under the heading “Risk Factors.”

PROSPECTUS SUMMARY

The following summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this exchange offer, we encourage you to read this entire prospectus and the documents to which we refer you. You should read the following summary, together with the more detailed information and consolidated financial statements and the notes to those statements included elsewhere in or incorporated by reference into this prospectus.

In this prospectus, “EHC,” “Company,” “we,” “our” and “us” refer to Exopack Holding Corp. with respect to descriptions of our business contained in this prospectus, such terms refer to Exopack Holding Corp. and our subsidiaries.

Exopack Holding Corp.

We are a provider of flexible packaging in North America. Flexible packaging converters manufacture converted forms of paper, film and foils, or combinations of such materials, for sale to users and distributors of packaging products. We design, manufacture and supply paper and plastic flexible packaging to over 1,800 customers in a variety of industries, including food, medical, pet foods, chemicals, beverages, personal care and lawn and garden, among others. Our customers include Fortune 500 companies and other well-known companies. Our primary strategy is to use technologically advanced manufacturing in our 15 facilities across the United States and Canada and provide excellent customer service to help our customers distinguish their brands and improve their products’ shelf lives.

We were formed in the Fall of 2005 through the consolidation of three flexible packaging businesses (the “Consolidation”): Exopack Holding Corp., including its wholly-owned subsidiary Exopack, LLC (“Exopack”), Cello-Foil Products, Inc. (“Cello-Foil”) and The Packaging Group (“TPG”).

The Transactions

On July 14, 2005, Cello-Foil was acquired by Cello-Foil Holding Corp., an affiliate of Sun Capital Partners, Inc. (“Sun Capital”), which sponsored the transactions described in this section. On September 7, 2005, Cello-Foil Holding Corp. acquired certain assets of TPG. On October 13, 2005, in accordance with the terms of a merger agreement entered into on October 5, 2005, an affiliate of Sun Capital acquired Exopack, which became our wholly-owned subsidiary. Concurrently with our acquisition of Exopack, Cello-Foil Holding Corp. became our wholly-owned subsidiary, and we refinanced the then outstanding indebtedness of Exopack, Cello-Foil and TPG. We refer to our acquisitions of Exopack, Cello-Foil and TPG as the “Consolidation.” The net cost of the Consolidation and related transactions, including the refinancing of Exopack, Cello-Foil and TPG debt and the payment of related fees, commissions and expenses, was approximately $313.1 million, net of cash acquired (subject to a final determination based upon the resolution of certain post-closing matters).

Collectively, we refer to the transactions described in this document, including the Consolidation and the refinancing of indebtedness of Exopack, Cell-Foil and TPG on October 13, 2005, the issuance of the notes, the repayment of our existing indebtedness and the aggregate equity investments of Sun Capital, as the “Transactions.”

For a more complete description of the Transactions, see the sections entitled “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our Corporate Structure

CPG Finance, Inc. is a subsidiary of Sun Capital. EHC is a holding company that conducts substantially all of its operations through Exopack, LLC, Cello-Foil Holding Corp. and their respective subsidiaries. Our and our parents’ and subsidiaries’ ownership structure is as set forth in the diagram below.

Sun Capital

We and our parent companies are controlled by Sun Capital. Sun Capital is a private investment firm focused on leveraged buyouts, equity, debt and other investments in market-leading companies that can benefit from Sun Capital’s in-house operating professionals and experience. With more than $3.5 billion of committed capital under management, affiliates of Sun Capital have invested in and managed more than 120 companies worldwide with consolidated annual sales in excess of $30.0 billion since Sun Capital’s inception in 1995. Sun Capital has offices in Boca Raton, Los Angeles, New York, London and Shenzhen City, China, focused on identifying opportunities that will provide operating synergies for Sun Capital’s affiliated portfolio companies. Sun Capital has experience in the paper and packaging industry, including investments in Park Falls (formerly a division of Fraser Paper) and InteliCoat. Other notable recent investments by affiliates of Sun Capital include the acquisitions of Indalex Aluminum Solutions, Garden Fresh, DB Apparel, Mervyns, Wickes Furniture, Horsehead Corporation, LOUD Technologies and ThermaSys Corporation.

Our Principal Executive Offices

EHC is incorporated in the state of Delaware. Our address is 3070 Southport Road, Spartanburg, SC 29302. Our telephone number is (864) 596-7140. The information on our website does not constitute a part of this prospectus and the reference to our website address is intended as an inactive textual reference only.

Summary of the Terms of the Exchange Offer

On January 31, 2006, we completed an offering of 11 1/4% Senior Notes due 2014 in a private transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and in compliance with Rule 144A promulgated thereunder. The notes were sold for an aggregate purchase price of $220,000,000. The notes are guaranteed on a Senior basis by certain of our existing and future domestic subsidiaries, and the note guarantees are effectively subordinated to all of our and the guarantors’ secured indebtedness, including our Senior revolving credit facility, to the extent of the value of the assets securing that indebtedness.

We entered into an exchange and registration rights agreement with Goldman, Sachs & Co., on behalf of the initial purchasers of the old notes, in which we agreed to complete the exchange offer. This exchange offer gives you the opportunity to exchange your notes for notes with substantially identical terms that are registered for issuance under the Securities Act. You should read the discussion under the heading “The Exchange Offer” beginning on page 22 and “Description of New Notes” beginning on page 69 for further information about the exchange notes.

Securities Offered

$220,000,000 aggregate principal amount of new 11 1/4% senior notes dues 2014, which have been registered under the Securities Act. The terms of the new notes offered in the exchange offer are substantially identical to those of the old notes, except that certain transfer restrictions, registration rights and liquidated damages provisions relating to the old notes do not apply to the new registered notes.

The Exchange Offer

We are offering to issue new notes in exchange for a like principal amount and like denomination of our old notes. We are offering to issue these registered notes to satisfy our obligations under an exchange and registration rights agreement that we entered into with the initial purchasers of the old notes when we sold them in a transaction that was exempt from the registration requirements of the Securities Act. You may tender your old notes for exchange by following the procedures described under the heading “The Exchange Offer.”

Registration Rights Agreement

You are entitled to exchange your notes for exchange notes with substantially identical terms. The exchange offer is intended to satisfy these rights. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights for your notes.

$220.0 million principal amount of notes is outstanding.

We will issue exchange notes promptly after the expiration of the exchange offer.

Resales

We believe the exchange notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

•	you are not our affiliate within the meaning of Rule 405 under the Securities Act,

•	the exchange notes are acquired in the ordinary course of your business, and

•	you are not participating and do not intend to participate in a distribution of the exchange notes.

Each broker-dealer issued notes in the exchange offer for its own account in exchange for notes acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time,             , 2006, unless we decide to extend the expiration date. If we extend the exchange offer, the longest we could keep the offer open without incurring liquidated damages under the registration rights agreement in the form of increased interest payable on the old notes would be until January 31, 2007, which is 365 days after the outstanding notes were issued.

Conditions to the Exchange Offer	The exchange offer is not subject to any condition other than that the exchange offer does not violate law or any interpretation of the staff of the Securities and Exchange Commission, or the SEC.

Procedures for Tendering Outstanding Notes Held in the Form of Book-Entry Interests

If you are a holder of a note held in the form of a book-entry interest through the Depository Trust Company, or DTC, and you wish to tender your book-entry interest for exchange in the exchange offer, you must transmit to The Bank of New York, as exchange agent, before the expiration date of the exchange offer:

    either

•	a properly completed and executed letter of transmittal, which accompanies this prospectus, or a facsimile of the letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent at the address on the cover page of the letter of transmittal;

    or

•	a computer-generated message transmitted by means of DTC’s Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal;

    and, either

•	a timely confirmation of book-entry transfer of your outstanding notes into the exchange agent’s account at DTC, according to the procedure for book-entry transfers described in this prospectus under the heading “The Exchange Offer—Book-Entry Transfer” beginning on page 25, which must be received by the exchange agent on or prior to the expiration date;

    or

•	the documents necessary for compliance with the guaranteed delivery procedures described below.

Procedures for Tendering Certificated Notes

If you are a holder of a beneficial interest in the outstanding notes, you are entitled to receive, in exchange for your beneficial interest, certificated notes in equal principal amounts to your beneficial interest. As of the date of this Prospectus, however, no certificated notes were issued and outstanding. If you acquire certificated notes before the expiration date of the exchange offer, you must tender your notes under the procedures described in this prospectus under the heading “The Exchange Offer—Procedure for Tendering Outstanding Notes” beginning on page 23.

Special Procedures for Beneficial Owners

If you are the owner of a beneficial interest and your name does not appear on a security position listing of DTC as the holder of that interest or if you are a beneficial owner of certificated notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender that interest or certificated notes in the exchange offer, you should contact the person in whose name your interest or certificated notes are registered promptly and instruct such person to tender on your behalf.

Guaranteed Delivery Procedures

If you wish to tender your notes and time will not permit your required documents to reach the exchange agent by the expiration date of the exchange offer, or the procedure for book-entry transfer cannot be completed on time or certificates for your notes cannot be delivered on time, you may tender your notes according to the procedures described in this prospectus under the heading “The Exchange Offer—Guaranteed Delivery Procedures” beginning on page 25.

Withdrawal Rights

You may withdraw the tender of your notes at any time prior to the time of expiration. We will return to you any outstanding notes not accepted for exchange for any reason without expense to you promptly after withdrawal, rejection of tender or termination of the exchange offer.

Regulatory Approvals

Other than pursuant to the federal securities laws, there are no federal or state regulatory requirements that we must comply with, or approvals that we must obtain, in connection with the exchange offer.

Appraisal Rights	You will not have dissenters’ rights or appraisal rights in connection with the exchange offer. See “The Exchange Offer—Appraisal Rights.”

U.S. Federal Income Tax Consequences	The exchange of notes will not be a taxable exchange for U.S. federal income tax purposes. You will not recognize any taxable gain or loss or any interest income as a result of the exchange.

Exchange Agent	The Bank of New York is serving as exchange agent for the exchange offer.

Consequences of Failure to Exchange

Notes that are not tendered or that are tendered but not accepted will continue to be subject to the restrictions on transfer that are described in the legend on those notes. In general, you may offer or sell your notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. We, however, will have no further obligation to register the notes. If you do not participate in the exchange offer, the liquidity of your notes could be adversely affected.

Summary of the Terms of the New Notes

The terms of the new notes will be identical in all material respects to the terms of the old notes, except that the registration rights and related liquidated damages provisions, and the transfer restrictions applicable to the old notes, are not applicable to the new notes. The new notes will evidence the same debt as the old notes. The new notes and the old notes will be governed by the same indenture. For more complete information about the new notes, see the “Description of New Notes” section of this prospectus.

Issuer	Exopack Holding Corp. (“EHC”)

Aggregate Amount	$220.0 million principal amount of 11 1/4% senior notes due 2014.

Interest	The notes will bear interest at the rate of 11 1/4% per annum. Interest on the notes will be payable semi-annually in arrears on each February 1 and August 1, commencing on February 1, 2007.

Maturity Date	February 1, 2014.

Ranking, Guarantees	The notes will be our senior unsecured obligations. The notes will be guaranteed on a senior unsecured basis by all of our existing and future domestic restricted subsidiaries.

The notes and the guarantees will rank senior to all of our and our guarantors’ future subordinated indebtedness.

The notes and the guarantees will be effectively subordinated to all of our and the guarantors’ secured indebtedness, including our senior revolving credit facility, to the extent of the value of the assets securing that indebtedness.

As of September 30, 2006, we and our subsidiary guarantors had $234.1 million of senior debt outstanding, $220.0 million of which consists of the indebtedness represented by the notes, $13.9 million of which consists of borrowings under our senior revolving credit facility and $0.2 million of which consists of a term loan. We had an additional $28.3 million available to be borrowed under our Senior revolving credit facility.

Optional Redemption

We may redeem the notes, in whole or in part, at any time before February 1, 2010, at a price equal to 100.0% of the principal amount thereof, plus the make-whole premium described in this prospectus, plus accrued and unpaid interest to the date of redemption.

We may also redeem the notes, in whole or in part, at any time on or after February 1, 2010 at a redemption price equal to 100.0% of the principal amount, plus a premium declining ratably to par, plus accrued and unpaid interest to the date of redemption.

In addition, prior to February 1, 2009, we may redeem up to 35.0% of the aggregate principal amount of the notes with the proceeds of certain qualified equity offerings at a redemption price equal to 11 1/4% of the principal amount, plus accrued and unpaid interest to the date of redemption.

Change of Control

If we experience a change of control, we may be required to offer to purchase the notes at a purchase price equal to 101.0% of the principal amount, plus accrued and unpaid interest to the date of redemption. We may not be able to pay you the required price for notes you present us at the time of a change of control because our senior revolving credit facility or other indebtedness may prohibit payment or we may not have sufficient funds at such time.

Certain Covenants	The indenture governing the notes will contain covenants that will limit our ability to, among other things:

•	incur additional indebtedness or issue preferred stock;

•	pay dividends or make other distributions or repurchase or redeem our stock or subordinated indebtedness;

•	make investments;

•	sell assets and issue capital stock of restricted subsidiaries;

•	incur liens;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends;

•	enter into transactions with affiliates; and

•	consolidate, merge or sell all or substantially all of our assets.

These covenants are subject to important exceptions and qualifications, which are described under the heading “Description of New Notes—Certain Covenants” in this prospectus.

Use of Proceeds	We will not receive any proceeds from the exchange offer. For a description of the use of proceeds from the offering of the old notes, see “Use of Proceeds.”

Form of the New Notes

The new notes will be represented by one or more permanent global securities in registered form deposited with The Bank of New York, as custodian, for the benefit of The Depository Trust Company. You will not receive notes in registered form, unless one of the events set forth under the heading “Description of New Notes—Book-Entry, Delivery and Form” occurs. Instead, beneficial interests in the new notes will be shown on, and transfers of these interests will be effected only through, records maintained in book-entry form by The Depository Trust Company with respect to its participants.

Absence of a Public Market for the New Notes

There has been no public market for the old notes, and no active market for the new notes is currently anticipated. We do not intend to apply for a listing of the new notes on any securities exchange or inclusion in any automated quotation system. We cannot make any assurances regarding the liquidity of the market for the new notes, the ability of holders to sell their new notes or the price at which holders may sell their new notes. See “Plan of Distribution.”

Trustee	The Bank of New York is serving as the trustee under the Indenture.

Risk Factors

As a holder of our outstanding notes, your investment is subject to various risks and uncertainties, including those described under “Risk Factors,” beginning on page 13, and your investment will remain subject to those risks and uncertainties if you exchange your notes for exchange notes.

Summary Financial Data

The following tables set forth summary financial data as of and for the nine months ended September 30, 2006, the period from July 15, 2005 to September 30, 2005, the period from July 15, 2005 to December 31, 2005, the period from January 1, 2005 to July 14, 2005 and the fiscal years ended December 31, 2004, 2003, 2002, and 2001. The summary financial data as of December 31, 2005, 2004 and 2003 and for the period from July 15, 2005 to December 31, 2005, the period from January 1, 2005 to July 14, 2005 and for the years ended December 31, 2004, 2003 and 2002 have been derived from our audited consolidated financial statements which are included in this prospectus and are qualified in their entirety by reference to, and should be read in conjunction with, such audited consolidated financial statements. The summary financial data as of December 31, 2002 and 2001 and for the year ended December 31, 2001 have been derived from our audited consolidated financial statements which are not included in this prospectus. The summary financial data as of and for the nine months ended September 30, 2006 and the period from July 15, 2005 to September 30, 2005 have been derived from our unaudited consolidated financial statements, which are included in this prospectus. In the opinion of management, the unaudited information as of and for the nine months ended September 30, 2006 and the period from July 15, 2005 to September 30, 2005 reflects all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of the results for those periods. Results of operations for the interim periods are not necessarily indicative of the results to be expected for the full fiscal year or any future period.

The financial data presented herein as of and for the nine months ended September 30, 2006, the period from July 15, 2005 to September 30, 2005 and the period from July 15, 2005 to December 31, 2005 reflects our financial position, results of operations and cash flows (collectively, the “Successor” period), reflecting Cello-Foil operations subsequent to the acquisition of Cello-Foil on July 14, 2005, TPG operations subsequent to the acquisition of TPG on September 7, 2005 and Exopack operations subsequent to the acquisition of Exopack on October 13, 2005. The financial data for the period from January 1, 2005 to July 14, 2005, and for the years ended December 31, 2004, 2003, 2002 and 2001 (collectively, the “Predecessor” period) consists only of the financial position, results of operations and cash flows of Cello-Foil for such periods.

You should read the following summary financial data together with “Capitalization,” “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto included elsewhere in this prospectus.

	Nine Months ended September 30, 2006	July 15, 2005 to September 30, 2005	January 1, 2005 to July 14, 2005	July 15, 2005 to December 31, 2005	January 1, 2005 to July 14, 2005
						Year Ended December 31,
						2004	2003	2002	2001
	(successor)		(predecessor)	(successor)	(predecessor)
	(dollars in millions)
Consolidated Statement of Operations Data:
Net sales	$495.8	$17.8	$37.1	$163.4	$37.1	$65.1	$59.6	$58.0	$56.5
Cost of sales	444.6	16.4	32.7	149.1	32.7	56.3	52.2	49.4	47.7

Gross profit	51.2	1.4	4.4	14.3	4.4	8.8	7.4	8.6	8.8
Operating expenses(1)	33.2	1.0	9.8	12.9	9.8	6.3	5.7	5.8	5.7

Operating income (loss)	18.0	0.4	(5.4)	1.4	(5.4)	2.5	1.7	2.8	3.1
Interest expense (income)	20.4	0.4	(0.2)	5.8	(0.2)	(0.2)	(0.1)	(0.1)	(0.2)
Loss on early extinguishment of debt(2)	4.0	—	—	—	—	—	—	—	—
Other (income) expense, net	0.2	0.1	—	(0.1)	—	—	—	—	0.1

Net other expense (income)	24.6	(0.5)	(0.2)	5.7	(0.2)	(0.2)	(0.1)	(0.1)	(0.1)

(Loss) income before income taxes	(6.6)	(0.1)	(5.2)	(4.3)	(5.2)	2.7	1.8	2.9	3.2
(Benefit from) provision for income taxes	(2.5)	—	(1.7)	(1.5)	(1.7)	0.9	0.5	0.9	0.8

Net (loss) income	$(4.1)	$(0.1)	$(3.5)	$(2.8)	$(3.5)	$1.8	$1.3	$2.0	$2.4

Consolidated Statement of Cash Flows Data:
Net cash provided by (used in):
Operating activities(3)	$0.8	$8.1	$12.4	$23.2	$12.4	$0.5	$2.6	$4.2	$2.7
Investing activities(4)	$(12.6)	$(47.4)	$(0.5)	$(307.1)	$(0.5)	$(0.3)	$(1.7)	$(3.6)	$(2.3)
Financing activities(5)	$3.6	$40.4	$(10.7)	$292.8	$(10.7)	$(0.7)	$(0.4)	$(0.5)	$(0.4)
Capital expenditures	$12.5	$0.3	$0.5	$4.2	$0.5	$0.4	$1.7	$3.6	$2.3
Consolidated Balance Sheet Data (at period end):
Cash and cash equivalents	$0.9	$1.5	Na	$8.9	Na	$0.2	$0.7	$0.1	$0.1
Working capital	$60.0	$13.6	Na	$79.4	Na	$17.5	$14.6	$12.7	$10.1
Property, plant and equipment	$145.4	$21.5	Na	$141.1	Na	$12.1	$13.8	$14.2	$15.1
Total assets	$459.2	$62.0	Na	$444.7	Na	$36.4	$35.0	$34.9	$35.4
Long-term debt, less current portion	$220.2	$31.5	Na	$236.6	Na	—	—	$0.1	$0.2
Total debt	$234.1	$31.5	Na	$236.7	Na	—	$0.1	$0.2	$0.3
Stockholder’s equity	$66.0	$5.1	Na	$54.1	Na	$29.1	$27.8	$26.7	$25.1
Other Data:
Ratio of earnings to fixed charges(6)	—	—	—	—	—	57.6	33.0	44.2	44.4

The following table presents summary consolidated financial data for our segments for the periods presented:

						Year Ended December 31,
	Nine Months Ended September 30, 2006	July 15, 2005 to September 30, 2005	January 1 2005 to July 14, 2005	July 15, 2005 to December 31, 2005	January 1, 2005 to July 14, 2005	2004	2003	2002	2001
	(successor)		(predecessor)	(successor)	(predecessor)
	(dollars in millions)
Segment Data:
Net sales:
Paper packaging segment	$253.9	$—	$—	$75.6	$—	$—	$—	$—	$—
Plastic packaging segment	241.9	17.8	37.1	87.8	37.1	65.1	59.6	58.0	56.5

Total net sales	$495.8	$17.8	$37.1	$163.4	$37.1	$65.1	$59.6	$58.0	$56.5

Operating income (loss):
Paper packaging segment	$18.1	$—	$—	$2.7	$—	$—	$—	$—	$—
Plastic packaging segment	14.8	0.4	0.9	2.1	0.9	2.5	1.7	2.8	3.1
Corporate(7)	(14.9)	(0.5)	(6.3)	(3.4)	(6.3)	—	—	—	—

Total operating income (loss)	$18.0	$(0.1)	$(5.4)	$1.4	$(5.4)	$2.5	$1.7	$2.8	$3.1

(1)	Includes $6.3 million in charges due to change in control for the period from January 1, 2005 to July 14, 2005.
(2)	Represents a charge to earnings during the nine months ended September 30, 2006 to write-off the deferred financing costs related to our former senior credit facility and subordinated term loans. This debt was refinanced in January 2006.
(3)	Includes primarily $11.3 million of cash provided by the maturities or sales of trading investment securities during the period from January 1, 2005 to July 14, 2005.
(4)	Includes primarily the acquisition costs of Cello-Foil, TPG and Exopack, net of cash acquired, totaling $306.2 million during the period from July 15, 2005 to December 31, 2005. During the nine months ended September 30, 2006, an additional $0.2 million of acquisition costs was paid and an additional $6.7 million has been estimated to be payable to the former shareholders of Exopack and Cello-Foil under tax-related provisions contained in the respective purchase agreements, resulting in a total cost of the acquired companies of $313.1 million.
(5)	Includes primarily borrowings of $236.6 million under our former senior credit facility and subordinated term loans and paid in capital of $57.0 million from our parent in connection with the acquisitions during the period from July 15, 2005 to December 31, 2005. Includes payment of $10.7 million of dividends to Cello-Foil’s former stockholders during the period from January 1, 2005 to July 14, 2005.
(6)	Income (loss) used in computing the ratio of earnings to fixed charges consists of income (loss) before income taxes plus fixed charges. Fixed charges consists of interest expense on debt, the amortization of deferred financing costs, and the portion of rental expense that management believes is representative of the interest component of rental expense. For the nine months ended September 30, 2006, the period from July 15, 2005 to September 30, 2005, the period from July 15, 2005 to December 31, 2005 and the period from January 1, 2005 to July 14, 2005, our earnings were insufficient to cover our fixed charges by $6.6 million, $0.1 million, $4.4 million and $5.2 million, respectively.
(7)	Corporate operating losses include amortization and certain unallocated corporate costs. During the period from January 1, 2005 to July 15, 2005, corporate operating losses include charges due to the change in control of Cello-Foil.
(Na)	Not applicable.

RISK FACTORS

The new notes, like the old notes, entail risk. In deciding whether to participate in the exchange offer, you should consider the risks associated with the nature of our industry, the nature of our business and the risk factors relating to the exchange offer in addition to the other information contained in this prospectus. You should carefully consider the following factors before making a decision to exchange your old notes for new notes.

Risk Factors Relating to the Notes

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

We have a significant amount of indebtedness. As of September 30, 2006, we had outstanding indebtedness of $234.1 million, $220.0 million of which consisted of the notes, $13.9 million of which consisted of borrowings under our senior revolving credit facility and $0.2 million of which consisted of a term loan. After consideration of $13.9 million of outstanding borrowings and $2.8 million of outstanding letters of credit under our $45.0 million senior revolving credit facility, we also had an additional $28.3 million available to be borrowed under our senior revolving credit facility as of September 30, 2006.

Our substantial indebtedness could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	make it more difficult for us to meet all of our obligations to creditors, who could then require us, among other things, to restructure our indebtedness, sell assets or raise additional debt or equity capital;

•	limit our flexibility in planning for, and reacting to, changes in our business and in our industry, which could make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulations;

•	require us to dedicate a substantial portion of our cash flows from operations to payments on our indebtedness, which will reduce the availability of our cash flows to fund acquisitions, working capital, capital expenditures, research and development efforts and other general corporate purposes;

•	limit our ability to borrow additional amounts for working capital, capital expenditures, debt service requirements, execution of our growth strategy or general corporate purposes;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit our ability to make future acquisitions.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks described above.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. As of September 30, 2006, we had $28.3 million available to be borrowed under our senior revolving credit facility. If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we now face could intensify. See “Description of Certain Indebtedness.”

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund capital expenditures, acquisitions and research and development efforts, will depend on our ability to generate cash. A number of factors that affect our ability to generate cash are beyond our control. These factors include economic, financial, competitive, legislative, regulatory and other factors, such as changes in packaging designs, adverse weather conditions and acts of God, all of which are beyond our control.

We may not successfully implement our business strategy and may not generate sufficient cash flows from operations to ensure that future borrowings will be available to us under our senior revolving credit facility in an amount sufficient to enable us to pay our indebtedness, including these notes, or to fund our other liquidity needs. If our future cash flows from operating activities and other capital resources are insufficient to pay our obligations as they mature or to fund our liquidity needs, we may be forced to reduce or delay our business activities, sell assets, obtain additional debt or equity capital or restructure or refinance all or a portion of our debt, including the notes, on or before maturity. We may not be able to implement any of these alternatives on a timely basis or on satisfactory terms, if at all. In addition, the terms of our existing and future indebtedness, including the notes, may limit our ability to pursue any of these alternatives.

Your right to receive payments on the notes is effectively subordinated to the rights of our existing and future secured creditors.

Holders of our secured indebtedness will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing their indebtedness. Notably, we and certain of our subsidiaries are parties to the senior revolving credit facility, which is secured by a first priority perfected security interest in substantially all of our existing tangible and intangible property (other than real property and equipment). In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to the assets that constitute their collateral. Holders of the notes will participate ratably in our remaining assets with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor. We may not have sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured indebtedness.

The indenture governing the notes and our senior revolving credit facility will restrict our operations.

The indenture governing the notes restricts our ability to, among other things:

•	sell or transfer assets and issue capital stock of restricted subsidiaries;

•	incur additional debt, incur liens or issue preferred stock;

•	pay dividends or make other distributions or repurchase or redeem our stock or subordinated indebtedness;

•	make certain investments or acquisitions;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends; and

•	engage in certain transactions with subsidiaries and affiliates.

The indenture and our senior revolving credit facility also require us to comply with certain covenants and financial conditions. These restrictions may interfere with our ability to obtain financing or to engage in other necessary or desirable business activities.

If we cannot comply with the requirements of our indenture or our senior revolving credit facility, we may be required to repay immediately all of the outstanding debt under them. If our debt payments are accelerated, our assets might not be sufficient to fully repay our debt. Our lenders may require us to use all of our available cash to repay our debt, foreclose upon their collateral or prevent us from making payments to other creditors on certain portions of our outstanding debt.

We may not be able to obtain a waiver of these provisions or refinance our debt, if needed. In such a case, our financial condition, liquidity and results of operations would suffer.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.

Under federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a guarantee can be voided or claims in respect of a guarantee can be subordinated to all other debts of the guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee can be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor of the notes, after giving effect to its guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. A court may not agree with our conclusions in this regard.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture. We may also enter into important corporate transactions that will not constitute a change of control.

Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101.0% of the principal amount thereof plus accrued and unpaid interest and special interest, if any, up to but excluding the date of repurchase. However, it is possible that we may not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our senior revolving credit facility will not allow such repurchases. If we failed to repurchase the notes in that circumstance, we would be in default under the indenture governing the notes. Upon the occurrence of a change of control, we could seek to refinance our indebtedness, including the notes, or obtain a waiver from the lenders or consent from you and other holders of the notes. We may not be able to obtain a waiver or consent, or refinance our indebtedness on commercially reasonable terms, if at all. Any future debt that we incur may also contain restrictions on repayment of the notes upon a change of control. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “change of control” under the indenture governing the notes. See “Description of New Notes—Repurchase at the Option of Holders—Change of Control.”

If you fail to exchange your old notes, you may be unable to sell them.

Because we did not register the old notes under the Securities Act or any state securities laws, and we do not intend to register any remaining old notes after the exchange offer, the old notes may only be transferred in limited circumstances under the securities laws. If the holders of the old notes do not exchange their notes in the exchange offer, they lose their right to have their old notes registered under the Securities Act, subject to certain limitations. A holder of old notes after the exchange offer may be unable to sell its old notes.

There is no public market for the new notes, so you may be unable to sell them.

The new notes are new securities for which there is currently no existing trading market. Consequently, the new notes will be relatively illiquid, and you may be unable to sell them. We do not intend to apply for listing of the new notes on any securities exchange or for the inclusion of the new notes in any automated quotation system. Accordingly, a liquid market for the new notes may not develop.

You must tender the old notes in accordance with proper procedures in order to ensure the exchange will occur.

The exchange of the old notes for the new notes can only occur if the proper procedures, as detailed in this prospectus, are followed. The new notes will be issued in exchange for the old notes only after timely receipt by the exchange agent of the old notes or a book-entry confirmation, a properly completed and executed letter of transmittal (or an agent’s message in lieu thereof) and all other required documentation. If you want to tender your old notes in exchange for new notes, you should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent is under any duty to give you notification of defects or irregularities with respect to tenders of old notes for exchange. Old notes that are not tendered will continue to be subject to the existing transfer restrictions. In addition, if you are an affiliate of ours or you tender the old notes in the exchange offer in order to participate in a distribution of the new notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For additional information, please refer to the sections entitled “The Exchange Offer” and “Plan of Distribution.”

If a market develops for the new notes, the notes might trade at volatile prices.

If a market develops for the new notes, the notes might trade at prices higher or lower than their initial public offering price. The trading price would depend on many factors, such as prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of these securities. The market for the notes may not be free from similar disruptions. Any disruptions could have an adverse effect on noteholders.

We are a holding company and there may be limitations on our ability to receive distributions from our subsidiaries.

We conduct our operations through subsidiaries and will be dependent in part upon dividends or other intercompany transfers of funds from our subsidiaries to meet our obligations, including our obligations under the notes. Generally, creditors of a subsidiary will have a claim to the assets and earnings of that subsidiary that is superior to the claims of the creditors of its parent company, except to the extent the claims of the parent’s creditors are guaranteed by that subsidiary. In addition, the ability of our subsidiaries to pay dividends and to make payments to us may be restricted by, among other things, applicable corporate and other laws and regulations and agreements of the subsidiaries.

The notes are structurally subordinated to liabilities of our subsidiaries that do not guarantee the notes.

Subsidiaries that are designated as unrestricted subsidiaries, as well as certain existing and future restricted subsidiaries, do not guarantee the notes. Except to the extent of the value of the assets of any non-guarantor subsidiaries that are pledged to secure the notes, in the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

Risk Factors Relating to Our Industry

Intense competition in the flexible packaging markets may adversely affect our operating results.

The business of supplying packaging products is extremely competitive. We face intense competition from many competitors, some of which have extensive production facilities, well developed sales and marketing staffs and greater financial resources than we have. Competitive products are also available from a number of local manufacturers specializing in the production of a limited group of products, which they market nationally. This results in competition which is extremely price sensitive. We also compete on the basis of quality, service, timely delivery and differentiation of our products. This competition could result in additional pricing pressures, reduced sales and lower margins. An increase in competition could result in material selling price reductions or loss of market share, which would adversely affect our operating results and financial condition.

Our business depends on the price and availability of polyethylene and paper, two of our principal raw materials, and our ability to pass on polyethylene and paper price increases to customers.

The principal raw materials that we use in the production of our products are polyethylene and paper. Our ability to operate profitably depends, in large part, on the price for these raw materials. The price for polyethylene fluctuates substantially as a result of changes in petroleum and natural gas prices, demand and the capacities of the companies that produce polyethylene to meet market needs. Prices for paper depend on the industry’s capacity utilization and the costs of raw materials.

Historically, we have been able to pass through to our customers substantially all increases and decreases in the cost of polyethylene and paper through contractual provisions and standard industry practice. If we are not able to pass cost increases through in the future and there are substantial increases in polyethylene paper prices, our operating margins could be affected adversely. Furthermore, if we cannot obtain sufficient amounts of polyethylene or paper from any of our suppliers, or if there is a substantial increase in oil or natural gas prices, which results in an increase in polyethylene prices, we may have difficulty obtaining alternate sources quickly and economically, and our operations and profitability may be impaired.

Energy price increases could adversely affect the results of our operations.

Our manufacturing operations require the use of substantial amounts of electricity and natural gas. Energy prices, in particular prices relating to oil and natural gas, have been volatile in recent years, with a corresponding effect on our production costs. Since 2002, oil prices have steadily risen and energy prices may yet rise to higher levels, in which case our production costs and results of operations could be materially adversely affected. Additionally, rising energy costs may indirectly affect our costs of operation by impacting the costs of the raw materials that we use to manufacture our products.

Risk Factors Relating to Our Business

We must adapt to technological advances in the packaging industry.

We compete in an industry that requires advanced technology to deliver state-of-the-art specialty packaging solutions to customers whose packaging needs are constantly evolving. Our success may depend on our ability to adapt to technological changes in the industry. If we are unable to adapt to technological change, timely develop and introduce new products, or enhance existing products in response to changing market conditions or customer requirements or demands, our business and results of operations could be materially and adversely affected. We may not be able to replace outdated technologies, replace them as quickly as our competitors or develop and market new and better products in the future.

We may be unable to protect our proprietary technology from infringement.

We rely on a combination of patents and trademarks, licensing agreements and unpatented proprietary know-how and trade secrets to establish and protect our intellectual property rights. We generally enter into confidentiality agreements with customers, vendors, employees, consultants and potential acquisition candidates as necessary to protect our know-how, trade secrets and other proprietary information. However, these measures and our patents and trademarks may not afford complete protection of our intellectual property, and it is possible that third parties may copy or otherwise obtain and use our proprietary information and technology without authorization or otherwise infringe on our intellectual property rights. Our competitors may also independently develop equivalent or superior know-how, trade secrets or production methods. If we are unable to maintain the proprietary nature of our technologies, our profit margins could be reduced as competitors imitating our products could compete aggressively against us in the pricing of certain products and our business, results of operations and financial condition may be materially adversely affected.

We are involved in litigation from time to time in the course of our business to protect and enforce our intellectual property rights, and third parties from time to time initiate litigation against us asserting that our business infringes or violates their intellectual property rights. Our intellectual property rights may not have the value that we believe them to have and our products may be found to infringe upon the intellectual property rights of others. Further, we may not prevail in any such litigation and the results or costs of any such litigation may have a material adverse effect on our business. Any litigation concerning intellectual property is inherently unpredictable, could be protracted and costly and could have a material adverse effect on our business and results of operations, regardless of its outcome.

The loss of a key supplier could lead to increased costs and lower profit margins.

We rely on certain principal suppliers for our polyethylene and paper needs. The loss of any of these suppliers would force us to purchase these materials in the open market, possibly at higher prices, until we could secure another source of polyethylene or paper, and such higher prices may not allow us to remain competitive. If we are unable to obtain polyethylene or paper in sufficient quantities, we may not be able to manufacture our products. Even if we are able to replace one of our polyethylene or paper suppliers through another supply arrangement, the terms that we enter into with an alternative supplier may not be as favorable as the supply arrangements that we currently have.

We may not successfully integrate Exopack, Cello-Foil and TPG into our business and operations.

We are the product of a business combination of three companies in the flexible packaging industry: Exopack, Cello-Foil and TPG. Prior to the consummation of the Consolidation, Exopack, Cello-Foil and TPG operated as separate entities. If we cannot successfully integrate Exopack’s operations with those of Cello-Foil and TPG, we may experience material negative consequences to our business, financial condition, results of operations or cash flows. The integration of companies that have previously been operated separately involves a number of risks, including, but not limited to:

•	demands on management related to the increase in the size of the business for which they are responsible;

•	diversion of management’s attention from the management of daily operations to the integration of the acquired business;

•	management of employee relations across facilities;

•	difficulties in the assimilation of different corporate cultures and practices, the integration of dispersed operations and the assimilation and retention of personnel;

•	difficulties and unanticipated expenses related to the integration of manufacturing facilities, departments, systems (including accounting systems), technologies, books and records, procedures and controls (including internal accounting controls, procedures and policies), as well as in maintaining uniform standards, including environmental management systems; and

•	expenses of any undisclosed or potential liabilities.

The successful integration of Exopack’s operations with the operations of Cello-Foil and TPG will depend on our ability to manage the combined operations, to realize opportunities for revenue growth presented by broader product offerings and expanded geographic coverage and to eliminate redundant and excess costs. If our integration efforts are not successful, we may not be able to maintain the levels of revenues, earnings or operating efficiency that Exopack, Cello-Foil and TPG might have achieved separately. In addition, the consolidated financial information presented in this prospectus covers certain periods during which we were not operating under the same management and, therefore, may not be indicative of our future financial condition or operating results.

We may be unable to realize the expected cost savings and other synergies from the Consolidation.

Even if we are able to integrate the operations of Exopack, Cello-Foil and TPG successfully, this integration may not result in the cost savings, synergies or revenue enhancements that we expect or these benefits may not be achieved within the timeframe that we expect. The cost savings and other synergies from the Consolidation may be offset by costs incurred in integrating Exopack’s operations with those of Cello-Foil and TPG, as well as by increases in other expenses, by operating losses or by problems with Exopack’s, Cello-Foil’s or TPG’s businesses unrelated to the Consolidation.

Our operations could expose us to substantial environmental costs and liabilities.

We are subject to a variety of federal, state, foreign, provincial and local laws and regulations that impose limitations and prohibitions on the discharge and emission of, and establish standards for the use, disposal and management of, regulated materials and waste. These laws and regulations impose liability for the costs of investigation and clean-up of, and damages resulting from, present and past spills, disposals or other releases of hazardous substances or materials. These domestic and international environmental laws can be complex and may change often. The compliance expenses can be significant, and violations may result in substantial fines and penalties. In addition, environmental laws, such as the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, also known as “Superfund,” in the United States, impose strict, and in some cases joint and several, liability on specified responsible parties for the investigation and cleanup of contaminated soil, groundwater and buildings, and liability for damages to natural resources at a wide range of properties, sometimes without regard to fault. As a result, we may be liable for contamination at properties that we currently own or operate, as well as at our former properties or off-site properties where we may have sent hazardous substances. As a manufacturer that uses and has used and generated large quantities of hazardous substances, we have an inherent risk of liability under environmental laws, both with respect to ongoing operations and with respect to known and potential contamination related to our properties or as a result of our operations. We could, in the future, incur a material liability resulting from the costs of complying with environmental laws, environmental permits or any claims concerning noncompliance, or liability from contamination.

We cannot predict what environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist at our facilities or at third-party sites for which we are liable. Enactment of stricter laws or regulations, stricter interpretations of existing laws and regulations or the requirement to undertake the investigation or remediation of currently unknown environmental contamination at our own or third-party sites may require us to make additional expenditures, some of which could be material.

In addition, a number of governmental authorities, both in the United States and abroad, have considered, or are expected to consider, legislation aimed at reducing the amount of plastic wastes. Programs have included, for example, mandating certain rates of recycling and/or the use of recycled materials, imposing deposits or taxes on plastic packaging material and requiring retailers or manufacturers to take back packaging used for their products. Legislation, as well as voluntary initiatives similarly aimed at reducing the level of plastic wastes, could reduce the demand for certain plastic packaging, result in greater costs for plastic packaging manufacturers or otherwise impact our business. Some consumer products companies, including some of our customers, have responded to these governmental initiatives and to perceived environmental concerns of consumers by using containers made in whole or in part of recycled plastic. Future legislation and initiatives could adversely affect us in a manner that would be material.

If we fail to achieve and maintain effective internal controls, it could have a material adverse effect on our business in the future.

Although we currently are not subject to the requirements of Section 404 of the Sarbanes-Oxley Act, we may be required to satisfy these requirements in the future. In that event, certain adjustments to our internal control procedures could be required. This process may be time consuming or costly. Failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business.

We are subject to risks related to our international operations.

We have manufacturing and distribution facilities in Canada. Our Canadian operations are subject to various risks that could have a material adverse effect on those operations, including, but not limited to, exposure to local economic conditions, currency exchange rate fluctuations and foreign laws, such as environmental and labor laws.

We may, from time to time, experience problems in our labor relations.

As of September 30, 2006, unions represented approximately 340 of our employees, or approximately 12% of our consolidated workforce. At our Battle Creek, Michigan facility, approximately 140 employees, including production and maintenance employees, quality control inspectors and drivers, are covered by a collective bargaining agreement that expires on February 1, 2011. In our Tomah, Wisconsin facility, approximately 200 employees are covered by a collective bargaining agreement that expires on February 27, 2007. Our failure to renew these agreements on acceptable terms could result in labor disruptions and increased labor costs, which could materially adversely affect our financial condition, results of operations and cash flows. Furthermore, we may experience strikes, work stoppages or slowdowns in the future. Any such events could have a material adverse effect on our financial condition, results of operations and cash flows.

Loss of third-party transportation providers upon whom we depend or increases in fuel prices could increase our costs or cause a disruption in our operations.

We depend upon third-party transportation providers to deliver our products to our customers. Strikes, slowdowns, transportation disruptions or other conditions in the transportation industry could increase our costs and disrupt our operations and our ability to meet our customers’ timing requirements.

Unexpected equipment failures may lead to production curtailments or shutdowns.

Our manufacturing processes depend on critical pieces of equipment, which may, on occasion, be out of service as a result of unanticipated failures. Interruptions in our production capabilities will inevitably increase our production costs and reduce our sales and earnings for the affected period. In addition to equipment failures, our facilities are subject to the risk of catastrophic loss due to unanticipated events, such as fires, explosions or violent weather conditions. Moreover, any interruption in production capability may require us to make significant capital expenditures, which could have a negative effect on our profitability and cash flows. We may also sustain revenue losses in excess of any recoveries we make under any applicable business interruption insurance coverage we may have. In addition to such revenue losses, longer-term business disruption could result in a loss of customers, which could adversely affect our business, financial condition, results of operations and cash flows.

Sun Capital controls us and may have conflicts of interest with us or you in the future.

Sun Capital indirectly controls our sole stockholder. Sun Capital, therefore, has the power to take actions on behalf of our company, including appointing management and entering into mergers, sales of substantially all of our assets and other extraordinary transactions. For example, Sun Capital could cause us to make acquisitions that increase the amount of our indebtedness or to sell revenue-generating assets, impairing our ability to make payments under our debt agreements. Sun Capital could also receive certain fees in connection with such acquisitions and other corporate events under a management services agreement with us. Additionally, Sun Capital is in the business of making investments in companies and may, from time to time, acquire and hold interests in businesses that compete directly or indirectly with us. Sun Capital may also pursue acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us. In addition, the interests of Sun Capital could conflict with your interests if we encounter financial difficulties or are unable to pay our debts as they become due.

Loss of key individuals could disrupt our operations and harm our business.

Our success depends, in part, on the efforts of certain key individuals and members of our senior management team, including Jack Knott, our Chairman, President and Chief Executive Officer and David Rawden, our Chief Financial Officer. The loss of the services of any of our key employees could disrupt our operations and have a material adverse effect on our business. Additionally, we do not carry “key man” life insurance coverage for our senior management.

We may be adversely affected by interest rate changes.

Our financial position is affected, in part, by fluctuations in interest rates. Borrowings under our senior revolving credit facility are subject to floating interest rates. Increased interest rates may adversely affect our earnings and cash flows by increasing the amount of interest expense that we are obligated to pay on borrowings under our senior revolving credit facility.

Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. A significant increase in interest rates could have a material adverse affect on our financial position, results of operations and cash flows.

THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Your Notes

On January 31, 2006, we sold the notes you currently hold to Goldman, Sachs & Co., Lehman Brothers Inc. and Harris Nesbitt under a purchase agreement dated January 31, 2006. The sale was structured to comply with the exemption from registration under the Securities Act provided by Section 4(2) of the Securities Act and in compliance with Rule 144A promulgated thereunder. Upon the terms and subject to the conditions stated in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any and all of your notes that are properly tendered on or before the expiration date of the exchange offer and not withdrawn as permitted below. The expiration date will be at 5:00 p.m., New York City time, on                     , 2006. If we extend the period of time for which the exchange offer is open, the expiration date will be the latest time and date to which the exchange offer is extended. The longest we could extend the offer without incurring liquidated damages under the registration rights agreement in the form of increased interest payable on the notes would be until January 31, 2007, which is 365 days after the original issuance of the notes you currently own.

As of the date of this prospectus, $220.0 million principal amount of the notes was outstanding. We are sending this prospectus, together with the letter of transmittal, on or about the date stated on the cover page to you at the addresses listed in the security register in connection with notes maintained by the trustee. Our obligation to accept notes for exchange in the exchange offer is subject to various conditions.

We reserve the right, at any time or from time to time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance for exchange of any notes pursuant to the extension, by providing notice of any extension as described below. During any extension, all notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any delay in acceptance for exchange of any notes will be consistent with Rule 14e-1(c) under the Exchange Act. Any notes not accepted for exchange for any reason will be returned without expense to the tendering holder of the notes promptly after the expiration or termination of the exchange offer.

Notes tendered in the exchange offer must be $2,000 in principal amount or any integral multiple of $1,000 in excess thereof.

We will provide notice by means of a press release or other public announcement of any extension, amendment, non-acceptance or termination to the holders of the notes as promptly as practicable. Any notice will include the amount of notes offered for exchange up to the date of the notice and will be issued no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled expiration date or other event giving rise to the notice requirement. In the event of a material change in the terms of the offer, including any waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in the offering following notice of a material change.

Registration Rights; Additional Interest

In connection with the private offering of the old notes, we entered into an exchange and registration rights agreement dated January 31, 2006 (the “Registration Rights Agreement”), with the initial purchasers, in which we agreed, among other things, to:

(1) file with the SEC an exchange offer registration statement under the Securities Act relating to an exchange offer for the old notes;

(2) use our best efforts to cause such exchange offer registration statement to be declared effective under the Securities Act no later than 180 days after initial filing of such exchange offer registration statement;

(3) upon the effectiveness of the registration statement, commence the exchange offer and offer the holders of the old notes the opportunity to exchange their old notes for a like principal amount of new notes and to keep the exchange offer open for not less than 30 days (or longer if required by applicable federal and state securities laws) after the date on which notice of the exchange offer is mailed to the holders of the old notes; and

(4) use our best efforts to complete the exchange offer and issue the new notes on or prior to the date that is 60 business days after the date on which the exchange offer registration statement was declared effective by the SEC.

We are making the exchange offer to satisfy our obligations and your registration rights under the Registration Rights Agreement. A copy of the Registration Rights Agreement has been filed as an exhibit to the registration statement filed with the SEC in connection with the exchange offer. You may request a copy of the Registration Rights Agreement at our address set forth under “Additional Information.”

In general, if you wish to exchange your notes for exchange notes in the exchange offer, you will be required to represent that any exchange notes you receive will be acquired in the ordinary course of your business, that you are not our affiliate, as defined in Rule 405 of the Securities Act, and that at the time of the commencement of the offer, you have no arrangement or understanding with any person to participate in the distribution, within the meaning of the Securities Act, of the exchange notes, or if you are participating in a distribution of the exchange notes, that you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

Procedure for Tendering Outstanding Notes

Your tender of notes to us is subject to the objective criteria set forth below and our acceptance of the notes will constitute a binding agreement between you and us upon the terms and subject to the conditions stated in this prospectus and in the accompanying letter of transmittal. Except as explained below, a holder who wishes to tender notes for exchange in the exchange offer must transmit a properly completed and executed letter of transmittal, together with all other documents required by the letter of transmittal, to The Bank of New York at the address listed below under “—Exchange Agent” on or before the expiration date. In addition,

(1) certificates for the notes must be received by DTC, along with the letter of transmittal, or

(2) a timely confirmation of a book-entry transfer of the notes, if this procedure is available, into The Bank of New York’s account at DTC according to the procedure for book-entry transfer described below, must be received by The Bank of New York before the expiration date, or

(3) you must comply with the guaranteed delivery procedures described below.

The method of delivery of the notes, letters of transmittal and all other required documents is at your election and risk. If the delivery is by mail, we recommend registered mail, properly insured, with return receipt requested, be used in all cases. You should allow sufficient time to assure timely delivery. No letters of transmittal or notes should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed, unless the notes surrendered for exchange are tendered:

(1) by a registered holder of the notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

(2) for the account of an eligible institution.

An “eligible institution” is an eligible guarantor institution like a bank, stockbroker, national securities exchange, registered securities association, savings and loan association or credit union with membership in a signature medallion program under Rule 17Ad-15 of the Exchange Act. If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an eligible institution. If notes are registered in the name of a person other than the person signing the letter of transmittal, the notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, properly executed by the registered holder, with the signature guaranteed by an eligible institution.

We reserve the absolute right to:

(1) reject any and all tenders of any particular outstanding note not properly tendered pursuant to the objective procedures set forth above;

(2) refuse to accept any outstanding note if, in our judgment or the judgment of our counsel, the acceptance would be unlawful; and

(3) waive any defects or irregularities as to any particular outstanding note before the expiration of the exchange offer.

You must cure any defects or irregularities in connection with tenders of outstanding notes. Neither we, the exchange agent nor any other person will incur any liability for failure to notify you of any defect or irregularity with respect to your tender of outstanding notes. If we waive any defects or irregularities pursuant to (3) above with respect to a noteholder, we will extend the same waiver to all noteholders with respect to the defect or irregularity being waived.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of notes, the notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the notes.

If the letter of transmittal or any notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing and, unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

Resale of Exchange Notes

We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the exchange notes issued pursuant to the exchange offer in exchange for the outstanding notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on an interpretation by the staff in a series of no-action letters issued to third parties, we believe that exchange notes issued pursuant to the exchange offer in exchange for original notes may be offered for sale, resold and otherwise transferred by any holder of exchange notes if:

(1) the holder is not our affiliate within the meaning of Rule 405 under the Securities Act;

(2) the exchange notes are acquired in the ordinary course of the holder’s business; and

(3) the holder does not intend to participate in a distribution of the exchange notes.

Any holder who exchanges original notes in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and the secondary resale transaction must be covered by an effective registration statement under the Securities Act containing the selling holder’s information required by Item 507 or Item 508, as applicable, of Regulation S-K under the Securities Act.

Because the SEC has not considered our exchange offer in the context of a no-action letter, we cannot assure you that the staff would make a similar determination with respect to the exchange offer. Any holder that is an affiliate of ours or that tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes or that does not acquire exchange notes in the ordinary course of its business may be deemed to have received restricted securities and will not be allowed to rely on this interpretation by the staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

If you participate in the exchange offer, you must advise us, among other things, that you are not participating in, and do not intend to participate in, a distribution of exchange notes and whether you are a broker-dealer. If you are a broker-dealer that receives exchange notes for your own account in exchange for original notes, and you acquired your original notes as a result of your market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes. Please see below under “Plan of Distribution.”

Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes

We will accept, promptly after the expiration date, all outstanding notes properly tendered. To the extent the outstanding notes are properly tendered, we will issue the exchange notes promptly after the expiration date. For each outstanding note accepted for exchange, the holder of the note will receive a new note having a principal amount equal to that of the surrendered note. The exchange notes will bear interest from the most recent date to which interest has been paid on the notes or, if no interest has been paid on the notes, from January 31, 2006. Accordingly, if the relevant record date for interest payment occurs after the completion of the exchange offer, registered holders of exchange notes on the record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from January 31, 2006. If, however, the relevant record date for interest payment occurs before the completion of the exchange offer, registered holders of notes on the record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from January 31, 2006. Outstanding notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer, except as explained in the immediately preceding sentence. If your outstanding notes are accepted for exchange, you will not receive any payment of interest on the notes otherwise payable on any interest payment date the record date for which occurs on or after completion of the exchange offer.

If any tendered outstanding notes are not accepted for any reason described in the terms and conditions of the exchange offer or if certificates representing outstanding notes are submitted for a greater principal amount than the holder desires to exchange, certificates representing the unaccepted or non-exchanged outstanding notes will be returned without expense to the tendering holder of the notes promptly after the expiration or termination of the exchange offer. If outstanding notes are tendered by book-entry transfer into The Bank of New York’s account at DTC according to the book-entry transfer procedures described below, the non-exchanged notes will be credited to an account maintained with DTC.

Book-Entry Transfer

The Bank of New York will make a request to establish an account for the outstanding notes at DTC for purposes of the exchange offer within two business days after the date of this document, and any financial institution that is a participant in DTC’s systems may make book-entry delivery of notes by causing DTC to transfer the notes into The Bank of New York’s account at DTC. Although delivery of outstanding notes may be effected through book-entry transfer at DTC, the letter of transmittal or a facsimile of it, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by The Bank of New York at the address listed below under “—Exchange Agent” on or before the expiration date or you must comply with the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you desire to tender your outstanding notes and your notes are not immediately available, or time will not permit your notes or other required documents to reach The Bank of New York before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

(1) the tender is made through an eligible institution,

(2) before the expiration date, The Bank of New York receives from the eligible institution a properly completed and executed letter of transmittal or a facsimile of it and notice of guaranteed delivery, substantially in the form provided by us, stating your name and address and the amount of notes tendered, stating that the tender is being made and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered notes, in proper form for transfer, or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with The Bank of New York, and

(3) the certificates for all physically tendered notes, in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal, are received by The Bank of New York within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

Tenders of notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, a written or facsimile notice of withdrawal must be received by The Bank of New York at the address listed below under “—Exchange Agent.” Any notice of withdrawal must:

(1) specify the name of the person having tendered the notes to be withdrawn,

(2) identify the notes to be withdrawn, including the principal amounts of the notes, and

(3) where certificates for notes have been transmitted, specify the name in which the notes are registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to The Bank of New York, then, before the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless the holder is an eligible institution. If notes have been tendered according to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn notes and otherwise comply with the procedures of the facility. All questions about the validity, form and eligibility of the notices will be determined by us and our determination will be final and binding on all parties. Certificates for any outstanding notes so withdrawn will not be considered to have been validly tendered for purposes of the exchange offer. Any outstanding notes that have been tendered but which are not exchanged for any reason will be returned to the holder of the notes without cost to the holder promptly after withdrawal, rejection of tender or termination of the exchange offer. In the case of outstanding notes tendered by book-entry transfer into The Bank of New York’s account at DTC according to the book-entry transfer procedures described above, the notes will be credited to an account maintained with DTC for the notes. Properly withdrawn outstanding notes may be retendered by following one of the procedures described under “—Procedure for Tendering Outstanding Notes” above at any time on or before the expiration date.

Exchange Agent

The Bank of New York has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address below. Questions and requests for assistance, requests for additional copies of this document or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent, addressed as follows:

By Registered or Certified Mail or Overnight Carrier

The Bank of New York

Corporate Trust Operations

Reorganization Unit

101 Barclay Street - 7 East

New York, N.Y. 10286

Attn: William Buckley

By Facsimile (Eligible Institutions Only):

(212) 298-1915

Confirm Facsimile by Telephone:

(212) 815-5788

Delivery of the letter of transmittal to a different address or transmission of instructions via a different facsimile number does not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Transfer Taxes

You will not be obligated to pay any transfer tax in connection with the exchange, except if you instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than you, in which case you will be responsible for the payment of any applicable transfer tax.

Appraisal Rights

You will not have dissenters’ rights or appraisal rights in connection with the exchange offer.

Consequences of Failure to Exchange Outstanding Notes

If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer of the outstanding notes. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. We do not anticipate that we will register the outstanding notes under the Securities Act. Based on interpretations by the staff of the SEC issued to third parties, exchange notes may be offered for resale, resold or otherwise transferred by holders of the exchange notes, other than any holder that is our affiliate within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange notes are acquired in the ordinary course of the holders’ business and the holders have no arrangement with any person to participate in the distribution of the exchange notes. If you are not a broker-dealer, you must acknowledge you are not engaged in, and do not intend to engage in, a distribution of exchange notes. If you are our affiliate, are engaged in or intend to engage in or have any arrangement or understanding related to the distribution of the exchange notes to be acquired in the exchange offer, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes must acknowledge that the notes were acquired by the broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.” In addition, to comply with the securities laws of various jurisdictions, if applicable, it may be necessary to qualify for sale or to register the exchange notes before offering or selling the exchange notes. We do not intend to take any action to register or qualify the exchange notes for resale in any of these jurisdictions.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the old notes. We will not receive any cash proceeds from the issuance of the new notes. The old notes that are surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. As a result, the issuance of the new notes will not result in any increase or decrease in our indebtedness. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

The net proceeds from the issuance and sale of the old notes was approximately $214.5 million (after deduction of underwriter’s fees payable by us). We used $201.6 million of those net proceeds to repay all of the borrowings under our bridge loan credit facility. At the time of such repayment the bridge loan credit facility was scheduled to mature on October 13, 2015 and had an interest rate of 9.89%. We used remaining proceeds to pay other fees and expenses relating to the Transactions.

CAPITALIZATION

The following table sets forth, as of September 30, 2006, our cash and cash equivalents and capitalization. This table should be read in conjunction with the consolidated financial statements and the related notes, “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.

As of September 30, 2006
(in millions)
Cash and cash equivalents	$0.9

Debt:
11 1/4% Senior Notes due 2014	$220.0
Senior Credit Facility(1)	13.9
Term Loan	0.2

Total debt	$234.1

Stockholder’s equity:
Preferred stock, par value, $0.001 per share (100,000 shares authorized, no shares issued and outstanding at September 30, 2006)	$—
Common stock, par value, $0.001 per share (2,900,000 shares authorized, 1 share issued and outstanding at September 30, 2006)	—
Additional paid-in capital	72.0
Accumulated other comprehensive income, net	0.9
Accumulated deficit	(6.9)

Total stockholder’s equity	66.0

Total capitalization	$300.1

(1)	The Senior Credit Facility provides for a maximum credit facility of $45.0 million, which includes a Canadian dollar subfacility available to our Canadian subsidiaries for up to $15.0 million (or the Canadian dollar equivalent). A reserve is established against availability in the U.S. for the U.S. dollar equivalent of amounts outstanding under the Canadian subfacility. The Senior Credit Facility also provides our domestic and Canadian subsidiaries with letter of credit subfacilities ($2.8 million in letters of credit were outstanding under the Senior Credit Facility at September 30, 2006). Availability under the Senior Credit Facility is subject to borrowing base limitations for both the U.S. and Canadian subsidiaries, as defined in the loan agreement, and $28.3 million was available for borrowings at September 30, 2006. The Senior Credit Facility matures in January 2011.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

On July 14, 2005, Cello-Foil was acquired by Cello-Foil Holding Corp., an affiliate of Sun Capital Partners, Inc. (“Sun Capital”), which sponsored the transactions described in this section. On September 7, 2005, Cello-Foil Holding Corp. acquired certain assets of TPG. On October 13, 2005, in accordance with the terms of a merger agreement entered into on October 5, 2005, an affiliate of Sun Capital acquired Exopack, which became our wholly-owned subsidiary. Concurrently with our acquisition of Exopack, Cello-Foil Holding Corp. became our wholly-owned subsidiary and we refinanced the then outstanding indebtedness of Exopack, Cello-Foil and TPG primarily through a bridge loan under a senior credit facility and subordinated term loans. We refer to our acquisitions of Exopack, Cello-Foil and TPG as the “Consolidation.”

On January 31, 2006, we completed an unregistered private offering of $220.0 million aggregate principal amount of 11 1/4% senior notes due 2014 (the “Notes”) and entered into a five-year revolving credit facility which provides us with up to $45.0 million in available borrowings (subject to borrowing base limitations as defined in the agreement) (the “Senior Credit Facility”). We used the proceeds to repay all amounts outstanding under the financing arrangements discussed in the previous paragraph. The extinguishment of the former financing arrangements through issuance of the Notes and initial borrowings of $15.0 million under the Senior Credit Facility is referred to hereinafter as the “Refinancing”.

The following pro forma consolidated statement of operations has been prepared based on the historical consolidated statement of operations included in our consolidated financial statements as of December 31, 2005 and for the period from July 15, 2005 to December 31, 2005 (Successor period) and the period from January 1, 2005 to July 14, 2005 (Predecessor period), adjusted to give pro forma effect to the Consolidation and the Refinancing as if the Consolidation and Refinancing had occurred on January 1, 2005.

Our consolidated balance sheets as of September 30, 2006 and December 31, 2005, which are included in this prospectus, reflect the balances of each of the acquired businesses, and our consolidated statement of operations for the nine months ended September 30, 2006, which is included in this prospectus, reflects the results of each of the acquired businesses during the period.

The pro forma consolidated financial information is based upon currently available information, assumptions and estimates which we believe are reasonable. These assumptions and estimates, however, are subject to change. In our opinion, all adjustments have been made that are necessary to present fairly the pro forma data. The pro forma consolidated statement of operations is presented for informational purposes only and does not purport to be indicative of either (i) the results of operations that might have been achieved if the Consolidation and the Refinancing had been consummated on January 1, 2005, or (ii) the future results of operations. The pro forma consolidated statement of operations should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with the historical consolidated financial statements, together with the notes thereto, included in this prospectus.

	Year Ended December 31, 2005
	Historical Results of Operations of Company		TPG— Jan. 1, 2005 through Sept. 6, 2005(2)	Exopack— Jan. 1, 2005 through Oct. 12, 2005(3)	Pro Forma Adjustments for the Consolidation		Pro Forma Adjustments for the Refinancing		Pro Forma Results of Operations of Company
	Successor	Predecessor
	Period from July 15, 2005 through Dec. 31, 2005(1)	Period from Jan. 1, 2005 through July 14, 2005(1)
	(dollars in millions)
Net sales	$163.4	$37.1	$24.8	$408.1	$—		$—		$633.4
Cost of sales	149.1	32.7	22.9	360.9	2.7	(4)	—		568.3

Gross margin (loss)	14.3	4.4	1.9	47.2	(2.7)		—		65.1
Operating expenses	12.9	3.5	12.4	29.9	0.4	(5)	—		59.1
Change in control expenses	—	6.3	—	18.3	(24.6	)(6)	—		—

Operating income (loss)	1.4	(5.4)	(10.5)	(1.0)	21.5		—		6.0

Interest expense (income)	5.8	(0.2)	0.9	6.3	—		14.3	(7)	27.1
Loss on early extinguishment of debt	—	—	—	9.6	—		—		9.6
Other (income) expense, net	(0.1)	—	0.8	0.1	—		—		0.8

Net other expense (income)	5.7	(0.2)	1.7	16.0	—		14.3		37.5

(Loss) income before income taxes	(4.3)	(5.2)	(12.2)	(17.0)	21.5		(14.3)		(31.5)
(Benefit from) provision for income taxes	(1.5)	(1.7)	(1.5)	(6.8)	8.6	(8)	(5.7	)(8)	(8.6)

Net (loss) income	$(2.8)	$(3.5)	$(10.7)	$(10.2)	$12.9		$(8.6)		$(22.9)

(1)	Represents our historical results of operations as included in our consolidated financial statements for the period from July 15, 2005 to December 31, 2005 (Successor period) and the period from January 1, 2005 to July 14, 2005 (Predecessor period). The results for the period from July 15, 2005 to December 31, 2005 include Cello-Foil operations subsequent to the acquisition of Cello-Foil on July 14, 2005, TPG operations subsequent to the acquisition of TPG on September 7, 2005 and Exopack operations subsequent to the acquisition of Exopack on October 13, 2005. The results for the period from January 1, 2005 to July 14, 2005 consist only of the results of operations of Cello-Foil for such period, prior to its acquisition by an affiliate of Sun Capital.

Cello-Foil was acquired for approximately $36.2 million (net of cash acquired of approximately $1.3 million, and including approximately $1.7 million in acquisition-related costs), TPG was acquired for approximately $12.5 million (net of cash acquired of approximately $0.7 million, and including approximately $0.7 million in acquisition-related costs), and Exopack was acquired for approximately $264.4 million (net of cash acquired of approximately $0.6 million, and including approximately $5.7 million in acquisition-related costs). The allocations of the acquisition costs to the net assets acquired, as of the respective dates of the Cello-Foil acquisition, the TPG acquisition, and the Exopack acquisition, were as follows:

	Cello-Foil Acquisition	TPG Acquisition	Exopack Acquisition
Assets acquired:
Accounts receivable	$7.8	$3.6	$48.1
Inventories	7.8	5.5	71.5
Prepaids and other assets	2.5	0.3	26.1
Property, plant and equipment	18.6	3.1	120.2
Definite-lived intangible assets	4.3	—	15.9
Indefinite-lived intangible assets	—	—	51.0
Goodwill	10.4	—	49.9

Total assets acquired	51.4	12.5	382.7

Liabilities assumed:
Accounts payable	(4.8)	—	(43.0)
Current liabilities	(4.5)	—	(17.7)
Other long-term liabilities	(5.9)	—	(57.6)

Total liabilities assumed	(15.2)	—	(118.3)

Net acquisition cost	$36.2	$12.5	$264.4

We recorded a charge to cost of sales of $4.7 million during the successor period resulting from the step-up of inventory to fair value at the respective acquisition dates as a result of the Consolidation. This charge to cost of sales will not have an ongoing impact on our results of operations.

(2)	Represents the historical results of operations of TPG, a Canadian company, for the period from January 1, 2005 through September 6, 2005. On May 3, 2005, TPG obtained an order from the Ontario Superior Court of Justice (the “Court”) granting it creditor protection under the Companies’ Creditors Arrangement Act (the “CCAA”). By order of the Court dated June 3, 2005, TPG received Court approval for a process whereby TPG would sell both its core and non-core assets (the core assets were acquired by Cello-Foil on September 7, 2005).

As a result of the order of the Court on June 3, 2005, TPG’s statement of operations for the period from January 1, 2005 through September 6, 2005 were prepared on the liquidation basis of accounting. Included in TPG’s results for the period from January 1, 2005 through September 6, 2005, are impairments of assets totaling $5.3 million, losses on the sale of fixed assets of $0.8 million, and other charges to earnings resulting from discontinuing the use of the going concern assumption and applying the liquidation basis of accounting and from professional and other CCAA-related fees totaling $2.0 million. Such charges to TPG’s historical results of operations will not have an ongoing impact on our results of operations.

(3)	Represents the historical results of operations of Exopack for the period from January 1, 2005 through October 12, 2005. Exopack was acquired by an affiliate of Sun Capital on October 13, 2005 and merged with and into Cello-Foil on that date. Included in these historical results of operations is a charge to earnings of $9.6 million resulting from the refinancing and extinguishment of debt that occurred during the period. This charge to earnings will not have an ongoing impact on our results of operations.

(4)	Reflects the elimination of historical depreciation expense in 2005 and the inclusion of depreciation expense related to the purchase price allocations of property, plant and equipment resulting from the respective acquisitions of Cello-Foil, TPG and Exopack, as if the acquisitions had occurred on January 1, 2005.

During the Successor period, the estimated useful lives of property, plant and equipment were 30 years for buildings and improvements, 10 years for machinery and equipment and 3-7 years for other depreciable assets. These lives were the same for Exopack in 2005, prior to us acquiring it. During the Predecessor period, Cello-Foil’s estimated useful lives were 7-40 years for buildings and improvements, 3-10 years for machinery and equipment, and 3-10 years for other depreciable assets. During the period from January 1, 2005 through September 6, 2005, TPG’s estimated useful lives were 25 years for buildings, 8-15 years for machinery and equipment and 2-8 years for other depreciable assets.

Such adjustments are as follows (in millions):

Cello-Foil depreciation:
Based on purchase price allocation	$1.2
Elimination of historical	(1.1)

Adjustment—Cello-Foil	0.1

TPG depreciation:
Based on purchase price allocation	0.3
Elimination of historical	(0.4)

Adjustment—TPG	(0.1)

Exopack depreciation:
Based on purchase price allocation	8.9
Elimination of historical	(6.2)

Adjustment—Exopack	2.7

Net adjustment to cost of sales	$2.7

(5)	Reflects the elimination of historical amortization expense in 2005 of definite-lived intangible assets of Exopack (customer lists and patents) and the inclusion of amortization expense related to the purchase price allocation of definite-lived intangible assets of Cello-Foil and Exopack (customer lists, patents and certain trademarks/trade names), as if the acquisitions had occurred on January 1, 2005.

During the Successor period, customer lists are amortized over 10-15 years and patents and definite-lived trademarks/trade names are amortized over 15 years. Prior to being acquired by us, Exopack amortized customer lists over 10 years and patents over 15 years.

Such adjustments are as follows (in millions):

Cello-Foil amortization:
Based on purchase price allocation	$0.2

Exopack amortization:
Based on purchase price allocation	1.1
Elimination of historical	(0.9)

Adjustment—Exopack	0.2

Net adjustment to operating expenses	$0.4

(6)	Reflects the elimination of change in control expenses of $6.3 million incurred by Cello-Foil during the period from January 1, 2005 through July 14, 2005 (Predecessor period) and of $18.3 million incurred by Exopack during the period from January 1, 2005 through October 12, 2005, as such costs would not have been incurred by Cello-Foil or Exopack in 2005 if the acquisitions had occurred on January 1, 2005.

The costs incurred by Cello-Foil included payments that were required to be made to its former stockholders in the amount of approximately $5.4 million and other items, including primarily professional fees incurred in connection with Cello-Foil’s sale, totaling approximately $0.9 million.

The costs incurred by Exopack included a charge of $13.2 million in compensation expense for settling and canceling all outstanding options on October 12, 2005 by payment of the difference between the sales price of Exopack (in connection with its acquisition by an affiliate of Sun Capital) and the option exercise price. The costs also included $5.1 million in costs incurred in connection with Exopack’s sale, consisting of (a) $3.8 million in professional fees, (b) $1.0 million in retention bonuses paid to retain the services of some of our key individuals during the sale process, and (c) $0.3 million in other associated costs incurred related to Exopack’s sale.

(7)	Reflects the elimination of historical interest expense and amortization of deferred financing costs in 2005 and the inclusion of interest expense and amortization of deferred financing costs that would have been incurred in 2005 if the Refinancing had occurred on January 1, 2005. The incremental interest expense was determined using the stated fixed interest rate of 11.25% on the $220.0 million of Notes and an interest rate of 8.0% under the Senior Credit Facility, based on the interest rate that was in effect on $15.0 million of borrowings under the Senior Credit Facility on January 31, 2006. Borrowings under the Senior Credit Facility accrue interest at a variable rate equal to, at our option, either (i) a base rate, plus a margin, or (ii) a Eurodollar rate (as defined), plus a margin (subject to certain conditions provided in the agreement). The base rate is the greater of the prime rate or the federal funds rate plus 0.5%. Based on $15.0 million of borrowings outstanding under the Senior Credit Facility, the effect of a hypothetical one percent increase in interest rates would have increased our annual interest expense by $150,000.

(8)	Reflects the provision for (benefit from) income taxes resulting from the pre-tax pro forma adjustments for the acquisitions and the issuance of the Notes at a combined statutory Federal and state income tax rate of 40%.

SELECTED HISTORICAL FINANCIAL DATA

The following tables set forth selected historical financial data as of and for the nine months ended September 30, 2006, the period from July 15, 2005 to September 30, 2005, the period from July 15, 2005 to December 31, 2005, the period from January 1, 2005 to July 14, 2005 and the fiscal years ended December 31, 2004, 2003, 2002, and 2001. The selected historical financial data as of December 31, 2005, 2004 and 2003 and for the period from July 15, 2005 to December 31, 2005, the period from January 1, 2005 to July 14, 2005 and for the years ended December 31, 2004, 2003 and 2002 have been derived from our audited consolidated financial statements which are included in this prospectus and are qualified in their entirety by reference to, and should be read in conjunction with, such audited consolidated financial statements. The selected historical financial data as of December 31, 2002 and 2001 and for the year ended December 31, 2001 have been derived from our audited consolidated financial statements which are not included in this prospectus. The selected financial data as of and for the nine months ended September 30, 2006 and the period from July 15, 2005 to September 30, 2005 have been derived from our unaudited consolidated financial statements, which are included in this prospectus. In the opinion of management, the unaudited information as of and for the nine months ended September 30, 2006 and the period from July 15, 2005 to September 30, 2005 reflects all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of the results for those periods. Results of operations for the interim periods are not necessarily indicative of the results to be expected for the full fiscal year or any future period.

The financial data presented herein as of and for the nine months ended September 30, 2006, the period from July 15, 2005 to September 30, 2005 and the period from July 15, 2005 to December 31, 2005 reflects our financial position, results of operations and cash flows (collectively, the “Successor” period), reflecting Cello-Foil operations subsequent to the acquisition of Cello-Foil on July 14, 2005, TPG operations subsequent to the acquisition of TPG on September 7, 2005 and Exopack operations subsequent to the acquisition of Exopack on October 13, 2005. The financial data for the period from January 1, 2005 to July 14, 2005, and for the years ended December 31, 2004, 2003, 2002 and 2001 (collectively, the “Predecessor” period) consists only of the financial position, results of operations and cash flows of Cello-Foil for such periods.

	Nine Months ended September 30, 2006	July 15, 2005 to September 30, 2005	January 1, 2005 to July 14, 2005	July 15, 2005 to December 31, 2005	January 1, 2005 to July 14, 2005
						Year Ended December 31,
						2004	2003	2002	2001
	(successor)		(predecessor)	(successor)	(predecessor)
	(dollars in millions)
Consolidated Statement of Operations Data:
Net sales	$495.8	$17.8	$37.1	$163.4	$37.1	$65.1	$59.6	$58.0	$56.5
Cost of sales	444.6	16.4	32.7	149.1	32.7	56.3	52.2	49.4	47.7

Gross profit	51.2	1.4	4.4	14.3	4.4	8.8	7.4	8.6	8.8
Operating expenses(1)	33.2	1.0	9.8	12.9	9.8	6.3	5.7	5.8	5.7

Operating income (loss)	18.0	0.4	(5.4)	1.4	(5.4)	2.5	1.7	2.8	3.1
Interest expense (income)	20.4	0.4	(0.2)	5.8	(0.2)	(0.2)	(0.1)	(0.1)	(0.2)
Loss on early extinguishment of debt(2)	4.0	—	—	—	—	—	—	—	—
Other (income) expense, net	0.2	0.1	—	(0.1)	—	—	—	—	0.1

Net other expense (income)	24.6	(0.5)	(0.2)	5.7	(0.2)	(0.2)	(0.1)	(0.1)	(0.1)

(Loss) income before income taxes	(6.6)	(0.1)	(5.2)	(4.3)	(5.2)	2.7	1.8	2.9	3.2
(Benefit from) provision for income taxes	(2.5)	—	(1.7)	(1.5)	(1.7)	0.9	0.5	0.9	0.8

Net (loss) income	$(4.1)	$(0.1)	$(3.5)	$(2.8)	$(3.5)	$1.8	$1.3	$2.0	$2.4

Consolidated Statement of Cash Flows Data:
Net cash provided by (used in):
Operating activities(3)	$0.8	$8.1	$12.4	$23.2	$12.4	$0.5	$2.6	$4.2	$2.7
Investing activities(4)	$(12.6)	$(47.4)	$(0.5)	$(307.1)	$(0.5)	$(0.3)	$(1.7)	$(3.6)	$(2.3)
Financing activities(5)	$3.6	$40.4	$(10.7)	$292.8	$(10.7)	$(0.7)	$(0.4)	$(0.5)	$(0.4)
Capital expenditures	$12.5	$0.3	$0.5	$4.2	$0.5	$0.4	$1.7	$3.6	$2.3
Consolidated Balance Sheet Data (at period end):
Cash and cash equivalents	$0.9	$1.5	Na	$8.9	Na	$0.2	$0.7	$0.1	$0.1
Working capital	$60.0	$13.6	Na	$79.4	Na	$17.5	$14.6	$12.7	$10.1
Property, plant and equipment	$145.4	$21.5	Na	$141.1	Na	$12.1	$13.8	$14.2	$15.1
Total assets	$459.2	$62.0	Na	$444.7	Na	$36.4	$35.0	$34.9	$35.4
Long-term debt, less current portion	$220.2	$31.5	Na	$236.6	Na	—	—	$0.1	$0.2
Total debt	$234.1	$31.5	Na	$236.7	Na	—	$0.1	$0.2	$0.3
Stockholder’s equity	$66.0	$5.1	Na	$54.1	Na	$29.1	$27.8	$26.7	$25.1
Other Data:
Ratio of earnings to fixed charges(6)	—	—	—	—	—	57.6	33.0	44.2	44.4

The following table presents summary consolidated financial data for our segments for the periods presented:

						Year Ended December 31,
	Nine Months Ended September 30, 2006	July 15, 2005 to September 30, 2005	January 1 2005 to July 14, 2005	July 15, 2005 to December 31, 2005	January 1, 2005 to July 14, 2005	2004	2003	2002	2001
	(successor)		(predecessor)	(successor)	(predecessor)
	(dollars in millions)
Segment Data:
Net sales:
Paper packaging segment	$253.9	$—	$—	$75.6	$—	$—	$—	$—	$—
Plastic packaging segment	241.9	17.8	37.1	87.8	37.1	65.1	59.6	58.0	56.5

Total net sales	$495.8	$17.8	$37.1	$163.4	$37.1	$65.1	$59.6	$58.0	$56.5

Operating income (loss):
Paper packaging segment	$18.1	$—	$—	$2.7	$—	$—	$—	$—	$—
Plastic packaging segment	14.8	0.4	0.9	2.1	0.9	2.5	1.7	2.8	3.1
Corporate(7)	(14.9)	(0.5)	(6.3)	(3.4)	(6.3)	—	—	—	—

Total operating income (loss)	$18.0	$(0.1)	$(5.4)	$1.4	$(5.4)	$2.5	$1.7	$2.8	$3.1

(1)	Includes $6.3 million in charges due to change in control for the period from January 1, 2005 to July 14, 2005.
(2)	Represents a charge to earnings during the nine months ended September 30, 2006 to write-off the deferred financing costs related to our former senior credit facility and subordinated term loans. This debt was refinanced in January 2006.
(3)	Includes primarily $11.3 million of cash provided by the maturities or sales of trading investment securities during the period from January 1, 2005 to July 14, 2005.
(4)	Includes primarily the acquisition costs of Cello-Foil, TPG and Exopack, net of cash acquired, totaling $306.2 million during the period from July 15, 2005 to December 31, 2005. During the nine months ended September 30, 2006, an additional $0.2 million of acquisition costs was paid and an additional $6.7 million has been estimated to be payable to the former shareholders of Exopack and Cello-Foil under tax-related provisions contained in the respective purchase agreements, resulting in a total cost of the acquired companies of $313.1 million.
(5)	Includes primarily borrowings of $236.6 million under our former senior credit facility and subordinated term loans and paid in capital of $57.0 million from our parent in connection with the acquisitions during the period from July 15, 2005 to December 31, 2005. Includes payment of $10.7 million of dividends to Cello-Foil’s former stockholders during the period from January 1, 2005 to July 14, 2005.
(6)	Income (loss) used in computing the ratio of earnings to fixed charges consists of income (loss) before income taxes plus fixed charges. Fixed charges consists of interest expense on debt, the amortization of deferred financing costs, and the portion of rental expense that management believes is representative of the interest component of rental expense. For the nine months ended September 30, 2006, the period from July 15, 2005 to September 30, 2005, the period from July 15, 2005 to December 31, 2005 and the period from January 1, 2005 to July 14, 2005, our earnings were insufficient to cover our fixed charges by $6.6 million, $0.1 million, $4.4 million and $5.2 million, respectively.
(7)	Corporate operating losses include amortization and certain unallocated corporate costs. During the period from January 1, 2005 to July 15, 2005, corporate operating losses include charges due to the change in control of Cello-Foil.
(Na)	Not applicable.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Overview

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) should be read together with the consolidated financial statements, including the notes thereto, included elsewhere in this prospectus.

We were formed in the Fall of 2005 through the consolidation of three flexible packaging businesses. On July 14, 2005, in accordance with a stock purchase agreement entered into on June 10, 2005, Cello-Foil was acquired by Cello-Foil Holding Corp., an affiliate of Sun Capital. Pursuant to the terms of the stock purchase agreement, Cello-Foil Holding Corp. purchased all of the outstanding stock of Cello-Foil for $36.2 million, net of cash acquired. On September 7, 2005, in accordance with an asset purchase agreement entered into on August 19, 2005, certain assets of TPG were acquired by Cello-Foil Holding Corp. for $12.5 million, net of cash acquired. Pursuant to the terms of the asset purchase agreement, Cello-Foil Holding Corp. purchased all of the Concord, Ontario and Corona, California assets used in the conduct of TPG’s flexible packaging business. As a result of these two transactions, Cello-Foil Holding Corp. became the parent of both Cello-Foil and TPG. On October 13, 2005, in accordance with the terms of a merger agreement entered into on October 5, 2005, Exopack was acquired by an affiliate of Sun Capital for $264.4 million, net of cash acquired, and became our wholly-owned subsidiary. Concurrently with the acquisition of Exopack, Cello-Foil Holding Corp. became our wholly-owned subsidiary, and we refinanced the then outstanding indebtedness of Exopack, Cello-Foil and TPG. We refer to the acquisitions of Exopack, Cello-Foil and TPG as the “Consolidation.”

We generate revenues, earnings and cash flows from the sale of flexible packaging products primarily in the United States and Canada. Management views net sales and operating income as the primary indicators of our financial performance.

Explanatory Note

The information set forth below under the heading “Results of Operations” includes our results of operations for the nine months ended September 30, 2006 and the periods from July 15, 2005 through September 30, 2005 and July 15, 2005 through December 31, 2005 (the “Successor” periods), reflecting Cello-Foil operations subsequent to the acquisition of Cello-Foil on July 14, 2005, TPG operations subsequent to the acquisition of TPG on September 7, 2005 and Exopack operations subsequent to the acquisition of Exopack on October 13, 2005. The information for the period from January 1, 2005 through July 14, 2005 and for the years ended December 31, 2004 and 2003 (collectively, the “Predecessor” period) consists only of the results of operations of Cello-Foil for such periods.

Reportable Segments

Subsequent to the Consolidation, we operate principally in two reportable segments: paper packaging and plastic packaging. The paper packaging segment produces paper packaging products used in applications, such as food, charcoal, pet food, seed, concrete, and dairy packaging. The plastic packaging segment produces plastic packaging products used in applications, such as chemicals, salt, building materials, lawn and garden, towel and tissue, food and beverage containers. Prior to the Consolidation, we operated in the plastic packaging segment exclusively. We evaluate segment performance based on operating income or loss.

Severance Expenses

We account for benefits provided to employees in connection with their termination of employment in accordance with SFAS No. 88, Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits. Accordingly, the cost of termination benefits is recognized as a liability and a loss when it is probable that employees will be entitled to benefits and the loss can be reasonably estimated. During the period from October 13, 2005 (the date of the Consolidation) through December 31, 2005, we terminated certain salaried positions and recorded employee termination costs of approximately $1.4 million in operating expenses. During the period from October 13, 2005 through September 30, 2006, we paid approximately $1.4 million related to such termination benefits, so that no material accrual remained at September 30, 2006.

Exit and Disposal Activities

We account for costs associated with exit and disposal activities in accordance with SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which requires that entities recognize a liability for exit or disposal activities when the related costs are incurred. In December 2005, we sold the real property and certain equipment of one of our paper-based packaging manufacturing facilities. We recorded costs of approximately $1.1 million and $689,000 for exit activities related to this sale in the nine months ended September 30, 2006 and the period from July 15, 2005 through December 31, 2005, respectively. Such costs consisted primarily of equipment relocation and reinstallation costs, employee termination costs, and losses on disposal of certain property, plant and equipment and are reflected in operating expenses. There was no remaining liability for such employee termination costs at September 30, 2006.

In August 2006, we ceased production at the pouch production facility of one of our plastic-based packaging operations, and pouch production and certain assets of this facility were transferred to other facilities. We remain obligated to make payments under a facility lease through June 2010 and plan to sublet the facility to help mitigate the cost of the remaining lease obligation. During the nine months ended September 30, 2006, we recorded costs of approximately $1.2 million for exit activities related to this facility closure. Of these amounts, approximately $444,000 represented the charge for the future lease obligation, reduced by expected future sublease income, and approximately $285,000 represented losses on disposal of certain property, plant and equipment. Such costs also consisted of equipment relocation and reinstallation and employee termination costs and are reflected in operating expenses. The remaining liability for employee termination costs at September 30, 2006 was insignificant.

Critical Accounting Policies and Estimates

The preparation of our financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate estimates, including those related to the estimate of uncollectible accounts receivable and the estimate of excess and obsolete inventories. We base our estimates on historical experience and on various other assumptions that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, management believes that its estimates, including those for the above-described items, are reasonable and that actual results will not vary significantly from the estimated amounts.

We believe the following accounting policies and estimates are critical to understanding our results and affect the more significant judgments and estimates used in the preparation of the consolidated financial statements:

Reclassifications and Comparability of Successor and Predecessor Periods. Certain reclassifications have been made to the 2005, 2004 and 2003 Predecessor financial information to conform to the 2006 and 2005 Successor presentation.

Cello-Foil classified certain costs as operating expenses during the Predecessor periods that are classified in cost of sales during the Successor periods. If these costs had been classified using the same policies of the consolidated companies (subsequent to the Consolidation), cost of sales would have been greater, and operating expenses would have been less, by approximately $2.4 million, $4.3 million and $4.1 million, respectively, for the period from January 1, 2005 through July 14, 2005 and the years ended December 31, 2004 and 2003.

Revenue Recognition. Sales and related cost of sales are principally recognized upon transfer of title to the customer, which generally occurs upon shipment of products. Our stated shipping items are generally FOB shipping point, unless otherwise noted in the customer contract. Sales to certain customers are on consignment and revenue is recognized when the customer uses the products. Provisions for estimated returns and allowances and customer rebates are recorded when the related products are sold.

Accounts Receivable. Accounts receivable are stated net of the reserve for uncollectible accounts receivable. The estimated reserve for uncollectible accounts receivable is calculated based upon an analysis of all accounts receivable greater than 90 days past due, consideration of customers experiencing financial difficulty, historical loss experience and other factors, such as estimated returns and discounts and allowances.

Inventories. At September 30, 2006 and December 31, 2005, inventories are stated at the lower of cost or market with cost determined on the first-in, first-out (“FIFO”) method. At December 31, 2004, all inventories are stated at the lower of cost or market with cost determined on the last-in, first-out (“LIFO”) method. In connection with the acquisition of Cello-Foil and effective July 15, 2005, we elected to terminate the LIFO method for valuing inventories. The principal reason for the change was to conform to the reporting of the consolidated group (after the Consolidation). Inventories are stated net of the reserve for excess and obsolete inventories. The estimated reserve for excess and obsolete inventories is calculated based on an analysis of all inventory aged greater than one year and other specifically identified excess or obsolete inventories.

Self-Insurance Reserves. The reserves for self-insurance of medical and workers’ compensation claims are estimated by considering a number of factors, including historical experience and claims development under third-party claims administration.

Pension and Postretirement Benefit Obligations. We have significant pension and postretirement obligations that are developed from third-party, actuarial valuations. The actuarial valuations employ key assumptions, which are particularly important when determining our projected liabilities for pension and other postretirement benefits. Key actuarial assumptions used in determining the projected benefit obligation, the accumulated benefit obligation, and net periodic benefit cost (income) for pension and other postretirement benefit plans for the period from October 13, 2005 (date of the Consolidation) through December 31, 2005 included: a discount rate of 5.5% to determine benefit obligations and net periodic benefit cost (income), an expected long-term rate of return of 8.5% and a health care cost trend rate beginning at 10% and grading uniformly to 5% over a ten-year period.

We set our discount rate annually in relationship to movements in published benchmark rates (e.g., Moody’s Aa bond rate). The long-term rate of return assumption is based on our targeted asset allocation percentages, historical plan return performance and expected future returns. The ultimate health care cost trend rate of 5% represents our best estimate of the long-term average annual health care cost increase over the duration of the plan’s liabilities.

The allocation, by asset category, of assets of the Retirement Plan at December 31, 2005 was 67% equity securities and 33% fixed income securities.

During the period from October 13, 2005 (date of the Consolidation) through December 31, 2005, we had total pension and postretirement income of $34,000, which is net of interest expense of $573,000 at the assumed rate of 5.5%, and includes $615,000 of expected returns on plan assets at the assumed rate of 8.5%. During that period, we made no contributions to and we were not required to make contributions to our pension plan. Other than Company contributions to fund benefit payments, no contributions were made to fund the postretirement benefit obligation during the period. We expect to make contributions of approximately $10,000 to our pension plan in 2006. Unrecognized net actuarial losses were approximately $562,000 at December 31, 2005 and are primarily the result of declines in the discount rate due to lower market interest rates. The amortization period for unrecognized losses/gains is approximately 11 years for the portion outside the 10% corridor as defined by FAS 87.

The projected liability of these plans will be affected by assumptions regarding inflation, investment returns, market interest rates, changes in the number of plan participants and changes in the benefit obligations, and laws and regulations pertaining to benefit obligations. We annually reevaluate assumptions used in projecting the pension and postretirement liabilities and associated expense (income). These judgments, assumptions and estimates may affect the carrying value of pension plan assets and pension plan and postretirement plan liabilities and pension and postretirement plan expense (income) in our consolidated financial statements. The effect of lowering the assumed discount rate and assumed investment rate of return by 0.25 percentage points would increase the projected benefit obligation at December 31, 2005 by $2.2 million and decrease the benefit income for the Successor period in 2005 by $17,000.

During the nine months ended September 30, 2006, we had total pension and postretirement income of $127,000. See Note 5 to our consolidated financial statements for additional information on our pension and postretirement plans.

Goodwill and Other Intangible Assets. We account for our goodwill and other intangible assets under Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets. Under SFAS No. 142, goodwill is not amortized but is tested for impairment at least annually. Each year we test for impairment of goodwill according to a two-step approach. In the first step, we test for impairment of goodwill by estimating the fair values of our reporting units using the present value of future cash flows approach. If the carrying amount exceeds the estimated fair value, the second step of the goodwill impairment test is performed to measure the amount of the impairment loss, if any. In the second step, the implied fair value of the goodwill is estimated as the fair value of the reporting unit used in the first step less the fair values of all other net tangible and intangible assets of the reporting unit. If the carrying amount of the goodwill exceeds its implied fair market value, an impairment loss is recognized in an amount equal to that excess, not to exceed the carrying amount of the goodwill. In addition, goodwill of a reporting unit is tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value.

Income Taxes. Income taxes are recorded under the asset and liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Results of Operations

The following presents an overview of the results of operations for the nine months ended September 30, 2006 (Successor), the period from July 15, 2005 to September 30, 2005 (Successor), the period from July 15, 2005 to December 31, 2005 (Successor), the period from January 1, 2005 to July 14, 2005 (Predecessor) and the years ended December 31, 2004 and 2003 (Predecessor). The financial results for the period from January 1, 2005 to July 14, 2005 and the years ended December 31, 2004 and 2003 (Predecessor) present only the results of operations of Cello-Foil, which was acquired on July 14, 2005, and do not present the results of operations of TPG or Exopack, which were acquired on September 7, 2005 and October 13, 2005, respectively, and do not give effect to the TPG or Exopack acquisitions prior to the date of completion of those acquisitions. For a discussion of our acquisitions of Cello-Foil, TPG and Exopack (which we collectively refer to throughout this prospectus as the “Consolidation”), please see the sections entitled “The Transactions” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Overview”.

Nine Months Ended September 30, 2006 and Periods from July 15, 2005 to September 30, 2005 (Successor Period) and January 1, 2005 to July 14, 2005 (Predecessor Period)

	Nine Months Ended September 30, 2006		Period from July 15, 2005 to September 30, 2005		Period from Jan. 1, 2005 to July 14, 2005
	(successor)				(predecessor)
	$	% of Net Sales	$	% of Net Sales	$	% of Net Sales
	(dollar amounts in millions)
Income Statement Data:
Net sales	$495.8	100.0%	$17.8	100.0%	$37.1	100.0%
Cost of sales	444.6	89.7	16.4	92.1	32.7	88.1
Operating expenses	33.2	6.7	1.0	5.6	9.8	26.4
Interest expense (income)	20.4	4.1	0.4	2.2	(0.2)	(0.5)
Loss on early extinguishment of debt	4.0	0.8	—	0.0	—	0.0
Other expense, net	0.2	0.0	0.1	0.6	—	0.0

Loss before income taxes	6.6	1.3	0.1	0.6	5.2	14.0
Benefit from income taxes	2.5	0.5	—	0.0	1.7	4.5

Net loss	$4.1	0.8%	$0.1	0.6%	$3.5	9.4%

Nine Months Ended September 30, 2006 (Successor Period)

Net Sales. Net sales for the nine months ended September 30, 2006 increased significantly over the same period of 2005 due primarily to additional volume associated with the acquisition of TPG in September 2005 and the acquisition of Exopack in October 2005. Exopack, Cello-Foil, and TPG contributed net sales of $418.3 million, $62.3 million and $15.2 million, respectively, during the nine months ended September 30, 2006. Our customer base increased from approximately 50 customers under Cello-Foil to approximately 1,800 customers under the newly consolidated company.

Cost of Sales. Cost of sales for the nine months ended September 30, 2006 increased significantly over the same period of 2005 due primarily to additional volume associated with the acquisitions of TPG and Exopack. Exopack, Cello-Foil, and TPG had cost of sales of $371.7 million, $55.9 million and $17.0 million, respectively, during the nine months ended September 30, 2006. Cost of sales for the nine months ended September 30, 2006 were impacted by higher raw material costs, certain reclassifications of costs, and manufacturing inefficiencies related to the transfer of business from closed facilities and the consolidation of our Canadian facilities. During the nine months ended September 30, 2006, raw material prices for our plastic packaging segment increased by approximately $0.09 per pound over the same period in the prior year. The increased raw material prices resulted in lower margins during the nine months ended September 30, 2006. In addition, certain expenses of Cello-Foil of approximately $2.4 million which were previously considered operating expenses during the predecessor period, were classified as cost of sales during the nine months ended September 30, 2006 to conform to our financial statement presentation after the Consolidation. The nine months ended September 30, 2006 also included approximately $1.3 million in charges related to manufacturing inefficiencies incurred as a result of the transfer of business from a manufacturing facility sold in December 2005 to other manufacturing facilities. We are also beginning to realize some reductions in certain raw material costs as a result of synergies resulting from the Consolidation.

Operating Expenses. Operating expenses during the nine months ended September 30, 2006 increased significantly over the same period of 2005 due primarily to the addition of Exopack’s corporate and selling cost structure. The period also included approximately $2.3 million in charges related to the shutdown of two of our manufacturing facilities (see “Exit and Disposal Activities” for further discussion) and $2.4 million in charges resulting from our continuing efforts to combine and streamline certain operations of our two Canadian facilities (primarily costs associated with moving and re-installing equipment). These increases were partially offset by approximately $2.4 million of expense at Cello-Foil, previously considered operating expenses during the predecessor period, which are classified as cost of sales during the successor period to conform to our financial statement presentation after the Consolidation.

Interest Expense, net. Interest expense during the nine months ended September 30, 2006 resulted primarily from the new debt structure put in place in connection with the Consolidation in October 2005 and the refinancing of that debt with the proceeds from the issuance of $220.0 million principal amount of 11 1/4 % senior notes on January 31, 2006 and borrowings during the period under a new revolving credit facility entered into on January 31, 2006. See “Liquidity and Capital Resources—Capital Resources” for further explanation of our debt structure.

Loss on Early Extinguishment of Debt. We recorded a charge to earnings of $4.0 million during the nine months ended September 30, 2006 to write-off the deferred financing costs related to its former senior credit facility and subordinated term loans. This debt was refinanced in January 2006.

Income Tax Expense. The income tax benefit for the nine months ended September 30, 2006 resulted from a loss before income taxes of $6.6 million. Our effective income tax rate was 35% during the period.

Reportable Segments. Our paper packaging segment had net sales of $253.9 million and operating income of $18.1 million for the nine months ended September 30, 2006. The plastic packaging segment had net sales of $241.9 million and operating income of $14.8 million for the nine months ended September 30, 2006. See Note 13 of the financial statements included in this quarterly report on Form 10-Q for further discussion of segment data.

Period from July 15, 2005 to September 30, 2005 (Successor Period)

Net Sales. Cello-Foil and TPG contributed net sales of $15.8 million and $2.0 million, respectively, during the period from July 15, 2005 to September 30, 2005, with TPG’s net sales included in the results from its acquisition date of September 7, 2005. Four customers accounted for approximately 69% of the Company’s net sales during the period from July 15, 2005 to September 30, 2005. In addition to the acquisition of TPG during the period, net sales increased over the same period in the prior year primarily due to continued growth in sales to our largest customers, as a result of penetration into these customers’ other manufacturing facilities and product divisions, as well as increased sales due to the addition of new customers.

Cost of Sales. Cost of sales increased mainly as a result of increased sales volume, which generated higher material, labor, and other variable manufacturing costs. Cost of sales as a percentage of net sales in 2005 were higher than in prior periods, due primarily to charges of $0.6 million during the period resulting from the step-up of Cello-Foil’s and TPG’s inventories to fair value at the respective acquisition dates. In addition, the Company has classified certain costs totaling $0.2 million for the period as “cost of sales” (beginning with the Cello-Foil acquisition on July 15, 2005) that were previously classified by the Predecessor Company as operating expenses during the Predecessor period (see Note 2 to the unaudited consolidated financial statements for further discussion).

Operating Expenses. Operating expenses of $1.0 million were consistent with results in prior periods after consideration of the change in classification of approximately $0.2 million of costs during the period to “cost of sales” that would have been previously classified during the Predecessor period as operating expenses (see Cost of Sales above for further discussion).

Income Tax Expense. The income tax provision for the period from July 15, 2005 to September 30, 2005 was insignificant based on the Company’s pre-tax loss of $0.1 million for the period.

Reportable Segment. Prior to the Consolidation, we operated in the plastic packaging segment exclusively and therefore our results of operations discussed for the period from July 15, 2005 to September 30, 2005 should also be viewed as a discussion of our plastic packaging segment.

Period from January 1, 2005 to July 14, 2005 (Predecessor Period)

Net Sales. Four customers accounted for approximately 88% of the Predecessor Company’s net sales during the period from January 1, 2005 to July 14, 2005. Net sales increased by approximately 9% over the similar prior year period primarily due to continued growth in sales to our largest customers due to penetration into these customers’ other manufacturing facilities and product divisions, as well as increased sales from the addition of three new customers.

Cost of Sales. Cost of sales increased primarily as a result of increased sales volume, which generated higher material, labor, and other variable manufacturing costs. Cost of sales as a percentage of net sales increased in 2005 due primarily to increased health care costs and increased utilities costs resulting from higher natural gas prices.

Operating Expenses. Operating expenses included approximately $6.3 million in change-in-control expenses, of which approximately $5.4 million related to payments made to Cello-Foil’s former stockholders (in accordance with certain employment agreements entered into prior to the sale of Cello-Foil) and approximately $0.9 million related to other non-recurring charges comprised primarily of professional fees incurred in association with the sale of Cello-Foil. Remaining operating expenses of $3.5 million (9.4% of net sales) were consistent with prior experience.

Income Tax Expense. The benefit from income taxes resulted from the Predecessor Company’s loss before income taxes of $5.2 million and represented an effective rate of 33%.

Reportable Segment. Prior to the Consolidation, we operated in the plastic packaging segment exclusively and therefore our results of operations discussed for the predecessor period should also be viewed as a discussion of our plastic packaging segment.

Period from July 15, 2005 to December 31, 2005 (Successor period)

	July 15, 2005 to December 31, 2005
	$	% of Sales
	(Successor)
Income Statement Data:
Net sales	$163.4	$100.0%
Cost of sales	149.1	91.2
Operating expenses	12.9	7.9
Interest expense, net	5.8	3.5
Other income, net	0.1	—

Loss before income taxes	4.3	2.6
Income tax benefit	1.5	0.9

Net loss	$2.8	$1.7%

Net Sales. Net sales for the Successor period increased significantly over the Predecessor period due primarily to additional volume associated with the acquisition of TPG on September 7, 2005 and the acquisition of Exopack on October 13, 2005. Exopack, Cello-Foil, and TPG contributed net sales of $122.1 million, $33.4 million and $7.9 million, respectively, during the Successor period. The customer base increased from approximately 50 customers under Cello-Foil to approximately 1,800 customers under the newly-consolidated company.

Cost of Sales. Cost of sales for the Successor period increased significantly over the Predecessor period due primarily to additional volume associated with the acquisition of TPG and the acquisition of Exopack. Exopack,

Cello-Foil, and TPG had cost of sales of $110.8 million, $30.6 million and $7.7 million, respectively, during the Successor period. Overall, cost of sales as a percentage of net sales increased over the Predecessor period primarily as a result of the negative impact on cost of sales resulting from the $4.7 million step-up of inventory to fair value at the respective acquisition dates as required under SFAS No. 141, Business Combinations. In addition, certain expenses of Cello-Foil of approximately $1.5 million, which were previously considered operating expenses during the Predecessor period, were classified as cost of sales during the Successor period to conform to the financial statement presentation after the Consolidation. Also, during the Successor period, raw material prices for the plastic packaging segment increased dramatically ($0.32 per pound between July and November or by as much as 68%) due primarily to the negative impact on polyethylene supply caused by the 2005 hurricane season. This raw material price increase resulted in lower margins late in the year. The increased costs above were partially offset during the Successor period by adding the significantly greater volume of Exopack’s generally higher margin business.

Operating Expenses. Operating expenses increased significantly over the Predecessor period due primarily to the addition of Exopack’s corporate and selling cost structure. The Successor period included approximately $2.0 million in charges related primarily to the severance of certain employees (due to synergies resulting from the acquisitions) and the shutdown of one of our manufacturing facilities. Offsetting these increases somewhat were certain expenses of Cello-Foil of approximately $1.5 million, previously considered operating expenses during the Predecessor period, which were classified as cost of sales during the Successor period to conform to the financial statement presentation after the Consolidation.

Interest Expense, Net. Interest expense increased significantly over the Predecessor period due primarily to the new debt structure put in place in association with the Consolidation. See “Capital Resources” section for further explanation of our debt structure.

Income Tax Expense. The income tax benefit resulted from a loss before income taxes of $4.3 million. Our effective income tax rate was 36%.

Reportable Segments. Our paper packaging segment had net sales of $75.6 million and operating income of $2.8 million for the period from July 15, 2005 to December 31, 2005 and the plastic packaging segment had net sales of $87.8 million and operating income of $2.1 million for the same period. All paper packaging net sales and operating income were attributable to Exopack which also contributed $46.5 million of plastic packaging net sales and $1.0 million of operating income during the period, subsequent to its acquisition on October 13, 2005. Cello-Foil contributed $33.4 million of plastic packaging net sales and $1.4 million of operating income during the period. TPG contributed $7.9 million of plastic packaging net sales and $0.3 million of operating loss during the period, subsequent to its acquisition on September 7, 2005. See Note 10 of the consolidated financial statements as of and for the three years ended December 31, 2005 included in this prospectus for further discussion of segment data.

Period from January 1, 2005 to July 14, 2005 (Predecessor period)

	January 1, 2005 to July 14, 2005
	$	% of Sales
	(Predecessor)
Income Statement Data:
Net sales	$37.1	100.0%
Cost of sales	32.7	88.1
Operating expenses	9.8	26.4
Other income, net	0.2	0.5

Loss before income taxes	5.2	14.0
Income tax benefit	1.7	4.6

Net loss	$3.5	9.4%

Net Sales. Four customers accounted for approximately 88% of our net sales. Net sales increased by approximately 9% over the similar prior year period primarily due to continued sales growth with our largest customers due to penetration into these customers’ other manufacturing facilities and product divisions, as well as increased sales from the addition of three new customers.

Cost of Sales. Cost of sales increased primarily as a result of increased sales volume, which generated higher material, labor, and other variable manufacturing costs. Cost of sales as a percentage of net sales increased in 2005 due primarily to increased health care costs and increased utilities costs due to higher natural gas prices.

Operating Expenses. Operating expenses included approximately $6.3 million in change in control expenses, of which approximately $5.4 million related to payments made to Cello-Foil’s former stockholders (in accordance with certain employment agreements entered into prior to the sale of Cello-Foil) and approximately $0.9 million related to other non-recurring charges comprised mostly of professional fees incurred in association with the sale of Cello-Foil. Remaining operating expenses of $3.5 million (9.4% of net sales) were consistent with prior experience.

Other Income, Net. Other income, net consists primarily of interest income on investment securities we held during the Predecessor period.

Income Tax Benefit. The income tax benefit resulted from a loss before income taxes and represented an effective tax rate of 33%. In accordance with the stock purchase agreement pursuant to which Cello-Foil was acquired, the former stockholders of Cello-Foil are to receive the federal income tax portion of this benefit upon realization of the net operating losses.

Reportable Segment. Prior to the Consolidation, we operated in the plastic packaging segment exclusively. Therefore, the results of operations discussed above for the period from January 1, 2005 to July 14, 2005 should also be viewed as a discussion of our plastic packaging segment.

Year Ended December 31, 2004 Compared to Year Ended December 31, 2003 (Predecessor period)

	Year Ended December 31,
	2004		2003
	$	% of Sales	$	% of Sales
	(dollar amounts in millions)
Income Statement Data:
Net sales	$65.1	100.0%	$59.6	100.0%
Cost of sales	56.3	86.5	52.2	87.6
Operating expenses	6.3	9.7	5.7	9.6
Other income	0.2	0.3	0.1	0.2

Income before income taxes	2.7	4.1	1.8	3.0
Provision for income taxes	0.9	1.3	0.5	0.8

Net income	$1.8	2.8%	$1.3	2.2%

Net Sales. Net sales increased by $5.5 million, or 9.2% for the year ended December 31, 2004, as compared to the year ended December 31, 2003. This growth was primarily due to sales growth within Cello-Foil’s large customer accounts. During the year ended December 31, 2004, Cello-Foil had four customers, which accounted for approximately $57.1 million or 88% of its net sales. During the year ended December 31, 2003, Cello-Foil had three customers which accounted for approximately $49.4 million or 83% of its net sales. Cello-Foil also added new customer accounts and expanded its range of product offerings. Sales volume in millions of square inches (“MMSI”) increased 9.8% while average price per MMSI remained unchanged for the year ended December 31, 2004 as compared to the year ended December 31, 2003.

Cost of Sales. Cost of sales increased by $4.1 million, or 7.9% for the year ended December 31, 2004 as compared to the year ended December 31, 2003. This increase was primarily the result of increased sales volume, which generated higher material, labor, and other variable manufacturing costs. Cost of sales as a percentage of net sales improved, primarily due to an improved product mix driven by higher value-added multi-layer laminations and stand-up re-closable pouches.

Operating Expenses. Operating expenses increased by $0.6 million, or 10.5% for the year ended December 31, 2004 as compared to the year ended December 31, 2003. This increase was primarily due to additional staffing and increased legal and professional fees incurred in 2004 in relation to the ultimate sale of Cello-Foil in 2005.

Other Income, Net. Other income, net consists primarily of interest income on investment securities held by our company.

Income Tax Expense. The provision for income taxes for the year ended December 31, 2004 was calculated on income before income taxes of $2.7 million and incorporated an effective tax rate of 32%, as compared to the provision for income taxes for the year ended December 31, 2003, which was calculated on income before income taxes of $1.8 million with an effective tax rate of 31%.

Reportable Segment. Prior to the Consolidation, we operated in the plastic packaging segment exclusively. Therefore, the results of operations discussed above for the years ended December 31, 2004 and 2003 should also be viewed as a discussion of our plastic packaging segment.

Liquidity and Capital Resources

Cash Flows for the Nine Months Ended September 30, 2006 (Successor Period)

Cash flows provided by operating activities for the nine months ended September 30, 2006 were $0.8 million, primarily due to cash provided from earnings of $8.0 million (net loss of $4.1 million adjusted to exclude the effect of non-cash charges and benefits for depreciation and amortization expense of $11.5 million, a loss on early extinguishment of debt of $4.0 million and deferred income tax benefit of $3.4 million), which was offset by a build in inventory levels due to increased quantities in response to increased customer demands during the period of $8.6 million. Cash flows provided by operating activities has also benefited from an increase in accounts payable and accrued liabilities resulting from a change in our payment terms and practices with certain vendors subsequent to the Consolidation and increased accrued interest as a result of the issuance of the Notes (as defined below) and refinancing of debt during the period.

Cash flows used in investing activities for the nine months ended September 30, 2006 were $12.6 million, primarily comprised of capital expenditures related to acquisitions of machinery and equipment.

Cash flows provided by financing activities for the nine months ended September 30, 2006 were $3.6 million. We repaid all debt outstanding under a former senior credit facility and subordinated term loans outstanding at December 31, 2005 with the proceeds from the issuance of the Notes, a $15.0 million capital contribution from our parent and with borrowings under our new revolving credit facility entered into on January 31, 2006. We also paid approximately $8.8 million in deferred financing costs related to the Notes and revolving credit facility during the period.

Cash Flows for the Period from July 15, 2005 to September 30, 2005 (Successor Period)

Cash flows provided by operating activities for the period from July 15, 2005 through September 30, 2005 were $8.1 million, primarily due to increased accounts payable (significant accounts payable build subsequent to the Consolidation) and increased accrued interest as a result of the debt structure put in place in connection with the acquisitions of Cello-Foil and TPG.

Cash flows used in investing activities for the period from July 15, 2005 through September 30, 2005 were $47.4 million, primarily comprised of the overall acquisition cost of Cello-Foil and TPG, net of cash acquired, of $48.2 million. Proceeds of $1.1 million from the return of investment in life insurance policies of certain former Cello-Foil employees were also received during the period.

Cash flows provided by financing activities for the period from July 15, 2005 through September 30, 2005 were $40.6 million, primarily due to fundings for the acquisitions of Cello-Foil and TPG, consisting of $36.5 million from term loans and $5.0 million in capital contributions from the Company’s parent.

Cash Flows (July 15, 2005 to December 31, 2005—Successor period)

Cash flows provided by operating activities for the period from July 15, 2005 through December 31, 2005 were $23.2 million, primarily due to increased accounts payable and increased accrued interest. We incurred significant accounts payable build subsequent to the Consolidation due to the timing of payments immediately preceding the Consolidation, as well as a change in payment policies. Accrued interest increased as a result of the debt structure put in place in connection with the Consolidation.

Cash flows used in investing activities for the period from July 15, 2005 through December 31, 2005 were $307.1 million, primarily comprised of the overall acquisition cost of the Consolidation, net of cash acquired, of $306.2 million.

Cash flows provided by financing activities for the period from July 15, 2005 through December 31, 2005 were $292.8 million, primarily due to fundings for the Consolidation ($236.6 million from bridge and term loans and $57.0 million in capital contributions from our parent).

Cash Flows (January 1, 2005 to July 14, 2005 and the Years Ended December 31, 2004 and 2003—Predecessor periods)

Cash flows provided by operating activities for the period from January 1, 2005 through July 14, 2005 were $12.4 million, primarily comprised of the liquidation of investment securities in order to pay dividends to the former stockholders of Cello-Foil prior to the sale of Cello-Foil (see cash flows used in financing activities below) and an increase in accounts payable due to anticipated change in control payments to the former stockholders of Cello-Foil in association with the sale of Cello-Foil. Cash flows from operating activities were $0.5 million for the year ended December 31, 2004 compared to $2.6 million for the year ended December 31, 2003. This reduction in cash flow was largely attributable to increased accounts receivable related to negotiated extended payment terms, effective January 1, 2004, with two key customers.

Cash flows used in investing activities primarily consisted of capital expenditures. The amount of our capital expenditures varies from year to year based upon strategic business expansion opportunities, maintenance needs of existing equipment, safety improvements, cost reduction and technology needs. Cash flows used in investing activities for the period from January 1, 2005 through July 14, 2005 were $0.5 million, primarily comprised of maintenance-related expenditures on existing equipment. Cash flows used in investing activities were $0.3 million for the year ended December 31, 2004 compared to $1.7 million for the year ended December 31, 2003. In 2004, the only capital expenditures performed were maintenance-related expenditures on existing equipment. In 2003, the cash flows used in investing activities of $1.7 million was primarily comprised of new equipment purchases and other maintenance-related capital expenditures.

Cash flows used in financing activities primarily consisted of payments on long-term debt and dividends paid to former stockholders of Cello-Foil. Cash flows used in financing activities for the period from January 1, 2005 through July 14, 2005 were $10.7 million, comprised of the payment of dividends to the former stockholders of Cello-Foil in anticipation of the sale of Cello-Foil. Cash flows used in financing activities were $0.7 million for the year ended December 31, 2004 compared to $0.4 million for the year ended December 31, 2003. The increase from 2003 to 2004 of $0.3 million was attributed to an increase in dividend payments.

Capital Resources

11 1/4 % Senior Notes due 2014

On January 31, 2006, we completed an unregistered private offering of $220.0 million aggregate principal amount of 11 1/4 % Senior Notes due 2014 (the “Notes”). The Notes mature on February 1, 2014 and bear interest at 11 1/4 % per annum payable in semi-annual installments on February 1 and August 1 of each year, with the first payment made on July 31, 2006.

The Notes are fully and unconditionally guaranteed on a senior unsecured basis by all of our existing and future domestic restricted subsidiaries. The Notes and the guarantees rank senior to all of our and our guarantors’ future subordinated indebtedness. The Notes and the guarantees are effectively subordinated to all of our and the guarantors’ secured indebtedness, including our senior secured revolving credit facility (see description below), to the extent of the value of the assets securing that indebtedness.

At any time prior to February 1, 2010, we may redeem the Notes, in whole or in part, at a price equal to 100.0% of the principal amount thereof, plus a “make-whole premium,” plus accrued and unpaid interest to the date of redemption. On or after February 1, 2010, we may redeem the Notes, in whole or in part, at a redemption price equal to 100.0% of the principal amount, plus a premium declining ratably to par, plus accrued and unpaid interest to the date of redemption. In addition, prior to February 1, 2009, we may redeem up to 35.0% of the aggregate principal amount of the Notes with the proceeds of certain qualified equity offerings at a redemption price equal to 111.25% of the principal amount, plus accrued and unpaid interest to the date of redemption. If we experience a change of control, we may be required to offer to purchase the Notes at a purchase price equal to 101.0% of the principal amount, plus accrued and unpaid interest to the date of redemption.

The indenture governing the Notes contains covenants that limit our ability to, among other things: (1) incur additional indebtedness or issue preferred stock, (2) pay dividends or make other distributions or repurchase or redeem our stock or subordinated indebtedness, (3) make investments, (4) sell assets and issue capital stock of restricted subsidiaries, (5) incur liens, (6) enter into agreements restricting our subsidiaries’ ability to pay dividends, (7) enter into transactions with affiliates and (8) consolidate, merge or sell all or substantially all of our assets.

Senior Secured Asset-Based Revolving Credit Facility

On January 31, 2006, we entered into a five-year revolving credit facility, which provides us with up to $45.0 million in available borrowings, subject to borrowing base limitations as defined in the agreement. The revolving credit facility includes a Canadian dollar subfacility available to our Canadian subsidiaries for up to $15.0 million, or the Canadian dollar equivalent. A reserve is established against availability in the U.S. for the U.S. dollar equivalent of any amounts outstanding under the Canadian subfacility. Our revolving credit facility contains certain customary affirmative and negative covenants that restrict our ability to, among other things: incur additional indebtedness, grant liens, engage in mergers, acquisitions and asset sales, declare dividends and distributions, redeem or repurchase equity interests, incur contingent obligations, prepay certain subordinated indebtedness, make loans, certain payments and investments and enter into transactions with affiliates. Approximately $13.9 million of this revolving credit facility was outstanding as of September 30, 2006 and approximately $28.3 million was available for borrowings under the facility at September 30, 2006.

Liquidity and Capital Outlook

Based on the terms of the Notes as described above, we expect to incur approximately $25.9 million in interest expense per annum related to the Notes, including amortization of related deferred financing costs and fees. In addition, we currently anticipate that our capital expenditures for 2006 will be approximately $15.0 million to $18.0 million. To pay for the interest expense on the Notes and anticipated capital expenditures, we plan to utilize internally generated funds and funds available under our $45.0 million asset-based revolving credit facility.

Approximately $13.9 million of borrowings were outstanding under our revolving credit facility as of September 30, 2006. Management believes that, based on current and anticipated financial performance, cash flows from operations and borrowings under the new revolving credit facility will be adequate to meet anticipated requirements for capital expenditures, working capital and scheduled interest and principal payments for the coming year.

As noted above, both the indenture governing the Notes and the credit agreement governing our revolving credit facility contain certain covenants that, among other things, restrict our ability to borrow additional money, make distributions and certain other payments, make investments, create liens, enter into transactions with affiliates and sell assets or enter into mergers with others. The revolving credit facility matures after five years, and the Notes mature in 2014. We may not generate sufficient cash flow from operations or may not be able to obtain sufficient funding to satisfy all of our obligations, including those noted above. If we are unable to pay our obligations, we may be required to pursue one or more alternative strategies, such as selling assets, or refinancing or restructuring our indebtedness. Such alternative strategies may not be feasible or may not be adequate to satisfy our obligations.

Contractual Obligations

The following table summarizes the scheduled payments under our contractual and other commitments at September 30, 2006.

	Payments Due by Period
Contractual Obligations	Total	2006	2007-2008	2009-2010	Beyond 2010
	(dollars in millions)
Debt obligations:
Senior Notes due 2014	$220.0	—	—	—	$220.0
Senior Revolving Credit Facility	13.9	$13.9	—	—	—
Term Loan	0.2	—	$0.1	$0.1	—

Total debt obligations	234.1	13.9	0.1	0.1	220.0
Pension funding obligations(1)	7.9	—	5.8	1.5	0.6
Operating lease obligations	12.3	1.1	5.3	2.6	3.3
Interest payments(2)	198.0	12.4	49.5	49.5	86.6

Total contractual obligations	$452.3	$27.4	$60.7	$53.7	$310.5

(1)	Represents currently estimated amounts.
(2)	Includes interest payments on outstanding fixed-rate, long-term debt obligations.

Recently Issued Accounting Pronouncements

Following is a summary of the more significant recently issued financial accounting pronouncements:

On January 1, 2006, we adopted Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires companies to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. CPG Finance, Inc., the sole stockholder of our sole equity owner, granted stock options to officers and certain key employees in December 2005 and May and July 2006. As permitted under SFAS No. 123, we accounted for those stock options granted in 2005 under APB Opinion No. 25. SFAS No. 123(R) requires nonpublic companies that have used the “minimum value method” under SFAS No. 123 for either recognition or pro forma disclosure purposes to use the prospective method of SFAS No. 123(R) for transition. The prospective method allows companies to continue to account for previously issued awards that remain outstanding at the date of adopting SFAS No. 123(R) using pre-existing accounting standards and, accordingly, there will be no future compensation expense related to options issued and outstanding as of December 31, 2005. It also requires nonpublic companies to record compensation cost in accordance with SFAS No. 123(R) only for awards issued, modified, repurchased, or cancelled after the effective date. In May and July 2006, certain of our key employees were granted options to purchase non-voting common shares of CPG, and we recorded compensation expense of approximately $6,000 related to such options during the three months ended September 30, 2006, in accordance with the requirements of SFAS No. 123(R).

The Financial Accounting Standards Board (“FASB”) issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 3, Chapter 4 which amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) should be recorded as current period charges. In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement will be effective for fiscal years beginning after June 15, 2005. The adoption of this statement, which is required for our fiscal year ending December 31, 2006, did not have a significant effect on our financial statements.

The FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, which eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchange of nonmonetary assets that do not have a commercial substance. The adoption of this statement, which is required for our fiscal year ending December 31, 2006, did not have a significant effect on our financial statements.

The FASB issued SFAS No. 154, Accounting Changes and Error Corrections, which replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principle and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. The adoption of this statement, which is required for our fiscal year ending December 31, 2006, did not have a significant effect on our financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements. The Company is required to adopt this statement effective the first quarter of 2008, and is currently evaluating the impact the new standard will have on the Company.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R), which requires companies to record a net liability or asset to report the funded status of their defined benefit pension and other postretirement benefit plans on their balance sheets. The Company is required to adopt this statement effective with their balance sheet as of December 31, 2006. The Company believes there will be no impact from adoption of this standard.

In September 2006, the SEC staff issued Staff Accounting Bulletin (SAB) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. SAB No. 108 was issued in order to eliminate the diversity of practice surrounding how public companies quantify financial statement misstatements. Traditionally, there have been two widely-recognized methods for quantifying the effects of financial statement misstatements: the “roll-over” method and the “iron curtain” method. Under the new model, commonly referred to as the “dual approach”, quantification of errors are required under both the iron curtain and the roll-over methods. SAB No. 108 permits existing public companies to initially apply its provisions either by (i) restating prior financial statements as if the “dual approach” had always been used or (ii) recording the cumulative effect of initially applying the “dual approach” as adjustments to the carrying values of assets and liabilities as of January 1, 2006 with an offsetting adjustment recorded to the opening balance of retained earnings. The Company is currently reviewing the impacts of this pronouncement, but believes it will not have a material impact on its financial statements.

The FASB issued FASB Interpretation No. 47 which clarifies that the term “conditional asset retirement obligation” as used in FASB Statement No. 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. FASB Statement 143 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset retirement obligation. This Interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The adoption of this interpretation in 2005 did not have an effect on our financial statements.

In July 2006, the FASB released FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (FIN 48). FIN 48 clarifies the accounting and reporting for uncertainties in income tax law. This Interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. We will adopt this Interpretation in the first quarter of 2007. The cumulative effects, if any, of applying this Interpretation will be recorded as an adjustment to retained earnings as of the beginning of the period of adoption. We have commenced the process of evaluating the expected effect of FIN 48 on our Consolidated Financial Statements and are currently not yet in a position to determine such effects.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rates. We are exposed to market risk in the form of interest rate risk relating to borrowings under our revolving credit facility. Borrowings under our revolving credit facility accrue interest at a floating rate per annum equal to the U.S. Index Rate (as defined in the credit agreement) plus 0.5%, or, upon our prior notice, at a per annum rate equal to LIBOR plus 1.5% for loans under the U.S. portion of our revolving credit facility. Interest accrues on amounts outstanding under our revolving credit facility’s Canadian subfacility at a floating rate per annum equal to the Canadian Index Rate (as defined in the credit agreement) plus 0.5%, or, upon our prior notice, at a per annum rate equal to the BA Rate (as defined in the credit agreement) plus 1.5%. Because these rates may increase or decrease at any time, we are subject to the risk that they may increase, thereby increasing the interest rates applicable to our borrowings under the revolving credit facility. Increases in the applicable interest rates would increase our interest expense and reduce our net income. We do not currently have any instruments in place, such as interest rate swaps or caps, which would mitigate our exposure to interest rate risk related to these borrowings. As of September 30, 2006, $13.9 million was outstanding under the revolving credit facility and accruing interest at approximately 7.1% per annum. Based on this amount of borrowings under the revolving credit facility, the effect of a hypothetical one percent increase in interest rates would increase our annual interest expense by $139,000.

Commodity Prices. We purchase commodities, such as paper, resin, energy, and various fuels which are subject to price fluctuations. We do not currently engage in the hedging of commodities. Commodities are generally purchased at market or fixed prices that are established by the vendor as part of the purchase process for quantities expected to be consumed in the ordinary course of business. Although the average selling prices of our products generally increase or decrease as the cost of resins increases or decreases, the impact of a change in resin prices is more immediately reflected in our raw material costs than in our selling prices. We monitor the correlation between commodity prices and our selling prices and will continue to consider hedging alternatives in the future to reduce the effect of price fluctuations.

Currency and Exchange Rates. Substantially all of our revenues, operating expenses and significant capital expenditures are denominated in U.S. dollars. Transactions in other currencies are translated into U.S. dollars using the rates in effect as of the date of such transactions. Since substantially all of our major inflows and outflows are denominated in U.S. dollars, we are not exposed to significant foreign currency exchange risk.

BUSINESS

General

We are a provider of flexible packaging in North America. We design, manufacture and supply paper and plastic flexible packaging to over 1,800 customers in a variety of industries, including food, medical, pet foods, chemicals, beverages, personal care and lawn and garden, among others. Our customers include Fortune 500 companies and other well-known companies. Our primary strategy is to use technologically advanced manufacturing in our 15 facilities across the United States and Canada, provide excellent customer service and help our customers distinguish their brands and improve their products’ shelf lives.

The many products that we produce can be divided into two separate segments: paper packaging and plastic packaging. Typically, customers decide whether to use paper or plastic packaging on the basis of end-use application, presentation considerations and the demands of particular filling processes. Such decisions may also be influenced by the relative importance of package size, sealability, shelf-appeal, durability, functionality and printability. Our packaging products, which include multi-wall bags and plastic products, such as printed and laminated roll stock and stand-up pouches, are designed for use in a diverse array of consumer and commercial end markets.

History

Exopack Holding Corp. was formed as a Delaware corporation on July 27, 2001 for the purpose of acquiring substantially all of the assets and assuming certain liabilities of the flexible packaging division of International Paper Company, which was acquired on August 7, 2001. On September 30, 2003, Exopack Holding Corp. purchased all of the assets and assumed certain liabilities of Plassein International of Thomasville, Inc. and Plassein International of Ontario, LLC and also purchased substantially all of the assets and assumed certain liabilities of Plassein International of Newmarket, Inc. (together, with Plassein International of Thomasville, Inc. and Plassein International of Ontario, LLC, “Plassein”). Plassein was acquired for approximately $45.4 million.

Cello-Foil was founded in 1949 as a privately-held, family-owned company headquartered in Battle Creek, Michigan. Cello-Foil began as a printing company and, through the years, developed expertise in flexible packaging manufacturing, laminating and printing. In 1990, Cello-Foil expanded its production capacity and built a second plant in Albany, Georgia.

TPG was founded in Canada in 1990. Between 1990 and 2003, TPG grew through the acquisition of several companies in the flexible packaging industry, including PackageMasters and Pilcon Canada (subsequently renamed Condor Co-Extrusions), Barrier Packaging, Inc., Golden State Equipment and Alcoa US. In 2005, after experiencing financial difficulties, TPG was placed under receivership in Canada.

We were formed on October 13, 2005 through the consolidation of Exopack, Cello-Foil and TPG as described in the section of this prospectus entitled “The Transactions.”

Our Strategy

We have developed a business strategy targeted at increasing future revenue and cash flow performance. The key components of this strategy are:

Leveraging Our Customer Relationships. We enjoy long-standing relationships with many of our customers. Our top 10 customers have purchased our products for an average of 22 years. One of our top priorities has been to integrate our product offerings into our customers’ operations by providing high quality, cost-effective products that are tailored to our customers’ specific needs. We seek to offer innovative, enhanced service and support, anticipating customer needs and providing value-added solutions to customer problems. We have undertaken joint product development efforts with many of our customers, allowing us to manage our research and development expenditures and increase customer incentives to remain loyal to us over the long term.

The Consolidation provides an opportunity to cross-sell our products to our customer base. We hope to offer our diverse array of paper and plastic products, including multi-wall bags, printed and laminated roll stock and stand-up pouches, in the following end markets, among others:

• Food	• Chemicals
• Medical	• Beverages
• Pet Food	• Lawn & Garden Products

Efficiently Managing Our Raw Material Supply. We have multiple supply sources for paper, plastics and films and have maintained the majority of those relationships for over a decade. As one of the largest flexible packaging converters in the United States, we hope to use our increased size to secure volume pricing from our suppliers and expand our procurement reach.

We are currently focusing on reducing the costs of raw materials, packaging and freight. To further these objectives, we are working to develop best-in-class procurement functions and innovative approaches to raw materials sourcing, such as consignment programs with targeted suppliers and internal sourcing arrangements. We have also initiated programs to leverage purchasing across our organization and standardize the use of raw materials across facilities, a trend that is expected to accelerate following the integration of our recently acquired businesses.

Continuing to Focus on Enhancing Our Product Mix Through State-of-the-Art Technology. Our production facilities across the United States and Canada have allowed us to improve our production flexibility and dependability. We use high-performance machinery and a broad range of state-of-the-art technologies, including printing presses that can print up to ten colors and have electronic beam (“EB”) and ultra-violet (“UV”) coating capability, two-ply pasted valve machines, co-extruded blown film extruders and multiple stand-up resealable pouch machines. In addition, we believe that our customer resource center, located at our Spartanburg, South Carolina headquarters, enhances our position.

We view our array of facilities and ongoing commitment to state-of-the-art technology as key drivers in our ability to provide strong customer service. We seek to grow our revenue base by providing value-added and customized packaging solutions and benefiting from an overall trend toward flexible, rather than rigid, packaging.

Realizing Operational Efficiencies and Synergies. We look to cultivate high quality, efficient manufacturing and operational practices. We have developed a comprehensive system of benchmarks relating to quality and defect rates, on-time delivery, cash conversion costs, waste rates and health and safety. Our efficiency initiatives include establishing common operating and reporting procedures, streamlining production, optimizing asset utilization and making strategic capital expenditures. We have also implemented company-wide bonus compensation programs to reward profitable performance.

Our Strengths

We believe that the Consolidation and the resulting economies of scale we expect to achieve will enhance our position in our industry. We seek to hold leading positions in both the paper and plastic segments of the North American flexible packaging market. As a result, we believe that we are well-positioned to continue our historical trend of increasing revenues and growth, due primarily to the following competitive strengths:

Established Relationships with Blue Chip Customers. We maintain strong relationships with a diverse base of customers in a wide array of businesses. As of December 31, 2005, we maintained relationships averaging more than 22 years with our 10 largest customers. Subsequent to the Consolidation, we have over 1,800 customers, and no single customer accounted for more than 10% of our net sales. Prior to the Consolidation, for the Predecessor period from January 1, 2005 to July 14, 2005 Procter & Gamble and Kellogg’s accounted for approximately 44% and 26% of our net sales, respectively. For the year ended December 31, 2004 Procter & Gamble, Kellogg’s and Sara Lee accounted for approximately 48%, 21% and 10% of our net sales, respectively. For the year ended December 31, 2003 Procter & Gamble, Kellogg’s and Sara Lee accounted for approximately 50%, 20% and 13% of our net sales, respectively.

Cost Saving Opportunities. Part of our strategy consists of combining the functions shared by our acquired businesses and extracting synergies. We believe that we can achieve cost savings by insourcing manufacturing, improving procurement (including through increased purchasing volume and efficiencies of scale in freight) and eliminating operational redundancies (including reducing headcount, restructuring certain facilities and consolidating information technology programs). For example, as part of our efforts to eliminate operating redundancies, within the first 60 days after the Consolidation we relocated the assets and operations of our Monticello, Arkansas facility to other facilities, including primarily our Tifton, Georgia and Hazleton, Pennsylvania facilities, and sold the building located on the Monticello site. In addition, TPG historically relied on third-party manufacturing and third-party broker services to purchase raw materials, such as polyethylene. As a result of the Consolidation, we expect to insource these functions and reduce costs associated with these activities.

Attractive Industry Dynamics. According to the Flexible Packaging Association (“FPA”), the size of the domestic flexible packaging industry is estimated to be approximately $21.8 billion in annual sales, of which flexible packaging converters account for an estimated $17.0 billion in sales. The flexible packaging market is fragmented, with approximately 460 manufacturers operating in North America. The majority of these manufacturers are relatively small, with the average converter generating annual sales of approximately $40.0 million to $45.0 million, according to the FPA. We believe that as a result of industry fragmentation certain sectors (including industries, such as meat and cheese, pet food, beverages and produce) remain underserved by mid-sized companies. We believe that our combined company can take advantage of this market opportunity in profitable segments of this market.

According to the FPA, the North American packaging market has grown at a compound annual growth rate of approximately 3.9% over the last ten years and is expected to increase at a compound annual growth rate of between five and seven percent over the next three to five years. We believe key drivers in the industry include the growing importance of convenience, functionality and shelf-appeal, technological developments, a trend toward flexible rather than rigid packaging, globalization and pressures to consolidate. We believe that our broad product mix, customer service and technologically advanced manufacturing capabilities will allow us to capitalize on these favorable industry dynamics.

Highly Experienced Management Team. We have an experienced management team with an average of more than 15 years of industry experience. Our Chairman, President and Chief Executive Officer, Jack Knott, has over 27 years of experience in the packaging industry, during which he served as Chief Executive Officer of Pliant Corporation, Chairman of the FPA, President and Chief Operating Officer of Huntsman Packaging Corporation (the predecessor to Pliant Corporation) and President of Rexene Products (a petrochemical and polymer manufacturer). Our Chief Financial Officer, David Rawden, previously served in various senior management positions at Allied Holdings, Inc., including Executive Vice President, Chief Information Officer

and Chief Financial Officer, and as a principal with AlixPartners, a crisis management consulting firm providing advisory services to underperforming companies. We also benefit from highly motivated and experienced managers in key functional areas, including sales and marketing, operations and accounting and finance. Our key business unit managers have an average of 18 years of experience in the packaging industry.

Ability to Pass Through Raw Material Price Increases. Historically, we have been able to pass through raw material price increases to our customers, maintaining a relatively stable spread between selling price and raw material purchase price. More than half of our sales volume generated is under contracts that typically allow us to pass through raw material price increases to customers every 30 to 90 days. The remainder of our business is transactional, which permits us to pass through price increases to customers on an order-by-order basis. In addition, Exopack negotiated numerous raw material cost reductions from its suppliers following its spin-off from International Paper in 2001. We expect to realize additional cost savings due to increased purchasing power following the Consolidation.

Diversified Raw Material Supplier Base. We have relationships with multiple vendors in our paper and plastic packaging segments. We currently purchase our raw materials from more than nine paper suppliers and more than five plastics suppliers. Since we are generally able to switch suppliers without sacrificing quality, we believe that we do not depend on any single supplier to operate efficiently and profitably. We expect to realize additional cost savings due to increased purchasing power following the Consolidation.

Balance Between Paper and Plastic Packaging Segments. We offer a diverse array of paper and plastic packaging products. We believe that we are well-positioned to meet customer needs in these two principal sectors. We believe we offer a high quality and diversified product line. Typically, our flexible packaging products are customized to fit particular customer specifications. We believe the multi-wall construction capabilities of our paper packaging segment are among the best in the industry. Our paper packaging products include a wide range of weights, run volumes and end-use applications, such as pinch bags, two and three-ply pasted valve bags, sewn-open-mouth bags, self-opening sacks and specialty bags, among other products. Our plastic packaging segment produces a variety of film structures, extrusion, printing, laminations and coatings, EB and UV treatments and a number of converting styles. Our plastic packaging products include high-clarity shrink films, shipping sacks, sideweld bags, stand-up pouches and roll stock with a wide variety of printing options, coatings, laminations and other treatments.

We believe we have established a reputation for developing innovative products, improving the shelf-appeal of our customers’ products and enhancing product performance. For example, we have developed plastic laminated roll stock for form, fill and seal applications on behalf of Eukanuba, specialty packaging for feminine care products for Procter & Gamble, eXpress pv® two-ply cement bags for our cement and packaged concrete customers including Lafarge, Cemex and Quikrete and paper bags with zippers for Masterfoods. We also hold numerous patents, have other patent applications pending, and possess a number of proprietary constructions, compositions and manufacturing processes. In addition to our expertise in developing innovative products, our in-house graphics center has earned industry awards for print quality and innovation.

Extensive Network of Highly Coordinated Production Facilities. We provide a broad range of production capabilities through our network of 15 facilities. Through our “Centers of Excellence” initiative, each of our 6 paper facilities and 9 plastic facilities has been organized to focus on producing the specific product lines best suited to that facility’s equipment and resources. This initiative has resulted in significant improvements in quality and efficiency, as we are increasingly able to provide customers with consistently high quality products, shorter lead times and reliable and timely delivery.

Over the past several years, we have also improved the quality and consistency of our production processes by implementing “Six Sigma” initiatives throughout our organization. The “Six Sigma” program combines management techniques and statistical analysis to minimize variations and defects in the manufacturing process. We believe that we are well-positioned for continued growth due to our expanding range of capabilities, scaleable infrastructure, sustained focus on efficiency and available capacity at our existing facilities.

Industry Overview

General. The flexible packaging industry manufactures a broad range of consumer and industrial packaging for use in diverse end markets. Multilayer flexible polymer/paper structures and barrier laminates are used for food, medical, agricultural and personal care products, as well as other consumer and industrial uses, and are used in a variety of products that generally include plastic film, paper and foil.

Plastic film, which accounts for the largest share of market demand in the industry, has been increasingly popular in recent years and offers strong barrier performance, recloseability and transparency. Paper products are versatile and support vibrant graphics and color schemes while simultaneously offering durability and freshness retention as necessary. Moreover, paper products are increasingly appealing to consumers who place emphasis on environmental concerns and appreciate the ability to recycle such products. Foil products are suitable for heat transfer or heat containment applications (such as heated food products).

According to the FPA, the domestic flexible packaging market accounted for an estimated $21.8 billion in sales in 2005, with industry growth rates of between five and seven percent projected annually over the next three to five years. The flexible packaging industry is highly fragmented, as demonstrated by the estimated 460 flexible packaging manufacturers in North America.

End Markets. With its versatility, favorable cost profile and considerable shelf-appeal compared to traditional packaging configurations, flexible packaging has made, and continues to make, considerable inroads in a wide variety of consumer and industrial markets. Most end market applications (approximately 90.0%) for domestic flexible packaging are consumer-oriented. Food and beverage markets (retail and institutional) account for approximately 56.0% of all flexible packaging applications. In addition, medical and pharmaceutical markets account for approximately 7.3% of flexible packaging applications, while various other applications (such as personal care products and institutional non-food products) account for approximately 36.7% of the flexible packaging industry. Approximately 10.1% of the overall flexible packaging market stems from industrial uses for flexible packaging, particularly in the agricultural, building and chemical industries.

Industry Forecast. Growth in the flexible packaging industry is expected to be driven by a number of trends, including:

•	increasing importance of convenience, functionality and shelf-appeal;

•	technological developments (and consequent enhancements in packaging product performance capabilities);

•	ongoing industry conversion from rigid to flexible packaging;

•	globalization; and

•	pressures to consolidate.

We believe that larger producers are particularly well situated to take advantage of such trends, given their ability to reliably service larger, national customers by offering large-scale production capacity while simultaneously providing significant product development capabilities, broad product offerings and competitive pricing. Additionally, larger producers have relatively greater purchasing leverage than smaller producers and can more easily marshal resources to pursue substantial acquisition strategies. We believe that our recent consolidation will allow us to benefit from such size-related advantages.

Competition. The business of supplying flexible packaging products is extremely competitive, as we face competition from companies which sell similar and substitute packaging products. We compete principally with a limited number of manufacturers of flexible packaging products who offer a broad range of products and maintain production and marketing facilities domestically and internationally. Our major domestic competition includes Sealed Air Corporation, Bemis Company, Inc., Printpack, Inc., Alcan, Inc., Hood Packaging Group and Sonoco Products Company.

Segments

Our business is divided into two primary segments: paper packaging and plastic packaging. The overall product development capabilities and production capacity of these segments allow us to serve as a full-service packaging provider to our customers.

We expect to generate consistent internal growth over the next several years by leveraging our leadership position in paper products, newly enhanced presence in plastics products and broad array of production and development capabilities to provide value-added products to a growing number of customers in a variety of markets. We believe that we have considerable manufacturing capacity available for product line expansion and increased volume. We expect to realize continued growth in both the paper and plastic consumer market segments, with particular strength in plastic consumer products. Industrial market segments are expected to realize modest gains as we pursue targeted opportunities for profitable growth.

Paper Packaging Segment. Our paper packaging segment includes packaging products which we sell to producers of products, such as food, charcoal, pet food and pet care items. We offer a wide range of packaging styles, graphics, special features and coatings that help our customers maximize product appeal to their target markets. We also produce industrial-strength paper packaging products used by the seed, concrete and dairy industries, among others. We offer our customers custom-engineered paper for graphics and proprietary coatings for additional barrier protection, depending on each customer’s particular safety requirements and convenience concerns. See Note 10 to our consolidated financial statements included herein for additional information regarding our segments.

Plastic Packaging Segment. Our plastic packaging segment includes plastic packaging products which we sell to producers of food, beverages, lawn and garden products, tissues, towels, healthcare products and other consumer goods. We offer a wide range of packaging styles, graphics, special features and coatings to suit particular customer needs and maximize product shelf-appeal. Our plastic products are used to package chemicals, salt, building materials and lawn and garden products, among others. We offer customized packaging solutions (with custom-engineered films for graphics and proprietary coatings) to suit particular customer needs for safety and convenience. See Note 10 to our consolidated financial statements included herein for additional information regarding our segments.

Products

We produce a wide variety of value-added, flexible, paper-based and plastic-based packaging products, including stand-up pouches, multi-wall bags and heavy duty shipping sacks.

Our key paper packaging products include:

Pinch Bags. Pinch bags offer presentation and functionality advantages for consumer applications that require packaging which lies flat or stands upright. Typically, pinch bags are used by manufacturers and distributors of light products, such as sugar, flour, pet food, livestock feed and smaller lawn and garden products. Pinch bags are left unsealed at one end after production and offer convenient filling and sealing features for our customers and end users.

Pasted Valve Bags. Pasted valve bags, constructed of heavy-gauge, multi-wall paper, are most often used in industrial and construction markets. Pasted valve products are extremely durable and strong enough to hold significant weights and volume for such products as cement, clay, chemicals and sand. In general, pasted valve products lay flat for storage and are easily stackable in mass quantities. Exopack features a two-ply line of pasted valve products, which provide what we believe to be efficient, superior performance, and also offers UN/DOT testing, which is required for all packaging used to carry hazardous materials. We also offer proprietary opening and recloseable seals for pasted valve bags.

Self-Opening Sacks. Self-opening sacks, most commonly used for smaller consumer applications, utilize various multi-wall construction combinations to suit customer needs. Paper and plastic layers are often combined to provide outstanding barrier performance for content containment, as well as moisture or oxygen resistance. Moreover, self-opening sacks are easily re-closable by the end consumer and are particularly convenient for smaller pet food, charcoal, animal litter, coffee, sugar and flour packaging products.

Sewn-Open-Mouth Bags. Sewn-open-mouth bags provide packaging solutions for livestock feed, seed and flour applications. Sewn closed at one end, the bags are filled with content by the customer and sewn shut with heavy-gauge filament. Sewn-open-mouth bags are constructed to lie flat and are designed to carry heavy loads. We provide a wide variety of printing and combined substrate choices for sewn-open-mouth bags.

Multi-Wall and Specialty Bags. We manufacture technically complex multi-wall, or light-gauge, specialty bags capable of providing protection against oil, grease and moisture, which are used to package pet food and charcoal, among other products.

Market Print. Market print is primarily used for building insulation backing, or as wrap for roofing shingles. Constructed from one-ply, unbleached craft paper, market print is often printed with one or two colors on one side and delivered to customers on large rolls.

Our key plastic packaging products include:

Shipping Sacks. Our shipping sacks are used for difficult packaging applications, such as insulation, salt, plastic, resin, sand, gravel, soil, seed and other industrial, chemical and agricultural materials and products. Typically constructed of heavy-gauge plastic, our shipping sacks are heat or adhesive-sealed, thereby creating a weld designed to withstand harsh industrial environments.

Rollstock. We manufacture a variety of tubular and single-wound sheet rollstock products tailored to individual customer preferences. Extruded film is available in several varieties, including mono-layer, co-extrusion or laminated film, and can be delivered plain or with printing. Rollstock is left unsealed, for customer filling, and is often utilized for resin, food, beverage and lawn and garden wraps.

Stand-Up Pouches. Pouches provide an alternative to traditional rigid packaging, providing increased versatility and convenience. Pouches also feature a large surface area which allows for more eye-catching graphics. Additionally, the relatively thin, light nature of flexible pouches facilitates product storage and reduces shipping costs. Our stand-up pouches are suited for a wide range of applications and can be customized to a variety of specifications.

Edge Seam. Edge seam bags are primarily used by seed, fertilizer and soil manufacturers and distributors due to their convenient opening and closure systems. Our management believes that our additional features for edge seam bags (such as handles, 10-color printability and custom engineered constructions and laminations) distinguish our edge seam bags from those of our competitors.

Flexible Overwrap Packaging. Overwrap packaging consists of specially co-extruded film with high-performance characteristics. Such products are used for tissue products, such as toilet paper, bundle packs of bar soap and pharmaceutical products. We can meet orders for thin gauge extensible films as thin as .5 millimeters and with as many as 10 colors.

Multi-Layer Laminations. Multi-layer lamination products provide complex, customized flexible packaging structures to personal care, food and pet food producers. These products offer strength, machinability, above-average barrier protection and shelf life characteristics, and are tamper evident.

Printed Shrink Film. Shrink films are used in the personal care, beverage, cereal, convenience foods and canned goods markets, offering product protection and clear graphics at relatively low prices.

Operations and Manufacturing

We maintain an expansive array of packaging machinery at our various facilities, which collectively produces over 175 thousand tons of paper packaging and over 100 million pounds of plastic packaging each year. Our machinery includes numerous presses, tubers, bottomers, sewing lines, self-opening square bottom and two-ply pasted valve bag machines, multiple extrusion lines, flexo and roto presses, pouch machines and laminators. This wide variety of machinery and specialized equipment enables us to increase our product offerings and maintain a high degree of flexibility in meeting customer demands.

Product quality is continually monitored and maintained by our supervisors and our key equipment and critical operations are administered by trained, experienced operators. New machinery expenditure is predominantly driven by industry trends, developing technologies and customer needs.

Given our diverse customer base, our business does not typically experience significant seasonal variation. To the extent that seasonal variations do have an effect on our business, such variations consist of increased orders in the last quarter of each year, consequent to our customer efforts to meet increased demand during the end of the current year and to meet demands for the coming year.

Given the high degree of specialization at each of our facilities and the fact that our production is often customer-driven, we distribute our products directly from our various facilities to the customer, as opposed to a centralized distribution network. We ship all of our products based on agreements with individual customers, typically using third-party shipping sources to deliver our products.

We produce our paper and plastic packaging products through two distinct but similar manufacturing processes.

Paper Packaging. The manufacture of paper packaging involves several processes, including printing, tubing and bottoming.

•	Printing. Flat form paper products are printed using either rotogravure or flexographic print methods. The rotogravure method consists of pressing etched steel plates against flat form paper, using a rotary press to transfer the prints or graphics from the steel plates to the paper. During this process, the desired image is etched onto a steel cylinder creating small recesses, known as cells, which carry ink. The etched surface of the rotating cylinder is then dipped into an ink pan which fills the cells with ink. Surplus ink is wiped off the cylinder surface, leaving ink only in the cells. A second rotating cylinder then presses paper onto the cylinder, and the ink is transferred onto the paper. The flexographic print method is similar to the rotogravure method described above, but utilizes flexible plates that are drawn through a roller to apply ink and graphics to paper. Once printed, the paper then undergoes tubing and bottoming processes.

•	Tubing. Printed paper is converted to tube form by rolling and seaming the paper along one side. Tubing is critical to the production process, as many value-added features are added to the product at this stage, including the combination of multiple film layers, barriers and laminations. Film layers help provide tubed paper packaging with graphics and specific end-use features. The tubing process is finalized when the seamed paper is cut by machine into individual bags.

•	Bottoming. Bottoming of the paper packaging completes the manufacturing process. At this stage, paper packaging is sealed at one end with heat or pressure-applied adhesives. Performance bags are also customarily sealed with heavy-gauge filament that is sewn through the packaging.

Plastic packaging. Plastic packaging also involves several processes, including extrusion, printing, lamination and slitting.

•	Extrusion. Extrusion results in the creation of plastic film, the basis of flexible plastic packaging products. Appropriate machinery and technical knowledge are required to create a consistently high quality product. To begin, plastic resins with various properties are blended with chemicals and other additives to create a specified performance compound, the nature of which is primarily dependent on end-market use and customer preference. Blended resin compounds are then shaped under heat and pressure to create a thin plastic film. Many manufacturing dynamics, including the combination of resin and extrusion methods, produce variations in color, clarity, tensile strength, toughness, thickness, shrinkability, surface friction, transparency, sealability and permeability. Extruded plastic film can be used in a wide range of applications.

•	Printing. Extruded plastic film can be printed according to the same rotogravure and flexographic printing methods used to print paper packaging.

•	Lamination. In many circumstances, a product needs the protection of more than a single plastic film. In these instances, additional layers are bonded to the plastic film, with the added layers consisting of materials, such as oriented polyester or oriented polypropylene, which are stiffer and harder to tear. The film layers are brought together by applying an adhesive to one and bringing it into contact with the other, binding the two film layers into one. The lamination process allows us to meet the protection requirements for a variety of different end uses.

•	Slitting. Finished plastic film can be placed in razor and shear-cut slitting machines that tailor the film to sizes and widths specified by the customer. Several of our machines are able to store key machine settings for specific products, which results in a high level of consistency and manufacturing efficiency.

In order to optimize these processes and increase efficiencies, we share production-related best practices among our facilities and closely monitor numerous quality control and production analysis metrics. As a result of such practices, we believe that we have considerably improved our efficiency and quality. Numerous other efficiency and productivity initiatives are underway in order to optimize processes and productive capacity, including:

•	establishing company-wide operating and reporting procedures;

•	further streamlining production to focus each facility’s core equipment and manufacturing strengths;

•	optimizing asset utilization at each plant; and

•	strategically making capital expenditures to enhance efficiencies.

Management believes that these initiatives should enable us to improve our overall efficiency and enhance profitability.

Materials

We use plastic polyethylene and barrier films, paper, inks, adhesives and chemicals, including coated and un-coated polypropylene, polyester and nylon films in the manufacture of our products. We purchase our raw materials from a variety of suppliers and do not depend on any one supplier for our raw material needs.

We negotiate pricing and contract terms with each supplier. We attempt to purchase raw materials with the best possible terms and pricing, and we believe that we have good relationships with each of our suppliers. While several of our key suppliers have supplied us for decades, we nonetheless continue to build relationships with quality suppliers across the world who recognize our potential to be a high-volume, long-term partner.

We are currently focusing on increasing the efficiency of our raw materials procurement process. To this end, we are working to develop best-in-class procurement methods and have adopted innovative approaches to raw materials sourcing, such as instituting consignment programs for targeted supplies and developing internal sourcing arrangements. In addition, we have initiated programs to leverage raw materials procurement and standardize raw material usage across our company.

Technology and Research and Development

Our technology development is primarily focused on providing paper and plastic expertise to suit our customers’ packaging development requirements.

We are able to use our broad product offerings and state-of-the-art technology to transfer technological innovations form one market to another. For example, our expertise in producing zippered stand-up pouches for the food industry has helped us to develop and commercialize a new patent pending recloseable feature on multi-wall bags for pet food.

Many of our customers work with our technical representatives to deliver more competitive products. We have enhanced our relationships with such customers by providing the technical service required to support the commercialization of new products and by helping such customers improve operational efficiency and quality throughout the life cycle of their products. For example, on occasion our technical support employees travel with our customers to help procure packaging equipment on their behalf. In order to ensure product quality and consistency for their own customers, our customers do not change suppliers often, as supplier changes can be risky, expensive and time-consuming.

Sales and Marketing

Overview. Our overall sales and marketing strategy is to deliver levels of quality, consistency, innovation, reliability and customer service that are competitive in the industry, and to leverage our resources to position us as a trusted partner and leading solutions provider in value-added market segments. In addition to the ability to provide innovative and customized products to customers regardless of whether they require paper or plastic configurations, our critical differentiators include strong technical resources, customer service and support capabilities, broad geographic reach and large-scale production resources. We believe that our full service, “one-stop” resources enable us to provide industry-leading services and products to a wide range of customers, including national blue chip companies and smaller, regional accounts.

We strive to maintain close relationships with our customers, collaborating on technological advancements and demand planning. Our sales representatives are trained to focus upon specific product categories, while maintaining a general familiarity with all of our products in order to take advantage of cross-selling opportunities. As a result, we believe that our sales personnel have developed a deep understanding of our product lines, in addition to the specific operations and needs of the individual customers that each representative services. We believe that this expertise enables us to cultivate new business, develop highly effective partnering initiatives with key customers, meet or exceed customer needs and expectations as to product quality and innovation, and differentiate our products from those of our competitors.

Sales Organization. Approximately 50 sales personnel are organized around our business segments. Within each segment, sales representatives are divided between regional and national accounts. Regional representatives target smaller accounts, while national representatives focus on customers requiring service from multiple facilities. Typically, we maintain a single sales personnel and customer service contact with each customer, which we believe facilitates clear communication and fosters close personal relationships.

Our sales personnel are compensated according to the profitability of the products they sell, in addition to the amount of cash their sales generate. Accordingly, our sales representatives have an incentive to sell high-margin products. We devote significant resources on an ongoing basis to product and sales technique training programs, which inform sales representatives about each of our products, their functionality, potential applications and value-added selling techniques. We believe that these efforts have resulted in a highly knowledgeable and motivated sales force, capable of specifically addressing a broad range of customer requirements.

Marketing Initiatives. We have begun to actively identify and pursue developing opportunities with customers, leveraging our technical expertise to meet customer needs, regardless of segment or packaging configuration. Based on the results of these efforts to date, we believe we are well positioned to pursue cross-selling opportunities with existing and potential customers.

Customer Service

We believe our commitment to customer service and support is reflected in our long-term customer relationships and new customer retention. Customer service is critical to our ability to differentiate our company from our competition and reinforce our market position. Accordingly, we maintain a strong focus on our customers by emphasizing an attentive approach to customer needs and by providing value-added services which complement products designed and printed to customer specifications.

Our approach to service emphasizes four primary objectives:

•	reliably delivering products on-time;

•	responding to customer questions, concerns and problems, and closely collaborating with customers to promptly address any such questions, concerns or problems;

•	customizing and designing innovative products that conform to our customers’ exact specifications; and

•	using specialized manufacturing and information technology to provide customers with rapid processing and service alternatives.

In addition, we actively promote our broad network of production facilities in order to attract and maintain customers that require production from multiple locations.

Customers and Order Backlog

Subsequent to the Consolidation, we have a diversified customer base of more than 1,800 customers. Our customers range in size from Fortune 100 companies to smaller regional businesses, and come from a variety of industries, including food, chemical, medical, construction, agribusiness and personal care products. Prior to the Consolidation, for the Predecessor period from January 1, 2005 to July 14, 2005 Procter & Gamble and Kellogg’s accounted for approximately 44% and 26% of our net sales, respectively, for the year ended December 31, 2004 Procter & Gamble, Kellogg’s and Sara Lee accounted for approximately 48%, 21% and 10% of our net sales, respectively and for the year ended December 31, 2003 Procter & Gamble, Kellogg’s and Sara Lee accounted for approximately 50%, 20% and 13% of our net sales, respectively. Subsequent to the Consolidation, no single customer accounted for more than 10% of our net sales. The average length of our continuous relationships with our 10 largest customers is more than 22 years. Additionally, as a result of our status as the sole packaging supplier of both paper and plastic for some of our largest customers, we believe that the cost for a competitor to compete for those accounts would be high.

Sales arrangements with our customers vary by customer and product supplied and may be through purchase order arrangements or long-term contracts. Contractual terms typically stipulate product prices, potential raw material price increase pass-through, on-hand inventory or production availability and payment and freight terms. Contractual terms range in length from one-time sales to three or more years and typically contain cost pass-through provisions.

The time between receipt of orders and shipment is generally short, and, as a result, backlog is not significant.

Employees

We have approximately 2,770 employees, of which approximately 340 are covered by two separate collective bargaining agreements. At our Battle Creek, Michigan facility, approximately 140 employees,

including production and maintenance employees, quality control inspectors and drivers, are covered by a collective bargaining agreement that expires on February 1, 2011. In our Tomah, Wisconsin facility, approximately 200 employees are covered by a collective bargaining agreement that expires on February 27, 2007.

Facilities

Our corporate headquarters are located in Spartanburg, South Carolina. We operate out of 15 manufacturing facilities located throughout the United States and Canada. We operate 9 manufacturing facilities in the plastic packaging segment, of which we lease 4 (including two foreign manufacturing facilities in Ontario, Canada) and own the remaining 5 facilities. We operate 6 manufacturing facilities in the paper packaging segment, which are all owned properties.

We believe that our plants, which vary in size and age, are suitable for our operations and believe our operating facilities have sufficient capacity to meet our needs for the foreseeable future.

Patents and Trademarks

We have proprietary rights to a number of trademarks important to our business, including eXpress PV® and Shur Seal®. We also hold over 30 patents relating to our products, manufacturing processes and equipment, with additional patents currently pending. Our material patents include slider/zipper designs for paper bags used in pet food packaging, industrial film for shipping sacks, specialty microwaveable bag structures, dairy bags for use with dried dairy products and specially formulated consumer packaging high-clarity film. We also have a number of proprietary constructions, compositions and manufacturing processes.

Regulatory Matters

Our business is subject to numerous federal, state, local and foreign laws and regulations relating to the protection of human health and the environment. These environmental laws and regulations include the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act and the Comprehensive Environmental Response, Compensation and Liability Act and relate to such things as the storage, release and remediation of hazardous substances. In addition, we are subject to similar state laws. These laws are constantly evolving, with a trend towards increasing stringency. The ultimate impact of complying with existing laws and regulations is not always clearly known or determinable, because certain implementing regulations for some of the laws described above have not yet been promulgated or in certain instances are undergoing revision. These environmental laws and regulations could result in substantially increased capital, operating and compliance costs.

Legal Proceedings

From time to time, we are party to various disputes and legal proceedings arising in the ordinary course of business, none of which are expected to have a material adverse effect on us.

MANAGEMENT

Our amended and restated certificate of incorporation and by-laws provide that our business is to be managed by, or under the direction of, our board of directors. Our by-laws provide that directors are elected at our annual meeting to serve until the subsequent annual meeting of our stockholders or until their earlier resignation or removal. There are currently four vacancies on our Board of Directors. Pursuant to our bylaws, the Board of Directors may fill these vacancies or, alternatively, may reduce the size of the board to eliminate these vacancies. As of the date of this prospectus, the Board of Directors has not taken any action with respect to these vacancies. Our officers serve at the pleasure of our Board of Directors.

The names of the persons who now serve as our directors and executive officers are set forth below:

Name	Age	Position
Executive Officers
Jack E. Knott	52	Chairman, President, Chief Executive Officer, Secretary and Director
David A. Rawden	49	Chief Financial Officer, Treasurer, Assistant Secretary and Senior Vice President

Other Key Employees
Fred Crowe	57	Senior Vice President and General Manager
Robert H. Arvanites	40	Senior Vice President and General Manager
Gerard J. Ferguson	41	Vice President of Human Resources

Directors
Clarence E. Terry	60	Director
Gerald Woelcke	44	Director
Kevin Calhoun	45	Director

The following information summarizes the business experience of each of our executive officers, key employees and directors:

Jack E. Knott was named our Chairman, President and Chief Executive Officer in October 2005. From August 2003 until joining us, Mr. Knott served as a Manager of Ronin Partners, LLC. From 1997 to August 2003, Mr. Knott served in various executive positions at Huntsman Packaging Corp. and as the Chief Executive Officer of Pliant Corporation, its successor. Mr. Knott has over 27 years of experience in the packaging industry, including serving in numerous senior management positions, including Chairman of the Flexible Packaging Association, President of Rexene Products and President of CT Films, among other positions.

David A. Rawden was named our Chief Financial Officer in November 2005. Prior to joining us, from February 2002 to January 2005, Mr. Rawden served in various senior management positions at Allied Holdings, Inc., including Executive Vice President, Chief Information Officer and Chief Financial Officer. Prior to that, from 1990 to February 2002, Mr. Rawden was a principal with AlixPartners, a turnaround and crisis management consulting firm providing advisory services to underperforming companies.

Fred Crowe has served as our Senior Vice President and General Manager since October 2005. Mr. Crowe has also served as Exopack’s Senior Vice President and General Manager from August 2003. Prior to joining Exopack, from June 2002 to August 2003, Mr. Crowe served as President and Chief Executive Officer of American Fuji Seal, a flexible label manufacturer based in Bardstown, Kentucky. From February 2000 to June 2002, Mr. Crowe was President of North America Hygiene/Medical, BBA Group PLC (London, England), a non-woven fabric manufacturer based in Simpsonville, South Carolina, where he managed six manufacturing facilities and our North American business. From January 1977 to February 2000 Mr. Crowe was employed by Printpack Inc, most recently as Vice President of Sales, Marketing and Technology for Printpack’s US Flexibles’ business, where he managed over 100 sales, marketing and product development professionals serving 11 plants.

Robert H. Arvanites has been with Exopack since its inception in August 2001 and currently serves as Senior Vice President and General Manager. Prior to joining Exopack, Mr. Arvanites held various sales positions with Union Camp Corporation, including Consumer Group Sales Manager from 1997-July 2001 and Sales Manager for its St. Louis, Missouri facility from 1995 to 1997.

Gerard J. Ferguson has served as our Vice President of Human Resources since October 2005. Mr. Ferguson has also served as Exopack’s Vice President of Human Resources from its inception in August 2001. Prior to joining Exopack, Mr. Ferguson held numerous positions at Union Camp Corporation, most recently as Director of Human Resources from 1998 through August 2001.

Clarence E. Terry has been a member of our Board of Directors since 2005. Since September 1999, Mr. Terry has served as Managing Director of Sun Capital, a private investment firm, and he has more than 30 years of operating experience. Prior to joining Sun Capital, Mr. Terry served as Vice President at Rain Bird Sprinkler Manufacturing, Inc., a manufacturer of irrigation products. Mr. Terry is also a director of Loud Technologies, Inc., Northland Cranberries, Inc., SAN Holdings, Inc. and a number of private companies.

Gerald Woelcke has been a member of our Board of Directors since 2005 and is currently a member of the audit committee of the Board of Directors. Mr. Woelcke has served as a Vice President of Sun Capital since June 2004. Mr. Woelcke has over 20 years of experience in finance and operations. Prior to joining Sun Capital, from March 2000 to May 2004, Mr. Woelcke served as Chief Financial Officer of Mondrian Canada, Inc., one of Sun Capital’s affiliated portfolio companies and a distributor of high quality reprographic systems. Prior to that, from November 1991 to February 2000, Mr. Woelcke served as Director of Finance for Wilson Auto Electric Limited, a re-manufacturer of starters and alternators. Mr. Woelcke is a Chartered Accountant and began his career with Price Waterhouse in the audit and insolvency departments.

Kevin Calhoun was elected to our board of directors in October 2006. Since 2000, Mr. Calhoun has served as a Senior Vice President of Sun Capital and Chief Financial Officer since October, 2006. Prior to joining Sun Capital, Mr. Calhoun served as Chief Financial Officer of a publicly-held technology company and Controller for a privately-owned distribution business. He was also with Ernst & Young for ten years, most recently as Senior Manager in its audit department. Mr. Calhoun served as Chief Financial Officer of Sun Capital’s first affiliated portfolio company, Atlas Companies, a manufacturer of specialty papers and cutting dies. Mr. Calhoun has 23 years of operating, accounting and tax, management information systems, and risk management experience. Mr. Calhoun received his BS in Accounting from the University of Florida in 1983.

Audit Committee

The audit committee of our board of directors is currently composed of two members, Gerald Woelcke and Kevin Calhoun. We are not required by the rules of any stock exchange or securities association to have an audit committee comprised of independent directors, nor are we required to designate an audit committee financial expert. Nevertheless, our board of directors may designate a member of its audit committee to be an audit committee financial expert in the future should it be deemed to be appropriate.

Our board of directors currently does not have any other committees.

Compensation Committee Interlocks and Insider Participations

We do not currently have a compensation committee. Jack Knott, our Chief Executive Officer and President and current member of our board of directors, participated in deliberations with our board of directors concerning executive officer compensation.

Executive Compensation

Upon completion of the Consolidation on October 13, 2005, the executive officers listed in the following tables were newly appointed by the Board. The following table presents information concerning compensation earned in the Successor period from July 15, 2005 to December 31, 2005 and compensation that we expect to pay to our executive officers in 2006.

		SUMMARY COMPENSATION TABLE
		Annual Compensation					Long-Term Compensation			All other compensation ($)
Name and principal position		Salary ($)		Bonus ($)		All other compensation ($)	Restricted stock award(s)	Securities underlying options
Jack Knott Chairman, President and Chief Executive Officer	2006	$420,000		—	(1)	—	—	—		—
	2005	$151,331	(2)	$99,534		—	—	30,000	(3)	—

David Rawden Chief Financial Officer	2006	$270,000		—	(1)	—	—	—		—
	2005	$25,615	(2)	$4,760		—	—	4,500	(3)	—

(1)	Named executive officers are eligible for bonus based on earnings performance of the business.
(2)	These salary figures are not annual figures since the executive officers receiving these salaries were newly appointed subsequent to the completion of the Consolidation on October 13, 2005.
(3)	See “Option/SAR Grants in 2005” table below for additional information regarding these options.

Employment Agreements

Pursuant to the terms of an offer letter signed on January 10, 2006, Jack Knott is paid an annual base salary of $420,000. In the event that Mr. Knott remains employed with us through a change of control (as defined in the letter) Mr. Knott will be entitled to receive a bonus if such change in control produces a qualifying internal rate of return for our stockholders, as set forth in the letter.

Pursuant to the terms of an offer letter signed on November 11, 2005, David Rawden is paid an annual base salary of $270,000. In addition, Mr. Rawden is eligible for participation in our management incentive program whereby he may receive a bonus equal to 30% or more of his base salary based on certain business and financial objectives.

Stock Option Grant Agreements

On December 12, 2005 CPG Finance (“CPG Finance”), an affiliate of Sun Capital and the sole equity owner of Exopack Key Holdings, LLC, our sole stockholder, granted Jack Knott, our Chairman, President and Chief Executive Officer, options to purchase 30,000 shares of its non-voting common stock at an exercise price per share of $72.00. Pursuant to the grant, 20.0% of the total shares subject to the grant will vest as of July 14, 2006 and each successive year for the next four years. However, in the event of a change of control (as defined in the grant agreement), all of the shares subject to the grant will vest immediately prior to the change of control. The vested portion of the options can be exercised only on the earliest of (i) July 14, 2015, (ii) the date of the consummation of a change of control, or (iii) 30 days following the date on which Mr. Knott’s employment terminates for certain specified reasons.

On December 12, 2005, CPG Finance granted to David Rawden, our Chief Financial Officer, options to purchase 4,500 shares of its non-voting common stock at an exercise price per share of $72.00. Pursuant to the grant, 20.0% of the total shares subject to the grant will vest as of November 28, 2006 and each successive year for the next four years. However, in the event of a change of control (as defined in the grant agreement), all of the shares subject to the grant will vest immediately prior to the change of control. The vested portion of the options can be exercised only on the earliest to occur of (i) November 28, 2015, (ii) the date of the consummation of a change of control, or (iii) 30 days following the date on which Mr. Rawden’s employment terminates for certain specified reasons.

Separation Benefit Agreements

On January 10, 2006, we entered into a separation benefit agreement (the “Knott Separation Agreement”) with Jack Knott, our Chairman, President and Chief Executive Officer. Pursuant to the Knott Separation Agreement, we agreed to pay Mr. Knott $480,000 over a one year period in the event that we terminate Mr. Knott without cause or if we fail to retain Mr. Knott in a similar position within the period beginning 30 days prior to and ending 180 days after a change of control (as defined in the Knott Separation Agreement). We also agreed to pay Mr. Knott’s health and welfare benefits for one year following termination. We may, at our sole discretion, extend the term of the Knott Separation Agreement for an additional one year term at $480,000. Our payments to Mr. Knott are contingent upon Mr. Knott’s compliance with certain non-compete covenants.

On December 12, 2005, we entered into a separation benefit agreement (the “Rawden Separation Agreement”) with David Rawden, our Chief Financial Officer. Pursuant to the Rawden Separation Agreement, we agreed to pay Mr. Rawden one year of his then existing base salary over a one year period in the event that we terminate Mr. Rawden without cause or if we fail to retain Mr. Rawden in a similar position within the period beginning 30 days prior to and ending 180 days after a change of control (as defined in the Rawden Separation Agreement). Our payments to Mr. Rawden are contingent upon Mr. Rawden’s compliance with certain non-compete covenants.

Option/SAR Grants in 2005

We have not granted options to any of our named executive officers. However, CPG Finance, Inc., which is the sole stockholder of our sole stockholder, Exopack Key Holdings, LLC, has granted options to our executive officers to purchase shares of its outstanding common stock. Mr. Knott’s options to purchase 20.0% of the underlying shares vest on July 14, 2006 and an additional 20.0% vest on each of the successive four anniversaries thereof. Mr. Rawden’s options to purchase 20.0% of the underlying shares vest on November 28, 2006 and an additional 20.0% vest on each of the successive four anniversaries thereof.

	OPTION/SAR GRANTS IN 2005
Name and principal position	Number of securities underlying option/SARs granted(a)	Individual Grants			Potential realizable value at assumed annual rates of stock price appreciation
		Percent of total options/SARs granted to employees in fiscal year	Per share exercise or base price	Expiration date	5.0%	10.0%
Jack Knott Chairman, President and Chief Executive Officer	30,000	38.7%	$72	July 14, 2015	$3,520,800	$5,594,400
David Rawden Chief Financial Officer	4,500	5.8%	$72	November 28, 2015	$528,120	$839,160

(a)	Represents options to purchase shares of CPG Finance, Inc., the sole stockholder of our sole stockholder.

Director Compensation

None of our directors are compensated for serving as a director. Directors are reimbursed for actual expenses incurred in attending Board meetings.

PRINCIPAL STOCKHOLDERS

Upon completion of the Consolidation, Exopack Key Holdings became our sole stockholder. Exopack Key Holdings is 100.0% owned by CPG Finance, Inc., an affiliate of Sun Capital. On December 12, 2005, CPG Finance granted options to purchase 77,500 shares of its common stock to members of our management, including options to purchase 30,000 shares to Jack Knott, our Chairman, President and Chief Executive Officer, representing 3.0% of CPG Finance’s outstanding stock, and options to purchase 4,500 shares to David Rawden, our Chief Financial Officer, representing 0.5% of CPG Finance’s outstanding stock. Additionally, during 2006, CPG Finance granted options to purchase 3,950 shares of its common stock to certain key employees of our company and 7,600 options were forfeited.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Management Services Agreements

On July 14, 2005, Cello-Foil Holding entered into a management services agreement with an affiliate of Sun Capital Partners Management IV, LLC (“Sun Capital Management”), an affiliate of our sole shareholder. Pursuant to the terms of this agreement, Sun Capital Management provided Cello-Foil Holding with certain financial and management consulting services. On October 13, 2005, when Cello-Foil Holding became our wholly-owned subsidiary, the management services agreement with Cello-Foil Holding was terminated and we entered into a new management services agreement with Sun Capital Management. The new management services agreement was amended on January 31, 2006.

Pursuant to the terms of the new management services agreement, Sun Capital Management provides financial and management consulting services to us, subject to the supervision of our Board of Directors. In exchange for these services, we pay Sun Capital Management an annual management fee equal to the greater of $1.0 million or 2.0% of EBITDA (as defined in the agreement). We paid Sun Capital Management $628,000 in management fees for the successor period from July 15, 2005 to December 31, 2005 and approximately $935,000 for the nine months ended September 30, 2006. In addition to this general management fee, in connection with any management services provided to us, our direct or indirect subsidiaries, or stockholders with respect to certain corporate transactions including, without limitation, refinancings, restructurings, equity or debt offerings, acquisitions, mergers, consolidations, business consolidations, sales and divestitures, Sun Capital Management is entitled to 1.0% of the aggregate consideration of the corporate transaction as well as any customary and reasonable fees. We also agreed to reimburse Sun Capital Management for all out of pocket expenses incurred in the performance of the services under the agreement. Sun Capital Management was paid a $2.6 million management consulting fee and $0.4 million for expenses incurred in connection with the Consolidation. The management services agreement terminates on October 13, 2015.

Other Transactions

From time to time in the ordinary course of business, we may enter into transactions with entities in which Sun Capital has an interest. Any such transaction would be subject to compliance with the covenants contained in the indenture governing the Notes and our new senior secured revolving credit facility. We anticipate that any such transaction would be on arms’ length terms. In addition, as described in “Management,” we have entered into agreements with our key executive officers. From time to time, we may also indemnify executive officers and directors for actions taken in their capacities as such.

DESCRIPTION OF CERTAIN INDEBTEDNESS

The following summary of certain provisions of the instruments evidencing our material indebtedness does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the corresponding agreements, including the definition of certain terms therein that are not otherwise defined in this prospectus.

Senior Secured Asset-Based Revolving Credit Facility

On January 31, 2006, we entered into a new senior secured revolving credit facility with a syndicate of financial institutions which provides for a maximum credit facility of $45.0 million, which includes a Canadian dollar subfacility available to our Canadian subsidiaries for up to $15.0 million (or the Canadian dollar equivalent) (the “Senior Credit Facility”). A reserve is established against availability in the U.S. for the U.S. dollar equivalent of amounts outstanding under the Canadian subfacility. The Senior Credit Facility also provides our domestic and Canadian subsidiaries with letter of credit subfacilities. Availability under the Senior Credit Facility is subject to borrowing base limitations for both the U.S. and Canadian subsidiaries, as defined in the loan agreement. The Senior Credit Facility matures after five years and is classified as a current liability in the accompanying consolidated balance sheets.

Interest on the Senior Credit Facility will accrue on amounts outstanding under the U.S. facility at a variable annual rate equal to the U.S. Index Rate (as defined in the loan agreement) plus 0.5% or, upon our prior notice, at an annual rate equal to LIBOR plus 1.5%. Interest will accrue on amounts outstanding under the Canadian facility at a variable annual rate equal to the Canadian Index Rate (as defined in the loan agreement) plus 0.5% or, upon our prior notice, at an annual rate equal to the BA Rate (as defined in the loan agreement) plus 1.5%. The Senior Credit Facility also includes unused facility and letter-of-credit fees.

The Senior Credit Facility is secured by substantially all of our tangible and intangible property (other than real property and equipment). In addition, all of our equity interests in our domestic subsidiaries and a portion of the equity interests in our foreign subsidiaries are pledged to secure the Senior Credit Facility.

The Senior Credit Facility places certain restrictions on us including, but not limited to, our ability to incur additional indebtedness, incur liens, pay dividends, make investments, consummate certain asset sales, enter into certain transactions with affiliates, merge or consolidate with any other person or sell or otherwise dispose of our assets and our subsidiaries’ assets.

DESCRIPTION OF NEW NOTES

The new notes will be issued under an existing indenture dated as of January 31, 2006 (as amended or supplemented from time to time, the “Indenture”), among us, the Guarantors and The Bank of New York as Trustee (the “Trustee”), a copy of which may be obtained from us as set forth below under “—Additional Information.” The statements herein relating to the new notes and the following summaries of provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms, and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Wherever particular sections or defined terms of the Indenture are referred to in this prospectus, such sections or defined terms are incorporated herein by reference. Certain defined terms used in this description but not defined below under “—Certain Definitions” or otherwise herein have the meanings assigned to them in the Indenture. In this description, the word “EHC” refers only to Exopack Holding Corp. and not to any of its subsidiaries.

The following sets forth certain general terms and provisions of the new notes, which are identical in all material respects to the terms of the old notes, except that the registration rights and related liquidated damages provisions, and the transfer restrictions applicable to the old notes, are not applicable to the new notes.

The New Notes

The new notes:

•	will be general unsecured obligations of EHC;

•	will be effectively subordinated to any secured Indebtedness of EHC up to the value of the collateral securing such Indebtedness, including all borrowings under the Credit Agreement, which will be secured by substantially all of the assets of EHC;

•	will rank equal in right of payment with all existing and future unsecured senior Indebtedness of EHC;

•	will be senior in right of payment to any future subordinated Indebtedness of EHC; and

•	will be unconditionally guaranteed by the Guarantors.

You should read “Risk Factors—Risk Factors Related to the Notes” for more information about risks relating to the terms of the new notes.

The Note Guarantees

The new notes will be guaranteed by all of EHC’s current and future Domestic Subsidiaries.

Each guarantee of the new notes:

•	will be a general unsecured obligation of the Guarantor;

•	will be effectively subordinated to any secured Indebtedness of that Guarantor, including the guarantees under the Credit Agreement, up to the value of the collateral securing such guarantees;

•	will rank equal in right of payment with all existing and future unsecured senior Indebtedness of that Guarantor; and

•	will be senior in right of payment to any future subordinated Indebtedness of that Guarantor.

Not all of our Subsidiaries will guarantee the new notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, the non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

EHC is a holding company for its Subsidiaries, through which it conducts its business. EHC has no material operations and no substantial assets other than its Subsidiaries. Accordingly, EHC is dependent upon distributions from its Subsidiaries to meet its obligations, including its obligations under the new notes. Consequently, the new notes will be effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of EHC’s Subsidiaries. Any right of EHC to receive assets of any of its Subsidiaries upon the Subsidiary’s liquidation or reorganization (and the consequent right of the holders of the new notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary’s creditors, except to the extent that EHC is itself recognized as a creditor of the Subsidiary, in which case the claims of EHC would still be subordinate in right of payment to any security in the assets of the Subsidiary and any Indebtedness of the Subsidiary senior to that held by EHC. See “Risk Factors—Risk Factors Related to the Notes—Your right to receive payments on these new notes is effectively subordinated to the rights of our existing and future secured creditors.”

As of the date of this prospectus, all of our Subsidiaries are “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we are permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture and will not guarantee the new notes.

Principal, Maturity and Interest

EHC will issue up to $220 million in aggregate principal amount of new notes in this offering in exchange for old notes. EHC may issue additional notes under the Indenture from time to time after this offering.

Any issuance of additional notes is subject to all of the covenants in the Indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The new notes and any other notes issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. EHC will issue new notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The new notes will mature on February 1, 2014.

Interest on the new notes will accrue at the rate of 11 1/4% per annum and will be payable semi-annually in arrears on February 1 and August 1, commencing on August 1, 2006. EHC will make each interest payment to the holders of record on the immediately preceding January 15 and July 15.

Interest on overdue principal and interest and Special Interest, if any, will accrue at a rate that is the then applicable interest rate on new notes.

Interest on the new notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a holder of new notes owning at least $5.0 million in aggregate principal amount of new notes has given wire transfer instructions to EHC, EHC will pay all principal, interest and premium and Special Interest, if any, on that holder’s new notes in accordance with those instructions. All other payments on the new notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless EHC elects to make interest payments by check mailed to the noteholders at their addresses set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. EHC may change the paying agent or registrar without prior notice to the holders of the new notes, and EHC or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange new notes in accordance with the provisions of the Indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of new notes. Holders will be required to pay all taxes due on transfer. EHC will not be required to transfer or exchange any note selected for redemption. Also, EHC will not be required to transfer or exchange any note for a period of 15 days before a selection of new notes to be redeemed.

Note Guarantees

The new notes will be guaranteed on an unsecured senior basis by each of EHC’s current and future Domestic Subsidiaries. The Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risk Factors Related to the Notes—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than EHC or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the registration rights agreement pursuant to a supplemental Indenture satisfactory to the trustee; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture.

The Note Guarantee of a Guarantor will be automatically and unconditionally released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) EHC or a Restricted Subsidiary of EHC, if the sale or other disposition does not violate the “Asset Sale” provisions of the Indenture;

(2) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) EHC or a Restricted Subsidiary of EHC, if the sale or other disposition does not violate the “Asset Sale” provisions of the Indenture;

(3) if EHC designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture; or

(4) upon legal defeasance or satisfaction and discharge of the Indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

See “—Repurchase at the Option of Holders—Asset Sales.”

Optional Redemption

At any time prior to February 1, 2009, EHC may on any one or more occasions redeem up to 35% of the aggregate principal amount of new notes issued under the Indenture at a redemption price of 111 1/4% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings of EHC or any direct or indirect parent of EHC to the extent that such proceeds are contributed to EHC; provided that:

(1) at least 65% of the aggregate principal amount of the new notes originally issued under the Indenture (excluding the new notes held by EHC and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Qualified Equity Offering.

On or after February 1, 2010, EHC may redeem all or a part of the new notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices set forth below (expressed as percentages of principal amount thereof) plus accrued and unpaid interest and Special Interest, if any, on the new notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on February 1 of the years indicated below, subject to the rights of holders of the new notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2010	105.625%
2011	102.813%
2012 and thereafter	100.000%

Unless EHC defaults in the payment of the redemption price, interest will cease to accrue on the new notes or portions thereof called for redemption on the applicable redemption date.

Redemption at Make-Whole Premium

At any time prior to February 1, 2010, EHC may also redeem all or a part of the new notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of new notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to the date of redemption, subject to the rights of holders of new notes on the relevant record date to receive interest due on the relevant interest payment date.

Mandatory Redemption

EHC is not required to make mandatory redemption or sinking fund payments with respect to the new notes.

Repurchase at the Option of Holders

EHC may be required to purchase the new notes if it undergoes a change of control or sells certain assets.

Change of Control

If a Change of Control occurs, EHC will be required to make an offer to purchase all or any part of the new notes as described below (the “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, EHC will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of new notes repurchased plus accrued and unpaid interest and Special Interest, if any, on the new notes repurchased to the date of purchase, subject to the rights of holders of new notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, EHC will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase new notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and described in such notice.

Holders electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender the note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice of Change of Control Offer prior to the close of business on the third business day prior to the Change of Control Payment Date or, with respect to holders of new notes who own beneficial interests in new notes in global form, otherwise comply with the applicable procedures of The Depository Trust Company in connection with the Change of Control Offer.

EHC will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the new notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, EHC will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

On the Change of Control Payment Date, EHC will, to the extent lawful:

(1) accept for payment all new notes or portions of new notes (in denominations of $2,000 or integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all new notes or portions of new notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the new notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of new notes or portions of new notes being purchased by EHC.

The paying agent will promptly mail or wire to each holder of new notes properly tendered the Change of Control Payment for such new notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the new notes surrendered, if any. EHC will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require EHC to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the new notes to require that EHC repurchase or redeem the new notes in the event of a takeover, recapitalization or similar transaction.

EHC will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by EHC and purchases all new notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control, conditional upon consummation of the Change of Control, if a definitive agreement is in effect for the Change of Control at the time of making the Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of EHC and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of new notes to require EHC to repurchase its new notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of EHC and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

EHC will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1) EHC or the Restricted Subsidiary, as the case may be, receives consideration for such sale at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75.0% of the consideration received in the Asset Sale by EHC or such Restricted Subsidiary consists of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on EHC’s most recent consolidated balance sheet, of EHC or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the new notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assumption agreement that releases EHC or such Restricted Subsidiary from further liability;

(b) any securities, notes or other obligations received by EHC or any such Restricted Subsidiary from such transferee that are, within 180 days following the Asset Sale, converted, sold or exchanged by EHC or such Restricted Subsidiary into or for cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion, sale or exchange;

(c) any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant; and

(d) any Designated Noncash Consideration received by EHC or any of its Restricted Subsidiaries in such Asset Sale having a Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (d) that is at that time outstanding, not to exceed the greater of (i) $10.0 million and (ii) 2.5% of Consolidated Total Assets at the time of receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, EHC (or a Restricted Subsidiary) may apply such Net Proceeds, at its option:

(1) to repay any Indebtedness and other Obligations under a Credit Facility and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) to (A) acquire all or substantially all of the assets of, or any Capital Stock of, a Person principally engaged in a Permitted Business or (B) enter into a definitive binding agreement with respect to such acquisition, provided that such acquisition is consummated within the later of (x) 365 days after the receipt of Net Proceeds of the Asset Sale and (y) 180 days after the date of such agreement, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of EHC;

(3) to make a capital expenditure; or

(4) to (A) acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business or (B) enter into a definitive binding agreement with respect to such acquisition, provided that such acquisition is consummated within the later of (x) 365 days after the receipt of Net Proceeds of the Asset Sale and (y) 180 days after the date of such agreement.

Pending the final application of any Net Proceeds, EHC (or a Restricted Subsidiary that is a Guarantor) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15.0 million, within 10 days thereof, EHC will make an offer to purchase (an “Asset Sale Offer”), to all holders of new notes and all holders of other Indebtedness that is pari passu with the new notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of new notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price for the new notes in any Asset Sale Offer will be equal to 100.0% of the principal amount of the new notes plus accrued and unpaid interest and Special Interest thereon, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, EHC may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of new notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the new notes and EHC or such other applicable party shall select such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

EHC will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of new notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, EHC will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

The Credit Agreement and agreements governing EHC’s other Indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the new notes. The acceptance by the holders of new notes of an offer to repurchase the new notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on EHC. In the event a Change of Control or Asset Sale occurs at a time when EHC is prohibited from purchasing new notes, EHC could seek the consent of its senior lenders to the purchase of new notes or could attempt to refinance the borrowings that contain such prohibition. If EHC does not obtain a consent or repay those borrowings, EHC will remain prohibited from purchasing new notes. In that case, EHC’s failure to purchase tendered new notes would constitute an Event of Default under the Indenture which could, in turn, constitute a default under the other indebtedness. EHC’s ability to pay cash to the holders of new notes upon a repurchase may be limited by EHC’s then existing financial resources. See “Risk Factors—Risk Factors Related to the Notes—We may not have the ability to raise the funds necessary to finance the change of control offer required by the Indenture. We may also enter into important corporate transactions that will not constitute a change of control.”

Selection and Notice

If fewer than all of the new notes issued under the Indenture are to be redeemed at any time, the trustee will select new notes for redemption as follows:

(1) if the new notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the new notes are listed; or

(2) if the new notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

No new notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of new notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the new notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of new notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on new notes or portions of new notes called for redemption.

Certain Covenants

Restricted Payments

EHC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of EHC’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving EHC or any of its Restricted Subsidiaries) or to the direct or indirect holders of EHC’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such, other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of EHC, and (y) dividends or distributions payable to EHC or a Restricted Subsidiary of EHC;

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving EHC) any Equity Interests of EHC or any direct or indirect parent of EHC held by Persons other than EHC or a Restricted Subsidiary;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of EHC or any Guarantor that is contractually subordinated to the new notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among EHC and any of its Restricted Subsidiaries), other than (a) payments of interest or principal at the Stated Maturity thereof and (b) payments, purchases, redemptions, defeasances or other acquisitions or retirements for value in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation or mandatory redemption, in each case, due within one year of the date of payment, purchase, redemption, defeasance, acquisition or retirement; or

(4) make any Restricted Investment

(each such payment and other action set forth in these clauses (1) through (4) above being a “Restricted Payment”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) EHC would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by EHC and its Restricted Subsidiaries since the date of the Indenture (excluding Restricted Payments permitted by each of the clauses of the next succeeding paragraph, except for clause (1) thereof), is not greater than the sum, without duplication, of:

(a) 50.0% of the Consolidated Net Income of EHC for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing January 1, 2006 to the end of EHC’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100.0% of the aggregate net cash proceeds and 100.0% of the Fair Market Value at the time of receipt of property or assets received by EHC since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of EHC (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of EHC that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of EHC); plus

(c) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any); plus

(d) to the extent that any Unrestricted Subsidiary of EHC designated as such after the date of the Indenture (i) is redesignated as a Restricted Subsidiary, (ii) merges into EHC or a Restricted Subsidiary, or (iii) transfers any assets to EHC or a Restricted Subsidiary, in each case after the date of the Indenture, the Fair Market Value of, (x) in the case of clauses (i) and (ii) above, EHC’s Investment in such Subsidiary as of the date of such redesignation or merger, and (y) in the case of clause (iii) above, such assets; plus

(e) 50.0% of any dividends received by EHC or a Restricted Subsidiary of EHC that is a Guarantor after the date of the Indenture from an Unrestricted Subsidiary of EHC, to the extent that such dividends were not otherwise included in the Consolidated Net Income of EHC for such period.

The preceding provisions will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the Indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of EHC) of, Equity Interests of EHC (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to EHC; provided that the amount of any such net cash proceeds that is utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

(3) the payment, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of EHC or any Guarantor that is contractually subordinated to the new notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of EHC to the holders of its Equity Interests on a pro rata basis;

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of EHC or any Restricted Subsidiary of EHC, or payments by EHC to any Parent Company to permit, and which are used by, such Parent Company solely to repurchase, redeem or otherwise acquire or retire for value any Equity Interests of such Parent Company, in each case held by any current or former officer, director, employee or consultant (or permitted transferees, assigns or successors of any of the foregoing) of EHC or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.5 million in any 12-month period, with unused amounts being available to be used in the following 12-month period, but not in any subsequent 12-month period;

(6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(7) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of EHC or any Restricted Subsidiary of EHC issued on or after the date of the Indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(8) the repurchase, redemption or other acquisition or retirement for value of any Indebtedness of EHC or any Guarantor that is contractually subordinated to the new notes or to any Guarantee, in each case, pursuant to provisions requiring such Person to offer to purchase, redeem, defease or otherwise acquire or retire for value such subordinated Indebtedness upon the occurrence of a “change of control” or with the proceeds of an “asset sale” as defined in the agreements or instruments governing such subordinated Indebtedness; provided, in each case that prior to consummating any such repurchase, redemption or retirement of value of Indebtedness, EHC has made a Change of Control Offer or Asset Sale Offer, as the case may be, and has repurchased all new notes validly tendered for payment in connection with such Change of Control Offer or Asset Sale Offer, as the case may be;

(9) Permitted Payments to Parent;

(10) any payments of fees and expenses made by EHC in connection with the consummation of the Transactions (including payments made on the Issue Date or concurrently with the issuance of the new notes); and

(11) other Restricted Payments in an aggregate amount not to exceed $7.5 million since the date of the Indenture;

provided, that in the case of clause (5), (7), (8), (9) (with respect to clauses (3) or (4) of the definition of “Permitted Payments to Parent”) or (11), no default has occurred, is continuing or would occur as a consequence thereof.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s), property or securities proposed to be transferred or issued by EHC or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

For purposes of determining compliance with this covenant, if a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (11) above or is entitled to be made according to the first paragraph of this covenant, EHC may, in its sole discretion, classify the Restricted Payment in any manner that complies with this covenant.

Incurrence of Indebtedness and Issuance of Preferred Stock

EHC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and EHC will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that EHC may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for EHC’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by EHC and any Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of EHC and its Restricted Subsidiaries thereunder) not to exceed the greater of (a) $45.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by EHC or any of its Restricted Subsidiaries since the date of the Indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales,” and (b) the Borrowing Base as of the date of such incurrence;

(2) the incurrence by EHC and its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by EHC and the Guarantors of Indebtedness represented by the new notes and the Note Guarantees;

(4) the incurrence by EHC or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement or lease of property, plant or equipment used in the business of EHC or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (x) 2.5% of Consolidated Total Assets and (y) $10.0 million at any time outstanding;

(5) the incurrence by EHC or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4) or (5) of this paragraph;

(6) the incurrence by EHC or any of its Restricted Subsidiaries of intercompany Indebtedness between or among EHC and any such Restricted Subsidiary; provided, however, that:

(a) if EHC or any Guarantor is the obligor on such Indebtedness and the payee is not EHC or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the new notes, in the case of EHC, or the Note Guarantee, in the case of a Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than EHC or a Restricted Subsidiary of EHC and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either EHC or a Restricted Subsidiary of EHC, will be deemed, in each case, to constitute an incurrence of such Indebtedness by EHC or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of EHC’s Restricted Subsidiaries to EHC or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than EHC or a Restricted Subsidiary of EHC; and

(b) any sale or other transfer of any such preferred stock to a Person that is not either EHC or a Restricted Subsidiary of EHC,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by EHC or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(9) the incurrence by EHC or any Restricted Subsidiary of Indebtedness arising from agreements of EHC or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, “earn out” or similar obligations, in each case, incurred in connection with the acquisition or disposition of assets, including shares of Capital Stock, in accordance with the terms of the Indenture; provided, that the amount of such Indebtedness does not exceed the gross proceeds actually received by EHC and its Restricted Subsidiaries in connection with any such disposition;

(10) the guarantee by EHC or any of the Guarantors of Indebtedness of EHC or a Restricted Subsidiary of EHC that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the new notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(11) the incurrence by EHC or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances and performance, completion and surety bonds or guarantees in the ordinary course of business;

(12) the incurrence by EHC or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days of being incurred;

(13) the incurrence of Acquired Debt of Persons that are acquired by EHC or any Restricted Subsidiary in accordance with the terms of the Indenture; provided that such Acquired Debt is not incurred in connection with or in contemplation of such acquisition; and provided, further, that after giving effect to such acquisition, either (a) EHC or such Restricted Subsidiary would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant, or (b) EHC’s Fixed Charge Coverage Ratio immediately following such acquisition and incurrence would be greater than EHC’s Fixed Charge Coverage Ratio immediately prior to such acquisition and incurrence; and

(14) the incurrence by EHC or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (14), not to exceed $7.5 million.

EHC will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of EHC or such Guarantor, unless such Indebtedness is also contractually subordinated in right of payment to the new notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of EHC solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, EHC will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant; provided, that Indebtedness under Credit Facilities outstanding on the date on which new notes are first issued and authenticated under the Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) above. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of EHC as accrued.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets or property at the date of determination; and

(b) the amount of the Indebtedness of the other Person that is secured by such assets.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that EHC or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies.

Liens

EHC will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (except Permitted Liens) on any asset now owned or hereafter acquired, unless all payments due under this Indenture and the new notes are secured on an equal and ratable basis with the obligations so secured until such time as such other obligations (in respect of Indebtedness or otherwise) are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Subsidiaries

EHC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to EHC or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to EHC or any of its Restricted Subsidiaries;

(2) make loans or advances to EHC or any of its Restricted Subsidiaries; or

(3) transfer any of its property or assets to EHC or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under, by reason of or pursuant to:

(1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Indenture;

(2) the Indenture, the new notes and the Note Guarantees;

(3) applicable law, rule, regulation or order;

(4) any agreement or instrument governing Indebtedness or Capital Stock of a Person acquired by EHC or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(5) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(7) any agreement for the sale or other disposition of a Restricted Subsidiary or any assets of such Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the property or assets subject to such Liens;

(10) provisions limiting the disposition or distribution of assets or property in joint venture agreements, partnership agreements, limited liability company operating agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of EHC’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(11) restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business; and

(12) agreements governing Indebtedness permitted to be incurred pursuant to the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness, taken as a whole, are not materially more restrictive to EHC, as determined by the Board of Directors of EHC, in its reasonable and good faith judgment, than the provisions contained in the Credit Agreement or in the Indenture as in effect on the date of the Indenture.

Merger, Consolidation or Sale of Assets

EHC will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not EHC is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of EHC and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) EHC is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than EHC) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than EHC) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of EHC under the new notes, the Indenture and the registration rights agreement pursuant to a supplemental Indenture reasonably satisfactory to the trustee;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) EHC or the Person formed by or surviving any such consolidation or merger (if other than EHC), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period:

(a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” or

(b) have a Fixed Charge Coverage Ratio that is greater than the Fixed Charge Coverage Ratio of EHC prior to such transaction; and

(5) EHC or the Person formed by or surviving any such consolidation or merger shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental Indenture is required in connection with such transaction, such supplemental Indenture, does not violate the applicable provisions of the Indenture and an officer’s certificate that the applicable conditions precedent in the Indenture relating to such transaction have been satisfied.

In addition, EHC will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(1) a merger of EHC with an Affiliate solely for the purpose of reincorporating or reorganizing EHC in another jurisdiction; or

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among EHC and its Restricted Subsidiaries.

Transactions with Affiliates

EHC will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of EHC (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are not materially less favorable to EHC or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by EHC or such Restricted Subsidiary with an unrelated Person; and

(2) EHC delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of EHC set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of EHC; provided, that if the Board of Directors of EHC does not have any disinterested members at the time of such Affiliate Transaction, then EHC must deliver to the trustee an opinion as to the fairness to EHC or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to EHC or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) reasonable director, officer, employee and consultant compensation, benefit and indemnification agreements, plans and arrangements, entered into by EHC or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2) transactions between or among EHC and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of EHC) that is an Affiliate of EHC solely because EHC owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) any issuance of Equity Interests (other than Disqualified Stock) of EHC to Affiliates of EHC;

(5) loans or advances to employees of EHC or any Restricted Subsidiary made in the ordinary course of business not to exceed an aggregate amount of $2.0 million outstanding at any one time;

(6) Restricted Payments that do not violate the provisions of the Indenture described above under the caption “—Restricted Payments;” and

(7) the Management Agreement, including the transactions contemplated thereby and pursuant thereto.

Business Activities

EHC will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to EHC and its Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

If EHC or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the Indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental Indenture and deliver an opinion of counsel satisfactory to the trustee within 10 business days of the date on which it was acquired or created; provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of EHC may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by EHC and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by EHC. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of EHC may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of EHC as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of EHC as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” EHC will be in default of such covenant. The Board of Directors of EHC may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of EHC; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of EHC of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Payments for Consent

EHC will not, and will not permit any Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of new notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the new notes, unless such consideration is offered to be paid and is paid to all holders of the new notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any new notes are outstanding, EHC will (i) (A) furnish to the holders of new notes or cause the trustee to furnish to the holders of new notes and (B) post to EHC’s website or (ii) file with the SEC, transmit to the trustee an electronic or paper copy of and post to EHC’s website, in each case, within the time periods specified in the SEC’s rules and regulations if the rules and regulations of the SEC were applicable to EHC:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if EHC were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if EHC were required to file such reports.

The availability of the foregoing materials on the SEC’s EDGAR database shall be deemed to satisfy EHC’s reporting obligation. All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on EHC’s consolidated financial statements by EHC’s certified independent accountants.

If, at any time after consummation of the exchange offer contemplated by the registration rights agreement, EHC is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, EHC will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC (unless the SEC will not accept such a filing) and post the reports on its website within the time periods specified above. EHC will not take any action for the purpose of causing the SEC not to accept any such filings.

If EHC has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of EHC and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of EHC.

In addition, EHC and the Guarantors agree that, for so long as any new notes remain outstanding, if at any time they are not required to file with the SEC the reports specified by the preceding paragraphs, they will furnish to the holders of new notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an “Event of Default” with respect to the new notes issued under the Indenture:

(1) default for 30 days in the payment when due of interest on, or Special Interest, if any, with respect to, the new notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the new notes;

(3) failure by EHC or any of its Restricted Subsidiaries to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales” or “—Certain Covenants—Merger, Consolidation or Sale of Assets;”

(4) failure by EHC or any of its Restricted Subsidiaries for 60 days after written notice to EHC by the trustee or the holders of at least 25.0% in aggregate principal amount of the new notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture;

(5) default under any mortgage, Indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by EHC or any Restricted Subsidiary (or the payment of which is guaranteed by EHC or any Restricted Subsidiary), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default:

(a) is caused by a failure to pay any such Indebtedness at its stated final maturity after giving effect to any applicable grace periods (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(6) failure by EHC or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $20.0 million in excess of amounts that are covered by insurance, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) except as permitted by the Indenture, any Note Guarantee of a Significant Subsidiary (or combination of Note Guarantees of any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the

Indenture), or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee (other than by reason of a release of such Guarantor from its obligations under its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee); and

(8) certain events of bankruptcy or insolvency described in the Indenture with respect to EHC or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to EHC, any Restricted Subsidiary of EHC that is a Significant Subsidiary or any group of Restricted Subsidiaries of EHC that, taken together, would constitute a Significant Subsidiary, all outstanding new notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding new notes may declare all the new notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding new notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the new notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium or Special Interest, if any.

Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of new notes, unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Special Interest, if any, when due, no holder of a note may pursue any remedy with respect to the Indenture or the new notes, unless:

(1) such holder has previously given the trustee notice that an Event of Default is continuing;

(2) holders of at least 25.0% in aggregate principal amount of the then outstanding new notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the then outstanding new notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding new notes by notice to the trustee may, on behalf of the holders of all of the new notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Special Interest, if any, on, or the principal of, the new notes.

EHC is required to deliver to the trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, EHC is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, member or stockholder of EHC or any Guarantor, as such, will have any liability for any obligations of EHC or the Guarantors under the new notes, the Indenture, the Note

Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of new notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the new notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

EHC may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officer’s certificate, elect to have all of its obligations discharged with respect to the outstanding new notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding new notes to receive payments in respect of the principal of, or interest or premium and Special Interest, if any, on, such new notes when such payments are due from the trust referred to below;

(2) EHC’s obligations with respect to the new notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and EHC’s and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, EHC may, at its option and at any time, elect to have the obligations of EHC and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the new notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the new notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) EHC must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the new notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of an investment bank, appraisal firm or firm of independent public accountants, in each case nationally recognized in the United States, to pay the principal of, or interest and premium and Special Interest, if any, on, the outstanding new notes on the Stated Maturity or on the applicable redemption date, as the case may be, and EHC must specify whether the new notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, EHC must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) EHC has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding new notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, EHC must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding new notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which EHC or any of its Subsidiaries is a party or by which EHC or any of its Subsidiaries is bound;

(6) EHC must deliver to the trustee an officers’ certificate stating that the deposit was not made by EHC with the intent of preferring the holders of new notes over the other creditors of EHC with the intent of defeating, hindering, delaying or defrauding any creditors of EHC or others; and

(7) EHC must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, the new notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the new notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, new notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the new notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding new notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, new notes).

Without the consent of each holder of new notes affected, an amendment, supplement or waiver may not (with respect to any new notes held by a non-consenting holder):

(1) reduce the principal amount of new notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the new notes (it being understood that this clause (2) does not apply to provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Special Interest, if any, on, the new notes (except a rescission of acceleration of the new notes by the holders of at least a majority in aggregate principal amount of the then outstanding new notes in accordance with the provisions of the Indenture and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the new notes;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of new notes to receive payments of principal of, or interest or premium or Special Interest, if any, on, the new notes;

(7) waive a redemption payment with respect to any note (it being understood that this clause (7) does not apply to a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture; or

(9) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of new notes, EHC, the Guarantors and the trustee may amend or supplement the Indenture, the new notes or the Note Guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of EHC’s or a Guarantor’s obligations to holders of new notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of EHC’s or such Guarantor’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the holders of new notes or that does not materially adversely affect the legal rights under the Indenture of any such holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6) to conform the text of the Indenture, the Note Guarantees or the new notes to any provision of this Description of the Notes to the extent that such provision in this Description of the Notes was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the new notes;

(7) to provide for the issuance of additional notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture; or

(8) to allow any Guarantor to execute a supplemental Indenture and/or a Note Guarantee with respect to the new notes.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to EHC, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and EHC or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Special Interest, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which EHC or any Guarantor is a party or by which EHC or any Guarantor is bound;

(3) EHC or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4) EHC has delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, EHC must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of EHC or any Guarantor, the Indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding new notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of new notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the Indenture and registration rights agreement without charge by writing to Exopack Holding Corp., 3070 Southport Road, Spartanburg, SC 29302, Attention: David Rawden.

Book-Entry, Delivery and Form

Except as set forth below, the new notes will be issued in the form of registered global notes (the “Global Notes”) in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for new Notes in certificated form except in the limited circumstances described below. See “Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of new notes in certificated form. Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by DTC. We take no responsibility for these operations and procedures and urge investors to contact DTC or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Holders of new Notes, who are Participants in DTC’s system may hold their interests therein directly through DTC. Holders of new Notes who are not Participants may hold their interests indirectly through organizations that are Participants in DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have new Notes registered in their names, will not receive physical delivery of new Notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the Persons in whose names the new Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither we, the Trustee nor any agent of ours or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities, such as the new Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of new Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the new Notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a Holder of new Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the new Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1) DTC (a) notifies EHC that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, EHC fails to appoint a successor depositary;

(2) EHC, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; provided that in no event will the Regulation S Temporary Global Note be exchanged for Certificated Notes prior to (a) the expiration of the Restricted Period and (b) the receipt by the registrar of any certificates required under the provisions of Regulation S; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Notice to Investors,” unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note, unless the transferor first delivers to the trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See “Notice to Investors.”

Same Day Settlement and Payment

EHC will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Special Interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. EHC will make all payments of principal, interest and premium, if any, and Special Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in The PORTALSM Market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. EHC expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised EHC that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, on any redemption date, the greater of:

(1) 1.0% of the principal amount of the note; or

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the note at February 1, 2010 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the note through February 1, 2010 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the note.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of EHC and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance of Equity Interests in any of EHC’s Restricted Subsidiaries or the sale of Equity Interests in any of the Restricted Subsidiaries (other than shares required by applicable law to be held by a Person other than EHC or a Restricted Subsidiary).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

(2) a transfer of assets between or among EHC and/or the Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of EHC to EHC or to a Restricted Subsidiary;

(4) the sale, lease, conveyance or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment;

(7) an Asset Swap;

(8) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

(9) the grant of a Lien permitted by the Indenture;

(10) the lease or sublease of any real or personal property in the ordinary course of business; and

(11) the sale or disposition of products, goods or inventory in the ordinary course of business.

“Asset Swap” means a concurrent purchase and sale or exchange of assets used or useful in a Permitted Business between us or any of our Restricted Subsidiaries and another Person, it being understood that an Asset Swap may include a cash equalization payment made in connection therewith; provided that such cash payment, if received by us or our Subsidiaries, shall be deemed to be proceeds received from an Asset Sale.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means, as of any date of determination, an amount equal to the sum of (1) up to 75.0% of the book value of the accounts receivable of EHC and its Restricted Subsidiaries, and (2) up to 50.0% of the book value of the inventory of EHC and its Restricted Subsidiaries consisting of raw materials, work in progress, and finished goods, valued at the lower of cost (determined on a first-in, first-out basis) or market.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars, Canadian dollars and cash deposit accounts denominated in such currencies;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(6) investments in money market funds at least 95.0% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

(7) in the case of any Foreign Subsidiary, investments made locally of a type comparable to those described in clauses (1) through (6) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of EHC and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than the Equity Sponsor or a Related Party of the Equity Sponsor;

(2) the adoption of a plan relating to the liquidation or dissolution of EHC (other than a transaction that complies with the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”);

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above), other than the Equity Sponsor and its Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of EHC, measured by voting power rather than number of shares; or

(4) after an initial public offering of EHC or any direct or indirect parent of EHC, the first day on which a majority of the members of the Board of Directors of EHC are not Continuing Directors.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes (including, without limitation, the Michigan Single Business Tax) based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4) non-recurring expenses and charges resulting from equity offerings, investments, mergers, recapitalizations, option buyouts, dispositions, asset acquisitions and similar transactions involving such Person or its Restricted Subsidiaries for such period, in each case to the extent deducted in computing Consolidated Net Income; plus

(5) non-recurring restructuring charges or reserves for such period, to the extent such restructuring charges or reserves were deducted in computing Consolidated Net Income; plus

(6) payments pursuant to the Management Agreement as in effect on the date of the Indenture for such period, subject to the limitations set forth in the definition of “Permitted Payments to Parent,” to the extent such payments were deducted in computing Consolidated Net Income; plus

(7) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period, to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(8) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, except that such exclusion shall not apply to the extent such dividends or distributions are actually received by such Person;

(3) the cumulative effect of a change in accounting principles will be excluded;

(4) the effect of purchase accounting adjustments required or permitted by GAAP in connection with the Transactions shall be excluded;

(5) any goodwill impairment charges will be excluded;

(6) non-cash compensation charges or other non-cash expenses or charges arising from the grant or issuance of stock, stock options or other equity-based awards to directors, officers or employees of EHC and its Restricted Subsidiaries will be excluded; and

(7) payments of fees and expenses made by EHC in connection with the consummation of the Transactions for such period will be excluded.

“Consolidated Total Assets” means, as of any date of determination, the total amount of assets that would appear on a consolidated balance sheet of EHC and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of EHC who:

(1) was a member of such Board of Directors on the date of the Indenture; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Credit Agreement” means that certain Credit Agreement, to be dated as of the Issue Date, by and among EHC, the guarantors named therein and the lenders party thereto, providing for up to $45,000,000 of revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by EHC or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an officers’ certificate of EHC, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the new notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require EHC to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that EHC may not repurchase or redeem any such Capital Stock pursuant to such provisions, unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that EHC and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of EHC that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of EHC.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Sponsor” means Sun Capital Partners III, LLC and Sun Capital Partners IV, LLC.

“Existing Indebtedness” means the Indebtedness of EHC and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, as determined in good faith by the Board of Directors of EHC.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act but giving effect to Pro Forma Cost Savings) as if they had occurred on the first day of the four-quarter reference period;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date (or would become a Restricted Subsidiary on such Calculation Date in connection with the transaction requiring determination of such Consolidated Cash Flow) will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date (or would cease to be a Restricted Subsidiary on such Calculation Date in connection with the transaction requiring determination of such Consolidated Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred

Payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of EHC (other than Disqualified Stock) or to EHC or a Restricted Subsidiary of EHC, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Foreign Subsidiary” means any Subsidiary of EHC that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Government Securities” means direct obligations of, or obligations guaranteed by the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means each of:

(1) Exopack LLC, a Delaware limited liability company, Exopack-Thomasville, LLC, a Delaware limited liability company, Exopack-Hebron, L.L.C., a Delaware limited liability company, Exopack-Ontario, Inc., a California corporation, Exopack-Technology, LLC, a California limited liability company, Cello-Foil Holding Corp., a Delaware corporation, Cello-Foil Products, Inc., a Michigan corporation, TPG Group Holding Corp., a Delaware corporation, TPG Enterprises, Inc., a Delaware corporation, and TPG (US), Inc., a Delaware corporation; and

(2) any other Subsidiary of EHC that executes a Note Guarantee in accordance with the provisions of the Indenture,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $50,000 and whose total revenues for the most recent 12-month period do not exceed $50,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of EHC.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of bankers’ acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that represents an accrued expense or trade payable; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), but only to the extent that the aggregate amount of such Indebtedness does not exceed the Fair Market Value of the asset and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If EHC or any Subsidiary of EHC sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of EHC such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of EHC, EHC will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of EHC’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by EHC or any Subsidiary of EHC of a Person that holds an Investment in a third Person will be deemed to be an Investment by EHC or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the date on which the new notes are first issued under the Indenture.

“Joint Venture” means any joint venture that is not a Restricted Subsidiary.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, that in no event shall an operating lease that is not a Capital Lease Obligation be deemed to constitute a Lien.

“Management Agreement” means the management services agreement, dated as of October 13, 2005, between EHC and Sun Capital Partners Management IV, LLC, as in effect as of the Issue Date, and any renewals or replacements thereof or amendments thereto (as long as the terms of such renewals, replacements or amendments are not less favorable to the holders of new notes in any material respect, taken as a whole, as compared to such agreement as in effect on the Issue Date).

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Net Proceeds” means the aggregate cash proceeds received by EHC or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, (a) fees and expenses related to such Asset Sale (including legal, accounting and investment banking fees and discounts, sales and brokerage commissions and any relocation expenses incurred as a result of the Asset Sale), (b) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (c) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, (d) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither EHC nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of EHC or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of EHC or any of its Restricted Subsidiaries.

“Note Guarantee” means the Guarantee by each Guarantor of EHC’s obligations under the Indenture and the new notes, executed pursuant to the provisions of the Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Parent Companies” means Exopack Key Holdings, LLC, CPG Finance, Inc., Sun Exopack, LLC, and any successors thereto.

“Permitted Business” means any business conducted by EHC or any Restricted Subsidiary on the Issue Date and any businesses that, in the good faith judgment of the Board of Directors of EHC, are reasonably related, ancillary or complementary thereto, or reasonable extensions thereof.

“Permitted Investments” means:

(1) any Investment in EHC or in a Restricted Subsidiary of EHC that is a Guarantor;

(2) any Investment in Cash Equivalents;

(3) any Investment by EHC or any Restricted Subsidiary of EHC in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of EHC and a Guarantor; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, EHC or a Restricted Subsidiary of EHC;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(5) any Investment made for consideration consisting of Equity Interests (other than Disqualified Stock) of EHC;

(6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of EHC or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates of EHC;

(7) Investments represented by Hedging Obligations;

(8) loans or advances to employees of EHC or any Restricted Subsidiary made in the ordinary course of business not to exceed an aggregate amount of $2.0 million outstanding at any one time;

(9) repurchases of the new notes;

(10) Investments existing on the Issue Date;

(11) Investments in Joint Ventures and/or minority businesses, not to exceed an aggregate of the greater of (x) $10.0 million and (y) 2.5% of Consolidated Total Assets;

(12) Guarantees otherwise permitted by the terms of the Indenture;

(13) negotiable instruments held for collection and similar deposits received by EHC or any Restricted Subsidiary as ordinary course of business trade receivables;

(14) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding, not to exceed the greater of $5.0 million and 1.25% of Consolidated Total Assets; provided, however, that if any Investment pursuant to this clause (14) is made in a Person that becomes a Restricted Subsidiary after the date of the making of such Investment, such Investment will thereafter be deemed to have been made pursuant to clause (1) above and will cease to count as an Investment for purposes of this clause (14).

“Permitted Liens” means:

(1) Liens on assets of EHC or any Guarantor securing Indebtedness and other Obligations under Credit Facilities that was incurred pursuant to either clause (1) or clause (14) of the definition of Permitted Debt and/or securing Hedging Obligations related thereto;

(2) Liens in favor of EHC or the Guarantors;

(3) Liens on property (including Capital Stock) of a Person existing at the time such Person is merged with or into or consolidated with EHC or any Subsidiary of EHC; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with EHC or the Subsidiary;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by EHC or any Subsidiary of EHC; provided that such Liens were in existence prior to such acquisition, and not incurred in contemplation of such acquisition;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness;

(7) Liens existing on the date of the Indenture;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) Liens imposed by law, such as carriers’, warehousemen’s, landlords’, worker’s compensation, suppliers’ and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of EHC and its Restricted Subsidiaries, taken as a whole;

(11) Liens created for the benefit of (or to secure) the new notes (or the Note Guarantees);

(12) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the Indenture; provided, however, that:

(a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(13) Liens incurred in the ordinary course of business of EHC or any Subsidiary of EHC that are not otherwise prohibited by the Indenture; provided that the aggregate amount of obligations secured thereby does not exceed $5.0 million at any one time outstanding;

(14) judgment Liens not giving rise to an Event of Default;

(15) Liens and rights of setoff in favor of a bank imposed by law and incurred in the ordinary course of business on deposit accounts maintained with such bank and cash and Cash Equivalents in such accounts;

(16) Liens upon specific items of inventory or other goods and proceeds of EHC or any Restricted Subsidiary securing EHC’s or any Restricted Subsidiary’s obligations in respect of banker’s acceptances issued or created for the account of EHC or any Restricted Subsidiary to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(17) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of EHC or any of its Restricted Subsidiaries;

(18) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

(19) Liens deemed to exist in connection with Investments in repurchase agreements permitted under the Indenture;

(20) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto to the extent permitted hereunder;

(21) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business; and

(22) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business.

“Permitted Payments to Parent” means, without duplication as to amounts:

(1) payments to or on behalf of any Parent Company in an amount sufficient to pay out-of-pocket legal, accounting, filing and other general corporate overhead costs of such Parent Company and franchise taxes and other fees required to maintain its existence actually and reasonably incurred by such Parent Company, in any case in an aggregate amount not to exceed $500,000 in any calendar year;

(2) for so long as EHC is a member of a group filing a consolidated or combined tax return with CPG Finance, Inc., payments to CPG Finance, Inc. in respect of an allocable portion of the tax liabilities of such group, including estimated taxes, that is attributable to EHC and its Subsidiaries (“Tax Payments”). The Tax Payments shall not exceed the lesser of (i) the amount of the relevant tax (including any penalties and interest) that EHC would owe if EHC were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of EHC and such Subsidiaries from other taxable years and (ii) the net amount of the relevant tax that CPG Finance, Inc. actually owes to the appropriate taxing authority. Any Tax Payments received from EHC shall be paid over to the appropriate taxing authority within 30 days of CPG Finance, Inc.’s receipt of such Tax Payments or refunded to EHC;

(3) payments to the Sun Capital Partners Management IV, LLC of management fees pursuant to the Management Agreement in an amount not to exceed in any fiscal year the greater of $1.0 million and 2.0% of EHC’s EBITDA (as defined in the Management Agreement); and

(4) payments to the Sun Capital Partners Management IV, LLC of reasonable and customary management consulting fees pursuant to the Management Agreement in an amount not to exceed 1% of the aggregate consideration (including assumed debt and long-term liabilities) paid to or by EHC or any Subsidiaries in connection with any refinancings, restructurings, equity or debt offerings, acquisitions, mergers, consolidations, business combinations, sales and divestitures involving EHC or any of its Subsidiaries.

“Permitted Refinancing Indebtedness” means any Indebtedness of EHC or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of EHC or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date not earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the new notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the new notes on terms at least as favorable to the holders of new notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred either by EHC or by the Restricted Subsidiary that is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and related adjustments that are (i) directly attributable to an acquisition that occurred during the four quarter period or after the end of the four quarter period and on or prior to the Calculation Date and calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act as in effect and applied as of the date of the Indenture, (ii) were actually implemented by the business that was the subject of any such acquisition within six months after the date of the acquisition and prior to the Calculation Date that are supportable and quantifiable by the underlying accounting records of such business or (iii) relate to the business that is the subject of any such acquisition and that EHC reasonably determines are probable based upon specifically identifiable actions to be taken within six months of the date of the acquisition and, in each case (i), (ii) and (iii), are described, as provided below, in an officers’ certificate, as if all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during the four quarter period in order to achieve such reduction in costs. Pro Forma Cost Savings described above shall be accompanied by a certificate delivered to the trustee from EHC’s chief financial officer that outlines the specific actions taken or to be taken, the net cost savings achieved or to be achieved from each such action and that, in the case of clause (iii) above, such savings have been determined to be probable.

“Qualified Equity Offering” means an offer and sale of Capital Stock (other than Disqualified Stock) pursuant to (i) a private placement or (ii) a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan).

“Related Party” means:

(1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of the Equity Sponsor; or

(2) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Equity Sponsor and/or such other Persons referred to in the immediately preceding clause (1).

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

“Special Interest” means all liquidated damages then owing pursuant to the registration rights agreement.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 1, 2010; provided, however, that if the period from the redemption date to February 1, 2010 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary of EHC that is designated by the Board of Directors of EHC as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with EHC or any Restricted Subsidiary of EHC, unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to EHC or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of EHC;

(3) is a Person with respect to which neither EHC nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of EHC or any of its Restricted Subsidiaries.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Following is a summary of the material United States federal income tax considerations relating to the exchange of your notes in the exchange offer for exchange notes registered pursuant to the registration statement of which this prospectus is a part. This discussion is a summary for general informational purposes only and does not address all aspects of United States federal income taxation that may be relevant to a holder in light of the holder’s particular circumstances. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code, Internal Revenue Service rulings, and judicial decisions, all as of the date of this prospectus. These authorities may be changed, possibly with retroactive effect, so as to result in United States federal income tax consequences different from those described below. We have not requested a ruling from the Internal Revenue Service or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and there is no assurance that the Internal Revenue Service will agree with these statements and conclusions.

TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, NOTE HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN BY US TO BE USED, AND CANNOT BE RELIED UPON BY NOTE HOLDERS, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) NOTE HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

We have assumed for purposes of this summary that the notes are and will be held as capital assets by holders who purchased the notes in the original offering at the initial offering price. This summary does not address tax consequences arising the laws of any foreign, state or local jurisdiction. In addition, this summary does not address United States federal income tax considerations applicable to holders that may be subject to special tax rules, including, without limitation:

•	holders subject to the alternative minimum tax;

•	tax-exempt organizations;

•	insurance companies;

•	dealers in securities or currencies;

•	traders in securities or commodities or dealers in commodities that elect to use a mark-to-market method of accounting;

•	banks and financial institutions;

•	holders whose “functional currency” is not the United States dollar;

•	persons that will hold the notes as a position in a hedging transaction, “straddle,” “conversion transaction,” or other risk-reduction transaction, or

•	persons deemed to sell the notes under the constructive sale provisions of the Code.

Consequences of Tendering Old Notes

The exchange of your notes for exchange notes in the exchange offer should have no United States federal income tax consequences to you. For example, your tax basis in the exchange notes will be the same as your tax basis in the notes, and your holding period of the exchange notes will include the holding period of your notes. In addition, the United States federal income tax consequences of holding and disposing of the exchange notes generally will be the same as those applicable to your notes.

This summary of material United States federal income tax considerations is for general information only and is not tax advice. Each note holder is urged to consult the holder’s own tax advisor with respect to the application of United States federal income tax laws in light of the holder’s particular circumstances, as well as any tax consequences arising under the laws of any state, local, foreign, or other taxing jurisdiction, or under any applicable tax treaty.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for notes where the notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will make available and provide promptly upon reasonable request this prospectus, in a form meeting the requirements of the Securities Act, to any broker-dealer for use in connection with any such resale until the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

We will receive no proceeds in connection with the exchange offer. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. A resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from the broker-dealer and/or the purchasers of exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be an underwriter within the meaning of the Securities Act, and any profit on the resale of exchange notes and any commissions or concessions received by these persons may be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be considered to admit that it is an underwriter. We have agreed to reimburse these broker-dealers for any amounts arising as a result of certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the issuance of the new notes will be passed upon for us by Stoel Rives LLP, Salt Lake City, Utah.

EXPERTS

The consolidated financial statements of Exopack Holding Corp. (i) as of September 30, 2006 and for the three and nine months ended September 30, 2006 and the periods from July 15, 2005 to September 30, 2005 and July 1, 2005 to July 14, 2005 and (ii) as of December 31, 2005, 2004 and 2003 and for the period from July 15, 2005 to December 31, 2005, the period from January 1, 2005 to July 14, 2005 and the fiscal years ended 2004 and 2003 included with this prospectus are referred to as financial statements of the “Registrant.” All other consolidated financial statements of Exopack Holding Corp. included with this prospectus are referred to as financial statements of the “Acquiree.”

The consolidated financial statements as of December 31, 2005 (successor) and for the period from July 15, 2005 through December 31, 2005 (successor) of Exopack Holding Corp. (Registrant) included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements for the period from January 1, 2005 through July 14, 2005 (predecessor) of Exopack Holding Corp. (Registrant) included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of and for the year ended December 31, 2004 of Exopack Holding Corp. (Acquiree) included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Exopack Holding Corp. (Registrant and formerly known as Cello-Foil Products, Inc.) as of December 31, 2004 and for the years ended December 31, 2004 and 2003 included in this prospectus have been audited by Plante & Moran, PLLC, independent auditors, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Exopack Holding Corp. (Acquiree) as of December 31, 2003 and for the two years then ended included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The combined financial statements of The Packaging Group as of July 31, 2005 and 2004 and for the years ended July 31, 2005, 2004 and 2003 included in this prospectus have been so included in reliance on the report of KPMG, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act with respect to the exchange offer. This prospectus, which is a part of the registration statement, omits certain information included in the registration statement and the exhibits thereto. For further information with respect to our company and the notes, we refer you to the registration statement and its exhibits filed as a part of the registration statement. The descriptions of each contract and document contained in this prospectus are summaries and as such, may not provide all of the information necessary to fully evaluate each contract or document described in this prospectus. For this reason we refer you to the copy of each such contract or document filed as an exhibit to the registration statement. You may read and copy any document we file with or furnish to the SEC at the SEC’s Public Reference Room at 100 F. Street, NE, Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F. Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can review our SEC filings, including the registration statement, by accessing the SEC’s Internet site at http://www.sec.gov. The content of our website is not part of this prospectus.

You may obtain copies of the information and documents referenced in this prospectus and included as exhibits to the registration statement at no charge by writing or telephoning us at the following address or telephone number: Exopack Holding Corp., 3070 Southport Road, Spartanburg, SC 29302, Attention: David Rawden, (864) 596-1277.

In order to receive timely delivery of the documents, you must request information no later than                     , 2006 (five business days before the expiration of the offer). We may extend the exchange offer in our sole discretion.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Exopack Holding Corp. and Subsidiaries’ (Registrant’s) Unaudited Consolidated Financial Statements:

Consolidated Balance Sheets as of September 30, 2006 (Successor Company) (unaudited) and December 31, 2005 (Successor Company) (unaudited)	F-3

Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2006 (Successor Company) (unaudited) and the periods from July 15, 2005 to September 30, 2005 (Successor Company), July 1, 2005 to July 14, 2005 (Predecessor Company) and January 1, 2005 to July 14, 2005 (Predecessor Company) (unaudited)

F-4

Consolidated Statement of Stockholder’s Equity for the Nine Months Ended September 30, 2006 (Successor Company) (unaudited)	F-5

Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2006 (Successor Company) (unaudited) and the periods from July 15, 2005 to September 30, 2005 (Successor Company) and January 1, 2005 to July 14, 2005 (Predecessor Company) (unaudited)

F-6

Notes to Consolidated Financial Statements (unaudited)	F-7

Exopack Holding Corp. and Subsidiaries’ (Registrant’s) Audited Consolidated Financial Statements:

Reports of Independent Registered Public Accounting Firm—PricewaterhouseCoopers LLP	F-25

Independent Auditor’s Report—Plante & Moran, PLLC	F-27

Consolidated Balance Sheets as of December 31, 2005 (Successor Company) and December 31, 2004 (Predecessor Company)	F-28

Consolidated Statements of Operations for the Period from July 15, 2005 through December 31, 2005 (Successor Company), the Period from January 1, 2005 through July 14, 2005, and the Years Ended December 31, 2004 and 2003 (Predecessor Company)

F-29

Consolidated Statements of Stockholders’ Equity and Comprehensive Income (Loss) for the Period from July 15, 2005 through December 31, 2005 (Successor Company), the Period from January 1, 2005 through July 14, 2005, and the Years Ended December 31, 2004 and 2003 (Predecessor Company)

F-30

Consolidated Statements of Cash Flows for the Period from July 15, 2005 through December 31, 2005 (Successor Company), the Period from January 1, 2005 through July 14, 2005, and the Years Ended December 31, 2004 and 2003 (Predecessor Company)

F-31

Notes to Consolidated Financial Statements	F-32

Exopack Holding Corp. and Subsidiaries’ (Acquiree’s) Unaudited Consolidated Financial Statements:

Consolidated Balance Sheets as of September 30, 2005 (unaudited) and December 31, 2004 (unaudited)	F-63

Consolidated Statements of Income for the Nine Months Ended September 30, 2005 (unaudited) and 2004 (unaudited)	F-64

Consolidated Statement of Stockholder’s Equity for the Nine Months Ended September 30, 2005 (unaudited)	F-65

Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2005 (unaudited) and 2004 (unaudited)	F-66

Notes to Consolidated Financial Statements	F-67

EXOPACK HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands of dollars, except for share and per share data)	September 30, 2006	December 31, 2005
Assets
Current assets
Cash and cash equivalents	$901	$8,887
Trade accounts receivable (net of allowance for uncollectible accounts of $2,189 and $3,166 for 2006 and 2005, respectively)	66,261	63,314
Income taxes receivable	4,603	6,146
Other receivables	2,485	3,771
Inventories	89,864	81,320
Deferred income taxes	7,542	4,083
Prepaid expenses and other current assets	2,129	2,015

Total current assets	173,785	169,536

Property, plant, and equipment, net	145,425	141,141
Deferred financing costs, net	8,556	3,796
Intangible assets, net	69,474	70,780
Goodwill	60,301	56,175
Other assets	1,702	3,243

Total assets	$459,243	$444,671

Liabilities and Stockholder’s Equity
Current liabilities
Revolving credit facility and current portion of long-term debt	$13,958	$9
Accounts payable	65,234	65,832
Accrued liabilities	33,278	24,291
Income taxes payable	1,267	—

Total current liabilities	113,737	90,132

Long-term liabilities
Long-term debt, less current portion	220,186	236,647
Deferred income taxes	40,566	44,157
Other liabilities	18,750	19,675

Total long-term liabilities	279,502	300,479

Commitments and contingencies

Stockholder’s equity
Preferred stock, par value, $0.001 per share—100,000 shares authorized, no shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	—	—
Common stock, par value, $0.001 per share—2,900,000 shares authorized, 1 share issued and outstanding at September 30, 2006 and December 31, 2005, respectively	—	—
Additional paid-in capital	72,009	57,000
Accumulated other comprehensive income (loss), net	863	(132)
Accumulated deficit	(6,868)	(2,808)

Total stockholder’s equity	66,004	54,060

Total liabilities and stockholder’s equity	$459,243	$444,671

The accompanying notes are an integral part of these financial statements.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Successor		Predecessor	Successor		Predecessor
(in thousands of dollars)	Three Months Ended Sept. 30, 2006	Period from July 15, 2005 through Sept. 30, 2005	Period from July 1, 2005 through July 14, 2005	Nine Months Ended Sept. 30, 2006	Period from July 15, 2005 through Sept. 30, 2005	Period from Jan. 1, 2005 through July 14, 2005
Net sales	$163,298	$17,805	$2,902	$495,768	$17,805	$37,125
Cost of sales	146,388	16,405	2,811	444,539	16,405	32,687

Gross margin	16,910	1,400	91	51,229	1,400	4,438

Selling, general and administrative expenses	10,988	971	290	33,187	971	3,478
Change in control expenses	—	—	5,945	—	—	6,292

Operating income (loss)	5,922	429	(6,144)	18,042	429	(5,332)

Other expenses (income)
Interest expense (income)	7,015	432	(10)	20,417	432	(134)
Loss on early extinguishment of debt	—	—	—	4,002	—	—
Other expense (income), net	59	59	—	185	59	(19)

Net other expense (income)	7,074	491	(10)	24,604	491	(153)

Loss before income taxes	(1,152)	(62)	(6,134)	(6,562)	(62)	(5,179)

(Benefit from) provision for income taxes	(489)	17	(2,041)	(2,502)	17	(1,723)

Net loss	$(663)	$(79)	$(4,093)	$(4,060)	$(79)	$(3,456)

The accompanying notes are an integral part of these financial statements.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY

(UNAUDITED)

	Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total
(in thousands of dollars, except for share data)	Shares	Amount
Balances at December 31, 2005	1	$—	$57,000	$(132)	$(2,808)	$54,060
Capital contribution by parent in connection with refinancing of debt (Note 6)	—	—	15,000	—	—	15,000
Stock compensation expense	—	—	9	—	—	9
Net loss	—	—	—	—	(4,060)	(4,060)
Cumulative translation adjustment	—	—	—	995	—	995

Balances at September 30, 2006	1	$—	$72,009	$863	$(6,868)	$66,004

The accompanying notes are an integral part of these financial statements.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Successor		Predecessor
(in thousands of dollars)	Nine Months Ended September 30, 2006	Period from July 15, 2005 through Sept. 30, 2005	Period from Jan. 1, 2005 through July 14, 2005
Cash flows from operating activities
Net loss	$(4,060)	$(79)	$(3,456)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	11,549	423	1,072
Deferred income tax benefit	(3,440)	—	(861)
Loss from early extinguishment of debt	4,002	—	—
(Recovery from) provision for bad debts	(266)	—	17
Loss on sales and disposal of property, plant and equipment	406	—	—
Stock compensation expense	9	—	—
Increase in cash surrender value of life insurance, net of premiums paid	—	(5)	(13)
Changes in operating assets and liabilities
Investment securities (trading)	—	—	11,306
Receivables	(2,381)	1,184	(1,406)
Inventories	(8,643)	352	(992)
Prepaid expenses and other assets	534	(94)	97
Accounts payable and accrued and other liabilities	1,247	5,980	7,595
Income tax receivable/payable	1,834	364	(982)

Net cash provided by operating activities	791	8,125	12,377

Cash flows from investing activities
Acquisition of Cello-Foil, net of cash acquired	—	(35,671)	—
Acquisition of TPG, net of cash acquired, and purchase price adjustments	(19)	(12,547)	—
Acquisition of Exopack—purchase price adjustments	(150)	—	—
Purchases of property, plant and equipment	(12,491)	(294)	(544)
Proceeds on sales of property, plant and equipment	46	—	—
Proceeds from return of investment in life insurance	—	1,143	—
Premiums paid for life insurance	—	(3)	(16)
Proceeds from note receivable	—	—	51
Other	7	—	—

Net cash used in investing activities	(12,607)	(47,372)	(509)

Cash flows from financing activities
Proceeds from issuance of senior notes	220,000	—	—
Repayment of bridge loan	(200,000)	—	—
Borrowings under subordinated term loans	238	35,640	—
Repayment of subordinated term loans	(36,650)	—	—
Borrowings under revolving credit facility	431,578	—	—
Repayments under revolving credit facility	(417,689)	—	—
Capital contribution by parent	15,000	—	—
Paid in capital from acquisition of Cello-Foil	—	5,000	—
Dividends paid	—	—	(10,715)
Financing costs paid	(8,842)	—	—
Repayments of capital lease obligation	(7)	—	—

Net cash provided by (used in) financing activities	3,628	40,640	(10,715)
Effect of exchange rate changes on cash	202	121	—

(Decrease) increase in cash and cash equivalents	(7,986)	1,514	1,153

Cash and cash equivalents
Beginning of period	8,887	—	157

End of period	$901	$1,514	$1,310

Non-cash investing activities—
Purchase price adjustment for Exopack due to tax escrow agreement (Note 5)	$6,172	$—	$—

Purchase price adjustment for Cello-Foil due to tax matters contained in purchase agreement (Note 5)	$488	$—	$—

Reduction of goodwill resulting from adjustment of income tax balances to amounts reflected in 2005 tax filings (Note 5)	$(2,684)	$—	$—

The accompanying notes are an integral part of these financial statements.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. Organization, Acquisitions and Merger and Basis of Presentation

On July 14, 2005, Cello-Foil Products, Inc. (“Cello-Foil” or the “Predecessor Company”) was acquired by Cello-Foil Holding Corporation (“Cello-Foil Holding”), an affiliate of Sun Capital Partners, Inc. (“Sun Capital”) (the “Cello-Foil Acquisition”). On September 7, 2005, Cello-Foil Holding acquired certain assets of The Packaging Group (“TPG”). On October 13, 2005, Exopack Holding Corporation (“Exopack”) was acquired by and became a wholly-owned subsidiary of Exopack Key Holdings, LLC (the “Exopack Acquisition”). Exopack Key Holdings, LLC is a wholly-owned subsidiary of CPG Finance, Inc. (“CPG”), an affiliate of Sun Capital. Concurrently with the Exopack Acquisition, a merger and contribution agreement was entered into by and among various affiliates of Sun Capital pursuant to which Cello-Foil Holding became a subsidiary of Exopack (the “Merger”). As a result, Exopack (the “Company”) owns 100% of the stock of Cello-Foil Holding. The Company operates 13 manufacturing plants in the United States and two in Canada. Six of the plants manufacture paper-based packaging materials and nine of the plants manufacture plastic-based packaging materials.

The unaudited consolidated financial statements for the three and nine months ended September 30, 2006 include the results of operations of the Company (the “Successor” period), reflecting Cello-Foil, TPG, and Exopack operations. The unaudited consolidated financial statements for the period from July 15, 2005 through September 30, 2005 include the results of operations of Cello-Foil for the period and the results of TPG from the date of its acquisition on September 7, 2005 (the “Successor” period). The unaudited consolidated financial statements for the periods from July 1, 2005 through July 14, 2005 and from January 1, 2005 through July 14, 2005 include the results of operations of Cello-Foil (the “Predecessor” period). Because of the changes in the entity resulting from the various acquisitions, the Successor and Predecessor periods presented in these financial statements cannot be considered comparative.

The accompanying unaudited consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted from this report. It is management’s opinion, however, that all material adjustments (consisting only of normal recurring adjustments) have been made which are necessary for a fair statement of the Company’s financial position, results of operations and cash flows. The results for the interim periods are not necessarily indicative of the results to be expected for any other interim period or for the year.

These unaudited consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and footnotes thereto included in the Company’s annual report on Form 10-K for the year ended December 31, 2005. The Company’s annual report on Form 10-K for the year ended December 31, 2005 was not filed with the Securities and Exchange Commission but is available on the Company’s website.

The following pro forma financial information shows the Company’s results for the three and nine months ended September 30, 2005, as if the acquisitions of Cello-Foil, TPG and Exopack had occurred on January 1, 2005:

(in thousands of dollars)	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2005
Net sales	$153,764	$474,172
Net loss	(9,524)	(18,870)

The pro forma financial information presented above does not purport to be indicative of either (i) the results of operations had the acquisitions of Cello-Foil, TPG and Exopack occurred on January 1, 2005, or (ii) the future results of operations of the combined businesses.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

Included in the pro forma financial information presented above are pre-tax charges of $9.6 million during the nine months ended September 30, 2005, which resulted from the refinancing and extinguishment of certain debt of Exopack during that period, pre-tax charges of $8.3 million during the three and nine months ended September 30, 2005, which resulted from TPG’s bankruptcy costs and the resulting application of the liquidation basis of accounting, and pre-tax charges of approximately $563,000 during the three and nine months ended September 30, 2005, resulting from the step-up of inventory to fair value at the respective acquisition dates of Cello-Foil and TPG. These charges will not have an ongoing impact on the Company’s results of operations.

2. Reclassifications and Comparability of Successor and Predecessor Periods

Certain reclassifications have been made to the 2005 Predecessor financial information to conform to the 2006 Successor presentation.

The Predecessor Company classified certain costs as “selling, general and administrative expenses” during the Predecessor period that are classified in “cost of sales” during the Successor period. If these costs had been classified using the same policies of the consolidated group (after the Merger), “cost of sales” would have been greater, and “selling, general and administrative expenses” would have been lower, by approximately $0.2 million for the period from July 1, 2005 through July 14, 2005 and $2.4 million for the period from January 1, 2005 through July 14, 2005.

During the periods from July 1, 2005 through July 14, 2005 and from January 1, 2005 through July 14, 2005, the Predecessor Company expensed, as incurred, various costs totaling $5.9 million and $6.3 million, respectively, incurred in connection with its sale. These costs included payments that were required to be made to the Predecessor Company’s former stockholders in the amount of approximately $5.4 million and other items, including primarily professional fees incurred in connection with the sale. Such costs are reflected as “change in control expenses” in the accompanying 2005 consolidated statements of operations.

3. Recently Issued Accounting Pronouncement

On January 1, 2006, we adopted Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires companies to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. CPG Finance, Inc., the sole stockholder of our sole equity owner, granted stock options to officers and certain key employees in December 2005 and May and July 2006. As permitted under SFAS No. 123, we accounted for those stock options granted in 2005 under APB Opinion No. 25. SFAS No. 123(R) requires nonpublic companies that have used the “minimum value method” under SFAS No. 123 for either recognition or pro forma disclosure purposes to use the prospective method of SFAS No. 123(R) for transition. The prospective method allows companies to continue to account for previously issued awards that remain outstanding at the date of adopting SFAS No. 123(R) using pre-existing accounting standards and, accordingly, there will be no future compensation expense related to options issued and outstanding as of December 31, 2005. It also requires nonpublic companies to record compensation cost in accordance with SFAS No. 123(R) only for awards issued, modified, repurchased, or cancelled after the effective date. In May and July 2006, certain of our key employees were granted options to purchase non-voting common shares of CPG, and we recorded compensation expense of approximately $6,000 related to such options during the three months ended September 30, 2006, in accordance with the requirements of SFAS No. 123(R).

In July 2006, the Financial Accounting Standards Board (FASB) released Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (FIN 48). FIN 48 clarifies the

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

accounting and reporting for uncertainties in income tax law. This Interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. The Company will adopt this Interpretation in the first quarter of 2007. The cumulative effects, if any, of applying this Interpretation will be recorded as an adjustment to retained earnings as of the beginning of the period of adoption. The Company has commenced the process of evaluating the expected effect of FIN 48 on its consolidated financial statements and is currently not yet in a position to determine such effects.

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements. The Company is required to adopt this statement effective the first quarter of 2008, and is currently evaluating the impact the new standard will have on the Company.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R), which requires companies to record a net liability or asset to report the funded status of their defined benefit pension and other postretirement benefit plans on their balance sheets. The Company is required to adopt this statement effective with their balance sheet as of December 31, 2006. The Company believes there will be no impact from adoption of this standard.

In September 2006, the SEC staff issued Staff Accounting Bulletin (SAB) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. SAB No. 108 was issued in order to eliminate the diversity of practice surrounding how public companies quantify financial statement misstatements. Traditionally, there have been two widely-recognized methods for quantifying the effects of financial statement misstatements: the “roll-over” method and the “iron curtain” method. Under the new model, commonly referred to as the “dual approach”, quantification of errors are required under both the iron curtain and the roll-over methods. SAB No. 108 permits existing public companies to initially apply its provisions either by (i) restating prior financial statements as if the “dual approach” had always been used or (ii) recording the cumulative effect of initially applying the “dual approach” as adjustments to the carrying values of assets and liabilities as of January 1, 2006 with an offsetting adjustment recorded to the opening balance of retained earnings. The Company is currently reviewing the impacts of this pronouncement, but believes it will not have a material impact on its financial statements.

4. Inventories

The Company’s inventories are stated at the lower of cost or market with cost determined using the first-in, first-out method. Inventories are summarized as follows:

(in thousands of dollars)	September 30, 2006	December 31, 2005
Inventories
Raw materials and supplies	$35,070	$31,338
Work in progress	12,991	10,089
Finished goods	41,803	39,893

Total inventories	$89,864	$81,320

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

5. Goodwill and Other Intangible Assets

Goodwill represents the excess of cost over net assets acquired in connection with the acquisitions of Cello-Foil and Exopack in 2005 and totaled approximately $60.3 million and $56.2 million at September 30, 2006 and December 31, 2005, respectively.

The terms of the Exopack Acquisition agreement require the Company to set aside, in an escrow account for the benefit of the former stockholders of Exopack, income taxes which may be refundable to the Company based on Exopack’s taxable results in 2005 prior to the Exopack Acquisition. During the nine months ended September 30, 2006, the Company estimated that approximately $6.2 million is payable to the former stockholders under this provision of the agreement, with approximately $4.5 million reflected in “accrued liabilities” and approximately $1.7 million reflected in “other liabilities” in the accompanying consolidated balance sheet at September 30, 2006. The recording of these amounts resulted in an adjustment to the purchase price allocation of the Exopack Acquisition, with an increase in goodwill of approximately $6.2 million recorded during the nine months ended September 30, 2006.

The terms of the Cello-Foil Acquisition agreement require the Company to pay the former stockholders of Cello-Foil income taxes which may reduce the Company’s income tax liability based on net operating losses resulting from Cello-Foil’s taxable results in 2005 prior to the Cello-Foil Acquisition. During the nine months ended September 30, 2006, the Company estimated that approximately $488,000 is payable to the former stockholders under this provision of the agreement, with approximately $278,000 reflected in “accrued liabilities” and approximately $210,000 reflected in “other liabilities” in the accompanying consolidated balance sheet at September 30, 2006. The recording of these amounts resulted in an adjustment to the purchase price allocation of the Cello-Foil Acquisition, with an increase in goodwill of approximately $488,000 recorded during the nine months ended September 30, 2006.

In association with new information related to the estimated income tax balances originally reflected in the purchase price allocations of the Cello-Foil Acquisition and Exopack Acquisition, which became available to the Company upon the preparation and filing of its 2005 income tax returns during the third quarter of 2006, the Company reduced goodwill by approximately $2.7 million, which was offset by a reduction in net income tax liabilities recorded, during the three months and nine months ended September 30, 2006.

A working capital purchase price adjustment of $150,000 was also required by the Exopack Acquisition agreement and paid by the Company during the nine months ended September 30, 2006.

Of the goodwill totaling approximately $60.3 million at September 30, 2006, approximately $31.5 million and $28.8 million has been assigned to the paper packaging and plastic packaging segments, respectively (see also Note 13 for further information regarding the Company’s segments). The goodwill is not deductible for income tax purposes.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

The Company’s other intangible assets are summarized as follows:

(in thousands of dollars)	September 30, 2006	December 31, 2005
Intangible assets
Definite-lived intangible assets:
Customer lists (amortized over 10-15 years)	$14,800	$14,800
Patents (amortized over 15 years)	3,940	3,940
Trademarks and tradenames (amortized over 15 years)	1,500	1,500

	20,240	20,240
Accumulated amortization	(1,766)	(460)

Definite-lived intangible assets	18,474	19,780
Indefinite-lived intangible assets—trademarks and tradenames acquired in the Merger	51,000	51,000

Net intangible assets	$69,474	$70,780

Amortization expense for definite-lived intangible assets for the three and nine months ended September 30, 2006 was approximately $438,000 and $1,306,000, respectively. There was no amortization expense during the comparable periods of 2005. Estimated future annual amortization for definite-lived customer lists, patents and trademarks/trade names for 2006 through 2010 is approximately $1.7 million per year.

6. Refinancing of Long-Term Debt and Capital Contribution

Issuance of Senior Notes

On January 31, 2006, the Company issued $220.0 million of 11.25% senior notes due 2014 (the “Notes”). Interest on the Notes is payable semi-annually in arrears on February 1 and August 1 of each year with the first such payment made by the Company on July 31, 2006.

The Notes will mature on February 1, 2014, unless previously redeemed, and the Company will not be required to make any mandatory redemption or sinking fund payment prior to maturity except in connection with a change in ownership or in the event of a sale of certain assets. Prior to February 1, 2009, the Company may redeem up to 35.0% of the aggregate principal amount of the Notes with the net proceeds of one or more qualified equity offerings at a redemption price equal to 111.25% of the principal amount, plus accrued and unpaid interest to the date of redemption. In addition, at any time prior to February 1, 2010, the Company has the option to redeem all or a portion of the Notes at a redemption price equal to 100.0% of the principal amount of the Notes redeemed plus a “make-whole” premium and accrued and unpaid interest to the date of redemption. At any time on or after February 1, 2010, the Company may redeem all or a portion of the Notes at a redemption price equal to 100.0% of the principal amount of the Notes, plus a premium declining ratably to par (as defined in the indenture), plus accrued and unpaid interest to the date of redemption.

The Company and all of its domestic restricted subsidiaries have fully and unconditionally guaranteed the Notes, which guarantees are fully secured by the assets of such guarantors. The Notes place certain restrictions on the Company including, but not limited to, the Company’s ability to incur additional indebtedness, incur liens, pay dividends, make investments, consummate certain asset sales, enter into certain transactions with affiliates, merge or consolidate with any other person or sell or otherwise dispose of the assets of the Company and its subsidiaries.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

Senior Credit Facility

On January 31, 2006, the Company entered into a new senior secured revolving credit facility with a syndicate of financial institutions which provides for a maximum credit facility of $45.0 million, which includes a Canadian dollar subfacility available to our Canadian subsidiaries for up to $15.0 million (or the Canadian dollar equivalent) (the “Senior Credit Facility”). A reserve is established against availability in the U.S. for the U.S. dollar equivalent of amounts outstanding under the Canadian subfacility. The Senior Credit Facility also provides the Company’s domestic and Canadian subsidiaries with letter of credit subfacilities. Availability under the Senior Credit Facility is subject to borrowing base limitations for both the U.S. and Canadian subsidiaries, as defined in the loan agreement, and approximately $28.3 million was available for borrowings at September 30, 2006. The Senior Credit Facility matures after five years and is classified as a current liability in the accompanying consolidated balance sheets.

Interest on the Senior Credit Facility will accrue on amounts outstanding under the U.S. facility at a variable annual rate equal to the U.S. Index Rate (as defined in the loan agreement) plus 0.5% or, upon the Company’s prior notice, at an annual rate equal to LIBOR plus 1.5%. Interest will accrue on amounts outstanding under the Canadian facility at a variable annual rate equal to the Canadian Index Rate (as defined in the loan agreement) plus 0.5% or, upon the Company’s prior notice, at an annual rate equal to the BA Rate (as defined in the loan agreement) plus 1.5%. The weighted average interest rate on borrowings outstanding under the Senior Credit Facility at September 30, 2006 was 7.1%. The Senior Credit Facility also includes unused facility and letter-of-credit fees.

The Senior Credit Facility is secured by substantially all of the Company’s tangible and intangible property (other than real property and equipment). In addition, all of the Company’s equity interests in its domestic subsidiaries and a portion of the equity interests in its foreign subsidiaries are pledged to secure the Senior Credit Facility.

The Senior Credit Facility places certain restrictions on the Company including, but not limited to, the Company’s ability to incur additional indebtedness, incur liens, pay dividends, make investments, consummate certain asset sales, enter into certain transactions with affiliates, merge or consolidate with any other person or sell or otherwise dispose of the assets of the Company and its subsidiaries.

Term Loan

On August 3, 2006, the Company entered into a term loan agreement of approximately $238,000 requiring monthly payments of $4,164 for a five-year period. The Company has determined interest on the loan using the lender’s annual implicit rate of 2.0%. The loan is collateralized by certain machinery and equipment of the Company.

Capital Contribution

On January 31, 2006, the Company received a $15.0 million capital contribution from its parent, Exopack Key Holdings.

Refinancing and Loss on Early Extinguishment of Debt

On January 31, 2006, in connection with the issuance of the Notes, the $15.0 million capital contribution from its parent, and with borrowings under the Senior Credit Facility, the Company repaid all debt which was outstanding under a former senior credit facility and subordinated term loans in place at December 31, 2005. In connection with the refinancing of debt on January 31, 2006, the Company recorded a charge to earnings of approximately $4.0 million during the nine months ended September 30, 2006 to write-off the deferred financing costs related to the former senior credit facility and subordinated term loans.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

7. Stock Option Plan

In December 2005, CPG’s Board of Directors approved the establishment of the 2005 Stock Option Plan of CPG Finance, Inc. (“the “2005 Stock Option Plan”), in which officers and certain key employees of the Company are able to participate, and reserved 100,000 shares of CPG’s non-voting common shares for the 2005 Stock Option Plan. Under the 2005 Stock Option Plan, options have a term of no longer than ten years and vest ratably over a five year period.

On December 12, 2005, officers and certain key employees of the Company were granted options to purchase 77,500 non-voting common shares of CPG under the 2005 Stock Option Plan. All of the options granted had an exercise price of $72 per share. During the three and nine months ended September 30, 2006, options to purchase 4,900 and 7,600 shares, respectively, were forfeited and 69,900 of these options remained outstanding at September 30, 2006. The weighted average remaining contractual life of these options was 9.0 years at September 30, 2006. Of these options, 840 were exercisable at September 30, 2006.

On May 1 and July 1, 2006, certain key employees of the Company were granted options to purchase 1,100 and 2,850 non-voting common shares of CPG, respectively, under the 2005 Stock Option Plan. The options granted in May had an exercise price of $72 per share and the options granted in July had an exercise price of $130 per share; all such options remained outstanding and none were exercisable at September 30, 2006. The weighted average remaining contractual life of options granted in 2006 was 9.7 years at September 30, 2006.

The aggregate intrinsic value of all options outstanding at September 30, 2006 was approximately $1,164,000.

There were no stock option plans in the Predecessor period.

In 2005, the Company applied the “instrinsic method” of accounting for stock options in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for the 2005 Stock Option Plan. Effective January 1, 2006, the Company adopted the fair value method of accounting for share-based compensation arrangements in accordance with SFAS No. 123(R), Share-Based Payment. SFAS No. 123(R) establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires companies to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award.

SFAS No. 123(R) requires nonpublic companies that have used the “minimum value method” under SFAS No. 123 for either recognition or pro forma disclosure purposes to use the prospective method of SFAS No. 123(R) for transition. The prospective method allows companies to continue to account for previously issued awards that remain outstanding at the date of adopting SFAS No. 123(R) using pre-existing accounting standards and, accordingly, there will be no future compensation expense related to the options issued in December 2005. The prospective method also requires nonpublic companies to record compensation cost in accordance with SFAS No. 123(R) only for awards issued, modified, repurchased, or cancelled after the effective date. On May 1 and July 1, 2006, certain key employees of the Company were granted options to purchase 1,100 and 2,850 non-voting common shares of CPG, respectively, under the 2005 Stock Option Plan, and the Company recorded compensation expense of approximately $6,000 and $9,000 related to such options during the three and nine months ended September 30, 2006, in accordance with the requirements of SFAS No. 123(R). Compensation expense is being recorded ratably over the vesting period of five years. As of September 30, 2006, the total compensation cost related to nonvested awards not yet recognized is approximately $156,000. This compensation cost is expected to be recognized over the remaining weighted-average vesting period of 4.7 years.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

The fair values of the May and July 2006 and December 2005 option grants were estimated on the dates of grant using the Black-Scholes option-pricing model with the following results and assumptions:

	July 2006 Grants	May 2006 Grants	December 2005 Grants
Weighted-average grant date fair value per share	$42	$42	$42
Weighted-average expected lives (years)	10	10	10
Risk-free interest rate	5.07%	5.13%	4.39%
Volatility	40.0%	40.0%	40.0%

8. Employee Defined Benefit Plans

The Company sponsors two defined benefit pension plans, with one of the plans covering substantially all full-time employees of Exopack. The Company also sponsors a postretirement benefit plan covering, on a restricted basis, certain Exopack employees pursuant to a collective bargaining agreement. The pension plans were frozen prior to the Exopack Acquisition, except for a small group of employees in one of the plans. Accordingly, the employees’ final benefit calculation under the pension plans was the benefit they had earned under the pension plans as of the date the plans were frozen. There were no defined benefit plans in place during the periods from July 1, 2005 through July 14, 2005 and from January 1, 2005 through July 14, 2005.

The components of the net periodic benefit cost (benefit) for the pension plans and the postretirement benefit plan are as follows for the three and nine months ended September 30, 2006:

	Three Months Ended September 30, 2006		Nine Months Ended September 30, 2006
(in thousands of dollars)	Pension Plans	Postretirement Benefit Plan	Pension Plans	Postretirement Benefit Plan
Service cost	$—	$7	$2	$23
Interest cost	714	5	2,139	21
Expected return on plan assets	(771)	—	(2,312)	—

Net periodic benefit cost (benefit)	$(57)	$12	$(171)	$44

The Company contributed approximately $7,000 and $8,000 to one of the pension plans during the three and nine months ended September 30, 2006, and contributions of approximately $1,000 are expected to be made to the plan during the remainder of 2006. The Company expects to contribute approximately $4.6 million to the plan during 2007.

Other than Company contributions to fund annual benefit payments, no other contributions have been made or are expected to be required or made to fund the postretirement benefit obligation in 2006.

9. Exit and Disposal Activities

The Company accounts for costs associated with exit and disposal activities in accordance with SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which requires that entities recognize a liability for exit or disposal activities when the related costs are incurred. In December 2005, the Company sold the real property and certain equipment of one of its paper-based packaging manufacturing facilities. The Company recorded costs of approximately $216,000 and $1.1 million, respectively for exit activities related to this sale in the three and nine months ended September 30, 2006. Such costs consisted primarily of equipment

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

relocation and reinstallation costs, employee termination costs, and losses on disposal of certain property, plant and equipment and are reflected in “selling, general and administrative expenses” in the accompanying 2006 consolidated statements of operations. There was no remaining liability for such employee termination costs at September 30, 2006.

In August 2006, the Company ceased production at the pouch production facility of one of its plastic-based packaging operations, and pouch production and certain assets of this facility were transferred to other facilities. The Company remains obligated to make payments under a facility lease through June 2010 and plans to sublet the facility to help mitigate the cost of the remaining lease obligation. During the three and nine months ended September 30, 2006, the Company recorded costs of approximately $1.0 million and $1.2 million, respectively, for exit activities related to this facility closure. Of these amounts, approximately $444,000 represented the charge for the future lease obligation, reduced by expected future sublease income, and approximately $285,000 represented losses on disposal of certain property, plant and equipment. Such costs also consisted of equipment relocation and reinstallation and employee termination costs and are reflected in “selling, general and administrative expenses” in the accompanying 2006 consolidated statements of operations. The remaining liability for employee termination costs at September 30, 2006 was insignificant.

10. Contingencies

From time to time, the Company becomes party to legal proceedings and administrative actions, which are of an ordinary or routine nature, incidental to its operations. Although it is difficult to predict the outcome of any legal proceeding, in the opinion of the Company’s management, such proceedings and actions should not, individually or in the aggregate, have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

11. Comprehensive Income (Loss)

The components of comprehensive income (loss) are as follows for the three and nine months ended September 30, 2006 and the period from July 15, 2005 through September 30, 2005 (there were no items comprising comprehensive income, other than net income, during the periods from July 1, 2005 through July 14, 2005 and from January 1, 2005 through July 14, 2005 under the Predecessor Company):

(in thousands of dollars)	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2006	Period from July 15, 2005 through September 30, 2005
Net loss	$(663)	$(4,060)	$(79)
Cumulative translation adjustment	100	995	228

Comprehensive (loss) income	$(563)	$(3,065)	$149

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

The following table summarizes the components of accumulated other comprehensive income (loss) and the changes in accumulated other comprehensive income (loss) for the nine months ended September 30, 2006:

(in thousands of dollars)	Foreign Currency Translation Adjustment	Minimum Pension Liability Adjustment	Accumulated Other Comprehensive Income (Loss)
Balance at December 31, 2005	$227	$(359)	$(132)
Year-to-date net change	995	—	995

Balance at September 30, 2006	$1,222	$(359)	$863

12. Related Party Transaction

The Company operates under a management services agreement with Sun Capital Partners Management IV, LLC, an affiliate of Sun Capital (“Sun Capital Management”). Pursuant to the terms of the agreement, Sun Capital Management provides the Company with certain financial and management consulting services, subject to the supervision of the Company’s Board of Directors. In exchange for these services, the Company pays Sun Capital Management an annual management fee equal to the greater of $1.0 million or 2.0% of EBITDA (as defined in the agreement). The Company incurred management fees and other related expenses under the management services agreement of approximately $306,000 and $935,000, respectively, during the three and nine months ended September 30, 2006, and approximately $300,000 during the period from July 15, 2005 through September 30, 2005. The management fees are reflected in “selling, general and administrative expenses” in the accompanying consolidated statements of operations. In addition, the Company paid management fees of approximately $340,000 for services provided in connection with the Cello-Foil Acquisition.

The Predecessor Company did not operate under a management services agreement during the periods from July 1, 2005 through July 14, 2005 and from January 1, 2005 through July 14, 2005.

13. Segments and Significant Customers

Segments

The Company identifies its reportable segments in accordance with Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information (“SFAS No. 131”) by reviewing the nature of products sold, nature of the production processes, type and class of customer, methods to distribute product and nature of regulatory environment. While all of these factors were reviewed, the Company feels that the most significant factors are the nature of its products, the nature of the production process and the type of customers served.

Subsequent to the Merger, the Company operates principally in two reportable segments: paper packaging and plastic packaging. The paper packaging segment produces paper packaging products used in applications such as food, charcoal, pet food, seed, concrete, and dairy packaging. The plastic packaging segment produces plastic packaging products used in applications such as chemicals, salt, building materials, lawn and garden, food, and beverage containers. Prior to the Merger, the Company operated in the plastic packaging segment exclusively.

The Company evaluates performance based on profit or loss from operations. During the three and nine months ended September 30, 2006, segment data includes a charge allocating certain corporate costs to each of its operating segments. Approximately $1.8 million and $1.6 million was allocated to the paper packaging and plastic packaging segments, respectively, during the three months ended September 30, 2006, and approximately

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

$5.7 million and $5.1 million was allocated to the paper packaging and plastic packaging segments, respectively, during the nine months ended September 30, 2006. During the periods from July 15, 2005 through September 30, 2005, from July 1, 2005 through July 14, 2005 and from January 1, 2005 through July 14, 2005, all corporate costs were allocated to the plastic packaging segment, except for approximately $5.9 million and $6.3 million of change in control expenses (see Note 2) during the periods from July 1, 2005 through July 14, 2005 and from January 1, 2005 through July 14, 2005, respectively.

While sales and transfers between segments are recorded at cost plus a reasonable profit, the effects of intersegment sales are excluded from the computations of segment operating income. Intercompany profit in inventory is recognized as a reduction in costs of goods sold by the selling segment when the related inventory is sold to an unaffiliated customer. Effects of intersegment sales and intercompany profit are not significant for the periods presented.

During the three and nine months ended September 30, 2006, corporate operating losses include certain unallocated corporate costs. During the periods from July 1, 2005 through July 14, 2005 and from January 1, 2005 through July 14, 2005, corporate operating losses include charges related to a change in control of the Predecessor Company (see Note 2).

The table below presents information about the Company’s reportable segments for the three and nine months ended September 30, 2006 and the periods from July 15, 2005 through September 30, 2005, from July 1, 2005 through July 14, 2005 and from January 1, 2005 through July 14, 2005:

	Successor		Predecessor	Successor		Predecessor
(in thousands of dollars)	Three Months Ended Sept. 30, 2006	Period from July 15, 2005 through Sept. 30, 2005	Period from July 1, 2005 through July 14, 2005	Nine Months Ended Sept. 30, 2006	Period from July 15, 2005 through Sept. 30, 2005	Period from Jan. 1, 2005 through July 14, 2005
Revenues from external customers:
Paper packaging	$83,389	$—	$—	$253,929	$—	$—
Plastic packaging	79,909	17,805	2,902	241,839	17,805	37,125

Total	$163,298	17,805	$2,902	$495,768	$17,805	$37,125

Intersegment revenues:
Paper packaging	$—	$—	$—	$4,734	$—	$—
Plastic packaging	2,808	—	—	12,187	—	—

Total	$2,808	$—	$—	$16,921	$—	$—

Operating income (loss):
Paper packaging	$6,424	$—	$—	$18,093	$—	$—
Plastic packaging	4,416	429	(199)	14,788	429	960
Corporate	(4,918)	—	(5,945)	(14,839)	—	(6,292)

Total	$5,922	$429	$(6,144)	$18,042	$429	$(5,332)
Interest expense (income)—Corporate	7,015	432	(10)	20,417	432	(134)
Loss on early extinguishment of debt—Corporate	—	—	—	4,002	—	—
Other expense (income), net— Corporate	59	59	—	185	59	(19)

Loss before income taxes	$(1,152)	$(62)	$(6,134)	$(6,562)	$(62)	$(5,179)

Significant Customers

Since the Merger, no single customer accounted for more than 10% of the Company’s net sales, due to the wide variety of customers and markets into which the Company’s products are sold. The Company’s customers

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

are dispersed across many different geographic areas, primarily in North America. During the periods from July 15, 2005 through September 30, 2005, from July 1, 2005 through July 14, 2005 and from January 1, 2005 through July 14, 2005, the Predecessor Company had four customers which accounted for approximately $12.3 million (69%), $2.5 million (86%) and $32.8 million (88%) of its net sales.

14. Consolidating Financial Information

The Notes are jointly, severally, fully and unconditionally guaranteed by the Company’s domestic restricted subsidiaries. Each guarantor subsidiary is 100% owned, directly or indirectly, by the Company within the meaning of Rule 3-10(h) of Regulation S-X. Following are consolidating financial statements of the Company, including the guarantors, as of September 30, 2006 and December 31, 2005 and for the three and nine months ended September 30, 2006 and the period from July 15, 2005 through September 30, 2005. This consolidating financial information is provided pursuant to Rule 3-10 of Regulation S-X in lieu of separate financial statements of each subsidiary guaranteeing the Notes. Consolidating financial statements for the periods from July 1, 2005 through July 14, 2005 and from January 1, 2005 through July 14, 2005 are not presented herein, as Cello-Foil, the predecessor, was the sole entity during that period and is a guarantor of the Notes.

The following consolidating financial statements present the balance sheets and statements of operations and of cash flows as of September 30, 2006 and December 31, 2005 and for the three and nine months ended September 30, 2006 and the period from July 15, 2005 through September 30, 2005 of (i) Exopack Holding Corp. (the “Parent”), (ii) the guarantor subsidiaries of Exopack Holding Corp. (the “Guarantor Subsidiaries”), in each case reflecting investments of the Guarantor Subsidiaries in their respective consolidated nonguarantor subsidiaries under the equity method of accounting, (iii) the nonguarantor subsidiaries of Exopack Holding Corp. (the “Nonguarantor Subsidiaries”), and (iv) the eliminations necessary to arrive at the information for the Company on a consolidated basis. There are no restrictions limiting transfers of cash from Guarantor Subsidiaries and Nonguarantor Subsidiaries to the Parent. The consolidating financial statements should be read in conjunction with the accompanying consolidated financial statements of the Company.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

CONSOLIDATING BALANCE SHEET AS OF SEPTEMBER 30, 2006

	Parent	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets
Cash and cash equivalents	$—	$336	$565	$—	$901
Trade accounts receivable (net of allowance for uncollectible accounts of $2,189)	—	60,670	5,591	—	66,261
Income taxes receivable	—	4,603	—	—	4,603
Other receivables	—	2,276	209	—	2,485
Inventories	—	79,795	10,069	—	89,864
Deferred income taxes	—	7,572	(30)	—	7,542
Prepaid expenses and other current assets	—	1,586	543	—	2,129

Total current assets	—	156,838	16,947	—	173,785
Property, plant, and equipment, net	—	136,510	8,915	—	145,425
Deferred financing costs, net	7,975	581	—	—	8,556
Intangible assets, net	—	69,474	—	—	69,474
Goodwill	—	60,301	—	—	60,301
Investment in subsidiaries	83,920	9,849	—	(93,769)	—
Intercompany receivable	187,136	6,494	2,206	(195,836)	—
Other assets	—	1,639	63	—	1,702

Total assets	$279,031	$441,686	$28,131	$(289,605)	$459,243

Liabilities and Stockholder’s Equity
Current liabilities
Revolving credit facility and current portion of long-term debt	$—	$13,084	$874	$—	$13,958
Accounts payable	—	59,004	6,230	—	65,234
Accrued liabilities	4,194	28,509	575	—	33,278
Income taxes payable	—	373	894	—	1,267

Total current liabilities	4,194	100,970	8,573	—	113,737

Long-term liabilities
Long-term debt, less current portion	220,000	186	—	—	220,186
Deferred income taxes	(10,304)	50,563	307	—	40,566
Intercompany payables	—	187,136	8,700	(195,836)	—
Other liabilities	—	18,750	—	—	18,750

Total long-term liabilities	209,696	256,635	9,007	(195,836)	279,502

Commitments and contingencies
Stockholder’s equity
Preferred stock, par value, $0.001 per share—100,000 shares authorized, no shares issued and outstanding at September 30, 2006	—	—	—	—	—
Common stock, par value, $0.001 per share—2,900,000 shares authorized, 1 share issued and outstanding at September 30, 2006	—	—	—	—	—
Additional paid-in capital	72,009	72,009	12,144	(84,153)	72,009
Accumulated other comprehensive income (loss), net	—	161	702	—	863
Accumulated deficit	(6,868)	11,911	(2,295)	(9,616)	(6,868)

Total stockholder’s equity	65,141	84,081	10,551	(93,769)	66,004

Total liabilities and stockholder’s equity	$279,031	$441,686	$28,131	$(289,605)	$459,243

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

CONSOLIDATING BALANCE SHEET AS OF DECEMBER 31, 2005

	Parent	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets
Cash and cash equivalents	$—	$7,792	$1,095	$—	$8,887
Trade accounts receivable (net of allowance for uncollectible accounts of $3,166)	—	55,758	7,556	—	63,314
Income taxes receivable	—	6,146	—	—	6,146
Other receivables	—	3,191	580	—	3,771
Inventories	—	72,264	9,056	—	81,320
Deferred income taxes	—	4,112	(29)	—	4,083
Prepaid expenses and other current assets	—	1,467	548	—	2,015

Total current assets	—	150,730	18,806	—	169,536
Property, plant, and equipment, net	—	134,469	6,672	—	141,141
Deferred financing costs, net	3,796	—	—	—	3,796
Intangible assets, net	—	70,780	—	—	70,780
Goodwill	—	56,175	—	—	56,175
Investment in subsidiaries	57,882	20,044	—	(77,926)	—
Intercompany receivables/(payables)	229,563	—	—	(229,563)	—
Other assets	1,320	914	1,009	—	3,243

Total assets	$292,561	$433,112	$26,487	$(307,489)	$444,671

Liabilities and Stockholder’s Equity
Current liabilities
Current portion of long-term debt	$—	$9	$—	$—	$9
Accounts payable	—	61,203	4,629	—	65,832
Accrued liabilities	3,756	19,863	672	—	24,291

Total current liabilities	3,756	81,075	5,301	—	90,132

Long-term liabilities
Long-term debt, less current portion	236,645	2	—	—	236,647
Deferred income taxes	(2,032)	45,275	914	—	44,157
Intercompany payables	—	229,563	—	(229,563)	—
Other liabilities	—	19,675	—	—	19,675

Total long-term liabilities	234,613	294,515	914	(229,563)	300,479

Commitments and contingencies
Stockholder’s equity
Successor:
Preferred stock, par value, $0.001 per share—100,000 shares authorized, no shares issued and outstanding at December 31, 2005	—	—	—	—	—
Common stock, par value, $0.001 per share—2,900,000 shares authorized, 1 share issued and outstanding at December 31, 2005	—	—	—	—	—
Additional paid-in capital	57,000	57,000	20,250	(77,250)	57,000
Accumulated other comprehensive loss, net	—	(360)	228	—	(132)
(Accumulated deficit) retained earnings	(2,808)	882	(206)	(676)	(2,808)

Total stockholder’s equity	54,192	57,522	20,272	(77,926)	54,060

Total liabilities and stockholder’s equity	$292,561	$433,112	$26,487	$(307,489)	$444,671

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

CONSOLIDATING STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006

(in thousands of dollars)	Parent	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$151,483	$12,665	$(850)	$163,298
Cost of sales	—	134,322	12,916	(850)	146,388

Gross margin	—	17,161	(251)	—	16,910
Selling, general and administrative expenses	6	9,776	1,206	—	10,988

Operating income (loss)	(6)	7,385	(1,457)	—	5,922

Other expenses (income)
Interest expense	6,533	429	53	—	7,015
Other expense (income), net	—	(22)	81	—	59

Net other expense	6,533	407	134	—	7,074

(Loss) income before income taxes	(6,539)	6,978	(1,591)	—	(1,152)
(Benefit from) provision for income taxes	(2,426)	2,513	(576)	—	(489)

Net (loss) income before equity in earnings of affiliates	(4,113)	4,465	(1,015)	—	(663)
Equity in earnings (loss) of affiliates	3,450	(1,015)	—	(2,435)	—

Net (loss) income	$(663)	$3,450	$(1,015)	$(2,435)	$(663)

CONSOLIDATING STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

(in thousands of dollars)	Parent	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$456,816	$41,574	$(2,622)	$495,768
Cost of sales	—	407,514	39,647	(2,622)	444,539

Gross margin	—	49,302	1,927	—	51,229
Selling, general and administrative expenses	9	29,856	3,322	—	33,187

Operating income (loss)	(9)	19,446	(1,395)	—	18,042

Other expenses (income)
Interest expense	19,350	979	88	—	20,417
Loss on early extinguishment of debt	4,002	—	—	—	4,002
Other expense (income), net	—	(110)	295	—	185

Net other expense	23,352	869	383	—	24,604

(Loss) income before income taxes	(23,361)	18,577	(1,778)	—	(6,562)
(Benefit from) provision for income taxes	(8,644)	6,800	(658)	—	(2,502)

Net (loss) income before equity in earnings of affiliates	(14,717)	11,777	(1,120)	—	(4,060)
Equity in earnings (loss) of affiliates	10,657	(1,120)	—	(9,537)	—

Net (loss) income	$(4,060)	$10,657	$(1,120)	$(9,537)	$(4,060)

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

CONSOLIDATING STATEMENT OF OPERATIONS FOR THE PERIOD FROM JULY 15, 2005 THROUGH SEPTEMBER 30, 2005

(in thousands of dollars)	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Net sales	$15,824	$1,981	$—	$17,805
Cost of sales	14,546	1,859	—	16,405

Gross margin	1,278	122	—	1,400
Selling, general and administrative expenses	844	127	—	971

Operating income (loss)	434	(5)	—	429

Other expenses
Interest expense	432	—	—	432
Other expense, net	26	33	—	59

Net other expense	458	33	—	491

Loss before income taxes	(24)	(38)	—	(62)
Provision for income taxes	17	—	—	17

Net loss before equity in earnings of affiliates	(41)	(38)	—	(79)
Equity in earnings (loss) of affiliates	(38)	—	38	—

Net (loss) income	$(79)	$(38)	$38	$(79)

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

CONSOLIDATING STATEMENT OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

	Parent	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities
Net (loss) income	$(4,060)	$10,657	$(1,120)	$(9,537)	$(4,060)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	757	10,178	614	—	11,549
Equity in (loss) earnings of affiliates	(10,657)	1,120	—	9,537	—
Deferred income tax (benefit) provision	(8,644)	6,729	(1,525)	—	(3,440)
Loss from early extinguishment of debt	4,002	—	—	—	4,002
(Recovery from) provision for bad debts	—	(339)	73	—	(266)
Loss on sales and disposal of property, plant and equipment	—	406	—	—	406
Stock compensation expense	9	9	—	(9)	9
Changes in operating assets and liabilities
Receivables	—	(4,573)	2,192	—	(2,381)
Inventories	—	(7,531)	(1,112)	—	(8,643)
Prepaid expenses and other assets	554	1,058	(396)	(682)	534
Accounts payable and accrued and other liabilities	438	(1,173)	1,982	—	1,247
Income tax receivable/payable	—	960	874	—	1,834

Net cash (used in) provided by operating activities	(17,601)	17,501	1,582	(691)	791

Cash flows from investing activities
Acquisition of TPG, net of cash acquired, and purchase price adjustments	—	—	(19)	—	(19)
Acquisition of Exopack—purchase price adjustments	—	(150)	—	—	(150)
Purchases of property, plant and equipment	—	(10,542)	(1,949)	—	(12,491)
Proceeds on sales of property, plant and equipment	—	46	—	—	46
Investment in subsidiaries	(15,009)	—	—	15,009	—
Other	—	7	—	—	7

Net cash used in investing activities	(15,009)	(10,639)	(1,968)	15,009	(12,607)

Cash flows from financing activities
Proceeds from issuance of senior notes	220,000	—	—	—	220,000
Repayment of bridge loan	(200,000)	—	—	—	(200,000)
Borrowings under subordinated term loans	—	238	—	—	238
Repayment of subordinated term loans	(36,645)	(5)	—	—	(36,650)
Borrowings under revolving credit facility	—	413,652	17,926	—	431,578
Repayments under revolving credit facility	—	(400,620)	(17,069)	—	(417,689)
Intercompany borrowings (repayments)	42,427	(42,427)	(682)	682	—
Capital contribution by parent	15,000	15,000	—	(15,000)	15,000
Financing costs paid	(8,172)	(670)	—	—	(8,842)
Repayments of capital lease obligation	—	(7)	—	—	(7)

Net cash provided by (used in) financing activities	32,610	(14,839)	175	(14,318)	3,628
Effect of exchange rate changes on cash	—	521	(319)	—	202

Decrease in cash and cash equivalents	—	(7,456)	(530)	—	(7,986)
Cash and cash equivalents
Beginning of period	—	7,792	1,095	—	8,887

End of period	$—	$336	$565	$—	$901

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

CONSOLIDATING STATEMENT OF CASH FLOWS FOR THE PERIOD FROM JULY 15, 2005 THROUGH SEPTEMBER 30, 2005

	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities
Net loss	$(79)	$(38)	$38	$(79)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	398	25	—	423
Equity in earnings of affiliates	38	—	(38)	—
Increase in cash surrender value of life insurance, net of premiums paid	(5)	—	—	(5)
Changes in operating assets and liabilities
Receivables	1,437	(253)	—	1,184
Inventories	42	310	—	352
Prepaid expenses and other assets	(141)	47	—	(94)
Accounts payable and accrued and other liabilities	4,653	1,327	—	5,980
Income tax receivable/payable	364	—	—	364

Net cash provided by operating activities	6,707	1,418	—	8,125

Cash flows from investing activities
Acquisition of Cello-Foil, net of cash acquired	(35,671)	—	—	(35,671)
Acquisition of TPG, net of cash acquired	—	(12,547)	—	(12,547)
Purchases of property, plant and equipment	(294)	—	—	(294)
Proceeds from return of investment in life insurance	1,143	—	—	1,143
Premiums paid for life insurance	(3)	—	—	(3)
Investment in subsidiaries	(12,522)	—	12,522	—

Net cash used in investing activities	(47,347)	(12,547)	12,522	(47,372)

Cash flows from financing activities
Borrowings under subordinated term loans	35,640	—	—	35,640
Paid in capital from acquisition of Cello-Foil	5,000	—	—	5,000
Capital contribution by parent	—	12,522	(12,522)	—

Net cash provided by financing activities	40,640	12,522	(12,522)	40,640
Effect of exchange rate changes on cash	—	121	—	121

Increase in cash and cash equivalents	—	1,514	—	1,514
Cash and cash equivalents
Beginning of period	—	—	—	—

End of period	$—	$1,514	$—	$1,514

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of

Exopack Holding Corp.

In our opinion, the accompanying consolidated balance sheet as of December 31, 2005 and the related consolidated statement of operations, stockholders’ equity and comprehensive loss, and cash flows for the period from July 15, 2005 though December 31, 2005 present fairly, in all material respects, the financial position of Exopack Holding Corp. and Subsidiaries (successor, the “Company”) at December 31, 2005, and the results of their operations and their cash flows for the period from July 15, 2005 through December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS LLP

April 28, 2006, except for Note 13, as to which the date is August 8, 2006

Spartanburg, South Carolina

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of

Exopack Holding Corp.

In our opinion, the accompanying consolidated statement of operations, stockholders’ equity and comprehensive loss, and cash flows for the period from January 1, 2005 through July 14, 2005 present fairly, in all material respects, the financial position of Exopack Holding Corp. and Subsidiaries (predecessor, the “Company”) and the results of their operations and their cash flows for the period from January 1, 2005 through July 14, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS LLP

April 28, 2006

Spartanburg, South Carolina

Independent Auditor’s Report

To the Board of Directors and Stockholders

Cello-Foil Products, Inc.

We have audited the accompanying consolidated balance sheet of Cello-Foil Products, Inc. as of December 31, 2004 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cello-Foil Products, Inc. at December 31, 2004 and the consolidated results of its operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/    PLANTE & MORAN, PLLC

January 21, 2005

East Lansing, Michigan

EXOPACK HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	Successor	Predecessor
(in thousands of dollars, except for share and per share data)	December 31, 2005	December 31, 2004
Assets
Current assets
Cash and cash equivalents	$8,887	$157
Investment securities	—	11,306
Trade accounts receivable (net of allowance for uncollectible accounts of $3,166 and $146 for 2005 and 2004, respectively)	63,314	6,356
Income taxes receivable	6,146	—
Other receivables	3,771	77
Inventories	81,320	4,482
Deferred income taxes	4,083	200
Prepaid expenses and other current assets	2,015	192

Total current assets	169,536	22,770
Property, plant, and equipment, net	141,141	12,110
Deferred financing costs, net	3,796	—
Intangible assets, net	70,780	—
Goodwill	56,175	—
Other assets	3,243	1,505

Total assets	$444,671	$36,385

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt	$9	$—
Accounts payable	65,832	4,097
Accrued liabilities	24,291	1,055
Income taxes payable	—	130

Total current liabilities	90,132	5,282

Long-term liabilities
Long-term debt, less current portion	236,647	—
Deferred income taxes	44,157	1,250
Other liabilities	19,675	730

Total long-term liabilities	300,479	1,980

Commitments and contingencies

Stockholders’ equity
Successor:
Preferred stock, par value, $0.001 per share—100,000 shares authorized, no shares issued and outstanding at December 31, 2005	—	—
Common stock, par value, $0.001 per share—2,900,000 shares authorized, 1 share issued and outstanding at December 31, 2005	—	—
Predecessor:
Common stock, par value, $1 per share—184,000 shares authorized, 62,077 shares issued and outstanding at December 31, 2004	—	62
Additional paid-in capital	57,000	220
Accumulated other comprehensive loss, net	(132)	—
(Accumulated deficit) retained earnings	(2,808)	28,841

Total stockholders’ equity	54,060	29,123

Total liabilities and stockholders’ equity	$444,671	$36,385

The accompanying notes are an integral part of these financial statements.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Successor	Predecessor
(in thousands of dollars)	Period from July 15, 2005 through Dec. 31, 2005	Period from Jan. 1, 2005 through July 14, 2005	Year ended December 31, 2004	Year ended December 31, 2003
Net sales	$163,385	$37,125	$65,098	$59,575
Cost of sales	149,085	32,687	56,303	52,145

Gross margin	14,300	4,438	8,795	7,430
Selling, general and administrative expenses	12,886	3,478	6,231	5,743
Change in control expenses	—	6,292	—	—

Operating income (loss)	1,414	(5,332)	2,564	1,687

Other expenses (income)
Interest expense (income)	5,833	(134)	(150)	(113)
Other income, net	(65)	(19)	(2)	(24)

Net other expense (income)	5,768	(153)	(152)	(137)

(Loss) income before income taxes	(4,354)	(5,179)	2,716	1,824
Provision (benefit) for income taxes	(1,546)	(1,723)	871	572

Net (loss) income	$(2,808)	$(3,456)	$1,845	$1,252

The accompanying notes are an integral part of these financial statements.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND

COMPREHENSIVE INCOME (LOSS)

	Predecessor		Successor		Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Accumulated Deficit)	Total	Comprehensive Income (Loss)
(in thousands of dollars, except for share data)	Common Stock		Common Stock
	Shares	Amount	Shares	Amount
Predecessor:
Balances at January 1, 2003	61,551	$62	—	$—	$—	$—	$26,612	$26,674
Issuance of common stock	263	—	—	—	106	—	—	106
Dividends paid	—	—	—	—	—	—	(247)	(247)
Net income	—	—	—	—	—	—	1,252	1,252	$1,252

Total comprehensive income									$1,252

Balances at December 31, 2003	61,814	62	—	—	106	—	27,617	27,785
Issuance of common stock	263	—	—	—	114	—	—	114
Dividends paid	—	—	—	—	—	—	(621)	(621)
Net income	—	—	—	—	—	—	1,845	1,845	$1,845

Total comprehensive income									$1,845

Balances at December 31, 2004	62,077	62	—	—	220	—	28,841	29,123
Net loss	—	—	—	—	—	—	(3,456)	(3,456)	$(3,456)
Dividends declared	—	—	—	—	—	—	(10,715)	(10,715)

Total comprehensive loss									$(3,456)

Balances at July 14, 2005	62,077	$62	—	$—	$220	$—	$14,670	$14,952

Successor:
Issuance of Successor Company common stock and capital contribution in connection with Cello-Foil Acquisition	—	$—	1	$—	$5,000	$—	$—	$5,000
Capital contribution by parent in connection with the Exopack Acquisition	—	—	—	—	52,000	—	—	52,000
Net loss	—	—	—	—	—	—	(2,808)	(2,808)	$(2,808)
Cumulative translation adjustment	—	—	—	—	—	227	—	227	227
Minimum pension liability (net of income tax benefit of $220)	—	—	—	—	—	(359)	—	(359)	(359)

Total comprehensive loss									$(2,940)

Balances at December 31, 2005	—	$—	1	$—	$57,000	$(132)	$(2,808)	$54,060

The accompanying notes are an integral part of these financial statements.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor	Predecessor
(in thousands of dollars)	Period from July 15, 2005 through Dec. 31, 2005	Period from Jan. 1, 2005 through July 14, 2005	Year ended December 31, 2004	Year ended December 31, 2003
Cash flows from operating activities
Net (loss) income	$(2,808)	$(3,456)	$1,845	$1,252
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	3,596	1,072	2,091	2,048
Deferred income tax (benefit) provision	(1,546)	(861)	150	425
Compensation from stock bonus program	—	—	114	106
Provision for (recovery of) bad debts	139	17	—	(45)
Gain on disposition of property, plant and equipment	(28)	—	—	(10)
Increase in cash surrender value of life insurance, net of premiums paid	(8)	(13)	(107)	(4)
Changes in operating assets and liabilities (net of operating assets and liabilities acquired for 2005)
Investment securities (trading)	—	11,306	(107)	(2,373)
Receivables	(4,208)	(1,406)	(3,062)	274
Inventories	3,639	(992)	(840)	1,890
Prepaid expenses and other assets	650	97	(13)	(29)
Accounts payable and accrued and other liabilities	23,755	7,595	36	(1,295)
Income tax receivable/payable	—	(982)	415	342

Net cash provided by operating activities	23,181	12,377	522	2,581

Cash flows from investing activities
Acquisition of Cello-Foil, net of cash acquired	(35,671)	—	—	—
Acquisition of TPG, net of cash acquired	(12,547)	—	—	—
Acquisition of Exopack, net of cash acquired	(257,995)	—	—	—
Purchases of property, plant and equipment, including capitalized software	(4,212)	(544)	(357)	(1,715)
Proceeds from disposition of property, plant and equipment	2,133	—	1	22
Proceeds from return of investment in life insurance	1,229	—	—	—
Premiums paid for life insurance	(3)	(16)	(22)	(20)
Proceeds from note receivable	—	51	65	61

Net cash used in investing activities	(307,066)	(509)	(313)	(1,652)

Cash flows from financing activities
Proceeds from issuance of bridge loan	200,000	—	—	—
Borrowings under subordinated term loans	36,645	—	—	—
Borrowings under revolving credit facility	20,364	—	—	—
Repayments under revolving credit facility	(20,364)	—	—	—
Paid in capital from acquisition of Cello-Foil	5,000	—	—	—
Paid in capital from acquisition of Exopack	52,000	—	—	—
Dividends paid	—	(10,715)	(621)	(247)
Financing costs paid on bridge loan and subordinated term loans	(92)	—	—	—
Financing costs paid on Notes and New Senior Credit Facility	(765)
Repayments of long-term debt	—	—	(103)	(103)
Repayments of capital lease obligation	(2)	—	—	—

Net cash provided by (used in) financing activities	292,786	(10,715)	(724)	(350)
Effect of exchange rate changes on cash	(14)	—	—	—

Increase (decrease) in cash and cash equivalents	8,887	1,153	(515)	579
Cash and cash equivalents
Beginning of period	—	157	672	93

End of period	$8,887	$1,310	$157	$672

Supplemental cash flow information
Income taxes paid (refunded)	$—	$120	$316	$(159)
Interest paid	2,709	5	16	25

The accompanying notes are an integral part of these financial statements.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization, Acquisitions and Merger

The accompanying consolidated financial statements reflect the operations of Cello-Foil Products, Inc. (“Cello-Foil”, or the “Predecessor Company”) through July 14, 2005. Cello-Foil is a flexible packaging manufacturer that specializes in laminating and printing at its two facilities in the United States. On July 14, 2005, Cello-Foil was acquired (the “Cello-Foil Acquisition”) by Cello-Foil Holding Corporation, an affiliate of Sun Capital Partners, Inc. (“Sun Capital”).

On September 7, 2005, Cello-Foil Holding Corporation acquired certain assets of The Packaging Group (“TPG”) (the “TPG Acquisition”). TPG manufactures flexible packaging materials used primarily in the food and industrial end markets through a single facility located in Canada.

On October 13, 2005, Exopack Holding Corporation was acquired by Exopack Integrated, Inc., a wholly-owned subsidiary of Exopack Key Holdings, LLC (the “Exopack Acquisition”). Exopack Key Holdings is a wholly-owned subsidiary of CPG Finance, Inc. (“CPG”), an affiliate of Sun Capital. Concurrently with the Exopack Acquisition, Exopack Integrated, Inc. merged with and into Exopack Holding Corporation and its subsidiaries (the “Merger”), with Exopack Holding Corporation and its subsidiaries (“Exopack”) surviving the Merger and becoming a wholly-owned subsidiary of Exopack Key Holdings. Exopack is a manufacturer and distributor of flexible packaging for industrial and consumer products. Exopack, through its operating company Exopack, LLC, operates 12 manufacturing plants in 10 states and one manufacturing plant in Canada. Six of the plants manufacture paper-based packaging materials and seven of the plants manufacture plastic-based packaging materials.

Concurrently with the Merger, a merger and contribution agreement was entered into by and among various affiliates of Sun Capital pursuant to which Cello-Foil Holding Corporation became a subsidiary of Exopack Integrated, Inc. (which, as noted above, merged with and into Exopack). As a result, Exopack (the “Company”) owns 100% of the stock of Cello-Foil Holding Corporation, as well as 100% of the interest in Exopack, LLC.

The consolidated financial statements include the results of operations for the period from July 15, 2005 through December 31, 2005 of the Company (the “Successor” period), reflecting Cello-Foil operations subsequent to the Cello-Foil Acquisition on July 14, 2005, TPG operations subsequent to the TPG Acquisition on September 7, 2005, and Exopack operations subsequent to the Exopack Acquisition on October 13, 2005. The consolidated financial statements also include the results of operations of Cello-Foil for the period from January 1, 2005 through July 14, 2005 and for the years ended December 31, 2004 and 2003 (collectively, the “Predecessor” period).

The Cello-Foil Acquisition, the TPG Acquisition and the Exopack Acquisition discussed above have been accounted for under the purchase method of accounting pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, and, therefore, the acquisition prices for the Cello-Foil Acquisition, the TPG Acquisition and the Exopack Acquisition were allocated to the assets acquired and liabilities assumed in each respective transaction based on estimated fair values.

Because of the changes in the entity resulting from the Cello-Foil Acquisition, the TPG Acquisition and the Exopack Acquisition, the Successor and Predecessor periods presented in these financial statements cannot be considered comparative.

Cello-Foil Acquisition

On July 14, 2005, Sun Capital purchased (through Cello-Foil Holding Corporation) all of the outstanding capital stock of Cello-Foil. Cello-Foil was acquired for approximately $35.7 million (net of cash acquired of

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

approximately $1.3 million, and including approximately $1.7 million in acquisition-related costs) which was financed through a $5.0 million capital contribution from Sun Capital, a $4.0 million note to the former Cello-Foil stockholders (repaid on October 13, 2005), and through borrowings under a credit facility. A portion of the purchase price ($3.0 million) was held back (the “Holdback”) in order to cover any indemnification amounts or claims to be paid by the buyer. The Holdback is to be paid within two years of the date of acquisition and is included in “other liabilities” in the accompanying consolidated balance sheet at December 31, 2005. Unaudited pro forma combined historical results, as if Cello-Foil had been acquired on January 1, 2005 and 2004, are provided in the table below.

As a result of the application of purchase accounting, the acquisition cost exceeded the fair value of the net assets acquired by approximately $14.0 million. Such excess was recorded as intangible assets, including goodwill. The allocation of the purchase price to the net tangible and intangible assets acquired is based on fair values of property, plant, and equipment and intangible assets as determined by management’s consideration of independent appraisals and management’s estimates of the fair value of current assets acquired and liabilities assumed. The allocation of the acquisition cost to the net assets acquired is presented in the table below.

TPG Acquisition

On September 7, 2005, Cello-Foil Holding Corporation acquired certain assets of TPG. TPG was acquired for approximately $12.5 million (net of cash acquired of approximately $651,000, and including approximately $676,000 in acquisition-related costs) which was financed through borrowings under a credit facility. Unaudited pro forma combined historical results, as if TPG had been acquired on January 1, 2005 and 2004, are provided in the table below.

As a result of the application of purchase accounting, the fair value of the net assets acquired exceeded the acquisition cost and reduced the amount recorded for property, plant and equipment. The allocation of the purchase price to the net assets acquired is based on management’s consideration of independent appraisals for property, plant, and equipment, and management’s estimates of the fair value of current assets acquired and current liabilities assumed. The allocation of the acquisition cost to the net assets acquired is presented in the table below.

Exopack Acquisition

On October 13, 2005, Exopack was acquired by Exopack Integrated, Inc., a wholly-owned subsidiary of Exopack Key Holdings. Concurrently with the Exopack Acquisition, Exopack Integrated, Inc. merged with and into Exopack, with Exopack surviving the Merger and becoming a wholly-owned subsidiary of Exopack Key Holdings. In connection with the Exopack Acquisition, Exopack was acquired for approximately $258.0 million (net of cash acquired of approximately $645,000, and including approximately $5.7 million in acquisition-related costs) which was financed through a $52.0 million capital contribution from Exopack Key Holdings and borrowings under a credit facility (see Note 4). Unaudited pro forma combined historical results, as if the Exopack Acquisition had occurred on January 1, 2005 and January 1, 2004, are provided in the table below.

As a result of the application of purchase accounting, the acquisition cost exceeded the fair value of the net assets acquired by approximately $113.4 million. Such excess was recorded as intangible assets, including goodwill. The allocation of the purchase price to the net tangible and intangible assets acquired is based on fair values of property, plant, and equipment and intangible assets as determined by management’s consideration of independent appraisals and management’s estimates of the fair value of current assets acquired and current liabilities assumed. The allocation of the acquisition cost to the net assets acquired is presented in the table below.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The terms of the Exopack Acquisition agreement provide that the Company will set aside, in an escrow account for the benefit of the former stockholders of Exopack, income taxes which may be refundable to the Company based on Exopack’s taxable results in 2005 prior to the Exopack Acquisition. Such amounts have not been determined at this time and, accordingly, the purchase price allocation as of the date of the Exopack Acquisition does not reflect the amounts to be paid to the former stockholders under this provision of the agreement. The Company expects to finalize and record any such amounts, as an adjustment to the purchase price, in 2006.

The following unaudited pro forma financial information shows the Company’s results for the years ended December 31, 2005 and December 31, 2004, as if the Cello-Foil Acquisition, the TPG Acquisition and the Exopack Acquisition had occurred on January 1, 2005 and January 1, 2004:

(in thousands of dollars) (unaudited)	Year Ended December 31, 2005	Year Ended December 31, 2004
Net sales	$633,352	$616,507
Net loss	(20,914)	(3,080)

The unaudited pro forma financial information presented above does not purport to be indicative of either (i) the results of the operations had the Cello-Foil Acquisition, the TPG Acquisition and the Exopack Acquisition occurred on January 1, 2005 and January 1, 2004, or (ii) the future results of operations of the combined businesses.

Included in the unaudited 2005 pro forma financial information presented above are certain charges that will not have an ongoing impact on the Company’s results of operations. These charges include: (i) a charge to cost of sales of $4.7 million during the Successor period resulting from the step-up of inventory to fair value at the respective acquisition dates, (ii) a pre-tax charge to the historical earnings of Exopack of $9.6 million during the period from January 1, 2005 through October 12, 2005 resulting from the refinancing and extinguishment of certain debt of Exopack during that period, and (iii) pre-tax charges to the historical earnings of TPG during the period from January 1, 2005 through September 6, 2005 of $5.3 million for impairments of assets, $0.8 million for losses on the sale of fixed assets, and other charges resulting from discontinuing the going concern assumption and applying the liquidation basis of accounting and from professional and other bankrupty-related fees totaling $2.0 million.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The allocations of the acquisition costs to the net assets acquired, as of the respective dates of the Cello-Foil Acquisition, the TPG Acquisition, and the Exopack Acquisition, were as follows:

(in thousands of dollars)	Cello-Foil Acquisition	TPG Acquisition	Exopack Acquisition
Assets acquired:
Accounts receivable	$7,746	$3,614	$48,122
Inventories	7,806	5,537	71,496
Prepaids and other assets	2,544	296	20,588
Property, plant and equipment	18,544	3,100	120,207
Definite-lived intangible assets	4,300	—	15,940
Indefinite-lived intangible assets	—	—	51,000
Goodwill	9,740	—	46,435

Total assets acquired	50,680	12,547	373,788

Liabilities assumed:
Accounts payable	(4,837)	—	(43,047)
Current liabilities	(4,330)	—	(17,389)
Other long-term liabilities	(5,842)	—	(55,357)

Total liabilities assumed	(15,009)	—	(115,793)

Net acquisition cost	$35,671	$12,547	$257,995

Of the goodwill totaling approximately $56.2 million, approximately $29.2 million and $27.0 million has been assigned to the paper packaging and plastic packaging segments, respectively (see also Note 10 for further information regarding the Company’s segments). The goodwill is not deductible for income tax purposes.

The allocations of the purchase prices for the Cello-Foil Acquisition, the TPG Acquisition, and the Exopack Acquisition are subject to final determination based on resolution of certain post-closing matters.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, the Company evaluates estimates, including those related to the estimate of uncollectible accounts receivable and the estimate of excess and obsolete inventories. The Company bases its estimates on historical experience and on various other assumptions that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, management believes that its estimates, including those for the above-described items, are reasonable and that actual results will not vary significantly from the estimated amounts.

The following accounting policies significantly affect the preparation of our consolidated financial statements:

Principles of Consolidation

From July 15, 2005 and the respective dates of the acquisitions in 2005 (see Note 1) through December 31, 2005, the consolidated financial statements include the accounts of Cello-Foil Holding Corp., including its

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

subsidiaries Cello-Foil Products, Inc. and TPG and their subsidiaries, and the accounts of Exopack, LLC and its subsidiaries. For all periods presented prior to July 15, 2005, the consolidated financial statements include the accounts of Cello-Foil and its subsidiary. All significant intercompany balances and transactions have been eliminated.

Translation of Foreign Currencies

Translation of the financial statements of the Company’s foreign subsidiaries, whose functional currency is the Canadian dollar, occurs using the current exchange rate at year end for the balance sheet and the weighted-average exchange rate during the reporting period for results of operations. The resulting currency translation adjustment is accumulated and reported in Accumulated Other Comprehensive Income (Loss) on the accompanying consolidated balance sheet. Gains and losses on foreign currency transactions are included in the consolidated statement of operations for the period in which the transaction occurs. The consolidated statement of cash flows include the effect of foreign currency cash flows using the weighted-average exchange rate.

Reclassifications and Comparability of Successor and Predecessor Periods

Certain reclassifications have been made to the 2005, 2004 and 2003 Predecessor financial information to conform to the 2005 Successor presentation.

The Predecessor Company classified certain costs as “selling, general and administrative expenses” during the Predecessor periods that are classified in “cost of sales” during the Successor period. If these costs had been classified using the same policies of the consolidated group (after the Merger), “cost of sales” would have been greater, and “selling, general and administrative expenses” would have been lower, by approximately $2.4 million, $4.3 million and $4.1 million, respectively, for the period from January 1, 2005 through July 14, 2005 and the years ended December 31, 2004 and 2003.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and in banks. Cash instruments with original maturities of less than three months are considered to be cash equivalents.

Investment Securities

Investment securities consist of certificates of deposit, commercial paper, bonds issued by municipalities in the United States and money market funds. All of the investment securities are classified as trading securities and are recorded at market value, which approximates cost at December 31, 2004.

Inventories

At December 31, 2005, inventories are stated at the lower of cost or market with cost determined on the first-in, first-out (“FIFO”) method. At December 31, 2004, all inventories are stated at the lower of cost or market with cost determined on the last-in, first-out (“LIFO”) method. In connection with the Cello-Foil Acquisition and effective July 15, 2005, the Company elected to terminate the LIFO method for valuing inventories. The principle reason for the change was to conform to the policies of the consolidated group (after the Merger). The change in accounting for inventories during 2005 had no effect on the net loss of the Company. Goodwill arising from the Cello-Foil Acquisition was adjusted, as the change in accounting was recorded as a purchase price adjustment in connection with the application of SFAS No. 141. If the December 31, 2004 balance sheet reflected inventory valued under the FIFO method, inventories would have been approximately $1.3 million greater.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

During the year ended December 31, 2003, certain inventory quantities valued using LIFO were reduced. This reduction resulted in a liquidation of LIFO inventory quantities carried at lower costs prevailing in prior years as compared with the cost of purchases, the effect of which decreased cost of goods sold and increased income before income taxes by approximately $246,000.

Inventories are stated net of the reserve for excess and obsolete inventories.

Property, Plant, and Equipment

The Company records property at cost and includes interest capitalized during the construction period. Depreciation is computed principally using the straight-line method over the estimated useful lives of the assets. During the Successor period, the estimated useful lives were 30 years for buildings and improvements, 10 years for machinery and equipment, and 3 to 7 years for other depreciable assets. During the Predecessor periods, the estimated useful lives were 7-40 years for buildings and improvements, 3-10 years for machinery and equipment, and 3-10 years for other depreciable assets. Depreciation expense for the periods from July 15, 2005 through December 31, 2005, from January 1, 2005 through July 14, 2005, and for the years ended December 31, 2004 and 2003, was approximately $2.8 million, $1.1 million, $2.1 million, and $2.0 million, respectively. No interest was capitalized during any of the periods presented in the accompanying consolidated statements of operations.

Deferred Financing Costs

Costs related to the issuance of debt are amortized as a component of interest expense over the term of the related debt using the straight-line method, which approximates the effective interest method. Deferred financing costs related to financing arrangements in place at December 31, 2005 were approximately $3.8 million (net of accumulated amortization of approximately $85,000). There were no deferred financing costs at December 31, 2004.

At December 31, 2005, there were additional deferred financing costs of approximately $1.3 million (reflected in “other assets” in the accompanying consolidated balance sheet) which related to financing arrangements the Company entered into on January 31, 2006 (see Note 12) and were therefore not amortized at December 31, 2005.

Capitalization of Software for Internal Use

Under the provisions of Statement of Position No. 98-1, the Company capitalizes costs associated with software developed or obtained for internal use when both the preliminary project stage is completed and management has authorized further funding for the project which it deems probable of completion for the intended use. Capitalized internal-use software costs include only (1) external direct costs of materials and services consumed in developing or obtaining the software, (2) payroll and payroll-related costs for employees who are directly associated with and who devote time to the project, and (3) interest costs incurred, when material, while developing the software. Capitalization of these costs ceases at the point at which the project is substantially complete and ready for its intended purpose. Once completed, capitalized software is amortized over its estimated useful life of 3 years. Capitalized software is classified in “other assets” on the accompanying consolidated balance sheets and was approximately $1.6 million at December 31, 2005. Amortization of capitalized software costs was approximately $203,000 during the period from July 15, 2005 through December 31, 2005. There were no capitalized software costs at December 31, 2004, and there was no amortization of such costs in any of the Predecessor periods.

Goodwill

Goodwill represents the excess of cost over net assets acquired in connection with the Cello-Foil Acquisition and the Exopack Acquisition in 2005 and totaled $56.2 million at December 31, 2005.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company accounts for its goodwill and other intangible assets under Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets. Under SFAS No. 142, goodwill is not amortized but is tested for impairment at least annually. Each year the Company tests for impairment of goodwill according to a two-step approach. In the first step, the Company tests for impairment of goodwill by estimating the fair values of its reporting units using the present value of future cash flows approach. If the carrying amount exceeds the estimated fair value, the second step of the goodwill impairment test is performed to measure the amount of the impairment loss, if any. In the second step the implied fair value of the goodwill is estimated as the fair value of the reporting unit used in the first step less the fair values of all other net tangible and intangible assets of the reporting unit. If the carrying amount of the goodwill exceeds its implied fair market value, an impairment loss is recognized in an amount equal to that excess, not to exceed the carrying amount of the goodwill. In addition, goodwill of a reporting unit is tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including goodwill and other intangible assets, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable.

For property, plant and equipment and other long-lived assets, other than goodwill and indefinite-lived intangible assets, the Company performs undiscounted operating cash flow analyses to determine if an impairment exists. If an impairment is determined to exist, any related impairment loss is calculated based upon comparison of the estimated fair value to the net book value of the assets. Impairment losses on assets held for sale are based on the estimated proceeds to be received, less costs to sell. See discussion of the measurement methodology for potential impairment of goodwill and indefinite-lived intangible assets above.

No impairment was recognized in any of the periods presented in these financial statements.

Comprehensive Income (Loss)

SFAS No. 130, Reporting Comprehensive Income, establishes standards for the reporting and display of comprehensive income (loss) and its components in the financial statements. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income (loss) consists of net income (loss), adjustments to the Company’s minimum pension liability and the unrealized gains and losses on currency translation. All elements of other comprehensive income (loss) have related tax effects with the exception of unrealized gains and losses on foreign currency translation, as undistributed earnings of the Company’s foreign subsidiaries are considered to be permanently invested.

Revenue Recognition

Sales and related cost of sales are principally recognized upon transfer of title to the customer, which generally occurs upon shipment of products. Our stated shipping terms are generally FOB shipping point, unless otherwise noted in the customer contract. Sales to certain customers are on consignment and revenue is recognized when the customer uses the products. Provisions for estimated returns and allowances and customer rebates are recorded when the related products are sold.

Shipping and Handling Costs

Shipping and handling fees billed to customers are included in net sales with the corresponding cost of such services recognized in cost of sales.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Research and Development Costs

Research and development costs are charged to selling, general and administrative expenses as incurred. For the periods from July 15, 2005 through December 31, 2005, from January 1, 2005 through July 14, 2005, and for the years ended December 31, 2004 and 2003, research and development expense was approximately $310,000, $293,000, $510,000, and $498,000, respectively.

Change in Control Expenses

During the period from January 1, 2005 through July 14, 2005, the Predecessor Company expensed, as incurred, various costs incurred in connection with its sale. These costs included payments that were required to be made to its former stockholders in the amount of approximately $5.4 million and other items, including primarily professional fees incurred in connection with the sale, totaling approximately $869,000.

Severance Expenses

The Company accounts for benefits provided to employees in connection with their termination of employment in accordance with SFAS No. 88, Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits. Accordingly, the cost of termination benefits is recognized as a liability and a loss when it is probable that employees will be entitled to benefits and the loss can be reasonably estimated. During the period from October 13, 2005 (the date of the Exopack Acquisition) through December 31, 2005, the Company terminated certain salaried positions and recorded employee termination costs of approximately $1.4 million in selling, general and administrative expenses. Of this amount, the Company paid approximately $802,000 through December 31, 2005, so that approximately $554,000 remained accrued for such employee termination benefits at December 31, 2005. The remaining accrual is expected to be paid in 2006.

Exit and Disposal Activities

The Company accounts for costs associated with exit and disposal activities in accordance with SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which requires that entities recognize a liability for exit or disposal activities when the related costs are incurred. In December 2005, the Company sold the real property and certain equipment of one of its paper-based packaging manufacturing facilities, realizing proceeds on the sale of approximately $2.1 million. There was no gain or loss recognized on the sale, as the carrying value of the assets sold was equal to the sales price.

The Company recorded costs of approximately $689,000 related to exit activities in the period from October 13, 2005 (the date of the Exopack Acquisition) through December 31, 2005, consisting primarily of employee termination and equipment relocation costs. Such costs are reflected in “selling, general and administrative expenses” in the accompanying consolidated statements of operations. The remaining liability for employee termination costs was insignificant at December 31, 2005.

Income Taxes

Income taxes are recorded under the asset and liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Stock-Based Compensation

On December 12, 2005, officers and certain key employees of the Company were granted options to purchase non-voting common shares of CPG, the parent company of Exopack Key Holdings (the sole stockholder of the Company) under a stock-based compensation plan which is administered by the Board of Directors (or a committee thereof) of CPG. There were no stock option plans during the Predecessor period.

The Company accounts for stock-based compensation in accordance with Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees. The Company follows the disclosure requirements of SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure.

The following table illustrates the effect on net loss as if the fair value-based method provided by SFAS No. 123 had been applied for all outstanding and unvested awards in the period from July 15, 2005 through December 31, 2005:

(in thousands of dollars)
Net loss, as reported	$(2,808)
Deduct: Total stock-based compensation determined under fair value method for all awards, net of tax	(93)

Pro forma net loss	$(2,901)

The fair value of the option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following results and assumptions for the option grant which occurred in the period from July 15, 2005 through December 31, 2005:

Weighted-average grant date fair value per share	$42
Weighted-averaged expected lives (years)	10
Risk-free interest rate	4.39%
Volatility	40.0%

Due to the factors (assumptions) discussed above, the above pro forma disclosures are not necessarily representative of the pro forma effects on reported results for future years.

Environmental Liabilities

Various state and federal regulations relating to health, safety and the environment govern the flexible packaging industry, and the Company has invested substantial effort to prepare for and meet these requirements. While these requirements are continually changing, the Company believes that its operations are in substantial compliance with applicable health, safety and environmental regulations.

Costs for clean up of existing environmental contamination caused by past operations and costs which do not benefit future periods are expensed. The Company records undiscounted liabilities for environmental costs when a loss is probable and can be reasonably estimated. At December 31, 2005 and 2004, management believes there were no material obligations related to environmental matters. Environmental expenses incurred in all of the periods presented herein were insignificant.

Fair Value of Financial Instruments

The fair value of financial instruments is the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company’s financial instruments principally consist of cash and

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

cash equivalents, investment securities, accounts receivable from customers, accounts payable to vendors, and borrowings under long-term debt agreements. The fair value of the Company’s investment securities and debt approximates their carrying values as the Company’s investment securities are recorded at market value and its long-term debt accrues interest at variable market rates. The fair value of all other financial instruments approximates their carrying value due to their short-term nature.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade accounts receivable. The Company controls credit risk through credit approvals, credit limits and monitoring procedures. The Company does not require collateral for trade accounts receivable.

Since the Merger, concentrations of credit risk with respect to trade receivables are limited due to the wide variety of customers and markets into which the Company’s products are sold, as well as their dispersion across many different geographic areas, primarily in North America. During the period from January 1, 2005 through July 14, 2005 and the year ended December 31, 2004, the Predecessor Company had four customers which accounted for approximately $32.8 million (88%) and $57.1 million (88%) of its net sales. The trade accounts receivable balance of the four customers was approximately $5.5 million (87% of total trade accounts receivable) at December 31, 2004. During the year ended December 31, 2003, the Predecessor Company had three customers which accounted for approximately $49.4 million (83%) of its net sales.

Recent Accounting Pronouncements

Following is a summary of the more significant recently issued financial accounting pronouncements:

The Financial Accounting Standards Board (“FASB”) issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 3, Chapter 4 which amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) should be recorded as current period charges. In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement will be effective for fiscal years beginning after June 15, 2005. The adoption of this statement, which is required for the Company’s fiscal year ending December 31, 2006, is not expected to have a significant effect on the Company’s financial statements.

The FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, which eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchange of nonmonetary assets that do not have a commercial substance. Adoption of this statement is required for the Company’s fiscal year ending December 31, 2006 and is not expected to have a significant effect on the Company’s financial statements.

The FASB issued SFAS No. 123(R), Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires companies to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. CPG granted stock options to officers and certain key employees in 2005 at exercise prices equal to the market value of the stock on the grant date. As permitted under SFAS No. 123, the Company accounted for those stock options under APB Opinion No. 25, whereby no compensation expense was recorded since the exercise price equaled the stock price on the grant date. SFAS No. 123(R) is effective for the Company’s reporting periods beginning in 2006. SFAS No. 123(R) requires nonpublic companies that have used the “minimum value method” under SFAS No. 123 for either recognition or pro forma disclosure purposes to use

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

the prospective method of SFAS No. 123(R) for transition. The prospective method allows companies to continue to account for previously issued awards that remain outstanding at the date of adopting SFAS No. 123(R) using pre-existing accounting standards and, accordingly, there will be no future compensation expense related to options issued and outstanding as of December 31, 2005. It also requires nonpublic companies to record compensation cost in accordance with SFAS No. 123(R) only for awards issued, modified, repurchased, or cancelled after the effective date. The impact of adoption of SFAS No. 123(R) on the Company’s results of operations in future periods is unknown at this time and will depend on, among other things, the number of stock options granted in future periods.

The FASB issued SFAS No. 154, Accounting Changes and Error Corrections, which replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principle and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. The adoption of this statement, which is required for the Company’s fiscal year ending December 31, 2006, is not expected to have a significant effect on the Company’s financial statements.

The FASB issued FASB Interpretation No. 47 which clarifies that the term “conditional asset retirement obligation” as used in FASB Statement No. 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. FASB Statement 143 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset retirement obligation. This Interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The adoption of this interpretation in 2005 did not have an effect on the Company’s financial statements.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

3. Balance Sheet Information

The major components of certain balance sheet accounts at December 31, 2005 and 2004 are as follows:

(in thousands of dollars)	Successor	Predecessor
	2005	2004
Inventories
Raw materials and supplies	$31,338	$2,822
Work in progress	10,089	755
Finished goods	39,893	2,243

Total inventories—FIFO basis	81,320	5,820
Less: LIFO reserve	—	(1,338)

Total inventories—LIFO basis	$81,320	$4,482

Property, plant and equipment
Land	$3,910	$301
Buildings and improvements	35,152	6,773
Machinery and equipment	94,050	45,617
Other	1,576	1,479
Construction in progress	9,283	104

Gross property, plant, and equipment	143,971	54,274
Less: Accumulated depreciation	(2,830)	(42,164)

Net property, plant, and equipment	$141,141	$12,110

Intangible assets
Definite-lived intangible assets:
Customer lists (amortized over 10-15 years)	$14,800	$—
Patents (amortized over 15 years)	3,940	—
Trademarks and tradenames (amortized over 15 years)	1,500	—

	20,240	—
Accumulated amortization	(460)	—

Definite-lived intangible assets	19,780	—
Indefinite-lived intangible assets—trademarks and tradenames acquired in the Merger	51,000	—

Net intangible assets	$70,780	$—

Accrued liabilities
Vacation	$4,821	$348
Interest	3,040	—
Payroll and bonuses	2,399	256
Customer rebates	2,387	81
Workers’ compensation	2,339	50
Medical insurance claims	2,282	169
Amount due to Predecessor Company stockholders (see Note 8)	1,637	—
Property taxes	1,012	130
Other	4,374	21

	$24,291	$1,055

Other long-term liabilities
Minimum pension liability	$15,122	$—
Holdback obligation (from Cello-Foil Acquisition—see Note 1)	3,000	—
Deferred compensation liability	643	730
Postretirement medical benefits	584	—
Other	326	—

	$19,675	$730

Amortization expense for definite-lived intangible assets for the period from July 15, 2005 through December 31, 2005 was approximately $460,000. Estimated future annual amortization for definite-lived customer lists, patents and trademarks/trade names for 2006 through 2010 is approximately $1.7 million per year.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

4. Financing Arrangements

The balances due under long-term debt agreements at December 31, 2005 were as follows and do not reflect the refinancing as described in Note 12 (no balances were outstanding under long-term debt agreements as of December 31, 2004):

(in thousands of dollars)
Senior Credit Facility bridge loan (repaid on January 31, 2006)	$200,000
Subordinated Term Loans (repaid on January 31, 2006)	36,645
Capital lease obligation	11

Total debt	236,656
Less: Current portion	9

Total long-term debt	$236,647

Senior Credit Facility

On October 13, 2005, in connection with the Merger, the Company entered into a ten year loan and security agreement (the “Senior Credit Facility”) with a syndicate of financial institutions. The financing agreement provides for an aggregate credit facility not to exceed $225.0 million, consisting of a $200.0 million aggregate principal amount bridge loan and a $25.0 million revolving credit facility (collectively, the “Senior Credit Facility”). (See Note 12 for disclosure regarding repayment of all amounts outstanding under the Senior Credit Facility on January 31, 2006).

All borrowings under the Senior Credit Facility accrue interest at a variable rate equal to, at the Company’s option, either (i) a base rate, plus a margin, or (ii) a Eurodollar rate (as defined), plus a margin (subject to certain conditions provided in the agreement). The base rate is the greater of the prime rate or the federal funds rate plus 0.5%. The interest rate on the bridge loan outstanding at December 31, 2005 was 9.79%.

Borrowings under the Senior Credit Facility are secured by substantially all of the Company’s assets, including a pledge of all of the capital stock of each of the Company’s domestic subsidiaries and 65.0% of the capital stock of each of the Company’s foreign subsidiaries.

The Senior Credit Facility contains a number of restrictive covenants which, among other things, limit the Company’s ability to: (1) incur additional debt, (2) grant liens, (3) make investments, (4) enter into joint ventures and mergers, and (5) sell assets. In addition, the payment of cash dividends is prohibited. The Senior Credit Facility also contains certain financial covenants, including provisions for the maintenance of a minimum interest coverage ratio (as defined), maximum leverage ratio (as defined), and a limitation on capital expenditure amounts. At December 31, 2005, the Company was in compliance with all covenants.

Subordinated Term Loans

On October 13, 2005, in connection with the Merger, CPG entered into a term loan agreement, including a letter of credit subfacility (the “Subordinated Term Loans”) with a bank. The financing agreement provides for an aggregate credit facility not to exceed $43.5 million (including outstanding letters of credit), with a maturity date of April 30, 2016. Upon entering into the Subordinated Term Loans, amounts outstanding under the agreement were assigned by CPG to its wholly-owned subsidiary, Exopack Key Holdings, which assigned the amounts outstanding under the agreement to the Company (its wholly-owned subsidiary). (See Note 12 for disclosure regarding repayment of all amounts outstanding under the Subordinated Term Loans on January 31, 2006).

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

All borrowings under the Subordinated Term Loans accrue interest at the bank’s prime rate (7.25% at December 31, 2005).

Borrowings under the Subordinated Term Loans are subordinated to the Senior Credit Facility and are secured by substantially all of the Company’s assets, and are guaranteed by CPG’s stockholders and CPG’s subsidiaries.

At December 31, 2005, there were outstanding letters of credit of approximately $3.4 million under the Subordinated Term Loans agreement, including $3.0 million in letters of credit for the Holdback resulting from the Cello-Foil Acquisition (see Note 1).

In addition, at December 31, 2005, there were outstanding letters of credit of approximately $2.0 million with a bank that were collateralized by cash on deposit at the bank of approximately $2.1 million (included in “other receivables”). When the Company issues replacement letters of credit under its new senior credit facility (see Note 12), the cash on deposit at the bank will be released.

At December 31, 2004, the Company had a $7.5 million unsecured line of credit, including a letter of credit subfacility, available from a bank. There were no borrowings under the line of credit, and a $100,000 letter of credit outstanding, at December 31, 2004. Under the terms of the agreement, any borrowings under the line of credit were payable on demand and interest accrued at a variable interest rate based on the bank’s prime rate or the 30-day LIBOR Index. The line of credit contained certain covenants, including maintaining minimum levels of working capital, tangible net worth and a specified ratio of debt to EBITDA (as defined in the agreement). The line of credit was terminated in connection with the Cello-Foil Acquisition.

5. Employee Benefit Plans

The measurement dates for defined benefit plan assets and liabilities in 2005 were December 31, 2005 and October 13, 2005 for all such plans. A measurement date of December 31, 2005 was used as this date corresponds with the Company’s fiscal year end, and a measurement date of October 13, 2005 was used to measure Exopack, LLC’s defined benefit plan assets acquired and liabilities assumed by the Company in connection with the Merger. A summary of the elements of key employee benefit plans is as follows:

Exopack, LLC Defined Benefit Plans

The pension assets and obligations of the Retirement Plan of Exopack, LLC (the ”Retirement Plan”) and the pension obligations of the Exopack, LLC Pension Restoration Plan for Salaried Employees (the ”Restoration Plan”) (collectively, the “Pension Plans”), were transferred to and assumed by the Company in connection with the Exopack Acquisition. Substantially all full-time employees of Exopack, LLC were eligible to participate in the Retirement Plan. The Pension Plans were frozen prior to the Exopack Acquisition, except for a small group of employees in the Retirement Plan. Accordingly, the employees’ final benefit calculation under the Pension Plans was the benefit they had earned under the Pension Plans as of the date the Pension Plans were frozen. This benefit will not be diminished, subject to the terms and conditions of the Pension Plans, which will remain in effect.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following sets forth the information related to the changes in the benefit obligations of the Pension Plans and change in plan assets of the Retirement Plan from October 13, 2005 (the date of the Exopack Acquisition) through December 31, 2005:

(in thousands of dollars)
Change in benefit obligation
Benefit obligation assumed	$49,847
Service cost	2
Interest cost	567
Actuarial losses	1,706
Benefits paid	(119)

Benefit obligation at end of year—December 31, 2005	$52,003

Change in plan assets
Fair value of plan assets assumed	$35,049
Actual return on plan assets	1,752
Benefits paid	(119)

Fair value of plan assets at end of year—December 31, 2005	$36,682

Funded status of the plan	$(15,321)
Unrecognized net actuarial losses	579

Accrued benefit cost	$(14,742)

Accumulated benefit obligation—December 31, 2005	$52,003

The discount rate used to determine the benefit obligation for the Pension Plans at December 31, 2005 was 5.50%. The Company sets its discount rate annually in relationship to movements in published benchmark rates.

The Company was required to record an additional minimum pension liability for the Pension Plans, which have an actuarial present value of accumulated plan benefits in excess of plan assets at December 31, 2005. The accumulated benefit obligation for the Pension Plans was approximately $52.0 million at December 31, 2005. The resulting minimum pension liability at December 31, 2005 of approximately $15.3 million was partially offset by a cumulative before tax charge to other comprehensive loss of approximately $579,000.

Components of the net periodic pension benefit cost (benefit) for the period from October 13, 2005 (the date of the Exopack Acquisition) through December 31, 2005 are as follows:

(in thousands of dollars)
Service cost	$2
Interest cost	567
Expected return on plan assets	(615)

Net periodic benefit cost (benefit)	$(46)

The discount rate used to determine the benefit cost for the Pension Plans for the period from October 13, 2005 through December 31, 2005 was 5.50%. The expected rate of return on plan assets used to determine the benefit cost for the Retirement Plan for the period was 8.50%.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The allocation, by asset category, of assets of the Retirement Plan at December 31, 2005 was as follows:

Asset category
Equity securities	66.8%
Fixed income securities	33.2

100.0%

At December 31, 2005, the Company’s targeted allocation, by asset category, of assets of the Retirement Plan is equity securities 65% and fixed income securities 35%. The Company establishes its estimated long-term return on plan assets considering various factors, which include the targeted asset allocation percentages, historical return performance and expected future returns.

The following table sets forth benefit payments expected to be paid by the Pension Plans in the periods indicated:

(in thousands of dollars)
2006	$766
2007	978
2008	1,210
2009	1,469
2010	1,739
2011–2015	12,339

A contribution of approximately $10,000 is expected to be made to the Retirement Plan in 2006, and no contributions are expected to be required or made to the Restoration Plan in 2006.

Cello-Foil 401(k) and Profit-Sharing Plans

The Company assumed the Predecessor Company’s 401(k) and profit-sharing plans for its bargaining and nonbargaining employees in connection with the Cello-Foil Acquisition. The plans allow employees to make voluntary contributions which the Company partially matches. For the periods from July 15, 2005 through December 31, 2005, from January 1, 2005 through July 14, 2005, and for the years ended December 31, 2004 and 2003, expense related to the plans was approximately $42,000, $58,000, $124,000 and $96,000, respectively.

The plans also provide for a profit-sharing contribution, which is based on a percentage of income before income taxes (as defined in the plans), as well as current compensation earned by participants and years of service. Profit-sharing expense under these plans for the periods from July 15, 2005 through December 31, 2005, from January 1, 2005 through July 14, 2005, and for the years ended December 31, 2004 and 2003, was approximately $181,000, $223,000, $273,000 and $202,000, respectively.

Employees vest in the Company contributions over a seven-year period, with 10% vesting per year during the first four years of service and 20% per year thereafter.

Exopack, LLC Savings Plan

In connection with the Exopack Acquisition, the Company adopted a new defined contribution plan, the Exopack, LLC Savings Plan, covering substantially all full-time employees. The Company partially matches employee contributions which vest immediately. Expense totaled approximately $520,000 for the period from October 13, 2005 (the date of the Merger) through December 31, 2005.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Exopack, LLC Postretirement Benefit Plan

The Company also assumed certain obligations for healthcare benefits previously provided by Exopack, LLC, on a restricted basis, to certain employees pursuant to a collective bargaining agreement.

The following sets forth the information related to the change in the unfunded accumulated benefit obligation for the period from October 13, 2005 (the date of the Exopack Acquisition) through December 31, 2005:

(in thousands of dollars)
Change in benefit obligation
Benefit obligation assumed	$589
Service cost	6
Interest cost	6
Plan participants’ contributions	1
Benefits paid	(1)
Actuarial gain	(34)

Benefit obligation at end of year—December 31, 2005	$567

Components of accrued benefit cost
Benefit obligation at end of year	$(567)
Unrecognized net actuarial gains	(17)

Accrued benefit cost	$(584)

The significant assumptions used to measure the expected cost of benefits are as follows:

Assumed health care cost trend rate:

10% grading uniformly to 5% over a ten year period

Discount rates for obligation:

5.5% at December 31, 2005

Discount rates for net periodic benefit cost:

5.5% for the period from October 13, 2005 to December 31, 2005

The Company sets its discount rate annually in relationship to movements in published benchmark rates. The ultimate health care cost trend rate of 5% represents the Company’s best estimate of the long-term average annual health care cost increase over the duration of the postretirement benefit plan’s liabilities.

The effects of a 1.0% increase or decrease in assumed health care cost trend rates would have an insignificant effect on both the accumulated postretirement benefit obligation for health care benefits at December 31, 2005 and the aggregate of net periodic postretirement health and benefit costs for the period from October 13, 2005 (the date of the Merger) through December 31, 2005.

Components of the net periodic postretirement benefit cost for the period from October 13, 2005 (the date of the Exopack Acquisition) through December 31, 2005 are as follows:

(in thousands of dollars)
Service cost	$6
Interest cost	6

Net periodic postretirement benefit cost	$12

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table sets forth benefit payments expected to be paid in the periods indicated:

(in thousands of dollars)
2006	$—
2007	19
2008	29
2009	45
2010	70
2011–2015	391

Other than Company contributions to fund annual benefit payments, no other contributions are expected to be required or made to fund the postretirement benefit obligation.

Cello-Foil Executive Stock Bonus Program

Prior to the Cello-Foil Acquisition, the Board of Directors of Cello-Foil designated 1,625 shares of Cello-Foil stock to be allocated to executive employees of Cello-Foil at the discretion of the Cello-Foil Board under an executive stock bonus program (the “Stock Bonus Program”). The Stock Bonus Program was terminated in connection with the Cello-Foil Acquisition on July 14, 2005. As of December 31, 2004, 789 shares of Cello-Foil stock had been granted to qualifying members of management under the Stock Bonus Program. Compensation expense was recognized for the estimated fair value of the shares issued in the period that the stock was issued. Expense recognized under the Stock Bonus Program was approximately $114,000 and $106,000 for the years ended December 31, 2004 and 2003, respectively.

2005 Stock Option Plan

In December 2005, CPG’s Board of Directors approved the establishment of the 2005 Stock Option Plan of CPG Finance, Inc. (“the “2005 Stock Option Plan”), in which officers and certain key employees of the Company are able to participate, and reserved 100,000 shares of CPG’s non-voting common shares for the 2005 Stock Option Plan. Under the 2005 Stock Option Plan, options have a term of no longer than ten years and vest ratably over a five year period.

On December 12, 2005, officers and certain key employees of the Company were granted options to purchase 77,500 shares of CPG stock under the 2005 Stock Option Plan, with all options granted at an exercise price of $72 per share and remaining outstanding at December 31, 2005. Accordingly, 22,500 options were available for grant at December 31, 2005. The weighted average remaining contractual life of the options was 9.8 years at December 31, 2005.

The Company applies the “intrinsic method” of accounting for stock options in accordance with APB Opinion No. 25 and related interpretations in accounting for the plan. No compensation expense related to the options was recorded during the period from July 15, 2005 through December 31, 2005. The option price represents the estimated fair market value as of the date of grant based upon recent common stock transactions. There were no options exercisable at December 31, 2005.

Deferred Compensation Agreements

The Company has unfunded deferred compensation agreements, assumed in connection with the Cello-Foil Acquisition. The Company is obligated to provide certain deferred compensation for these Cello-Foil employees over specified periods beginning at age 62. In addition, the Company has agreed to provide certain death benefits

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

for the employees to be paid over a specified period. The Company is accruing its obligations over the estimated period of employment of the individuals to age 62. As of December 31, 2005, four individuals under the agreements were receiving benefits. The deferred compensation liability for these agreements was approximately $643,000 and $730,000 at December 31, 2005 and 2004, respectively (recorded in “other liabilities” in the accompanying consolidated balance sheets). Deferred compensation expense in the periods from July 15, 2005 through December 31, 2005, from January 1, 2005 through July 14, 2005, and for the years ended December 31, 2004 and 2003, was insignificant.

Other Benefit Plans

Effective with the Exopack Acquisition on October 13, 2005, the Company maintains a management incentive compensation plan that provides annual cash awards to eligible management personnel based on both Company and individual performance against pre-defined annual goals. The Company recognized charges of approximately $282,000 for benefits under the management incentive compensation plan for the period from October 13, 2005 (the date of the Exopack Acquisition) through December 31, 2005.

6. Capital Structure

The Company is authorized to issue 2,900,000 shares of common stock, consisting of 1,200,000 shares of voting common stock (1 share issued and outstanding at December 31, 2005) (“Voting Common Stock”) and 1,700,000 shares of non-voting common stock (no shares issued and outstanding at December 31, 2005) (“Non-Voting Common Stock”), each with a par value of $0.001 per share. The Voting Common Stock and the Non-Voting Common Stock have identical rights, qualifications, limitations, restrictions, and privileges. However, the holders of the Non-Voting Common Stock have no right to vote on any matters to be voted on by the Company’s stockholders, except under a merger or consolidation of the Company into other entities or a recapitalization or reorganization of the Company in which shares of the Non-Voting Common Stock would be treated differently than the Voting Common Stock. The holders of Voting Common Stock and the holders of Non-Voting Common Stock are entitled to share equally, share for share, in any dividends declared and payable (see Note 4 with respect to restrictions placed on declarations and payments of dividends under financing arrangements). Each share of Voting Common Stock is convertible at any time (except under certain conditions, as defined) into a share of Non-Voting Common Stock.

The Company is authorized to issue 100,000 shares of preferred stock with a par value of $0.001 per share. The rights, qualifications, limitations, restrictions, and privileges of such shares are determined by the Board of Directors at each preferred share issuance and may differ from those of any and all other series of preferred stock. There were no preferred shares issued and outstanding at December 31, 2005.

Prior to the Cello-Foil Acquisition and during the Predecessor period presented herein, Cello-Foil was authorized to issue 184,000 shares of its common stock (62,077 shares issued and outstanding at December 31, 2004) (“Predecessor Common Stock”), with a par value of $1 per share. In connection with the Cello-Foil Acquisition, all of the outstanding shares of the Predecessor Common Stock were acquired and retired.

7. Commitments and Contingencies

Operating Leases

The Company leases certain buildings, equipment, vehicles, warehouses, and office space under the terms of noncancelable operating leases which expire through 2015.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Future annual payments on the operating leases as of December 31, 2005 are as follows:

(in thousands of dollars)
Years Ending December 31
2006	$3,702
2007	2,923
2008	1,955
2009	1,388
2010	1,069
2011 and thereafter	3,195

Total	$14,232

Rent expense for all operating leases amounted to approximately $1.1 million, $229,000, $376,000 and $372,000 in the periods from July 15, 2005 through December 31, 2005, from January 1, 2005 through July 14, 2005, and for the years ended December 31, 2004 and 2003, respectively.

Services Agreement

The Company has contracted for data processing services through December 31, 2008. The annual expense under the contract is approximately $432,000 and is subject to annual price index increases.

Purchase Commitments

The Company is obligated under an agreement with a major ink supplier to purchase annually the greater of $4.0 million of ink or 90% of all ink purchases from this supplier subject to certain rebates. For the periods from July 15, 2005 through December 31, 2005 and from January 1, 2005 through July 14, 2005, the Company purchased approximately $1.8 million and $2.2 million, respectively, of ink from this supplier.

Capital Project Commitments Related to Property, Plant and Equipment

At December 31, 2005, the Company had various capital projects related to property, plant and equipment in progress with approximately $9.9 million of future estimated costs to complete the projects.

Environmental Matters

A former owner has agreed to indemnify the Company, subject to certain limitations and conditions, for past off-site disposal practices, the off-site aspects of migratory contamination, and third-party claims of personal injury or property damage through July 2006. Off-site environmental liabilities are excluded liabilities under the terms of the agreement.

Legal Proceedings

From time to time, the Company becomes party to other legal proceedings and administrative actions, which are of an ordinary or routine nature, incidental to the operations of the Company. Although it is difficult to predict the outcome of any legal proceeding, in the opinion of the Company’s management, such proceedings and actions should not, individually or in the aggregate, have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

8. Income Taxes

The following tables present the components of the provision (benefit) for income taxes, the principal items of deferred taxes, and a reconciliation of the statutory U.S. Federal income tax rate to the effective income tax rate for the periods from July 15, 2005 through December 31, 2005, from January 1, 2005 through July 14, 2005, and for the years ended December 31, 2004 and 2003:

	Successor	Predecessor
(in thousands of dollars)	July 15, 2005 through Dec. 31, 2005	Jan. 1, 2005 through July 14, 2005	Year Ended Dec. 31, 2004	Year Ended Dec. 31, 2003
Provision (benefit) for income taxes:
Current
Federal	$—	$(815)	$689	$137
State	—	(47)	32	10

	—	(862)	721	147

Deferred
Federal	(1,383)	(869)	150	425
State	(163)	8	—	—

	(1,546)	(861)	150	425

Net provision (benefit) for income taxes	$(1,546)	$(1,723)	$871	$572

The components of deferred income tax assets and liabilities are summarized as follows:

	Successor	Predecessor
(in thousands of dollars)	2005	2004
Gross deferred income tax assets
Minimum pension liability	$4,897	$—
Deferred compensation—stock option bonus payable	1,591	—
Net operating loss carry-forwards	1,728	—
Accrued vacation	1,494	118
Net accounts receivable basis difference	946	—
Postretirement and pension accruals	895	—
Accrued workers’ compensation liability	797	—
Net inventory basis difference	602	—
Accrual for medical claims incurred but not reported	415	57
Deferred compensation accrual	244	250
AMT credit carryforwards	292	—
Other accruals and reserves	3	25

	13,904	450

Gross deferred income tax liabilities
Net fixed asset basis difference	(32,472)	(1,460)
Goodwill and other intangible assets basis differences	(21,066)	—
Other	(440)	(40)

	(53,978)	(1,500)

Net deferred income tax liabilities	$(40,074)	$(1,050)

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The net deferred income tax liability is recognized as follows in the accompanying consolidated balance sheets at December 31, 2005 and 2004:

	Successor	Predecessor
(in thousands of dollars)	2005	2004
Current deferred income tax asset	$4,083	$200
Long-term deferred income tax liability	(44,157)	(1,250)

	$(40,074)	$(1,050)

The reconciliation of the statutory U.S. Federal income tax rate to the effective income tax rate is summarized as follows:

	Successor		Predecessor
(in thousands of dollars)	July 15, 2005 through Dec. 31, 2005		Jan. 1, 2005 through July 14, 2005		Year Ended Dec. 31, 2004		Year Ended Dec. 31, 2003
Federal income tax (benefit) at the statutory rate	$(1,480)	34%	$(1,761)	34%	$924	34%	$620	34%
State income tax, net of federal tax benefit	(162)	4%	(1)	0%	22	1%	17	1%
Other	96	-2%	39	-1%	(75)	-3%	(65)	-4%

	$(1,546)	36%	$(1,723)	33%	$871	32%	$572	31%

At December 31, 2005, the Company had Federal net operating loss carryforwards of approximately $3.5 million which begin to expire in 2025, Canadian loss carryforwards of approximately $173,000 which begin to expire in 2009, and alternative minimum tax credit carryforwards of approximately $292,000 which do not expire. Apportioned state net operating loss carryforwards for all states are approximately $6.5 million and vary by state from zero net operating loss carryforwards up to $1.2 million. The state net operating loss carryforwards begin to expire in 2010. The Company operates in 11 states with income tax. Separate companies within the group have differing state net operating losses in various jurisdictions in which they operate. Certain states permit one member to utilize the losses of another and other states only permit utilization by the entity that generated the loss.

In connection with the Cello-Foil Acquisition, payments to certain former stockholders were triggered pursuant to employment agreements. The related tax benefit to the Company of these payments was approximately $1.6 million. In accordance with the acquisition agreement, the former Cello-Foil stockholders are entitled to receive these tax benefits. Accordingly, the Company has recorded the tax benefits of these payments in “income taxes receivable” and the corresponding obligation due to the former Cello-Foil stockholders in “accrued liabilities” in the accompanying consolidated balance sheet at December 31, 2005.

9. Related Party Transactions

Note Receivable

As of December 31, 2004, Cello-Foil held a note receivable of approximately $51,000 from a related party trust (recorded in “other receivables” in the accompanying consolidated balance sheet at December 31, 2004). The note accrued interest at 5.48% and was fully collected by the Company in connection with the Cello-Foil Acquisition in 2005.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Lease Agreement

The Predecessor Company had a lease agreement with its former shareholders for the use of a plant facility. In connection with the Cello-Foil Acquisition, the lease was terminated and the Successor Company purchased the building. Rent expense under this lease (included also in total rent expense in note 7) was approximately $96,000, $192,000 and $192,000, respectively, for the period from January 1, 2005 through July 14, 2005 and the years ended December 31, 2004 and 2003. Effective July 15, 2005, the building is recorded in the Company’s property, plant and equipment at estimated fair value in accordance with SFAS No 141.

Transactions with Sun Capital

In 2005, the Company entered into a management services agreement with an affiliate of Sun Capital (“Sun Capital Management”). Pursuant to the terms of the agreement, Sun Capital Management has provided and will provide the Company with certain financial and management consulting services, subject to the supervision of the Company’s Board of Directors. In exchange for these services, the Company will pay Sun Capital Management an annual management fee equal to the greater of $1.0 million or 3.0% of EBITDA (as defined in the agreement). In addition to this general management fee, in connection with any management services provided to the Company, its subsidiaries, or its stockholders with respect to certain corporate events including, without limitation, refinancings, restructurings, equity or debt offerings, acquisitions, mergers, consolidations, business consolidations, sales and divestitures, Sun Capital Management is entitled to 1.0% of the aggregate consideration of the corporate event as well as any customary and reasonable fees. The Company will also reimburse Sun Capital Management for all out-of-pocket expenses incurred in the performance of the services under the agreement. The agreement terminates on October 13, 2015.

For the period from July 15, 2005 through December 31, 2005, the Company paid Sun Capital Management approximately $2.9 million for services provided in connection with the Cello-Foil Acquisition, the TPG Acquisition and the Merger. Additionally, for the period from July 15, 2005 through December 31, 2005, the Company incurred management fees and other related expenses under the management services agreement of approximately $628,000.

The management services agreement was amended as of January 31, 2006 primarily to adjust the annual management fee to equal the greater of $1.0 million or 2.0% of EBITDA (as defined in the agreement).

10. Segments

The Company identifies its reportable segments in accordance with Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information (“SFAS No. 131”) by reviewing the nature of products sold, nature of the production processes, type and class of customer, methods to distribute product and nature of regulatory environment. While all of these factors were reviewed, the Company feels that the most significant factors are the nature of its products, the nature of the production process and the type of customers served.

Subsequent to the Merger, the Company operates principally in two reportable segments: paper packaging and plastic packaging. The paper packaging segment produces paper packaging products used in applications such as food, charcoal, pet food, seed, concrete, and dairy packaging. The plastic packaging segment produces plastic packaging products used in applications such as chemicals, salt, building materials, lawn and garden, food, and beverage containers. Prior to the Merger, the Company operated in the plastic packaging segment exclusively.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The accounting policies of the segments are the same as those described in the summary of significant accounting policies (see Note 2). The Company evaluates performance based on profit or loss from operations. During the period from July 15, 2005 through December 31, 2005, segment data includes a charge allocating certain corporate costs to each of its operating segments (approximately $3.4 million and $2.8 million was allocated to the paper packaging and plastic packaging segments, respectively, during the period). During the Predecessor periods, all corporate costs were allocated to the plastic packaging segment except for $6.3 million of change in control expenses in the period from January 1, 2005 through July 14, 2005.

While sales and transfers between segments are recorded at cost plus a reasonable profit, the effects of intersegment sales are excluded from the computations of segment operating income. Intercompany profit in inventory is excluded from segment assets and is recognized as a reduction in costs of goods sold by the selling segment when the related inventory is sold to an unaffiliated customer. Effects of intersegment sales and intercompany profit are not significant for the periods presented.

Corporate operating losses include amortization and certain unallocated corporate costs. During the period from January 1, 2005 through July 14, 2005, corporate operating losses include charges due to a change in control of the Predecessor Company (see Note 2).

Identifiable assets by business segment include only those assets that are specifically identified with each segment’s operations. Corporate assets include mainly certain cash and cash equivalents held at the corporate level, deferred financing costs, income tax assets, certain nontrade receivables, capitalized software costs, the cash surrender value of life insurance policies, corporate property, and the carrying amount of indefinite-lived trademarks and trade names acquired in the Merger.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The table below presents information about the Company’s reportable segments for the periods from July 15, 2005 through December 31, 2005, from January 1, 2005 through July 14, 2005, and for the years ended December 31, 2004 and 2003:

(in thousands of dollars)	Paper Packaging	Plastic Packaging	Corporate	Consolidated
(Successor)
July 15, 2005 through December 31, 2005
Revenues from external customers	$75,597	$87,788	$—	$163,385
Intersegment revenues	1,158	3,002	—	4,160
Operating income (loss)	2,752	2,094	(3,432)	1,414
Interest expense	—	—	(5,833)	(5,833)
Other income, net	—	—	65	65
Income (loss) before income taxes	2,752	2,094	(9,200)	(4,354)
Identifiable assets	182,115	182,850	79,706	444,671
Depreciation and amortization	1,138	1,797	661	3,596
Capital expenditures	1,278	2,856	78	4,212

(Predecessor)
January 1, 2005 through July 14, 2005
Revenues from external customers	$—	$37,125	$—	$37,125
Operating income (loss)	—	960	(6,292)	(5,332)
Interest expense	—	—	134	134
Other income, net	—	—	19	19
Income (loss) before income taxes	—	960	(6,139)	(5,179)
Depreciation	—	1,072	—	1,072
Capital expenditures	—	544	—	544

2004
Revenues from external customers	$—	$65,098	$—	$65,098
Operating income	—	2,564	—	2,564
Interest income	—	—	150	150
Other income, net	—	—	2	2
Income (loss) before income taxes	—	2,564	152	2,716
Identifiable assets	—	36,385	—	36,385
Depreciation	—	2,091	—	2,091
Capital expenditures	—	357	—	357

2003
Revenues from external customers	$—	$59,575	$—	$59,575
Operating income	—	1,687	—	1,687
Interest income	—	—	113	113
Other income, net	—	—	24	24
Income (loss) before income taxes	—	1,687	137	1,824
Identifiable assets	—	34,980	—	34,980
Depreciation	—	2,048	—	2,048
Capital expenditures	—	1,715	—	1,715

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following geographic information represents the Company’s net sales based on product shipment location for the periods from July 15, 2005 through December 31, 2005, from January 1, 2005 through July 14, 2005, and for the years ended December 31, 2004 and 2003, and total long-lived assets based on physical locations at December 31, 2005 and 2004:

Net Sales to Unaffiliated Customers

	Successor	Predecessor
(in thousands)	July 15, 2005 through Dec. 31, 2005	Jan. 1, 2005 through July 14, 2005	Year Ended Dec. 31, 2004	Year Ended Dec. 31, 2003
United States	$148,185	$37,125	$65,098	$59,575
Canada	15,200	—	—	—

	$163,385	$37,125	$65,098	$59,575

Total Long-Lived Assets

	Successor	Predecessor
(in thousands)	2005	2004
United States	$232,268	$12,110
Canada	35,828	—

	$268,096	$12,110

11. Valuation and Qualifying Accounts

		Additions
	Balance at Beginning of Period	Charged to Expense		Other		Deductions		Balance at End of Period
2005 (successor period)
Allowance for Uncollectible Accounts	$146	$139		$3,534	(1)	$653	(2)	$3,166
2005 (predecessor period)
Allowance for Uncollectible Accounts	$146	—		—		—		$146
LIFO Reserve	$1,338	$499		—		—		$1,837	(3)
2004 (predecessor period)
Allowance for Uncollectible Accounts	$146	—		—		—		$146
LIFO Reserve	$783	$555		—		—		$1,338
2003 (predecessor period)
Allowance for Uncollectible Accounts	$146	—		—		—		$146
LIFO Reserve	$329	$454	(4)	—		—		$783

(1)	Represents allowance for uncollectible accounts recorded through purchase accounting in relation to the acquisition of Exopack and TPG.
(2)	Represents amounts written off.
(3)	LIFO reserve was eliminated in connection with the acquisition of Cello-Foil. For more information see Note 2 to the accompanying Consolidated Financial Statements.
(4)	LIFO reserve increased by approximately $454,000; however, during 2003 certain inventory quantities were reduced. This reduction resulted in a liquidation of LIFO inventory quantities, effectively decreasing cost of sales and increasing income before income taxes by approximately $246,000.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

12. Subsequent Events

Issuance of Senior Notes

On January 31, 2006, the Company issued $220.0 million of 11.25% senior notes due 2014 (the “Notes”). Interest on the Notes is payable semi-annually in arrears on February 1 and August 1 of each year with the first such payment due on August 1, 2006.

The Notes will mature on February 1, 2014, unless previously redeemed, and the Company will not be required to make any mandatory redemption or sinking fund payment prior to maturity except in connection with a change in ownership or in the event of a sale of certain assets. Prior to February 1, 2009, the Company may redeem up to 35.0% of the aggregate principal amount of the Notes with the net proceeds of one or more qualified equity offerings at a redemption price equal to 111.25% of the principal amount, plus accrued and unpaid interest to the date of redemption. In addition, at any time prior to February 1, 2010, the Company has the option to redeem all or a portion of the Notes at a redemption price equal to 100.0% of the principal amount of the Notes redeemed plus a “make-whole” premium and accrued and unpaid interest to the date of redemption. At any time on or after February 1, 2010, the Company may redeem all or a portion of the Notes at a redemption price equal to 100.0% of the principal amount of the Notes, plus a premium declining ratably to par (as defined in the indenture), plus accrued and unpaid interest to the date of redemption.

The Company and all of its domestic restricted subsidiaries have fully and unconditionally guaranteed the Notes, which guarantees are fully secured by the assets of such guarantors. The Notes place certain restrictions on the Company including, but not limited to, the Company’s ability to incur additional indebtedness, incur liens, pay dividends, make investments, consummate certain asset sales, enter into certain transactions with affiliates, merge or consolidate with any other person or sell or otherwise dispose of the assets of the Company and its subsidiaries.

An affiliate of Sun Capital purchased $10.0 million of the Notes.

New Senior Credit Facility

On January 31, 2006, the Company entered into a new senior secured revolving credit facility with a syndicate of financial institutions which provides for a maximum credit facility of $45.0 million, which includes a Canadian dollar subfacility available to our Canadian subsidiaries for up to $15.0 million (or the Canadian dollar equivalent) (the “New Senior Credit Facility”). A reserve is established against availability in the U.S. for the U.S. dollar equivalent of amounts outstanding under the Canadian subfacility. The New Senior Credit Facility also provides the Company’s domestic and Canadian subsidiaries with letter of credit subfacilities. Availability under the New Senior Credit Facility is subject to borrowing base limitations for both the U.S. and Canadian subsidiaries, as defined in the loan agreement. The New Senior Credit Facility matures after five years.

Interest on the New Senior Credit Facility will accrue on amounts outstanding under the U.S. facility at a variable annual rate equal to the U.S. Index Rate (as defined in the loan agreement) plus 0.5% or, upon the Company’s prior notice, at an annual rate equal to LIBOR plus 1.5%. Interest will accrue on amounts outstanding under the Canadian facility at a variable annual rate equal to the Canadian Index Rate (as defined in the loan agreement) plus 0.5% or, upon the Company’s prior notice, at an annual rate equal to the BA Rate (as defined in the loan agreement) plus 1.5%. The New Senior Credit Facility also includes unused facility and letter-of-credit fees.

The New Senior Credit Facility is secured by substantially all of the Company’s tangible and intangible property (other than real property and equipment). In addition, all of the Company’s equity interests in its domestic subsidiaries and a portion of the equity interests in its foreign subsidiaries are pledged to secure the New Senior Credit Facility.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The New Senior Credit Facility places certain restrictions on the Company including, but not limited to, the Company’s ability to incur additional indebtedness, incur liens, pay dividends, make investments, consummate certain asset sales, enter into certain transactions with affiliates, merge or consolidate with any other person or sell or otherwise dispose of the assets of the Company and its subsidiaries.

Capital Contribution

On January 31, 2006, the Company received a $15.0 million capital contribution from its parent, Exopack Key Holdings.

Refinancing of Debt

On January 31, 2006, in connection with the issuance of the Notes, the $15.0 million capital contribution from its parent, and with borrowings of approximately $15.0 million under the New Senior Credit Facility, the Company repaid all debt which was outstanding at December 31, 2005 under the Senior Credit Facility and Subordinated Term Loans. In connection with the refinancing of debt on January 31, 2006, the Company recorded a charge to earnings to write-off the deferred financing costs ($3.8 million at December 31, 2005) related to the Senior Credit Facility and Subordinated Term Loans.

13. Consolidating Financial Information

The Notes are jointly, severally, fully and unconditionally guaranteed by the Company’s domestic restricted subsidiaries. Following are consolidating financial statements of the Company, including the guarantors, for the Successor period as of December 31, 2005 and for the period from July 15, 2005 through December 31, 2005. This consolidating financial information is provided pursuant to Rule 3-10 of Regulation S-X in lieu of separate financial statements of each subsidiary guaranteeing the obligations under these financing arrangements. Consolidating financial statements for the Predecessor Period as of December 31, 2004 and for the period from January 1, 2005 through July 14, 2005 and the years ended December 31, 2004 and 2003 are not presented herein as Cello-Foil, the predecessor, was the sole guarantor of any debt outstanding during such periods.

The following consolidating financial statements present the balance sheet, statement of operations and cash flows as of December 31, 2005 and for the period from July 15, 2005 through December 31, 2005 of (i) Exopack Holding Corp. (the “Parent”), (ii) the guarantor subsidiaries of Exopack Holding Corp. (the “Guarantor Subsidiaries”), in each case reflecting investments of the Guarantor Subsidiaries in their respective consolidated nonguarantor subsidiaries under the equity method of accounting, (iii) the nonguarantor subsidiaries of Exopack Holding Corp. (the “Nonguarantor Subsidiaries”), and (iv) the eliminations necessary to arrive at the information for the Company on a consolidated basis. The consolidating financial statements should be read in conjunction with the accompanying consolidated financial statements of the Company.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONSOLIDATING BALANCE SHEET AS OF DECEMBER 31, 2005

	Parent	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets
Cash and cash equivalents	$—	$7,792	$1,095	$—	$8,887
Trade accounts receivable (net of allowance for uncollectible accounts of $3,166)	—	55,758	7,556	—	63,314
Income taxes receivable	—	6,146	—	—	6,146
Other receivables	—	3,191	580	—	3,771
Inventories	—	72,264	9,056	—	81,320
Deferred income taxes	—	4,112	(29)	—	4,083
Prepaid expenses and other current assets	—	1,467	548	—	2,015

Total current assets	—	150,730	18,806	—	169,536
Property, plant, and equipment, net	—	134,469	6,672	—	141,141
Deferred financing costs, net	3,796	—	—	—	3,796
Intangible assets, net	—	70,780	—	—	70,780
Goodwill	—	56,175	—	—	56,175
Investments in subsidiaries	57,882	20,044	—	(77,926)	—
Intercompany receivables / (payables)	229,563	—	—	(229,563)	—
Other assets	1,320	914	1,009	—	3,243

Total assets	$292,561	$433,112	$26,487	$(307,489)	$444,671

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt	$—	$9	$—	$—	$9
Accounts payable	—	61,203	4,629	—	65,832
Accrued liabilities	3,756	19,863	672	—	24,291

Total current liabilities	3,756	81,075	5,301	—	90,132

Long-term liabilities
Long-term debt, less current portion	236,645	2	—	—	236,647
Deferred income taxes	(2,032)	45,275	914	—	44,157
Intercompany payables	—	229,563	—	(229,563)	—
Other liabilities	—	19,675	—	—	19,675

Total long-term liabilities	234,613	294,514	914	(229,563)	300,479

Commitments and contingencies
Stockholders’ equity
Successor:
Preferred stock, par value, $0.001 per share— 100,000 shares authorized, no shares issued and outstanding at December 31, 2005	—	—	—	—	—
Common stock, par value, $0.001 per share—2,900,000 shares authorized, 1 share issued and outstanding at December 31, 2005	—	—	—	—	—
Additional paid-in capital	57,000	57,000	20,250	(77,250)	57,000
Accumulated other comprehensive loss, net	—	(360)	228	—	(132)
(Accumulated deficit) retained earnings	(2,808)	882	(206)	(676)	(2,808)

Total stockholders’ equity	54,192	57,522	20,272	(77,926)	54,060

Total liabilities and stockholders’ equity	$292,561	$433,112	$26,487	$(307,489)	$444,671

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONSOLIDATING STATEMENT OF OPERATIONS FOR THE PERIOD FROM JULY 15, 2005 THROUGH DECEMBER 31, 2005

	Parent	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$149,214	$15,200	$(1,029)	$163,385
Cost of sales	—	135,782	14,332	(1,029)	149,085

Gross margin	—	13,432	868	—	14,300
Selling, general and administrative expenses	—	11,763	1,123		12,886

Operating income	—	1,669	(255)	—	1,414

Other expenses
Interest expense	5,722	36	75		5,833
Other expense, net	—	(69)	4		(65)

Net other expense	5,722	(33)	79	—	5,768

Income before income taxes	(5,722)	1,702	(334)	—	(4,354)
Provision (benefit) for income taxes	(2,032)	614	(128)		(1,546)

Net income (loss) before equity in earnings of affiliates	(3,690)	1,088	(206)	—	(2,808)
Equity in earnings of affiliates	882	(206)	—	(676)	—

Net (loss) income	(2,808)	882	(206)	(676)	(2,808)

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONSOLIDATING STATEMENT OF CASH FLOWS FOR THE PERIOD FROM JULY 15, 2005 THROUGH DECEMBER 31, 2005

	Parent	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities
Net (loss) income	$(2,808)	$882	$(206)	$(676)	$(2,808)
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	85	3,335	176	—	3,596
Equity in earnings of affiliates	(882)	206		676	—
Deferred income tax (benefit) provision	(2,032)	614	(128)	—	(1,546)
Provision for (recovery of) bad debts	—	228	(89)	—	139
Gain on disposition of property, plant and equipment	—	(23)	(5)	—	(28)
Increase in cash surrender value of life insurance, net of premiums paid	—	(8)	—	—	(8)
Changes in operating assets and liabilities (net of operating assets and liabilities acquired for 2005)
Receivables	—	(4,071)	(137)	—	(4,208)
Inventories	—	3,159	480	—	3,639
Prepaid expenses and other assets	—	1,655	(1,005)	—	650
Accounts payable and accrued and other liabilities	3,040	19,447	1,268	—	23,755

Net cash provided by operating activities	(2,597)	25,424	354	—	23,181

Cash flows from investing activities
Acquisition of Cello-Foil, net of cash acquired	(5,000)	(30,671)	—	—	(35,671)
Acquisition of TPG, net of cash acquired	—	(13,198)	651	—	(12,547)
Acquisition of Exopack, net of cash acquired	(52,000)	(206,323)	328	—	(257,995)
Purchases of property, plant and equipment, including capitalized software	—	(4,042)	(170)	—	(4,212)
Proceeds from disposition of property, plant and equipment	—	2,120	13	—	2,133
Proceeds from return of investment in life insurance	—	1,229	—	—	1,229
Premiums paid for life insurance	—	(3)	—	—	(3)

Net cash used in investing activities	(57,000)	(250,888)	822	—	(307,066)

Cash flows from financing activities					—
Proceeds from issuance of bridge loan	200,000	—	—	—	200,000
Borrowings under subordinated term loans	36,645	—	—	—	36,645
Borrowings under revolving credit facility	20,364	—	—	—	20,364
Repayments under revolving credit facility	(20,364)	—	—	—	(20,364)
Paid in capital from acquisition of Cello-Foil	5,000	—	—	—	5,000
Paid in capital from acquisition of Exopack	52,000	—	—	—	52,000
Intercompany borrowings (repayments)	(233,191)	233,258	(67)	—	—
Financing costs paid on bridge loan and subordinated term loans	(92)	—	—	—	(92)
Financing costs paid on Notes and New Senior Credit Facility	(765)	—	—	—	(765)
Repayments of capital lease obligation	—	(2)	—	—	(2)

Net cash provided by (used in) financing activities	59,597	233,256	(67)	—	292,786
Effect of exchange rate changes on cash	—	—	(14)	—	(14)

Increase (decrease) in cash and cash equivalents	—	7,792	1,095	—	8,887
Cash and cash equivalents
Beginning of period	—	—	—	—	—

End of period	$—	$7,792	$1,095	$—	$8,887

EXOPACK HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands of dollars)	September 30 2005	December 31 2004
Assets
Current assets
Cash and cash equivalents	$3,528	$779
Trade accounts receivable (net of allowance for uncollectible accounts of $2,434 at September 30, 2005 and $2,224 at December 31, 2004, respectively)	49,188	53,095
Income taxes receivable	394	331
Other receivables	1,553	861
Inventories	65,698	63,220
Deferred income taxes	3,837	3,747
Prepaid expenses and other current assets	1,240	1,015

Total current assets	125,438	123,048
Property, plant and equipment, net	65,279	62,470
Deferred financing costs, net	4,065	4,794
Intangible assets, net	9,940	10,830
Goodwill	5,856	5,856
Deferred income taxes	72	112
Other assets	2,325	2,119

Total assets	$212,975	$209,229

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt	$7,754	$7,127
Accounts payable	50,415	46,173
Accrued liabilities	19,059	18,742

Total current liabilities	77,228	72,042

Long-term liabilities
Long-term debt, less current portion	65,802	66,409
Deferred income taxes	4,090	6,548
Other liabilities	11,982	11,355

Total long-term liabilities	81,874	84,312

Commitments and contingencies

Stockholders’ equity
Preferred stock, par value, $0.01 per share—25,000 shares authorized, no shares issued and outstanding	—	—
Common stock, par value, $0.01 per share—650,000 shares authorized, 357,743 and 357,543 shares issued and outstanding at September 30, 2005 and December 31, 2004, respectively	4	4
Additional paid-in capital	38,811	38,438
Unearned ESOP shares	(1,042)	(1,042)
Accumulated other comprehensive loss, net	(4,125)	(4,418)
Retained earnings	20,225	19,893

Total stockholders’ equity	53,873	52,875

Total liabilities and stockholders’ equity	$212,975	$209,229

The accompanying notes are an integral part of these financial statements.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	For the Nine Months Ended September 30
(in thousands of dollars)	2005	2004
Net sales	$394,526	$384,224
Cost of sales	348,581	337,635

Gross margin	45,945	46,589
Selling, general and administrative expenses	29,805	28,800

Operating income	16,140	17,789

Other expenses
Interest expense	5,885	7,044
Other expense, net	9,701	173

Net other expense	15,586	7,217

Income before income taxes	554	10,572
Provision for income taxes	222	4,039

Net income	$332	$6,533

The accompanying notes are an integral part of these financial statements.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

AND COMPREHENSIVE INCOME

(UNAUDITED)

(in thousands of dollars)	Common Stock		Additional Paid-in Capital	Unearned ESOP Shares	Accumulated Other Comprehensive Loss	Retained Earnings	Total	Comprehensive Income
	Shares	Amount
Balances at January 1, 2005	357,543	$4	$38,438	$(1,042)	$(4,418)	$19,893	$52,875
Issuance of common stock	200	—	21	—	—	—	21
Net income	—	—	—	—	—	332	332	$332
Stock compensation expense	—	—	352	—	—	—	352
Cumulative translation adjustment	—	—	—	—	91	—	91	91
Fair market value adjustment of derivative financial instrument (net of income tax benefit of $135)	—	—	—	—	202	—	202	202

Total comprehensive income	—	—	—	—	—	—	—	$625

Balances at September 30, 2005	357,743	$4	$38,811	$(1,042)	$(4,125)	$20,225	$53,873

The accompanying notes are an integral part of these financial statements.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended September 30,
(in thousands of dollars)	2005	2004
Cash flows from operating activities
Net income	$332	$6,533
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	7,592	6,860
Accretion of discounts on long-term debt	216	392
Deferred income tax provision	(2,658)	2,336
Provision for bad debts	807	269
Loss from early extinguishment of debt	9,599	—
Stock compensation expense	352	82
Compensation expense related to ESOP shares released	1,696	1,031
Increase (decrease) in value of stock purchase warrants	632	(33)
Gain on sale of fixed assets	(14)	(15)
Changes in operating assets and liabilities
Receivables	3,212	(2,469)
Inventories	(2,375)	(10,817)
Prepaid expenses and other assets	(969)	1,373
Accounts payable and accrued and other liabilities	2,668	21,335
Income tax receivable/payable	(63)	(1,073)

Net cash provided by operating activities	21,027	25,804

Cash flows from investing activities
Adjustments to purchase price—SF&A	—	(18)
Purchases of property and equipment, including capitalized software	(8,416)	(6,869)
Proceeds from sale of fixed assets	14	20

Net cash used in investing activities	(8,402)	(6,867)

Cash flows from financing activities
Deferred financing costs incurred	(477)	(25)
Issuance of common stock	21	38
Proceeds from term loan refinancing	10,063	—
Repayments of term loan	(6,559)	(2,532)
Borrowings under Revolving Credit Facility	193,806	86,374
Repayments under Revolving Credit Facility	(172,308)	(103,324)
Borrowings under CAPEX loans	1,319	1,003
Repayments under CAPEX loans	(933)	(84)
Repayments of Junior Seller Note	(34,661)	—
Repayments of capital lease obligation	(160)	(158)

Net cash used in financing activities	(9,889)	(18,708)

Effect of exchange rate changes on cash	13	(16)

Increase in cash and cash equivalents	2,749	213

Cash and cash equivalents
Beginning of year	779	853

End of year	$3,528	$1,066

Supplemental cash flow information
Income taxes paid	$2,944	$1,364
Interest paid	3,886	2,664

The accompanying notes are an integral part of these financial statements.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Organization and Presentation

Exopack Holding Corp., together with its wholly-owned subsidiaries, Exopack, LLC, Exopack-Ontario, Inc., Exopack-Thomasville, LLC, Exopack-Newmarket, Ltd., Specialty Films and Associates, LLC (“SF&A”), and Exopack-Technology, LLC (collectively, the “Subsidiaries”, and together with Exopack Holding Corp., the “Company”) is a manufacturer and distributor of flexible packaging for industrial and consumer products. The Company operates 13 manufacturing plants in 11 states and one manufacturing plant in Canada. Seven of the plants manufacture paper-packaging materials and seven of the plants manufacture plastic-packaging materials.

The accompanying unaudited consolidated financial statements have been prepared by Exopack Holding Corp. in accordance with accounting principles generally accepted in the United States of America for interim financial information. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted from this report. It is management’s opinion, however, that all material adjustments (consisting of normal recurring accruals, unless otherwise noted) have been made which are necessary for a fair statement of the Company’s financial position and results of operations. The results for the interim period are not necessarily indicative of the results to be expected for the year.

These unaudited consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and footnotes for the year ended December 31, 2004.

2. Stock-Based Compensation and ESOP Plan

Certain employees and directors of the Company have been granted options to purchase common stock under stock-based compensation plans. The Company accounts for stock-based compensation in accordance with Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees. The Company follows the disclosure requirements of SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure.

The following table illustrates the effect on net income as if the fair value-based method provided by SFAS No. 123 had been applied for all outstanding and unvested awards in each period.

	Nine Months Ended September 30,
(in thousands of dollars)	2005	2004
Net income, as reported	$332	$6,533
Add: Stock-based compensation recorded under intrinsic value method for all awards, net of tax	211	82
Less: Total stock-based compensation determined under fair value method for all awards, net of tax	(383)	(236)

Pro forma net income	$160	$6,379

During the nine-month periods ended September 30, 2005 and 2004, the Company issued 3,050 and 30,012 options, respectively, and recognized compensation expense totaling $211,000 and $82,000, net of tax, associated with all outstanding options.

The Company has established the Exopack, LLC Employee Stock Ownership Plan (the “ESOP”), whereby substantially all full-time employees of the Company are eligible to participate upon completing 30 days of service. During the nine-month periods ended September 30, 2005 and 2004, the Company recorded compensation expense associated with the ESOP totaling $1.7 million and $1.0 million, respectively.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

3. Inventories

The Company’s inventories are valued at the lower of cost, determined by the first-in, first-out (FIFO) method, or market. Inventories are summarized as follows:

(in thousands of dollars)	September 30, 2005	December 31, 2004
Raw materials and supplies	$26,077	$23,294
Work in progress	7,451	8,632
Finished goods	33,177	32,536
Less: Inventory reserves	(1,007)	(1,242)

Total inventories	$65,698	$63,220

4. Long-term Debt Changes

In January 2005, the Company amended its Senior Credit Facility with materially the same consortium of lenders. The new debt agreement provides for (1) $75.0 million in revolving credit loans of which $20.0 million is also available for letters of credit, (2) a term loan of $50 million, and (3) a $25.0 million capital expenditure line of credit. The new term loan is payable in quarterly principal installments ranging from $1.88 million to $8.4 million, plus interest, beginning on March 31, 2005 and terminating on September 30, 2009. As a result of this amendment, previously deferred financing costs of approximately $400,000 were expensed.

In May 2005 the Junior Seller Note was extinguished and, as a result, the Company recognized a loss for the early extinguishment of debt of approximately $9.2 million, classified as “other expense” in its consolidated statement of income for the nine months ended September 30, 2005. In conjunction with this extinguishment, the Company paid cash interest costs of approximately $1.2 million. In conjunction with the acquisition of the Company in October 2005 (as discussed in Note 10), the Senior Credit Facility was paid in full and replaced with a bridge credit facility. This bridge credit facility provides for borrowings not to exceed $225.0 million, consisting of a $200.0 million aggregate principal amount bridge loan and a $25.0 million revolving commitment.

5. Comprehensive Income

The components of comprehensive income are as follows (unaudited) (in thousands):

	Nine months ended September 30, 2005	Nine months ended September 30, 2004
Net income	$332	$6,533
Cumulative translation adjustment	91	65
Fair market value adjustment of derivative financial instrument, net of tax	202	274

Comprehensive income	$625	$6,872

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

6. Employee Benefit Plans

The Company sponsors defined benefit pension plans and a postretirement healthcare benefits plan. The components of net periodic benefit costs for the defined benefit plans and the components of the postretirement benefit costs are as follows:

	Nine Months Ended September 30,
(in thousands of dollars)	2005	2004
Defined Benefit Plans
Components of net periodic benefit cost:
Service cost	$6	$1,462
Interest cost	1,986	2,735
Expected return on plan assets	(2,268)	(2,907)
Amortization of prior service costs	—	19
Amortization of net loss	217	483

Net periodic benefit cost (income)	(59)	1,792
Curtailment expense	—	126

	$(59)	$1,918

Postretirement Benefit Plan
Components of net periodic benefit cost:
Service cost	$23	$28
Interest cost	21	26
Amortization of net gain	—	5

Net periodic benefit cost	44	59
Curtailment income	—	—

	$44	$59

No contributions are expected or required to be made under the benefit plans in 2005.

Effective July 1, 2004, the Retirement Plan of Exopack, LLC was frozen, except for one executive employee.

7. 2005 Restructuring and Other Charges

During 2005, the Company restructured certain salaried positions pursuant to a written plan approved by the Board of Directors. The Company expensed $1.4 million in selling, general and administrative expenses ($0.5 million of expenses was recognized by both the plastic and paper packaging segments) related to employee termination costs and paid $1.2 million through September 30, 2005, so that $0.2 million remains in a restructuring accrual at September 30, 2005. The cash outlays during the nine months ended September 30, 2005 were primarily for severance and other personnel-related costs. The Company has substantially completed the 2005 restructuring program and the remaining accrual is primarily for severance-related costs that are expected to be paid in the remainder of 2005 and in future years.

8. Segments

The Company identifies its reportable segments in accordance with Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information (FAS 131) by

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

reviewing the nature of products sold, nature of the production processes, type and class of customer, methods to distribute the product and nature of regulatory environment. While all of these factors were reviewed, the Company feels that the most significant factors are the nature of its products, the nature of the production process and the type of customers served. On September 30, 2003 and 2002, the Company acquired Plassein International and Specialty Films and Associates, Inc., respectively. These acquired businesses are included in the plastic packaging segment.

The Company operates principally in two reportable segments: paper packaging and plastic packaging. The paper packaging segment produces paper packaging products used in applications such as food, charcoal, pet food, seed, concrete and dairy packaging. The plastic packaging segment produces plastic packaging products used in applications such as chemicals, salt, building materials, lawn and garden, food and beverage containers.

The Company evaluates performance based on profit or loss from operations. Segment data include a charge allocating certain corporate costs to each of its operating segments. While sales and transfers between segments are recorded at cost plus a reasonable profit, the effects of intersegment sales are excluded from the computations of segment operating income. Intercompany profit in inventory is excluded from segment assets and is recognized as a reduction in costs of goods sold by the selling segment when the related inventory is sold to an unaffiliated customer.

Corporate operating income includes certain one time items, amortization and other unallocated corporate costs.

The table below presents information about the Company’s reportable segments:

(in thousands of dollars)	Paper Packaging	Plastic Packaging	Corporate	Consolidated
Nine months ended September 30,
2005
Revenues from external customers	252,622	141,904	—	394,526
Intersegment revenues	4,447	6,266	—	10,713
Operating income	14,662	5,549	(4,071)	16,140
Interest expense	—	—	(5,885)	(5,885)
Other expense, net	—	—	(9,701)	(9,701)
Income (loss) before income taxes	14,662	5,549	(19,657)	554

2004
Revenues from external customers	244,574	139,650	—	384,224
Intersegment revenues	4,613	4,590	—	9,203
Operating income	17,214	3,072	(2,497)	17,789
Interest expense	—	—	(7,044)	(7,044)
Other expense, net	—	—	(173)	(173)
Income (loss) before income taxes	17,214	3,072	(9,714)	10,572

9. Legal Matters and Contingencies

The Company, from time to time, becomes party to legal proceedings and administrative actions, which are of an ordinary or routine nature, incidental to the operations of the Company. Although it is difficult to predict the outcome of any legal proceeding, in the opinion of the Company’s management, such proceedings and actions should not, individually or in the aggregate, have a material adverse effect on the Company’s financial condition, operations or cash flows.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Concerning the acquisition of certain assets and liabilities of Specialty Films and Associates, Inc. (“Sellers”), the Company has determined that no “earn-out provision” (as defined in the purchase agreement) is due the Sellers. The Sellers have filed a claim against the Company seeking the maximum “earn-out provision”. At this point in time, the Company cannot reasonably determine the outcome of this claim and therefore has not recorded a liability in its consolidated financial statements as of September 30, 2005.

10. Subsequent Events

Acquisition of the Company

On October 13, 2005, Exopack Integrated, Inc., a wholly-owned subsidiary of Exopack Key Holdings, LLC, an affiliate of Sun Capital Partners, merged with and into Exopack (the “Merger”). Exopack, which survived the merger, became a wholly-owned subsidiary of Exopack Key Holdings. Pursuant to the merger agreement, each share of the Exopack Holding Corp. outstanding common stock was converted into the right to receive cash and each share of Exopack Integrated common stock was converted into the right to receive shares in Exopack. The total purchase price was $251.1 million (subject to certain post-closing adjustments of the purchase price to reflect working capital adjustments and similar items).

Concurrently with the Merger, a merger and contribution agreement was entered into by and among various affiliates of Sun Capital Partners pursuant to which Cello-Foil Holding Corporation became a subsidiary of Exopack Integrated. As a result, Exopack owns 100.0% of the stock of Cello-Foil Holding Corporation, as well as 100.0% of the interest in Exopack, LLC, the operating company, for its flexible packaging business.

Additionally, Exopack recognized $13.2 million of compensation expense concurrent with the Merger for settling and canceling all outstanding options by payment of the difference between the Merger sales price per share and the option exercise price.

Unaudited sales of Cello-Foil for the pre-acquisition period ended July 14, 2005 and the post-acquisition period ended August 31, 2005 totaled $38.0 million and $9.4 million, respectively, and unaudited total assets totaled approximately $49.6 million as of August 31, 2005.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of

Exopack Holding Corp.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations, stockholders’ equity and comprehensive loss, and cash flows present fairly, in all material respects, the financial position of Exopack Holding Corp. and Subsidiaries (successor, the “Company”) at December 31, 2004, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS LLP

March 11, 2005

Spartanburg, South Carolina

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of Exopack Holding Corp.

Spartanburg, South Carolina

We have audited the accompanying consolidated balance sheet of Exopack Holding Corp. and subsidiaries (the “Company”) as of December 31, 2003, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the two years in the period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2003, and the results of their operations and their cash flows for each of the two years in the period then ended in conformity with accounting principles generally accepted in the United States of America.

/s/    DELOITTE & TOUCHE LLP

Greenville, South Carolina

April 23, 2004

(January 11, 2006 as to Note 11)

EXOPACK HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
(in thousands of dollars, except for per share amounts)	2004	2003
Assets
Current assets
Cash and cash equivalents	$779	$853
Trade accounts receivable (net of allowance for uncollectible accounts of $2,224 and $3,002 for 2004 and 2003, respectively)	53,095	48,631
Income taxes receivable	331	—
Other receivables	861	3,352
Inventories	63,220	54,376
Deferred income taxes	3,747	4,781
Prepaid expenses and other current assets	1,015	874

Total current assets	123,048	112,867
Property, plant, and equipment, net	62,470	60,170
Deferred financing costs, net	4,794	5,780
Intangible assets, net	10,830	12,015
Goodwill	5,856	5,086
Deferred income taxes	112	58
Other assets	2,119	1,997

Total assets	$209,229	$197,973

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt	$7,127	$4,429
Accounts payable	46,173	33,891
Accrued liabilities	18,742	15,313
Income taxes payable	—	137

Total current liabilities	72,042	53,770

Long-term liabilities
Long-term debt, less current portion	66,409	89,122
Deferred income taxes	6,548	5,590
Other liabilities	11,355	5,351

Total long-term liabilities	84,312	100,063

Commitments and contingencies

Stockholders’ equity
Preferred stock, par value, $0.01 per share—250,000 shares authorized, no shares issued and outstanding	—	—
Common stock, par value, $0.01 per share—650,000 shares authorized, 357,543 and 356,486 shares issued and outstanding at December 31, 2004 and 2003, respectively	4	4
Additional paid-in capital	38,438	37,680
Unearned ESOP shares	(1,042)	(2,053)
Accumulated other comprehensive loss, net	(4,418)	(1,900)
Retained earnings	19,893	10,409

Total stockholders’ equity	52,875	44,140

Total liabilities and stockholders’ equity	$209,229	$197,973

The accompanying notes are an integral part of these financial statements.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
(in thousands of dollars)	2004	2003	2002
Net sales	$517,104	$412,980	$373,389
Cost of sales	452,979	364,629	320,503

Gross margin	64,125	48,351	52,886
Selling, general and administrative expenses	39,292	32,445	29,102

Operating income	24,833	15,906	23,784

Other expenses
Interest expense	9,453	8,257	7,944
Other expense, net	32	2,380	5,621

Net other expense	9,485	10,637	13,565

Income before income taxes	15,348	5,269	10,219
Provision for income taxes	5,864	2,006	5,259

Net income	$9,484	$3,263	$4,960

The accompanying notes are an integral part of these financial statements.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME

	Common Stock		Additional Paid-in Capital	Stock Purchase Warrants	Unearned ESOP Shares	Accumulated Other Comprehensive Loss	Retained Earnings	Total	Comprehensive Income
(in thousands of dollars)	Shares	Amount
Balance, January 1, 2002	275,000	$3	$27,497	$4,374	$(2,143)	$—	$2,205	$31,936
Issuance of common stock	39,541	—	4,168	—		—	—	4,168
Repurchase of common stock	(2,100)	—	(224)	—	—	—	—	(224)
Retirements of warrants	—	—	—	(4,099)	—	—	—	(4,099)
Increase in value of warrants	—	—	—	19	—	—	(19)	—
Net income							4,960	4,960	$4,960
ESOP shares released to participants			50		714			764
Stock compensation expense			13					13
Fair market value adjustment of derivative financial instrument (net of income tax benefit of $ 252)	—	—	—	—	—	(379)	—	(379)	(379)

Total comprehensive income									$4,581

Balance at December 31, 2002	312,441	$3	$31,504	$294	$(1,429)	$(379)	$7,146	$37,139
Issuance of common stock	44,238	1	5,872	—	(1,500)	—	—	4,373
Repurchase of common stock	(193)	—	(26)	—	—	—	—	(26)
Reclassification of warrants to liability				(294)				(294)
Net income	—	—	—	—	—	—	3,263	3,263	$3,263
ESOP shares released to participants	—	—	315	—	876	—	—	1,191
Stock compensation expense	—	—	15	—	—	—	—	15
Cumulative translation adjustment	—	—	—	—	—	112	—	112	112
Minimum pension liability (net of income tax benefit of $ 1,061)	—	—	—	—	—	(1,592)	—	(1,592)	(1,592)
Fair market value adjustment of derivative financial instrument (net of income tax benefit of $ 28)	—	—	—	—	—	(41)	—	(41)	(41)

Total comprehensive income									$1,742

Balance at December 31, 2003	356,486	4	37,680	—	(2,053)	(1,900)	10,409	44,140
Issuance of common stock	1,300	—	167	—	—	—	—	167
Repurchase of common stock	(243)	—	(30)	—	—	—	—	(30)
Net income	—	—	—	—	—	—	9,484	9,484	$9,484
ESOP shares released to participants	—	—	448	—	1,011	—	—	1,459
Stock compensation expense	—	—	173	—	—	—	—	173
Cumulative translation adjustment	—	—	—	—	—	198	—	198	198
Minimum pension liability (net of income tax benefit of $ 1,851)	—	—	—	—	—	(3,159)	—	(3,159)	(3,159)
Fair market value adjustment of derivative financial instrument (net of income tax expense of $ 296)	—	—	—	—	—	443	—	443	443

Total comprehensive income									$6,966

Balance at December 31, 2004	357,543	$4	$38,438	$—	$(1,042)	$(4,418)	$19,893	$52,875

The accompanying notes are an integral part of these financial statements.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(in thousands of dollars)	2004	2003	2002
Cash flows from operating activities
Net income	$9,484	$3,263	$4,960
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	9,420	5,809	3,790
Accretion of discounts on long-term debt	522	433	474
Conversion of interest to subordinated notes	3,181	2,862	2,604
Deferred income tax provision	3,501	1,725	2,084
Provision for bad debts	530	603	510
Loss from early extinguishment of debt, non-cash portion	—	1,695	5,103
Stock compensation expense	173	15	13
Compensation expense related to ESOP shares released	1,459	1,191	764
Increase in value of stock purchase warrants	135	80	—
(Gain) loss on sale of fixed assets	(82)	12	—
Changes in operating assets and liabilities (net of operating assets and liabilities acquired for 2003)
Receivables	(4,681)	(4,789)	(6,740)
Inventories	(8,549)	1,253	(1,127)
Prepaid expenses and other assets	2,290	6,335	1,515
Accounts payable and accrued and other liabilities	17,433	13,181	(385)
Income tax receivable/payable	(468)	1,157	(1,379)

Net cash provided by operating activities	34,348	34,825	12,186

Cash flows from investing activities
Acquisition of Plassein	—	(44,684)	—
Acquisition of SF & A-net of cash acquired	—	—	(5,360)
Adjustments to purchase price—Plassein	(686)	—	—
Adjustments to purchase price—SF&A	(18)	—	—
Adjustments to purchase price—Flexible Packaging Division	—	(1,355)	12,522
Purchases of property and equipment, including capitalized software	(10,154)	(18,456)	(9,024)
Proceeds from sale of fixed assets	236	216	—

Net cash used in investing activities	(10,622)	(64,279)	(1,862)

Cash flows from financing activities
Retirement of senior subordinated debt	—	—	(20,000)
Repurchase of warrants	—	—	(4,099)
Mandatory prepayment of term loan	—	—	(11,900)
Deferred financing costs incurred	(25)	(2,173)	(1,009)
Issuance of common stock	137	4,347	3,944
Proceeds from term loan refinancing	—	21,500	15,910
Repayments of term loan	(4,219)	(6,969)	(3,134)
Borrowings under Revolving Credit Facility	109,790	153,585	97,848
Repayments under Revolving Credit Facility	(130,142)	(137,573)	(93,271)
Borrowings under CAPEX loans	1,003	7,229	4,000
Repayments under CAPEX loans	(126)	(11,229)	—
Repayments of capital lease obligation	(215)	(72)	—

Net cash (used in) provided by financing activities	(23,797)	28,645	(11,711)
Effect of exchange rates on cash	(3)	13	—

Decrease in cash and cash equivalents	(74)	(796)	(1,387)

Cash and cash equivalents
Beginning of year	853	1,649	3,036

End of year	$779	$853	$1,649

Supplemental cash flow information
Income taxes (refunded) paid	$2,838	$(896)	$4,554
Interest paid	3,411	2,158	3,220
Capital leases executed	—	1,539	—
Payable to International Paper for purchase price adjustments	—	—	1,355

The accompanying notes are an integral part of these financial statements.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Acquisitions

Organization

Exopack Holding Corp., together with its wholly-owned subsidiaries, Exopack, LLC, Exopack-Ontario, Inc., Exopack-Thomasville, LLC, Exopack-Newmarket, Ltd., Specialty Films and Associates, LLC (“SF&A”) and Exopack-Technology, LLC (collectively, “the Subsidiaries”, and together with Exopack Holding Corp., “Exopack” or the “Company”) is a manufacturer and distributor of flexible packaging for industrial and consumer products. The Company operates 13 manufacturing plants in 11 states and one manufacturing plant in Canada. Seven of the plants manufacture paper-based packaging materials and seven of the plants manufacture plastic-based packaging materials.

The Company was formed on July 27, 2001 to acquire substantially all of the assets and assume certain liabilities of the Flexible Packaging Division of International Paper Company (“IP”). The acquisition (“Flexible Packaging Acquisition”), consummated on August 7, 2001, was primarily negotiated by The Sterling Group, L.P. (the “Sponsor”) on behalf of the Company with Sterling Group Partners I, L.P. (the ”Sterling Fund”), an affiliate of the Sponsor, being the principal owner of the Company.

Acquisition of Plassein

On September 30, 2003, the Company purchased all of the assets and assumed certain liabilities of Plassein International of Thomasville, Inc. and Plassein International of Ontario, LLC (this acquisition will herein be referred to as the “U.S. Acquisition”). The Company also purchased substantially all of the assets and assumed certain liabilities of Plassein International of Newmarket, Inc. (this acquisition will herein be referred to as the “Canadian Acquisition”). Plassein International of Thomasville, Inc., Plassein International of Ontario, LLC, and Plassein International of Newmarket, Inc. together herein will be referred to as “Plassein.”

Plassein was acquired for approximately $45.4 million (including approximately $2.1 million in acquisition-related costs) which was financed through a capital contribution from the owners and borrowings under a new credit facility.

The acquisitions have been accounted for under the purchase method of accounting pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, and, therefore, the U.S. Acquisition price and the Canadian Acquisition price have been allocated to assets acquired and liabilities assumed based on estimated fair values. Results of operations from the U.S. and Canadian acquisitions are included in the Company’s consolidated financial statements from the date of acquisition.

As the acquisition of Plassein was considered material to the Company’s financial statements, unaudited pro forma combined historical results, as if Plassein had been acquired on January 1, 2002 and 2003, respectively, are provided in the table below:

(in thousands of dollars)	2003	2002
	(Unaudited)	(Unaudited)
Net sales	$487,953	$462,594
Net income	5,388	9,534

For the U.S. Acquisition, as a result of the application of purchase accounting, the acquisition cost exceeded the fair value of the net assets acquired by approximately $15.9 million, including a $0.8 million purchase price allocation adjustment recorded in 2004 for estimated property tax liabilities ($0.4 million), additional professional fees ($0.3 million), and other net working capital adjustments ($0.1 million). Such excess was

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

recorded as intangible assets, including goodwill. The allocation of the purchase price to the net tangible and intangible assets acquired is based on fair values of property, plant, and equipment and intangible assets as determined by independent appraisals and management’s estimates of the fair value of current assets acquired and current liabilities assumed.

For the Canadian Acquisition, as a result of the application of purchase accounting, the fair value of the net assets acquired exceeded the acquisition cost by approximately $3.5 million. The excess of the fair value over the acquisition cost reduced the amount recorded for long-lived assets to zero. The allocation of the purchase price to the net assets acquired is based on management’s estimates of the fair value of current assets acquired and current liabilities assumed.

The allocation of the acquisition cost to the net assets acquired was as follows:

(in thousands of dollars)	U.S. Acquisition	Canadian Acquisition
Accounts receivable	$5,609	$2,356
Inventories	5,883	3,898
Prepaids and other assets	605	6
Property, plant and equipment	12,159	—
Definite-lived intangible assets	12,312	—
Goodwill	3,500	—

Total assets acquired	40,068	6,260

Liabilities assumed—accrued liabilities	(536)	(422)

Net acquisition cost	$39,532	$5,838

Acquisition of SF&A

On September 30, 2002, the Company purchased certain assets and acquired certain liabilities of Specialty Films and Associates, Inc. (“Sellers”) for a cash payment of approximately $5.4 million ($5.1 million to the Sellers and $0.3 million in transaction costs), funded principally by the Company’s cash flows from operations. The terms of the acquisition include contingent consideration or an “earn out provision” whereby the Company may be required to make an additional payment to the Sellers in 2005 if specified levels of cumulative earnings (as defined) were achieved in 2003 and 2004 by SF&A. However, total consideration for the acquisition may not exceed $8.5 million. As of December 31, 2004, based on the reported earnings of SF&A in 2003 and 2004, the Company has calculated that no payment will be required under the aforementioned “earn out provision.” The Sellers have filed a claim against the Company seeking the maximum “earn-out provision.” At this point in time, the Company cannot reasonably determine the outcome of this claim and therefore has not recorded a liability in its consolidated financial statements as of December 31, 2004.

The acquisition of SF&A has been accounted for in accordance with SFAS No. 141. Results of operations from the SF&A acquisition are included in the Company’s consolidated financial statements from the date of acquisition. The allocation of the purchase price based on estimated fair market values determined by appraisals and other means is summarized as follows: $2.9 million to property, plant and equipment, $0.2 million to working capital components, and $2.3 million to goodwill (including a $0.6 million final purchase price allocation adjustment recorded in 2003 to adjust inventory on the opening balance sheet).

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

2. Summary of Significant Accounting Policies

The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, the Company evaluates estimates, including those related to the estimate of uncollectible accounts receivable and the estimate of excess and obsolete inventories. The Company bases its estimates on historical experience and on various other assumptions that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, management believes that its estimates, including those for the above-described items, are reasonable and that actual results will not vary significantly from the estimated amounts.

The Company believes the following accounting policies relate to its more significant judgments and estimates used in the preparation of the consolidated financial statements:

Accounts Receivable

Accounts receivable are stated net of the reserve for uncollectible accounts receivable. The estimated reserve for uncollectible accounts receivable is calculated based upon an analysis of all accounts receivable greater than 90 days past due, considering customers experiencing financial difficulty and other factors such as estimated returns and discounts and allowances.

Inventories

Inventories are stated at the lower of cost or market with cost determined on the first-in, first-out (“FIFO”) method. Inventories are stated net of the reserve for excess and obsolete inventory. The estimated reserve for excess and obsolete inventory is calculated based on an analysis of all inventory aged greater than one year and other specifically identified excess or obsolete inventory.

Self-Insurance Reserves

The reserves for self-insurance of medical and workers’ compensation claims are estimated by considering a number of factors, including historical experience and claims development under third-party claims administration.

Pension and Postretirement Benefit Obligations

The Company determines pension and other postretirement benefit obligations annually utilizing independent actuaries. Such estimates are dependent upon various assumptions including the expected long-term rate of return on plan assets, discount rates, projected future compensation increases, health care cost trend rates and mortality rates.

The following accounting policies significantly affect the preparation of our consolidated financial statements:

Principles of Consolidation

The consolidated financial statements include the accounts of Exopack Holding Corp. and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Translation of Foreign Currencies

Translation of the financial statements of the Company’s foreign subsidiary, Exopack-Newmarket, whose functional currency is the Canadian dollar, occurs using the current exchange rate at year end for the balance sheet and the weighted-average exchange rate during the year for results of operations. The resulting currency translation adjustment is accumulated and reported in Accumulated Other Comprehensive Loss on the accompanying consolidated balance sheet. Gains and losses on foreign currency transactions are included in the accompanying consolidated statements of income for the period in which the transaction occurs. The accompanying consolidated statements of cash flows include the effect of foreign currency cash flows using the weighted-average exchange rate.

Reclassifications

Certain reclassifications have been made to the 2003 financial statements to conform to the 2004 presentation.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and in banks. Cash instruments with original maturities of less than three months are considered to be cash equivalents.

Property, Plant, and Equipment

The Company records property at cost and includes interest capitalized during the construction period. Depreciation is computed principally using the straight-line method over the estimated useful lives of the assets (buildings—30 years; machinery and equipment—10 years; other—3 to 7 years). Depreciation expense for the years ended December 31, 2004, 2003 and 2002 was approximately $6.5 million, $3.8 million and $2.0 million, respectively. For the year ended December 31, 2004, approximately $163,000 of interest was capitalized in the cost of machinery and equipment.

Deferred Financing Costs

Costs related to the issuance of debt are amortized as a component of interest expense over the period of the related debt. Deferred financing costs were $4.8 million (net of accumulated amortization of $4.1 million) at December 31, 2004 and $5.8 million (net of accumulated amortization of $3.1 million) at December 31, 2003.

Capitalization of Software for Internal Use

Under the provisions of Statement of Position No. 98-1, the Company capitalizes costs associated with software developed or obtained for internal use when both the preliminary project stage is completed and management has authorized further funding for the project which it deems probable of completion for the intended use. Capitalized internal-use software costs include only (1) external direct costs of materials and services consumed in developing or obtaining the software, (2) payroll and payroll-related costs for employees who are directly associated with and who devote time to the project, and (3) interest costs incurred, when material, while developing the software. Capitalization of these costs ceases at the point at which the project is substantially complete and ready for its intended purpose. Once completed, capitalized software is amortized over its estimated useful life of 3 years. Capitalized software is classified in “other assets” on the accompanying consolidated balance sheets and was approximately $2.1 million and $1.6 million at December 31, 2004 and 2003, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Intangible Assets

A portion of the cost of the Plassein U.S. acquired businesses was allocated to definite-lived intangible assets based on independent appraisals at the acquisition date and is summarized as follows:

(in thousands of dollars)	2004	2003
Customer lists	$10,951	$10,951	(amortized over 10 years)
Patents	1,361	1,361	(amortized over 15 years)

	12,312	12,312
Accumulated amortization	(1,482)	(297)

Net intangible assets	$10,830	$12,015

Amortization expense in 2004 and 2003 approximated $1.2 million and $0.3 million, respectively. Estimated future annual amortization for customer lists and patents for 2005 through 2009 is approximately $1.2 million per year.

Goodwill

Goodwill represents the excess of cost over net assets acquired in connection with the Plassein U.S. Acquisition in 2003 and the acquisition of SF&A in 2002. Goodwill totaled $5.9 million and $5.1 million at December 31, 2004 and 2003, respectively, and a reconciliation to recorded amounts is summarized as follows:

(in thousands of dollars)	2004	2003
SF&A acquisition
Initial acquisition	$1,689	$1,689
Purchase price adjustments	668	651

Plassein acquisition
Initial acquisition	2,746	2,746
Purchase price adjustments	753	—

	$5,856	$5,086

The Company accounts for its goodwill and other intangible assets under Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets. Under SFAS No. 142, goodwill is not amortized, but its tested for impairment at least annually during the fourth quarter of each year. Each year the Company tests for impairment of goodwill according to a two-step approach. In the first step, the Company tests for impairment of goodwill by estimating the fair values of its reporting units using the present value of future cash flows approach. If the carrying amount exceeds the estimated fair value, the second step of the goodwill impairment test is performed to measure the amount of the impairment loss, if any. In the second step the implied fair value of the goodwill is estimated as the fair value of the reporting unit used in the first step less the fair values of all other net tangible and intangible assets of the reporting unit. If the carrying amount of the goodwill exceeds its implied fair market value, an impairment loss is recognized in an amount equal to that excess, not to exceed the carrying amount of the goodwill. In addition, goodwill of a reporting unit is tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. No such impairment charges have been recognized in the accompanying consolidated statements of income.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including goodwill and other intangible assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable.

For property, plant and equipment and other long-lived assets, other than goodwill and indefinite-lived intangible assets, the Company performs undiscounted operating cash flow analyses to determine if an impairment exists. If an impairment is determined to exist, any related impairment loss is calculated based upon comparison of the estimated fair value to the net book value of the assets. Impairment losses on assets held for sale are based on the estimated proceeds to be received, less costs to sell. See discussion of the measurement methodology for potential impairment of goodwill and indefinite-lived intangible assets above.

On January 1, 2002, the Company adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30 related to the disposal of a segment of a business. The adoption of SFAS No. 144 did not have a material effect on the Company relative to impairment measurement of long-lived assets. No significant impairment was recognized in the accompanying 2004, 2003 or 2002 consolidated statements of income.

Comprehensive Income

SFAS No. 130, Reporting Comprehensive Income, establishes standards for the reporting and display of comprehensive income and its components in the financial statements. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income consists of net income, the fair value adjustment of the Company’s derivative financial instrument, adjustments to the Company’s minimum pension liability and the unrealized gains and losses on currency translation. All elements of other comprehensive income have related tax effects with the exception of unrealized gains and losses on foreign currency translation, as undistributed earnings of the Company’s foreign subsidiary are considered to be permanently invested.

Derivative Financial Instruments

The Company does not engage in derivatives trading, market-making or other speculative activities. On September 30, 2002, the Company entered into an interest rate swap agreement with a bank to manage certain exposures to fluctuations in interest rates. In association with a refinancing of its credit facility on September 30, 2003, the Company entered into a new interest rate swap agreement with the same bank. The interest-rate swap matches the interest characteristics of the Company’s borrowings and involves the exchange of fixed interest rate payments for the floating interest rate payments on the Company’s debt without the exchange of the underlying principal. The Company accounts for the interest rate swap agreement in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. The Company has classified the interest rate swap as a cash flow hedge, recording changes in the fair value of the interest rate swap as a component of other comprehensive income, net of related income tax effects. The fair value of the interest rate swap is classified in “other assets” in 2004 and in “other liabilities” in 2003 in the accompanying consolidated balance sheets. Net amounts paid or received under the terms of the interest rate swap are recorded in interest expense.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Revenue Recognition

Sales and related cost of sales are principally recognized upon transfer of title to the customer, which generally occurs upon shipment of products. Our stated shipping items are generally FOB shipping point, unless otherwise noted in the customer contract. Sales to certain customers are on consignment and revenue is recognized when the customer uses the products. Provisions for estimated returns and allowances and customer rebates are recorded when the related products are sold.

Shipping and Handling Costs

Shipping and handling fees billed to customers are included in net sales with the corresponding cost of such services recognized in cost of sales.

Research and Development Costs

Research and development costs are charged to selling, general and administrative expenses as incurred, and were insignificant in 2004, 2003 and 2002.

Income Taxes

Income taxes are recorded under the asset and liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Stock-Based Compensation

Certain employees and directors of the Company have been granted options to purchase common stock under stock-based compensation plans. The Company accounts for stock-based compensation in accordance with Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees. The Company follows the disclosure requirements of SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure.

The following table illustrates the effect on net income as if the fair value-based method provided by SFAS No. 123 had been applied for all outstanding and unvested awards in each period.

(in thousands of dollars)	2004	2003	2002
Net income, as reported	$9,484	$3,263	$4,960
Add: Stock-based compensation recorded under intrinsic value method for all awards, net of tax	71	11	8
Deduct: Total stock-based compensation determined under fair value method for all awards, net of tax	(326)	(113)	(85)

Pro forma net income	$9,229	$3,161	$4,883

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following results and assumptions for option grants in 2004, 2003 and 2002:

(in thousands of dollars)	2004	2003	2002
Weighted-average grant date fair value per share	$51	$50	$46
Weighted-averaged expected lives (years)	10	10	10
Risk-free interest rate	4.17%	4.06%	5.05%
Volatility	0.00	0.00	0.00

Due to the factors (assumptions) discussed above, the above pro forma disclosures are not necessarily representative of pro forma effects of reported net income for future years. As discussed below, management has not yet determined the effect of adoption of SFAS No. 123(R), Shared-Based Payments.

Environmental Liabilities

Various state and federal regulations relating to health, safety and the environment govern the flexible packaging industry, and the Company has invested substantial effort to prepare for and meet these requirements. While these requirements are continually changing, the Company believes that its operations are in substantial compliance with applicable health, safety and environmental regulations.

Costs for clean up of existing environmental contamination caused by past operations and costs which do not benefit future periods are expensed. The Company records undiscounted liabilities for environmental costs when a loss is probable and can be reasonably estimated. At December 31, 2004 and 2003, management believes there are no material obligations related to environmental matters. Environmental expenses incurred in 2004, 2003 and 2002 were insignificant.

Fair Value of Financial Instruments

The fair value of financial instruments is the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company’s financial instruments principally consist of cash, accounts receivable from customers, accounts payable to vendors, borrowings under long-term debt agreements, and the Company’s derivative financial instrument. The fair value of the Company’s debt and derivative instrument approximates their carrying values as the Company’s long-term debt accrues interest at market rates and derivative financial instruments are carried at their fair value. The fair value of all other financial instruments approximates their carrying value due to their short-term nature.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade accounts receivable. Concentrations of credit risk with respect to trade receivables are limited due to the wide variety of customers and markets into which the Company’s products are sold, as well as their dispersion across many different geographic areas. The Company controls credit risk through credit approvals, credit limits and monitoring procedures. The Company does not require collateral for trade accounts receivable.

Recent Accounting Pronouncements

Following is a summary of recently issued financial accounting pronouncements:

The Financial Accounting Standards Board (“FASB”) issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 3, Chapter 4 which amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing,

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

to clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) should be recorded as current period charges. In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement will be effective for fiscal years beginning after June 15, 2005. The adoption of this statement, which is required for the Company’s fiscal year ending December 31, 2006, is not expected to have a significant effect on the Company’s financial statements.

The FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, which eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchange of nonmonetary assets that do not have a commercial substance. This statement will be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of this statement, which is required for the Company’s fiscal year ending December 31, 2006, is not expected to have a significant effect on the Company’s financial statements.

The FASB issued SFAS No. 123(R), Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under APB Opinion No. 25. SFAS No. 123(R) is effective for the Company’s reporting periods beginning in 2006. The Company is in the process of evaluating the effect, if any, that the adoption of SFAS No. 123(R) will have on its financial position and results of operations.

The FASB issued SFAS No. 154, Accounting Changes and Error Corrections, which replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principle and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. The adoption of this statement, which is required for the Company’s fiscal year ending December 31, 2006, is not expected to have a significant effect on the Company’s financial statements.

The FASB issued FASB Interpretation No. 47 which clarifies that the term “conditional asset retirement obligation” as used in FASB Statement No. 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Thus, the timing and (or) method of settlement may be conditional on a future event. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred—generally upon acquisition, construction, or development and (or) through the normal operation of the asset. Uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FASB Statement 143 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset retirement obligation. This Interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is required to be adopted for the Company’s fiscal year ending December 31, 2006 and is not expected to have a significant effect on the Company’s financial statements.

The FASB issued FASB Staff Position No. FAS 109-1, Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004,” (FSP FAS 109-1) which states that the FASB staff believes that the qualified production activities deduction provided by the American Jobs Creation Act of 2004 (the Act) should be accounted for as a special deduction in accordance with FASB Statement No. 109 (FAS 109.) This FSP was effective upon issuance. The adoption of this position is not expected to have a significant effect on the Company’s financial statements.

The FASB issued FASB Staff Position No. FAS 109-2, Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004, which states that the FASB staff believes that the lack of clarification of certain provisions within the Act and the timing of the enactment necessitate a practical exemption to the FAS 109 requirement to reflect in the period of enactment the effect of a new tax law. Accordingly, an enterprise is allowed time beyond the financial reporting period of enactment to evaluate the effect of the Act on its plan for reinvestment or repatriation of foreign earnings for purposes of applying FAS 109. The adoption of this position is not expected to have a significant effect on the Company’s financial statements.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

3. Balance Sheet Information

The major components of certain balance sheet accounts at December 31, 2004 and 2003 are as follows:

(in thousands of dollars)	2004	2003
Inventories
Raw materials and supplies	$23,294	$22,573
Work in progress	8,632	7,901
Finished goods	32,536	26,614
Less: Reserve for obsolescence	(1,242)	(2,712)

Total inventories	$63,220	$54,376

Property, plant and equipment
Land	$262	$262
Buildings	6,409	5,651
Machinery and equipment	60,178	52,727
Other	2,810	2,035
Construction in progress	5,531	5,743

Gross property, plant, and equipment	75,190	66,418
Less: Accumulated depreciation	(12,720)	(6,248)

Net property, plant, and equipment	$62,470	$60,170

Accrued liabilities
Vacation	$4,384	$4,251
Payroll and bonuses	3,590	1,931
Medical insurance claims	2,806	3,031
Customer rebates	2,283	1,771
Property taxes	773	1,069
Workers’ compensation	1,785	850
Other	3,121	2,410

	$18,742	$15,313

Other long-term liabilities
Minimum pension liability	$10,028	$3,276
Fair value of interest rate swap	—	701
Stock purchase warrants	509	374
Postretirement medical benefits	525	445
Other	293	555

	$11,355	$5,351

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

4. Financing Arrangements

The balances due under long-term debt agreements at December 31, 2004 and 2003 are as follows:

(in thousands of dollars)	2004	2003
Term loan	$39,938	$44,156
Revolving credit loans	6,161	26,348
CAPEX loans	878	—
Junior subordinated note (net of discount of $9,378 and $9,900 at December 31, 2004 and 2003, respectively)	25,282	21,580
Capital lease obligation	1,277	1,467

Total debt	73,536	93,551
Less: Current portion	(7,127)	(4,429)

Total long-term debt	$66,409	$89,122

The Company entered into a six year loan and security agreement (the ”Senior Credit Facility”) with a consortium of lenders on September 30, 2003 (expiring September 30, 2009) that provides for (1) $65 million in revolving credit loans (the ”Revolving Credit Loans”) of which $20 million is also available for letters of credit, (2) a term loan of $50 million (“Term Loan”), and (3) a $25 million capital expenditure (“CAPEX”) line of credit. (See Note 12 for disclosure of subsequent amendment on January 14, 2005).

At December 31, 2004, there were letters of credit outstanding of $1.6 million under the Revolving Credit Loan facility. Available borrowings under the Revolving Credit Loan facility are based on eligible receivables and inventories. At December 31, 2004, approximately $55.2 million remained available for borrowing under the Revolving Credit Loan facility. The revolver is payable in full in 2009.

The Term Loan is payable in quarterly principal installments ranging from $0.8 million to $2.50 million, plus interest, beginning on December 31, 2003. In addition to the scheduled principal installment payments required under the Term Loan, the Company is required to make an annual principal payment by April 30 of each year equal to 50% of the excess cash flow (as defined), if any, for the previous calendar year. Payment of approximately $0.9 million is due for 2004 related to the excess cash flow requirement. No such principal payment was required for 2003.

CAPEX loans may be requested once per calendar quarter for three years after September 30, 2003, with certain limitations (as defined). Each CAPEX loan is payable in equal quarterly installments, based upon a 24 quarter amortization with all remaining outstanding balances due on September 30, 2009. At December 31, 2004, $878,000 was outstanding under the CAPEX loan facility. No amounts were outstanding at December 31, 2003.

The Senior Credit Facility accrues interest at a variable rate equal to either (i) LIBOR, plus a margin, or (ii) a Base Rate (as defined), plus a margin and are secured by substantially all of the assets of the Company. The weighted-average interest rate at December 31, 2004 was approximately 4.8%.

The Senior Credit Facility contains a number of restrictive covenants which, among other things, limit the Company’s ability to: (1) incur additional debt, (2) grant liens, (3) make investments, (4) enter into joint ventures and mergers, and (5) sell assets. In addition, the payment of cash dividends is prohibited. The Senior Credit Facility also contains certain financial covenants, including provisions for the maintenance of a minimum fixed charge coverage ratio (as defined), a maximum leverage ratio (as defined), a minimum EBITDA amount (as defined), a minimum interest coverage ratio (as defined), and a limitation on capital expenditure amounts. At December 31, 2004, the Company was in compliance with all covenants. At December 31, 2003, the Company

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

was in violation of its minimum EBITDA covenant. On March 22, 2004, the Senior Credit Facility was amended to include a waiver of this covenant violation at December 31, 2003 and to adjust certain future financial covenant levels.

In connection with the acquisition of the Flexible Packaging Division, the Company executed a Junior Subordinated Note (“Junior Note”) with IP for $25 million at a stated interest rate of 10.0%. The Junior Note was discounted by approximately $10.8 million at August 1, 2001 to arrive at an estimated fair value of the obligation. The note accrues interest annually with payment by April 1 of each succeeding calendar year by means of cash or the issuance of a paid-in-kind (“PIK”) note payable. The original $25 million principal, any PIK notes delivered, and any accrued interest are due and payable on July 31, 2012, the final maturity date. There is no collateralization of the Company’s assets for the Junior Note or any guarantees provided by the Company for payment of amounts due under the Junior Note. The Junior Note is subordinated to the obligations under the Senior Credit Facility.

Aggregate annual maturities of the face value of long-term debt as of December 31, 2004 and for each of the next five years are as follows:

(in thousands of dollars)
2005	$7,127
2006	7,684
2007	9,377
2008	9,670
2009	14,396
Thereafter	34,660

Total	$82,914

The Senior Credit Facility was refinanced (the “2002 Refinancing”) on August 21, 2002, and as a result the Company recognized a loss for the early extinguishment of debt of approximately $5.6 million, classified as “other expense” in its 2002 consolidated statement of income. The Senior Credit Facility was refinanced in 2003 in association with the acquisition of Plassein (the ”2003 Refinancing”) and as a result, the Company recognized a loss for the early extinguishment of debt of approximately $2.5 million, classified as “other expense” in the accompanying 2003 consolidated statement of income.

In order to reduce exposure to market risks from fluctuations in interest rates, the Company entered into an interest rate swap agreement in August 2002 in conjunction with the 2002 Refinancing. In conjunction with the 2003 Refinancing, the Company entered into a new interest rate swap agreement. The interest rate swap had an initial notional amount of $40 million and amortizes over the life of the agreement, terminating in October 2006. Under the terms of the swap agreement, the Company receives interest payments on the notional amount at a rate equal to the one month LIBOR rate, adjusted monthly, and makes interest payments at a fixed rate of 3.15%. Incremental interest expense incurred (the difference between interest received and interest paid) as a result of the interest rate swap was $671,000, $558,000 and $129,000 for the years ended December 31, 2004, 2003 and 2002, respectively, and has been included in interest expense in the accompanying consolidated statements of income.

The interest rate swap has been designated and qualifies as a cash flow hedge and, as a result, the change in the fair value of the interest rate swap of $443,000, net of tax, $(41,000), net of tax, and ($379,000), net of tax for the years ended December 31, 2004, 2003 and 2002, respectively, has been recorded as other comprehensive income (loss), in the accompanying consolidated statements of stockholders’ equity and comprehensive income. The fair value of the interest rate swap at December 31, 2004 and 2003 was recorded as an asset of $39,000 and a liability of $701,000, respectively, and has been included in other assets or other liabilities, as appropriate, in the

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

accompanying 2004 and 2003 consolidated balance sheets. All of the $39,000 is expected to be included in interest income in 2005. Because the critical terms of the interest rate swap and the underlying debt obligations were the same, no ineffectiveness (as defined in SFAS No. 133) was recorded.

5. Employee Benefit Plans

The measurement date for plan assets and liabilities was December 31, 2004 and 2003, respectively, for all plans, as this date corresponds with the Company’s fiscal year. A summary of the elements of key employee benefit plans is as follows:

Defined Benefit Plans

The Company has established the Retirement Plan of Exopack, LLC (the “Retirement Plan”) and the Exopack, LLC Pension Restoration Plan for Salaried Employees (the “Restoration Plan”), whereby substantially all full-time employees of the Company are eligible to participate upon completing one year of service and become vested upon completing 5 years of service. These plans (subject to their terms) incorporate benefit obligations for services provided to the date of the Flexible Packaging Acquisition by former IP employees who are now employees of the Company. IP transferred approximately $31 million of pension assets to the Company for such obligations, including the final transfer of $1.67 million in 2003.

Effective July 1, 2004, the Retirement Plan was frozen, except for a small group of employees. The employees’ final benefit calculation under the Pension Plan was the benefit they have earned under the plan as of June 30, 2004. This benefit will not be diminished, subject to the terms and conditions of the Plan, which will remain in effect.

The following sets forth the information related to the change in the benefit obligation and change in plan assets of the pension plans for the years ended December 31, 2004 and 2003:

	2004	2003
Retirement Plan
Change in benefit obligation
Benefit obligation at beginning of period	$44,794	$34,210
Service cost	1,450	2,216
Interest cost	2,715	2,360
Plan amendment	—	470
Curtailment	(7,447)	—
Actuarial losses	4,883	5,817
Benefits paid	(429)	(279)

Benefit obligation at end of year	$45,966	$44,794

Change in plan assets
Fair value of plan assets at beginning of period	$34,399	$29,958
Actual return on plan assets	1,968	4,720
Benefits paid	(429)	(279)

Fair value of plan assets at end of year	$35,938	$34,399

Funded status of the plan	$(10,028)	$(10,395)
Unrecognized prior service cost (included in “other assets”)	1	431
Unrecognized net actuarial losses	7,664	9,772

Accrued benefit cost	$(2,363)	$(192)

Accumulated benefit obligation	$45,966	$37,675

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Restoration Plan
Change in benefit obligation
Benefit obligation at beginning of period	$246	$240
Service cost	12	10
Interest cost	19	13
Curtailment	(326)	—
Actuarial losses (gains)	234	(17)

Benefit obligation at end of year	$185	$246

Funded status of the plan	$(185)	$(246)
Unrecognized net actuarial losses (gains)	7	(185)

Accrued benefit cost (included in “other liabilities”)	$(178)	$(431)

Accumulated benefit obligation	$185	$123

Weighted-average assumptions for determination of the benefit obligation for both the Retirement Plan and the Restoration Plan at December 31:

	2004	2003
Discount rate	5.75%	6.00%
Expected return on plan assets (Retirement Plan)	8.50%	8.50%
Rate of compensation increase	4.00%	4.00%

The Company was required to record an additional minimum pension liability for the Retirement Plan, which has an actuarial present value of accumulated plan benefits in excess of plan assets. The accumulated benefit obligation for this plan was $46.0 million and $37.7 million at December 31, 2004 and 2003, respectively. The resulting minimum liability at December 31, 2004 of $10.0 million was offset by a cumulative before tax charge to other comprehensive loss of $7.7 million. At December 31, 2003, the resulting minimum liability charge of $3.3 million was offset by an intangible asset totaling $0.4 million and a cumulative before tax charge to other comprehensive loss of $2.7 million.

(in thousands of dollars)	2004	2003	2002
Retirement Plan
Components of net periodic benefit cost:
Service cost	$1,450	$2,216	$2,202
Interest cost	2,716	2,360	2,032
Expected return on plan assets	(2,907)	(2,535)	(2,625)
Amortization of prior service costs	19	39	—
Amortization of net loss	483	298	—

Net periodic benefit cost	1,761	2,378	1,609
Curtailment expense	410	—	—

	$2,171	$2,378	$1,609

Restoration Plan
Components of net periodic benefit cost:
Service cost	$12	$11	$12
Interest cost	19	13	16
Amortization of net gain	—	(16)	(14)

Net periodic benefit cost	31	8	14
Curtailment income	(284)	—	—

	$(253)	$8	$14

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	2004	2003	2002
Weighted-average assumptions for determination of the annual benefit cost for both the Retirement Plan and the Restoration Plan
Discount rate	6.00%	6.75%	7.25%
Expected return on plan assets (Retirement Plan)	8.50%	8.50%	8.50%
Rate of compensation increase	4.00%	4.00%	4.00%

The allocation, by asset category, of assets of the Retirement Plan at December 31 was as follows:

	2004	2003
Asset category
Equity securities	59%	59%
Fixed income securities	40	38
Cash and cash equivalents	1	3

	100%	100%

At December 31, 2004, the Company’s targeted allocation, by asset category, of assets of the Retirement Plan is equity securities 60% and fixed income securities 40%. The Company establishes its estimated long-term return on plan assets considering various factors, which include the targeted asset allocation percentages, historical returns and expected future returns.

The following table sets forth benefit payments expected to be paid in the periods indicated:

(in thousands of dollars)	Retirement Plan of Exopack, LLC	Exopack, LLC Pension Restoration Plan for Salaried Employees
2005	$430	$—
2006	614	—
2007	819	—
2008	1,062	2
2009	1,309	4
2010–2014	10,536	59

No contributions are expected to be required or made under the Retirement and Restoration Plans in 2005.

401(k) and ESOP Plan

The Company has established the Exopack LLC Employee Stock Ownership and 401(k) Plan (the “ESOP and 401(k) Plan”), a defined contribution plan, whereby substantially all full-time employees of the Company are eligible to participate upon completing 30 days of service. Such eligibility requirement was waived for the period prior to December 31, 2002. Eligible employees may choose to contribute from between 1% and 16% of their pay before tax, subject to applicable IRS regulations. The Company matches employee contributions by contributing Company stock into the ESOP at the rate of 100% of the first 1% of eligible pay contributed by participants into the 401(k) Plan. In addition, the Company matches in cash (1) 100% of the next 2% of eligible pay contributed into the 401(k) Plan and (2) 50% of the next 2% of eligible pay contributed into the 401(k) Plan. All Company matching contributions above the first 1% are invested in the 401(k) plan as directed by participants. Employer matching contributions into the 401(k) Plan were approximately $1.4 million, $1.0 million and $864,000 in 2004, 2003 and 2002, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Employees are 100% vested in their individual contributions and are vested at a rate of 20% per year over five years in employer matching contributions. Employees are credited with prior service with IP for employer matching contributions into the 401(k) plan; however, employees are not credited with prior service for vesting of employer contributions into the ESOP.

Effective January 1, 2005, the Company has implemented Safe Harbor provisions in the ESOP and 401(k) plan and, as a result, Company matching contributions made after January 1, 2005 are 100% vested immediately.

Upon establishment of the ESOP, the Company loaned $2.5 million to the Employee Stock Ownership Trust (“ESOT”). The ESOT used these funds to purchase 25,000 shares of the Company’s common stock. In connection with the acquisition of Plassein in 2003, the Company loaned an additional $1.5 million to the ESOT and the ESOT purchased an additional 11,030 shares of the Company’s common stock. The combined loans required principal repayments of approximately $1.0 million and $0.9 million at December 31, 2004 and 2003, respectively, plus interest, and will require a principal repayment of approximately $1.0 million, plus interest, at December 31, 2005. Interest is based on the Base Rate (as defined) in the Senior Credit Facility. The note is secured by the shares of common stock held by the ESOT. Shares are released from collateral based on the proportion of the principal payments made in relation to the total principal payments required to be made on the loan.

The Company’s annual contributions to the ESOP are limited to shares released by the ESOT annually as the ESOP loan is repaid. As previously discussed, most of the employer contribution is used to match contributions by participants into the 401(k) Plan by eligible employees. Contributions to the 401(k) Plan by employees covered by collective bargaining agreements are matched at similar rates by the Company. The Company may also make additional discretionary contributions which are allocated to eligible employees regardless of their contributions to the 401(k) Plan based upon each individual employee’s pay (as defined) compared to the total pay (as defined) for all eligible employees. The cost of unallocated shares in the ESOT is carried as a reduction of Stockholders’ Equity.

For the year ended December 31, 2004, 8,900 shares were committed to be released, with the Company recognizing approximately $1.5 million of compensation expense in the accompanying 2004 consolidated statement of income. For the year ended December 31, 2003, 8,756 shares were committed to be released, with the Company recognizing approximately $1.2 million of compensation expense in the accompanying 2003 consolidated statement of income. For the year ended December 31, 2002, 7,143 shares were committed to be released, with the Company recognizing approximately $764,000 of compensation expense in the accompanying consolidated statement of income. Shares not released or committed to be released for allocation at December 31, 2004 totaled 7,659 with an estimated fair market value of approximately $1.4 million.

Holders of common stock issued by the ESOP have the option to require the Company to redeem their shares upon the holders’ termination of employment from the Company at the fair value of the shares at the time of redemption after certain requirements (as defined) are met (assuming all shares were fully vested and the ESOP loan was repaid, the Company’s cumulative commitment under this redemption feature is approximately $5.2 million at December 31, 2004).

SF&A 401(k) Plan

SF&A has established the Specialty Films & Associates, Inc. Retirement Savings Plan (“the SF&A 401(k) Plan”), a defined contribution plan, whereby substantially all full-time employees of SF&A aged 21 years or greater are eligible to participate upon completing six months of employment. Eligible employees less than 50 years old may choose to contribute up to $13,000 before tax and eligible employees greater than 50 years old

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

may choose to contribute up to $16,000, subject to applicable IRS regulations. SF&A matches 10% of the employee’s deferred amount up to 5% of the employee’s annual earnings. SF&A’s matching contributions are invested in the SF&A 401(k) Plan as directed by participants. Employer matching contributions in the SF&A 401(k) Plan were approximately $1,000 and $2,000 in 2004 and 2003, respectively.

Employees are 100% vested in their individual contributions and have a six year vesting schedule for employer matching contributions (0% after the first year and 20% each year thereafter).

Effective December 31, 2004, the SF&A 401(k) Plan was frozen. Beginning January 1, 2005, all eligible employees of SF&A may participate in the Company’s ESOP and 401(k) Plan.

Postretirement Benefit Plan

The Company assumed, in the Flexible Packaging Acquisition, certain obligations for healthcare benefits provided, on a restricted basis, to certain employees under a collective bargaining agreement after they retire if certain eligibility requirements are met.

The following sets forth the information related to the change in the unfunded accumulated benefit obligation for the years ended December 31, 2004 and 2003:

(in thousands of dollars)	2004	2003
Change in benefit obligation
Benefit obligation at beginning of period	$633	$439
Service cost	38	34
Interest cost	35	35
Plan participants’ contributions	6	8
Benefits paid	(5)	(19)
Actuarial (gain) loss	(35)	136

Benefit obligation at end of year	$672	$633

Components of accrued benefit cost
Benefit obligation at end of year	$(672)	$(633)
Unrecognized net loss	147	188

Accrued benefit cost (included in “other liabilities”)	$(525)	$(445)

The significant assumptions used to measure the expected cost of benefits are as follows:

Assumed health care cost trend rate	–	10% grading uniformly to 5% over a 10 year period
Discount rates for obligation	–	5.75% at December 31, 2004
6.00% at December 31, 2003
Discount rates for net periodic benefit cost	–	6.00% in 2004
6.75% in 2003
7.25% in 2002

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The effects of a 1% increase or decrease in assumed health care cost trend rates would have an insignificant effect on both the accumulated postretirement benefit obligation for health care benefits at December 31, 2004 and 2003, and the aggregate of net periodic postretirement health and benefit costs in 2004, 2003 and 2002.

(in thousands of dollars)	2004	2003	2002
Components of net periodic postretirement benefit costs
Service cost	$38	$34	$25
Interest cost	35	35	26
Amortization of net loss	6	5	—

Net periodic postretirement benefit cost	$79	$74	$51

The following table sets forth benefit payments expected to be paid in the periods indicated:

(in thousands of dollars)	Exopack, LLC Tomah Union Employees Retiree Medical Program
2005	$11
2006	13
2007	19
2008	29
2009	45
2010–2014	365

Other than Company contributions to fund annual benefit payments, no other contributions are expected to be required or made to fund the postretirement benefit obligation.

Stock Option and Award Plans

In October 2001, the Company’s Board of Directors approved the establishment of (1) the Exopack Holding Corp Nonqualified Stock Option Plan for Non-Employee Directors (“Non-Employee Directors Plan”) and (2) the Exopack Holding Corp 2001 Stock Awards Plan (“Employee Plan”) and reserved 12,250 and 17,250 shares of common stock, respectively, for each plan. Under the Non-Employee Directors Plan, options have a term of 10 years and vest immediately upon grant. Under the Employee Plan, options have a term of 10 years and vest ratably over a five year period. In December 2003, the Company’s Board of Directors approved an increase in the number of options available for issue under the Non-Employee Directors Plan to 21,162 from the earlier allotment of 12,250 options. Such increase was approved by the Company’s common stockholders holding a majority of outstanding voting shares. In March 2004, the Company’s Board of Directors approved an increase in the number of options available for issue under the 2001 Stock Awards Plan to 38,000 from the earlier allotment of 17,250. Such increase was approved by the Company’s common stockholders holding a majority of outstanding voting shares. The Non-Employee Directors Plan also provides for issuance of stock appreciation rights (“SARs”) and phantom stock. At December 31, 2004 no SARs or phantom stock had been issued under this plan.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following is an analysis of the stock option activity:

	Options Available for Grant	Options Outstanding	Weighted Average Exercise Price
Balance, January 1, 2002	26,000	3,500	$100
Granted—Non-Employee Directors Plan	(1,750)	1,750	107
Granted—2001 Stock Awards Plan	(12,400)	12,400	100

Balance, December 31, 2002	11,850	17,650	101
Granted—Non-Employee Directors Plan	(1,750)	1,750	136
Granted—2001 Stock Awards Plan	(3,450)	3,450	125
Exercised—2001 Stock Awards Plan	—	(70)	100
Forfeitures—2001 Stock Awards Plan	1,230	(1,230)	100
Increase availability—Non-Employee Directors Plan	8,912	—

Balance, December 31, 2003	16,792	21,550	108
Granted—Non-Employee Directors Plan	(10,662)	10,662	124
Granted—2001 Stock Awards Plan	(19,750)	19,750	151
Exercised—2001 Stock Awards Plan	—	(1,040)	100
Forfeitures—2001 Stock Awards Plan	3,060	(3,060)	105
Forfeitures—Non-employee Directors Plan	1,250	(1,250)	113
Increase availability—2001 Stock Awards Plan	20,750	—

Balance, December 31, 2004	11,440	46,612	$130

The Company applies the “intrinsic method” of accounting for stock options in accordance with APB Opinion No. 25 and related interpretations in accounting for the plans. Compensation expense related to the options totaled $117,000, $18,000 and $13,000 in 2004, 2003 and 2002, respectively. There were 24,112, 5,750 and 2,610 options exercisable at December 31, 2004, 2003 and 2002, respectively, with weighted-average exercise prices of $116, $100 and $100, respectively.

Options outstanding were as follows at December 31:

	Range of Exercise Price	Weighted Average Contracted Lives
2004	$100 - 136	8.6
2003	$100 - 136	8.6
2002	$100	9.1

Other Benefit Plans

The Company maintains a management incentive compensation plan that provides annual cash awards to eligible management personnel based on both Company and individual performance against pre-defined annual goals. The Company also maintains an employee profit-sharing plan that provides cash awards to all eligible personnel based on the Company’s financial performance as defined by the plan. The Company recognized charges of approximately $1.5 million for benefits under the management incentive compensation plan in 2004. No expense was incurred in 2004 under the employee profit-sharing plan as the Company did not meet its financial performance goals as defined by the plan. Because the Company did not meet its pre-defined annual

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

goals in 2003, the Company did not incur an expense under either of these plans in 2003. The Company recognized charges of approximately $1.1 million for benefits under the management incentive compensation plan and approximately $288,000 for benefits under the employee profit sharing plan in 2002 in the accompanying consolidated statements of income.

6. Capital Structure

The Company is authorized to issue 450,000 shares of Class A Common Stock (348,823 issued and outstanding at December 31, 2004) and 200,000 shares of Class B Non-Voting Convertible Common Stock (8,720 issued and outstanding at December 31, 2004) (“Non-Voting Common Stock”), both with a par value of $.01 per share. The Common Stock and the Non-Voting Common Stock have identical rights, qualifications, limitations, restrictions, and privileges. However, the holders of the Non-Voting Common Stock have no right to vote on any matters to be voted on by the Company’s stockholders, except under a merger or consolidation of the Company into other entities or a recapitalization or reorganization of the Company in which shares of the Non-Voting Common Stock would be treated differently than the Common Stock. The holders of Common Stock and the holders of Non-Voting Common Stock are entitled to share equally, share for share, in any dividends declared and payable. Each share of Non-Voting Common Stock is convertible at any time (except under certain conditions, as defined) into a share of Common Stock.

The Company is authorized to issue 250,000 shares of preferred stock with a par value of $0.01 per share. The rights, qualifications, limitations, restrictions, and privileges of such shares are determined by the Board of Directors at each preferred share issuance and may differ from those of any and all other series of preferred stock. There were no preferred shares issued and outstanding at December 31, 2004 and 2003.

7. Common Stock Warrants

The Company had warrants outstanding to purchase common stock of the Company for $0.01 per share. As part of the 2002 Refinancing, warrants to purchase 40,994 shares of common stock were repurchased by the Company for $100 per share, leaving warrants to purchase 2,750 shares of common stock outstanding at December 31, 2004, 2003 and 2002. All warrants are exercisable immediately and have a 10-year term expiring on July 31, 2011.

The warrants also contain a right for either the Company or the holder to require a cash redemption after five years from the date of issuance at fair value. Upon the adoption of SFAS No. 150 in 2003, the Company reclassified the value of the warrants outstanding into other liabilities. The change in the fair value of the warrants, approximately $135,000 and $80,000 in 2004 and 2003, respectively, was recorded as interest expense in the accompanying consolidated statements of income. The fair value of the warrants outstanding was approximately $509,000 and $374,000 at December 31, 2004 and 2003, respectively, (using the intrinsic method based on the fair value of the Company’s common stock) and is included in other liabilities in the accompanying consolidated balance sheets.

8. Commitments and Contingencies

Capital Leases

In connection with the Plassein acquisition, the Company entered into a six year lease agreement, classified as a capital lease, for certain machinery and equipment. The carrying value of equipment under capital lease at December 31, 2004 was approximately $1.4 million. The remainder of the lease obligation is payable in 57 equal monthly installments of $21,500 with a lump sum final payment of $255,400 due in October 2009. In connection

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

with the SF&A acquisition, the Company assumed a five year lease agreement, also classified as a capital lease, for certain office furniture and equipment. The carrying value of these assets under capital lease at December 31, 2004 was approximately $14,000. The remainder of the lease obligation is payable in five monthly installments of $4,000 each.

Operating Leases

The Company leases certain buildings, equipment, vehicles, warehouses, and office space under the terms of noncancelable operating leases, which expire through 2010.

Future annual payments on the capital leases and the operating leases as of December 31, 2004 are as follows:

(in thousands of dollars)	Capital Leases	Operating Leases
Years Ended December 31
2005	$289	$2,737
2006	269	2,476
2007	261	1,824
2008	258	1,173
2009	449	641
Thereafter	—	327

	1,526	$9,178

Less: Amounts representing interest	(249)

	1,277
Less: Current portion	(210)

Long-term portion	$1,067

Rent expense for all operating leases amounted to $3.4 million, $2.3 million and $1.6 million in 2004, 2003 and 2002, respectively. The Company has provided guarantees for performance of certain of the leases held by the Company’s subsidiaries.

Services Agreement

The Company entered into a transition services agreement with IP at the date of the Flexible Packaging Acquisition to allow the Company to use, for a fee, certain IP financial, technology and administrative support services. Such fees totaled approximately $66,000 and $307,000 in 2003 and 2002, respectively. This agreement expired in 2003.

Purchase Commitments

The Company entered into a five year paper raw materials supply agreement with IP at the date of the Flexible Packaging Acquisition requiring the Company to purchase certain portions of the Company’s requirements for certain paper grades at market rates over the life of the contract. Approximately $45.0 million, $50.5 million and $59.8 million of paper was purchased under the terms of this contract in 2004, 2003 and 2002, respectively. The Company also guarantees performance and payment to certain suppliers for purchases made by certain of its subsidiaries.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Capital Project Commitments

At December 31, 2004, the Company had various capital projects in progress with approximately $3.7 million of future estimated costs to complete the projects.

CertainTeed Adjustment Amount

The Purchase Agreement for the Flexible Packaging Acquisition contained preliminary and final purchase price adjustment provisions referred to as the “Preliminary CertainTeed Adjustment Amount” and the “Final CertainTeed Adjustment Amount,” respectively. These adjustments related to estimated and actual profit margins on product sales to CertainTeed, one of the business’s primary customers, for a period of one year after the date of the acquisition. In January 2002, the Company received $11.8 million from IP for the Preliminary CertainTeed Adjustment Amount. The Final CertainTeed Adjustment Amount was determined in September 2002 resulting in a return of approximately $1.4 million of the $11.8 million initially received from IP. The $1.4 million was recorded as a payable due to IP in the Company’s December 31, 2002 consolidated balance sheet and was paid to IP in 2003. Both the Preliminary CertainTeed Adjustment Amount and the Final CertainTeed Adjustment Amount were accounted for as adjustments of the purchase price for the Flexible Packaging Acquisition in accordance with SFAS No. 141. The purchase price adjustments are included as an investment activity in the accompanying 2003 and 2002 consolidated statements of cash flows.

Environmental Matters

Under the Company’s Purchase Agreement with IP (subject to the limitations and conditions therein), IP agrees to indemnify the Company generally for past noncompliance with environmental law and pre-existing conditions at the Company’s properties acquired in the Flexible Packaging Acquisition for a period of three years after closing and for past off-site disposal practices, the off-site aspects of migratory contamination, and third-party claims of personal injury or property damage for a period of five years after closing. Off-site environmental liabilities are excluded liabilities under the terms of the Purchase Agreement. The Company has agreed to assume environmental liabilities for on-site conditions and to indemnify IP for pre-existing on-site conditions with respect to which the Company has not filed a claim within the three year indemnification period.

9. Income Taxes

The following tables present the components of the provision for income taxes, the principal items of deferred taxes, and a reconciliation of the statutory U.S. income tax rate to the effective income tax rate in 2004, 2003 and 2002:

(in thousands of dollars)	2004	2003	2002
Provision (benefit) for income taxes
Current
Federal	$2,064	$219	$2,800
State	290	62	375

	2,354	281	3,175

Deferred
Federal	3,126	1,732	1,982
State	392	84	102
Foreign	(8)	(91)	—

	3,510	1,725	2,084

Net provision for income taxes	$5,864	$2,006	$5,259

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The components of deferred income tax assets and liabilities at December 31, 2004 and 2003 are summarized as follows:

(in thousands of dollars)	2004	2003
Gross deferred income tax assets
Accrual for medical claims incurred but not reported	$87	$640
Accrued vacation	1,489	1,467
Minimum pension liability	2,912	1,061
Derivative financial instrument	(15)	280
Net inventory basis difference	821	871
Net accounts receivable basis difference	822	923
Profit sharing and incentive accruals	64	55
Rebate accruals	—	532
Postretirement and pension accruals	1,123	432
Net operating loss carry-forwards	160	1,244
AMT credit carryforwards	778	201
Other accruals and reserves	1,129	587

	9,370	8,293

Gross deferred income tax liabilities
Discount on junior subordinate note	(3,751)	(3,960)
Net fixed asset basis difference	(7,823)	(4,785)
Other	(485)	(299)

	(12,059)	(9,044)

	$(2,689)	$(751)

The net deferred income tax asset is recognized as follows in the accompanying consolidated balance sheets at December 31, 2004 and 2003:

(in thousands of dollars)	2004	2003
Current deferred income tax asset	$3,747	$4,781
Long-term deferred income tax asset	112	58
Long-term deferred income tax liability	(6,548)	(5,590)

	$(2,689)	$(751)

The reconciliation of the statutory U.S. federal income tax rate to the effective income tax rate in 2004, 2003 and 2002 is summarized as follows:

(in thousands of dollars)	2004		2003		2002
Federal income tax at the statutory rate	$5,382	35%	$1,844	35%	$3,588	35%
State income tax, net of federal tax benefit	444	3%	121	2%	218	2%
Disallowed loss on extinguishment of debt	—	0%	—	0%	1,612	16%
Other	38	—	41	1%	(159)	(2)%

	$5,864	38%	$2,006	38%	$5,259	51%

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

At December 31, 2004, the Company had state net operating loss carryforwards of approximately $424,000 which begin to expire in 2014, Canadian credit carryforwards of approximately $333,000 which begin to expire in 2011, and alternative minimum tax credit carryforwards of approximately $778,000 which do not expire.

The Company does not expect any material impact on its financial statements from the American Jobs Creation Act of 2004.

10. Related Party Transactions

Transactions with the Sponsor

The Sponsor entered into an agreement with the Company pursuant to which the Sponsor is to provide certain consulting and advisory services. The agreement also provides that the Company will indemnify the Sponsor against liabilities related to its services. For such services, the Company pays an annual management fee of $250,000, plus travel and other related expenses. In 2004, 2003 and 2002, the Company paid the Sponsor $252,000, $255,000 and $279,000, respectively, in annual management fees plus travel and other related expenses. Within 10 years of August 1, 2001, if the Company disposes of or acquires any assets or business having a value of $1,000,000 or more (a ”Future Corporate Transaction”) or offers its securities for sale publicly or privately to raise any debt or equity financing (a ”Future Securities Transaction”), the Company will retain the Sponsor (assuming the Sponsor has an ongoing equity interest in the Company or its successors) as a consultant with respect to the transaction. For any Future Corporate Transactions, the Sponsor will receive a fee in the amount of 1% of the aggregate consideration paid or received plus the aggregate amount of any liabilities assumed in connection with an acquisition or disposition and reimbursement for any related expenses or fees incurred by the Sponsor. During 2003, the Company paid the Sponsor $300,000 in fees associated with the acquisition of Plassein. During 2002, the Company paid the Sponsor $51,000 in fees associated with the purchase of SF&A. For any Future Securities Transactions, the Sponsor will receive a fee in the amount of 0.5% of the aggregate gross selling price of such securities and reimbursement for any related expenses or fees incurred by the Sponsor. In relation to the 2003 Refinancing, the Company paid the Sponsor $200,000 (classified as a component of deferred financing costs). In relation to the 2002 Refinancing, the Company paid the Sponsor $50,000 (classified as a component of deferred financing costs). The agreement is automatically renewable for successive one year periods, subject to notice of termination by (i) the Sponsor at any time; or (ii) either party for cause only and upon thirty days written notice of the intention to terminate.

11. Segments

The Company identifies its reportable segments in accordance with Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information (FAS 131) by reviewing the nature of products sold, nature of the production processes, type and class of customer, methods to distribute product and nature of regulatory environment. While all of these factors were reviewed, the Company feels that the most significant factors are the nature of its products, the nature of the production process and the type of customers served. On September 30, 2003 and 2002, the Company acquired Plassein International and Specialty Films and Associates, Inc., respectively. These acquired businesses are included in the plastic packaging segment.

The Company operates principally in two reportable segments: paper packaging and plastic packaging. The paper packaging segment produces paper packaging products used in applications such as food, charcoal, pet food, seed, concrete, and dairy packaging. The plastic packaging segment produces plastic packaging products used in applications such as chemicals, salt, building materials, lawn and garden, food, and beverage containers.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The accounting policies of the segments are the same as those described in the summary of significant accounting policies (Note 2). The Company evaluates performance based on profit or loss from operations. Segment data includes a charge allocating certain corporate costs to each of its operating segments. While sales and transfers between segments are recorded at cost plus a reasonable profit, the effects of intersegment sales are excluded from the computations of segment operating income. Intercompany profit in inventory is excluded from segment assets and is recognized as a reduction in costs of goods sold by the selling segment when the related inventory is sold to an unaffiliated customer.

Corporate operating income includes certain one-time items, amortization, and other unallocated corporate costs.

Identifiable assets by business segment include only those assets that are specifically identified with each segment’s operations. Corporate assets include mainly deferred financing costs, income tax assets, certain nontrade receivables, capitalized software costs, and corporate property.

The table below presents information about the Company’s reportable segments for the years ended December 31:

(in thousands of dollars)	Paper Packaging	Plastic Packaging	Corporate	Consolidated
2004
Revenues from external customers	$332,714	$184,392	$(2)	$517,104
Intersegment revenues	5,814	5,872		11,686
Operating income	24,159	4,000	(3,326)	24,833
Interest expense	—	—	(9,453)	(9,453)
Other expense, net	—	—	(32)	(32)
Income (loss) before income taxes	24,159	4,000	(12,811)	15,348
Identifiable assets	103,492	90,288	15,449	209,229
Depreciation and amortization	2,852	4,371	2,197	9,420
Capital expenditures	5,261	2,857	2,036	10,154

2003
Revenues from external customers	303,908	109,072	—	412,980
Intersegment revenues	4,515	4,186	—	8,701
Operating income	14,012	2,011	(117)	15,906
Interest expense	—	—	(8,257)	(8,257)
Other expense, net	—	—	(2,380)	(2,380)
Income (loss) before income taxes	14,012	2,011	(10,754)	5,269
Identifiable assets	91,005	89,650	17,318	197,973
Depreciation and amortization	1,769	1,974	2,066	5,809
Capital expenditures	12,739	4,449	1,268	18,456

2002
Revenues from external customers	302,536	70,853	—	373,389
Intersegment revenues	2,789	1,185	—	3,974
Operating income	22,750	3,955	(2,921)	23,784
Interest expense	—	—	(7,944)	(7,944)
Other expense, net	—	—	(5,621)	(5,621)
Income (loss) before income taxes	22,750	3,955	(16,486)	10,219
Identifiable assets	84,939	34,344	22,542	141,825
Depreciation and amortization	1,061	645	2,084	3,790
Capital expenditures	6,387	1,829	808	9,024

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following geographic information represents the Company’s net sales based on product shipment location for the years ended and total long-lived assets at December 31:

Net Sales to Unaffiliated Customers

(in thousands)	2004	2003	2002
United States	$490,210	$406,306	$373,389
Canada	26,894	6,674	—

	$517,104	$412,980	$373,389

Total Long-Lived Assets

(in thousands)	2004	2003
United States	$78,945	$77,271
Canada	211	—

	$79,156	$77,271

12. Subsequent Event

Refinancing

On January 14, 2005, the Company amended its debt with substantially the same consortium of lenders. The new debt agreement provides for (1) $75 million in revolving credit loans of which $20 million is also available for letters of credit, (2) a term loan of $50 million, and (3) a $25 million capital expenditure line of credit.

The new term loan is payable in quarterly principal installments ranging from $1.88 million to $8.4 million, plus interest, beginning on March 31, 2005 and terminating on September 30, 2009. As a result of this amendment, deferred financing costs of approximately $437,000 were expensed.

Aggregate annual maturities under the new debt agreement for each of the next five years and thereafter are as follows:

(in thousands of dollars)
2005	$7,500
2006	7,500
2007	8,250
2008	10,000
2009	16,750

$50,000

The new debt agreement also reduced the number of financial covenants to include only provisions for the maintenance of a minimum fixed charge coverage ratio (as defined) and a maximum leverage ratio (as defined). Additionally, the Company may make a payment for the purpose of repurchasing the Seller Junior Subordinated Note in full by no later than June 30, 2005, in an amount not to exceed the lesser of (i) $36,400,000 or (ii) the then current amount of principal plus accrued interest of the Seller Junior Subordinated Note.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

13. Acquisition of the Company (unaudited)

On October 13, 2005, Exopack Integrated, Inc., a wholly-owned subsidiary of Exopack Key Holdings, LLC, an affiliate of Sun Capital Partners, merged with and into Exopack (the “Merger”). Exopack, which survived the merger, became a wholly-owned subsidiary of Exopack Key Holdings. Pursuant to the merger agreement, each share of the Exopack Holding Corp. outstanding common stock was converted into the right to receive cash and each share of Exopack Integrated common stock was converted into the right to receive shares in Exopack. The total purchase price was $251.1 million (subject to certain post-closing adjustments of the purchase price to reflect working capital adjustments and similar items).

Concurrently with the Merger, a merger and contribution agreement was entered into by and among various affiliates of Sun Capital Partners pursuant to which Cello-Foil Holding became a subsidiary of Exopack Integrated. As a result, Exopack owns 100% of the stock of Cello-Foil Holding Corporation, as well as 100% of the interest in Exopack, LLC, the operating company, for its flexible packaging business.

Additionally, Exopack recognized $13.2 million of compensation expense concurrent with the Merger for settling and canceling all outstanding options by payment of the difference between the Merger sales price per share and the option exercise price.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Exopack Holding Corp.

We have audited the accompanying combined balance sheets of The Packaging Group as of July 31, 2005 and 2004 and the combined statements of operations and retained earnings (deficit) and cash flows for each of the years in the three-year period ended July 31, 2005. These combined financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our audit opinion.

As described in note 2(a) to the financial statements, as a result of the order of the Ontario Superior Court of Justice dated June 3, 2005, the combined financial statements for 2005 were prepared on the liquidation basis of accounting. The combined financial statements for 2003 and 2004 were prepared on the going concern basis of accounting.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Companies as of July 31, 2005 and 2004 and the results of their operations and their cash flows for each of the years in the three-year period ended July 31, 2005 in accordance with Canadian generally accepted accounting principles.

Canadian generally accepted accounting principles vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in note 20 to the combined financial statements.

/s/ KPMG LLP

Chartered Accountants

Toronto, Canada

April 21, 2006

THE PACKAGING GROUP

Combined Balance Sheets

In Canadian dollars

July 31, 2005 and 2004

	2005	2004
Assets
Current assets:
Accounts receivable, net of allowance for doubtful accounts of $2,544,318 (note 17)	$—	$11,690,144
Income taxes recoverable	—	2,700
Inventory (note 4)	—	12,516,609
Prepaid expenses and deposits	—	616,400
Assets held for sale (note 5)	11,151,488	—

	11,151,488	24,825,853
Property, plant and equipment (note 6)	—	17,918,945
Goodwill	—	335,000
Deferred pre-operating costs	—	910,614
Deferred charges	—	233,281
Assets held for sale (note 5)	3,220,277	—

	$14,371,765	$44,223,693

Liabilities and Shareholders’ Equity (Deficiency)
Current liabilities not subject to compromise:
Outstanding cheques, net of funds on deposit	$176,224	$993,503
Operating loan (notes 7 and 8)	—	8,686,077
Accounts payable and accrued liabilities (notes 7 and 17)	2,382,022	12,010,695
Income taxes payable (note 7)	—	236,486
Long-term debt (notes 7 and 9)	—	10,825,456
Current portion of capital lease obligations (notes 7 and 10)	—	1,256,384
Current portion of advances from shareholders and directors (notes 7 and 11)	—	1,948,864

	2,558,246	35,957,465
Other liabilities not subject to compromise:
Capital lease obligations (notes 7 and 10)	—	1,707,373
Deferred lease inducements	—	734,450
Future income taxes (note 12)	—	1,818,279

	—	4,260,102
Liabilities subject to compromise (note 7)	33,994,659	—
Shareholders’ equity (deficiency):
Capital stock (note 13)	620	620
Retained earnings (deficit)	(22,181,760)	4,005,506

	(22,181,140)	4,006,126
Creditor protection and liquidation (note 1)
Basis of presentation (note 2(a) and (b))
Commitments and contingency (notes 8 and 16)

	$14,371,765	$44,223,693

See accompanying notes to combined financial statements.

THE PACKAGING GROUP

Combined Statements of Operations and Retained Earnings (Deficit)

In Canadian dollars

Years ended July 31, 2005, 2004 and 2003

	2005	2004	2003
Sales (note 17)	$62,872,803	$75,549,656	$59,065,470
Cost of goods sold (note 17)	56,329,535	58,037,275	44,785,336

Gross margin	6,543,268	17,512,381	14,280,134

Expenses:
Warehouse and delivery	4,133,055	3,915,792	3,214,506
Selling	5,413,599	6,184,128	4,407,957
Administrative	6,166,475	6,547,730	5,075,587
Loss (gain) on sale of property, plant and equipment	4,619,157	33,682	(721)
Unusual items (note 18)	9,888,542	1,073,782	—

	30,220,828	17,755,114	12,697,329

Income (loss) before the undernoted	(23,677,560)	(242,733)	1,582,805

Interest expense	(2,289,777)	(1,604,007)	(1,215,060)

Loss on foreign exchange	(2,073,103)	(354,468)	(224,801)

Income (loss) before income taxes	(28,040,440)	(2,201,208)	142,944

Income taxes (recovery):
Current	(34,895)	205,493	273,687
Future	(1,818,279)	(163,594)	38,788

	(1,853,174)	41,899	312,475

Loss for the year	(26,187,266)	(2,243,107)	(169,531)

Retained earnings, beginning of year	4,005,506	6,248,613	6,418,144

Retained earnings (deficit), end of year	$(22,181,760)	$4,005,506	$6,248,613

See accompanying notes to combined financial statements.

THE PACKAGING GROUP

Combined Statements of Cash Flows

In Canadian dollars

Years ended July 31, 2005, 2004 and 2003

	2005	2004	2003
Cash flows from (used in) operating activities:
Loss for the year	$(26,187,266)	$(2,243,107)	$(169,531)
Items not involving cash:
Amortization:
Property, plant and equipment	2,351,621	2,597,534	1,993,546
Deferred pre-operating costs	278,641	259,585	79,221
Impairment:
Property, plant and equipment	6,470,202	—	—
Goodwill	335,000	—	—
Deferred pre-operating costs	631,973	—	—
Future income taxes	(1,818,279)	(163,594)	38,788
Deferred charges	233,281	—	5,750
Deferred lease inducements	(734,450)	157,693	(11,128)
Loss (gain) on sale of property, plant and equipment	4,619,157	33,682	(721)
Foreign exchange loss (gain) on cash/outstanding cheques held in foreign currency	253,519	82,986	(174,478)
Change in non-cash operating working capital (note 14)	15,959,371	(4,432,434)	517,199

	2,392,770	(3,707,655)	2,278,646
Cash flows from (used in) financing activities:
Advances of long-term debt	—	—	12,572,300
Financing under capital lease	—	2,000,000	—
Debt retirement	—	—	(6,402,208)
Principal repayments on long-term debt	(1,163,443)	(1,246,844)	(1,346,639)
Operating loan	(1,472,896)	5,150,787	417,997
Principal repayment of capital lease obligations	(385,461)	(446,607)	(25,129)
Advances from (repayment to) shareholders and directors	(375,139)	788,647	(244,740)

	(3,396,939)	6,245,983	4,971,581
Cash flows from (used in) investing activities:
Repayment of vendor take-back note	—	(1,126,382)	—
Acquisition of business (note 3)	—	—	(592,915)
Proceeds on sale of property, plant and equipment	1,764,550	79,578	11,586
Expenditures on property, plant and equipment	(506,862)	(1,273,326)	(5,617,906)
Expenditures on deferred pre-operating costs	—	—	(1,020,470)
Expenditures on deferred charges	—	(135,212)	(205,000)

	1,257,688	(2,455,342)	(7,424,705)
Foreign exchange gain (loss) on cash/outstanding cheques held in foreign currency	(253,519)	(82,986)	174,478

Cash and cash equivalents, beginning and end of year	$—	$—	$—

Supplemental cash flow information:
Interest paid	$2,289,777	$1,640,007	$1,215,060
Income taxes paid	163,182	189,149	689,624
Supplemental disclosure relating to non-cash financing and investing activities:
Acquisition of equipment under capital leases	—	92,189	66,532

See accompanying notes to combined financial statements.

THE PACKAGING GROUP

Notes to Combined Financial Statements

In Canadian dollars, unless otherwise stated

Years ended July 31, 2005, 2004 and 2003

1. Creditor protection and liquidation:

On May 3, 2005 (the “Filing Date”), 888426 Ontario Inc. operating as The Packaging Group (“TPG” or the “Company”) obtained an order (the “Initial Order”) from the Ontario Superior Court of Justice (the “Court”) granting it creditor protection under the Companies’ Creditors Arrangement Act (the “CCAA”). The Canadian proceedings include Barrier Packaging Inc. (“Barrier”), Belcorr Packaging Ltd. (“Belcorr”), Condor Co-Extrusions Inc. (“Condor”), J&J Bag (2002) Limited (“J&J”), and J&J Bag Enterprises Inc. which are collectively referred to as the “Applicants”. During the stay period, the Applicants were authorized to continue operations. A monitor (the “Monitor”) was appointed by the Court in the Canadian proceedings and had been reporting to the Court from time to time on the Applicants’ cash flow and other developments during the proceedings.

The Initial Order provided for an initial stay termination date of June 2, 2005. The purpose of the Initial Order and stay of proceedings was to provide the Applicants with relief designed to stabilize their operations and business relationships with their customers, suppliers, employees, and creditors.

The CCAA proceedings have triggered defaults under substantially all debt obligations of the Applicants. The Initial Order generally stayed actions against the Applicants including steps to collect indebtedness incurred by the Applicants prior to the Filing Date and actions to exercise control over the Applicants’ property. The Initial Order granted the Applicants the authority to pay outstanding and future wages, salaries, employee pension contributions and benefit payments, and other obligations to employees; the costs of goods and services, both operating and of a capital nature, provided or supplied after the date of the Initial Order; rent under existing arrangements payable after the date of the filing; and principal, interest and other payments to holders of security in respect of the property of the Applicants if the amount secured by such security was, in the reasonable opinion of the applicable Applicant, with the concurrence of the Monitor, less than or equal to the fair value of such security, having regard to, among other things, the priority of such security.

The Company applied to the Court to extend the stay period beyond June 2, 2005 and was granted a stay to September 2, 2005. The order provided further time to consult with stakeholders and develop a plan.

An administrative charge was created as a first priority lien on the Applicants’ assets pursuant to the Initial Order. This was intended to secure the payment of the fees and disbursements for the Monitor, for counsel to the Monitor and for the Applicants’ legal counsel.

Contributing factors to the filing for creditor protection:

As of July 31, 2004, the Company had a working capital deficiency of $11,131,612. Notwithstanding the continued increase in sales through 2004, gross margin had declined from 24% in 2003 to 10% for 2005. Selling expenses increased substantially since 2003 and did not generate revenue sufficient to offset these increased costs. Other contributing factors are as follows: the inability to efficiently integrate certain companies acquired by TPG in 2002 and 2003 and to institute state-of-the-art business controls to maximize the leverage provided by those acquisitions; fluctuation in the U.S./Canadian currency market; increased price of raw materials used by the Applicants, in particular resin; and certain other one-time charges and administrative fees arising in part from the consequences of the above three factors.

(i) Acquisitions:

In 2002, TPG acquired J&J and expanded the manufacturing capacity at Barrier. In 2003, TPG acquired a U.S. flexible film plant/facility and property in Pennsylvania (the “U.S. Affiliate”). The majority

THE PACKAGING GROUP

Notes to Combined Financial Statements—(Continued)

In Canadian dollars, unless otherwise stated

Years ended July 31, 2005, 2004 and 2003

of the sales growth in 2003 and 2004 resulted from the acquisition of J&J and the increased growth in the Pennsylvania operations. Sales costs and general expenses increased as a result of these acquisitions and expansions. While it was anticipated, at the time, that these acquisitions would generate profit, in the near term they put a financial strain on the cash flow available to TPG.

(ii) U.S. currency:

The United States represents the principal market for the products produced by TPG. The business’ gross margins have historically relied heavily upon the Canadian dollar being worth 70 cents or less against the U.S. dollar. The rapid increase in the strength of Canadian dollar since 2002 substantially reduced gross margins. While attempts were made to adjust the pricing structure to compensate for the currency fluctuation, the Canadian dollar strengthened too rapidly which further hastened and compounded the reduction of gross margin.

(iii) Raw materials and resin:

Resin is a petroleum product used in the manufacturing of plastic products produced by TPG. Rising oil prices had the effect of increasing the price of this raw material. Increased resin costs were not passed through to customers. Accordingly, the high price of resin has further eroded TPG’s gross margins.

In addition, cash shortages also hindered TPG’s ability to achieve cost advantages through economies of scale as TPG was not always able to buy materials in container-load volumes and was unable to obtain letters of credit from CIBC for a period of time which forced purchase of product locally and in small quantities at a higher price, which further reduced gross margins.

(iv) Administration expenses and shareholders’ dispute:

Administration expenses increased substantially primarily due to an increase in bank charges and interest based on higher debt levels being carried as a result of TPG’s expansion of the businesses described above.

Cost associated with the attempted shareholder buyout and the shareholders’ dispute in fiscal 2004 had a significant impact on results. Professional fees for 2004 related to this matter were $723,782.

By order of the Court dated June 3, 2005 as amended (the “Divestiture Process”), the Applicants received Court approval for a process designed to sell both core and non-core assets. The Divestiture Process contemplated, among others, the following possible transactions:

(i) a sale of TPG or its core business (“Core Business”) (being principally The Packaging Group—Concord location); and

(ii) the sale of non-core assets (“Non-Core Assets”) (being the assets of Condor, Belcorr and assets of the U.S. Affiliate).

The Divestiture Process was conducted in two separate processes. The first was the appointment of a sales agent for the Core Business while the second process was the arrangement of liquidators for sale of Non-Core Assets. On June 7, 2005, the Court made two further orders authorizing and directing TPG to enter into an auction services agreement with Danbury Industrial for the auction of the equipment and fixed assets of Barrier and J&J. The net proceeds of $241,271 were applied to reduce amounts owed under the revolving operating loan with CIBC. The Court also approved the engagement of Mesirow Financial Inc. (“Mesirow”) as the sales agent of the Core Business in accordance with the prescribed process timetable. Furthermore, the Court authorized and

THE PACKAGING GROUP

Notes to Combined Financial Statements—(Continued)

In Canadian dollars, unless otherwise stated

Years ended July 31, 2005, 2004 and 2003

approved an Asset Purchase Agreement relative to the sale of substantially all of the assets of Belcorr. Net proceeds of $620,000 from the sale of Belcorr were applied to reduce the indebtedness with CIBC. On June 21, 2005, the Court authorized and approved an asset purchase agreement relative to the sale of substantially all the assets of Condor. Net proceeds received from this sale were $300,000 and were applied to reduce the indebtedness with CIBC.

In August 2005, subsequent to year end, the Company received and accepted an offer from a prospective purchaser for its Pennsylvania land and building for U.S. $1.7 million. Among other things, the agreement of purchase and sale provided the purchaser with a 45-day due diligence period. The sale closed in September 2005 for U.S. $1.3 million. The Company also entered into an agreement with, and retained the services, of Corporate Assets Inc. with respect to the sale and disposition of substantially all of the remaining machinery and equipment of the Pennsylvania location. Net proceeds of the capital asset sales were U.S. $1.3 million. The proceeds from the sale of the Pennsylvania assets were applied to reduce the operating loan with CIBC after year end.

Pursuant to the sale of the Core Business, the Applicants received non-binding expressions of interest (“Proposals”) for the Core Business up to and including July 1, 2005. The Applicants undertook a preliminary evaluation of all of the Proposals received and contacted the parties to participate in phase II of the process, which included completion of detailed due diligence. A total of 10 parties conducted due diligence in phase II.

TPG, together with its advisors, examined the offers in respect of the Core Business assets submitted by the bid submission deadline of August 12, 2005. The Monitor also reviewed the offers. In reviewing the offers, the Company and its advisors were guided by the overall objective of pursuing an outcome that would maximize the return for all stakeholders.

On August 25, 2005, the Court authorized and approved an asset purchase agreement relative to the sale of substantially all the assets of the Core Business assets of TPG for Cdn. $12.4 million to TPG Group Holding Corp. The transactions closed on September 7, 2005. The Company subsequently filed for bankruptcy.

To ensure TPG had sufficient liquidity to fund the ordinary course of operations for the duration of the CCAA process, CIBC provided “Temporary Excess Credit”, which was secured with a Forbearance Agreement.

Under the Forbearance Agreement dated May 3, 2005, CIBC agreed to (i) continue to make the credit facilities available; (ii) make certain amendments to the revolving operating credit facility; and (iii) forbear exercising remedies under the revolving operating credit facility as a result of the CCAA filing event of default.

Based on an extension granted May 3, 2005, this Forbearance Agreement would have expired at the earliest of (i) September 2, 2005; or (ii) termination events as stated in the Forbearance Agreement.

The interest rate under the Forbearance Agreement was prime rate plus 5%. In addition, a forbearance fee of $50,000 payable in four installments as well as an additional $150,000 to be earned with the successful sale of the Core Business assets were payable to CIBC. Furthermore, a monitoring fee of $1,500 was paid to CIBC on a monthly basis.

THE PACKAGING GROUP

Notes to Combined Financial Statements—(Continued)

In Canadian dollars, unless otherwise stated

Years ended July 31, 2005, 2004 and 2003

2. Basis of presentation and significant accounting policies:

(a) Basis of presentation and going concern issues:

The combined financial statements for 2003 and 2004 were prepared under Canadian generally accepted accounting principles (“GAAP”) on the going concern basis, which assumes that the Companies are able to realize their assets and discharge their liabilities in the normal course of business for the foreseeable future.

As a result of the order of the Court dated June 3, 2005, for the sale of the Core Business and Non-Core Assets, the combined financial statements for 2005 were prepared on the liquidation basis of accounting. Accordingly, assets are reported as held for sale based on their estimated net realizable value. In addition, the companies have applied accounting policies applicable to an entity under creditor protection. The combined balance sheet also distinguishes pre-filing liabilities subject to compromise from post-filing liabilities (note 7). Liabilities subject to compromise have been reported at the amounts estimated to be allowed, even though the liabilities were settled for lesser amounts. In addition, interest on secured liabilities subject to compromise continues to be recognized, consistent with Canadian legal requirements.

(b) Basis of combination:

These financial statements reflect the combined financial position of 888426 Ontario Inc., operating as The Packaging Group (including its consolidated subsidiaries J & J Bag (2002) Limited, Packaging Group Holdings Inc., The Packaging Group Inc., Packaging Group Bayertown Realty Inc. and Packaging Group Sales Inc.), Barrier Packaging Inc. (including its consolidated subsidiary Barrier Packaging, Inc.) and Condor Co-Extrusions Inc. These companies are businesses that were under common management and represent substantially all the assets that were acquired by TPG Group Holding Corp. (note 1). The financial statements exclude the accounts of Belcorr as this business was operated independently of the companies. This group of companies (the “Companies”) generates its revenue primarily from the sale of food packaging for fish, meat and cheese products. The location of the customer base is approximately 36% in Canada and 64% in the United States.

(c) Revenue recognition:

Revenue from sale of products is recognized when the price is fixed and determinable, collectibility is reasonably assured and upon shipment to customers.

(d) Inventory:

Inventory is valued at the lower of cost, determined on a first-in, first-out basis, and replacement cost for raw materials and supplies and net realizable value for work in process and finished goods.

THE PACKAGING GROUP

Notes to Combined Financial Statements—(Continued)

In Canadian dollars, unless otherwise stated

Years ended July 31, 2005, 2004 and 2003

(e) Property, plant and equipment:

Property, plant and equipment are stated at cost. Amortization was computed to June 3, 2005 on the straight-line basis as follows:

Building	25 years
Machinery and equipment, including assets under capital lease	8 - 15 years
Office furniture and equipment, including assets under capital lease	8 years
Vehicles, including assets under capital lease	3 - 8 years
Computer software and hardware	3 - 8 years
Dies and engraving	2 years
Foreman’s office	10%
Leasehold improvements	Over term of lease

(f) Impairment of long-lived assets:

The Companies review the carrying value of long-lived assets for potential impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying value of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying value of an asset exceeds the estimated undiscounted future cash flows, an impairment charge is recognized for the amount by which the carrying value exceeds the fair value of the asset.

(g) Assets held for sale:

Assets held for sale are separately presented on the balance sheet and are reported at estimated net realizable value.

(h) Goodwill:

Goodwill is the residual amount that results when the purchase price of an acquired business exceeds the sum of the amounts allocated to the assets acquired, less liabilities assumed, based on their fair values.

Goodwill is not amortized and is tested for impairment annually, or more frequently, if events or changes in circumstances indicate that the asset might be impaired. When the carrying amount of the goodwill exceeds the implied fair value of the goodwill, an impairment loss is recognized in an amount equal to the excess.

As a result of the creditor protection and liquidation, an impairment charge of $335,000 was recorded to reduce goodwill to nil in 2005.

(i) Deferred charges:

Deferred charges represent costs net of amortization, incurred by the Companies in obtaining banking credit facilities. As a result of the creditor protection and liquidation, these deferred charges were written off in 2005.

(j) Deferred lease inducements:

Rental costs are recognized using the average annual leasing cost of the 10 to 15 year leases. The difference between the average cost and the actual cash expenditure is deferred. As a result of the creditor protection and liquidation, the deferred lease inducements were written off in 2005.

THE PACKAGING GROUP

Notes to Combined Financial Statements—(Continued)

In Canadian dollars, unless otherwise stated

Years ended July 31, 2005, 2004 and 2003

(k) Deferred pre-operating costs:

Pre-operating costs represent the costs incurred to set up the printing and extrusion operations. Pre-operating costs are amortized on a straight-line basis over five years. As a result of the creditor protection and liquidation, the deferred pre-operating costs were written off in 2005.

(l) Income taxes:

The Companies use the asset and liability method of accounting for income taxes. Under the asset and liability method, future income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future income tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future income tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the date of enactment or substantive enactment. The Companies establish a valuation allowance against future income tax assets if, based on available information, it is more likely than not that some or all of the future tax assets will not be realized.

(m) Foreign currency translation:

Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the exchange rates in effect at the balance sheet dates. All other assets and liabilities of the subsidiaries are translated at the exchange rates prevailing at the respective transaction dates. Revenue and expenses are translated at average rates during the year. The resulting translation gains and losses are reflected in the combined statements of operations for the year.

(n) Measurement uncertainty:

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the years. Actual results could differ from those estimates.

(o) Recently adopted Canadian accounting pronouncements:

(i) Generally accepted accounting principles:

Effective November 26, 2003, the Companies adopted The Canadian Institute of Chartered Accountants’ (“CICA”) Handbook Section 1100, Generally Accepted Accounting Principles, which establishes standards for financial reporting in accordance with Canadian GAAP, and describes what constitutes Canadian GAAP and its sources. This section also provides guidance on sources to consult when selecting accounting policies and determining appropriate disclosures when the primary sources of Canadian GAAP do not provide guidance. The adoption of this standard did not have a material impact on the combined financial statements.

(ii) Revenue recognition:

Effective January 1, 2004, the Companies prospectively adopted CICA Emerging Issues Committee Abstract (“EIC”) No. 141, Revenue Recognition, and CICA EIC No. 142, Revenue Arrangements with Multiple Deliverables, which incorporate the principles and guidance for revenue recognition provided under United States generally accepted accounting principles (“U.S. GAAP”). No changes to the recognition, measurement or classification of revenue were made as a result of the adoption of these standards.

THE PACKAGING GROUP

Notes to Combined Financial Statements—(Continued)

In Canadian dollars, unless otherwise stated

Years ended July 31, 2005, 2004 and 2003

3. Business acquisition:

On August 6, 2002, the Companies acquired the operations of J & J Bag (2002) Limited through the purchase of various holding companies. Total consideration for the acquisition was $2,028,967, including a vendor take-back note of $1,126,382, bearing interest at 6% and due August, 11, 2003, a deposit of $200,000 paid in 2000 and acquisition costs of $109,670. The fair value of the assets acquired was:

Working capital	$897,162
Property, plant and equipment	3,777,819
Goodwill	335,000
Bank indebtedness	(728,623)
Equipment loans	(1,455,839)
Future income taxes	(796,552)

$2,028,967

4. Inventory:

	2005	2004
Raw materials and supplies	$—	$5,147,490
Work in process	—	2,702,493
Finished goods	—	4,666,626

	$—	$12,516,609

5. Assets held for sale:

Assets held for sale are stated at estimated net realizable value.

(a) Current assets:

Accounts receivable	$7,014,960
Inventory:
Raw materials and supplies	1,686,136
Work in process	885,241
Finished goods	1,528,623
Prepaid expenses and deposits	36,528

$11,151,488

THE PACKAGING GROUP

Notes to Combined Financial Statements—(Continued)

In Canadian dollars, unless otherwise stated

Years ended July 31, 2005, 2004 and 2003

(b) Property, plant and equipment:

Land	$490,001
Building	957,572
Machinery and equipment	1,642,475
Office furniture and equipment	33,192
Vehicles	235
Computer software and hardware	15,688
Leasehold improvements	81,114

$3,220,277

6. Property, plant and equipment:

2004	Cost	Accumulated amortization	Net book value
Land	$490,001	$—	$490,001
Building	1,058,933	59,004	999,929
Machinery and equipment	20,173,846	8,695,890	11,477,956
Office furniture and equipment	773,637	417,235	356,402
Vehicles	230,794	187,436	43,358
Computer software and hardware	1,417,670	1,164,463	253,207
Dies and engraving	61,910	15,221	46,689
Leasehold improvements	1,088,646	379,720	708,926
Assets under capital leases:
Machinery and equipment	5,051,301	1,549,443	3,501,858
Office furniture and equipment	46,996	27,215	19,781
Vehicles	32,616	11,778	20,838

	$30,426,350	$12,507,405	$17,918,945

7. Liabilities subject to compromise:

Liabilities subject to compromise refers to liabilities incurred prior to the Filing Date that may be dealt with as affected claims under the CCAA proceedings, as well as claims arising out of any repudiated leases, contracts and other arrangements. As a result of the bankruptcy filed in September 2005, no payment will be made in relation to these liabilities.

The Companies continue to accrue for interest on unsecured debt that is subject to compromise. No interest has been paid on unsecured debt of the Applicants subsequent to May 3, 2005, the date of the CCAA filing.

Claims summary:

Operating loan	$7,213,181
Accounts payable and accrued liabilities	12,863,800
Income taxes payable	103,644
Long-term debt	9,662,013
Capital lease obligations	2,578,296
Advances from shareholders and directors	1,573,725

$33,994,659

THE PACKAGING GROUP

Notes to Combined Financial Statements—(Continued)

In Canadian dollars, unless otherwise stated

Years ended July 31, 2005, 2004 and 2003

8. Operating loan:

During 2004, the Companies entered into a credit agreement with CIBC. On a combined basis, the borrowers had available a revolving operating loan of $9,000,000 and a term loan of $13,000,000 (note 9).

The operating loan bore interest at prime plus an applicable margin depending on the ratio of debt to earnings before interest, taxes, depreciation and amortization. The credit agreement was secured by a general security agreement, security pursuant to Section 427 of the Bank Act (Canada), pledge of shares of subsidiaries, assignment of intercorporate debt, assignment of insurance policies, guarantees of related companies and postponement of $1,000,000 of shareholder loans.

As at July 31, 2004, the borrowers were in default of various covenants in the credit agreement. Accordingly, all borrowings were reclassified as current liabilities.

On November 4, 2004, the Companies entered into an amending agreement (the “Agreement”) with CIBC for the operating loan. Under the Agreement, the revolving operating loan increased from $9,000,000 to $11,000,000 and the term loan was reduced from $13,000,000 to $10,800,000 to reflect the principal repayments that had been made.

The facilities were available on a demand loan basis. The applicable margin for the prime rate and U.S. base rate loans was 5%.

The Agreement amended certain financial covenant calculations and security arrangements. Additionally, the Companies were required to obtain $5,000,000 in additional equity or otherwise restructure by February 28, 2005, with evidence of such arrangement by December 31, 2004, and to maintain shareholder advances of $1,700,000. The Companies entered into negotiations with various parties to assist them to affect these overall requirements; however, no agreements were reached.

The Agreement was to mature on July 31, 2008.

The Agreement required repayment of the operating loan as follows:

2005	$500,000
2006	2,000,000
2007	2,000,000
2008	Balance

As at July 31, 2005, the Companies were in default of the Agreement (note 1) and the balances are subject to compromise (note 7).

9. Long-term debt:

	2005	2004
CIBC loan, interest payable monthly at the rate of prime plus applicable margin	$5,983,934	$6,764,750
CIBC loan (U.S. $3,055,000), interest payable monthly at the rate of prime plus applicable margin	3,678,079	4,060,706

	9,662,013	10,825,456

Less amount subject to compromise (note 7)	9,662,013	—

	$—	$10,825,456

THE PACKAGING GROUP

Notes to Combined Financial Statements—(Continued)

In Canadian dollars, unless otherwise stated

Years ended July 31, 2005, 2004 and 2003

Interest incurred on these loans for the year was $1,314,707 (2004—$638,798).

The CIBC loans are secured as described in note 8 and their terms were modified under the Agreement as described in note 8 during 2005. As at July 31, 2004, the loans were in default and, therefore, classified as current liabilities. As at July 31, 2005, the loans are subject to compromise (note 7).

10. Capital lease obligations:

The Companies were in default on these capital lease obligations and the obligations under these capital leases are subject to compromise (note 7) as at July 31, 2005.

Interest on obligations under capital lease in the amount of $114,957 (2004—$144,351) has been charged to the statements of operations.

11. Advances from shareholders and directors:

	2005	2004
Advances, bearing interest at 10% per annum, unsecured with no fixed terms of repayment, except that amounts are postponed to operating loan (note 8) and long-term debt (note 9)	$1,573,725	$1,948,864

Less amount subject to compromise (note 7)	1,573,725	—

	$—	$1,948,864

The advances are subject to compromise (note 7).

Interest on these advances was $116,981 for the year (2004—$34,743). Unpaid interest of $80,180 on shareholder loans was waived for 2004.

THE PACKAGING GROUP

Notes to Combined Financial Statements—(Continued)

In Canadian dollars, unless otherwise stated

Years ended July 31, 2005, 2004 and 2003

12. Income taxes:

The tax effects of temporary differences that give rise to significant portions of the future tax assets and future tax liabilities at July 31 are presented below:

	2005	2004
Future income tax assets:
Deferred lease inducements	$—	$240,431
Property, plant and equipment	502,642	—
Corporate minimum tax	62,528	62,528
Deferred interest	—	87,850
Net operating losses of U.S. entities	190,735	668,582
Non-capital loss carryforwards	6,215,993	420,790
Capital lease obligations	—	714,417
Investment tax credits	178,864	178,864
SR&ED pool	93,241	93,241

	7,244,003	2,466,703
Valuation allowance	(7,244,003)	—

	—	2,466,703

Future income tax liabilities:
Deferred loss on sales leaseback	—	214,362
Property, plant and equipment	—	3,902,648
Deferred start-up costs	—	96,331
Other	—	71,641

	—	4,284,982

Net future tax liability	$—	$(1,818,279)

Unutilized non-capital losses expire as follows:

2010	$521,049
2014	643,930
2015	16,044,305
2024	199,926
2025	276,913

$17,686,123

THE PACKAGING GROUP

Notes to Combined Financial Statements—(Continued)

In Canadian dollars, unless otherwise stated

Years ended July 31, 2005, 2004 and 2003

13. Capital stock:

	2005	2004
Authorized:
888426 Ontario Inc.:
Unlimited redeemable (at the redemption amount), retractable, variable up to 8% non-cumulative, voting Class A shares
Unlimited redeemable (at $1.00 per share), retractable, $0.08 non-cumulative, voting Class B shares
Unlimited non-voting Class C shares, with dividends equal to any dividends declared on common shares
Unlimited common shares
Condor Co-Extrusions Inc.:
Unlimited preference shares, 8% non-cumulative, voting and retractable
Unlimited common shares
Barrier Packaging Inc.:
1,000,000 Class A voting common shares without par value
10,000 Class B non-voting common shares without par value
10,000 Class C non-voting common shares without par value
10,000 Class D non-voting common shares without par value
10,000 Class E non-voting preference shares with a par value of $0.01 each
10,000 Class F non-voting preference shares with a par value of $0.10 each
100,000 Class G non-voting preference shares with a par value of $0.01 each
Issued:
888426 Ontario Inc.:
300 common shares	$300	$300
Condor Co-Extrusions Inc.:
100 common shares	100	100
Barrier Packaging Inc.:
1,000 Class A shares	110	110
1,000 Class B shares	110	110

	$620	$620

14. Combined statements of cash flows:

The change in non-cash operating working capital consists of the following:

	2005	2004	2003
Accounts receivable	$4,675,184	$(155,489)	$(4,637,339)
Inventory	8,416,609	(1,674,305)	(4,872,610)
Prepaid expenses and deposits	579,872	(10,856)	(165,518)
Outstanding cheques, net of funds on deposit	(817,279)	(3,585,442)	4,337,893
Accounts payable and accrued liabilities	3,235,127	900,624	5,956,461
Income taxes payable/recoverable	(130,142)	93,034	(101,688)

	$15,959,371	$(4,432,434)	$517,199

THE PACKAGING GROUP

Notes to Combined Financial Statements—(Continued)

In Canadian dollars, unless otherwise stated

Years ended July 31, 2005, 2004 and 2003

15. Financial instruments:

The fair values of accounts receivable classified as assets held for sale, outstanding cheques, net of funds on deposit, accounts payable and accrued liabilities approximate their carrying values due to their short-term nature. The fair value of liabilities subject to compromise is not determinable due to the financial position of the Companies.

16. Commitments and contingency:

Future minimum lease payments under operating leases are as follows:

2006	$1,013,171
2007	1,010,260
2008	1,010,260
2009	1,010,260
Thereafter	6,389,646

$10,433,597

Liability for default on these leases was waived or otherwise extinguished by the lessor subsequent to year end.

17. Related party transactions and balances:

The Companies had the following transactions and balances with companies with common shareholders:

	2005	2004	2003
Inventory purchases	$—	$957,593	$1,500,541
Sales	69,653	965,726	6,340,080
Accounts receivable	71,833	1,008,970	1,372,013
Accounts payable and accrued liabilities	—	266,653	1,199,745

These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

The sale of substantially all of the assets of Condor (note 1) was to a person related to a shareholder of the Companies.

18. Unusual items:

The following charges were incurred as a result of discontinuing the use of the going concern assumption and the Divestiture Process described in note 1.

Monitoring fees	$149,066
Other professional fees	1,222,206
Inventory	1,432,851
Prepaid expenses and deposits	432,492
Goodwill	335,000
Deferred pre-operating costs	631,973
Property, plant and equipment	6,470,202
Deferred lease inducements	(785,248)

$9,888,542

THE PACKAGING GROUP

Notes to Combined Financial Statements—(Continued)

In Canadian dollars, unless otherwise stated

Years ended July 31, 2005, 2004 and 2003

During the prior year, the Companies incurred non-recurring costs of $723,782 in relation to various allegations by, and negotiations with, certain shareholders. As of July 31, 2004, the allegations had been released, and agreements for the purchase of shares from certain shareholders were void. Also in the prior year, the Companies provided $350,000 for doubtful receivables from a former distributor of the Companies’ products in the United States.

19. Segmented information:

The Companies identify their reportable segments in accordance with CICA Handbook Section 1701, Segmented Disclosures, by reviewing the nature of products sold, the nature of the production processes, the type and class of customer, the methods to distribute product and the nature of the regulatory environment. After all of these factors were reviewed, the Companies determined that they operate in one reportable segment.

The following geographic information represents the Companies’ net sales based on product shipment destination location for the years ended July 31, 2005, 2004 and 2003, and total long-lived assets based on physical locations at July 31, 2005 and 2004.

Net sales based on shipment destination:

	2005	2004	2003
Canada	$22,872,793	$25,884,160	$25,787,380
United States	40,000,010	49,665,496	33,278,090

	$62,872,803	$75,549,656	$59,065,470

Property, plant and equipment:

	2005	2004
Canada	$1,773,178	$13,677,835
United States	1,447,099	4,241,110

	$3,220,277	$17,918,945

Goodwill:

	2005	2004
Canada	$—	$335,000

20. Canadian and U.S. GAAP differences:

The Company’s accounting policies as reflected in these combined financial statements do not materially differ from U.S. GAAP except for:

(a) Deferred pre-operating costs:

Under Canadian GAAP, pre-operating costs are amortized on a straight-line basis over five years. For purposes of U.S. GAAP, such costs are expensed as incurred.

THE PACKAGING GROUP

Notes to Combined Financial Statements—(Continued)

In Canadian dollars, unless otherwise stated

Years ended July 31, 2005, 2004 and 2003

(b) Reconciliation of loss:

The following table presents the loss for the year under U.S. GAAP:

	2005	2004	2003
Loss under Canadian GAAP	$(26,187,266)	$(2,243,107)	$(169,531)
Adjustments:
Pre-operating costs	910,614	259,585	(941,249)
Income taxes thereon	—	(93,451)	338,850

Loss under U.S. GAAP, also being comprehensive loss	$(25,276,652)	$(2,076,973)	$(771,930)

(c) Combined balance sheets under U.S. GAAP:

There is no difference in the 2005 combined balance sheet due to the write-off of all deferred pre-operating costs.

2004	Canadian GAAP	Adjustments for pre-operating costs	U.S. GAAP
Deferred pre-operating costs	$910,614	$(910,614)	$—
Future income taxes	1,818,279	(327,821)	1,490,458
Retained earnings	4,005,506	(582,793)	3,422,713

(d) Other matters:

In 2003, the CICA issued Handbook Section 3063, Impairment of Long-Lived Assets. The Companies adopted this standard on August 1, 2004. The adoption of this standard did not have a material impact on the Companies’ financial statements.

In 2004, the CICA issued Handbook Section 3110, Asset Retirement Obligations. The Companies adopted this standard on August 1, 2005. The adoption of this standard did not have a material impact on the Companies’ financial statements.

The Companies were required to adopt similar standards under U.S. GAAP (Statement of Financial Accounting Standards No. 143, Asset Retirement Obligations and Statement No. 144, Impairment or Disposal of Long-Lived Assets) in earlier periods for U.S. GAAP purposes. The adoption of these standards for U.S. GAAP purposes at an earlier date had no impact on the Canadian to U.S. GAAP reconciliation.

Under U.S. GAAP the inventory write-down of $1,432,841 would be presented as a charge to cost of goods sold as opposed to being classified as an unusual item under Canadian GAAP.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors

Delaware Corporations

Each of Exopack Holding Corporation (“Expoack Holding Corp.”), TPG (US), Inc. (“TPG(US)”), TPG Enterprises, Inc. (“TPG Enterprises”), TPG Group Holding Corporation (“TPG Group Holding”), and Cello-Foil Holding Corporation (“Cello-Foil Holding”) is a Delaware Corporation. Section 145 (“Section 145”) of the Delaware General Corporation Law (the “DGCL”) gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Section 145 also provides that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify the person under Section 145.

The Bylaws of each of Exopack Holding Corp., TPG (US), TPG Enterprises, TPG Group Holding, and Cello-Foil Holding provide that the respective corporation shall indemnify and hold harmless to the fullest extent permitted by the DGCL as it exists or may be amended each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the corporation. The right to indemnification conferred by each corporation is a contract right and, shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition, unless otherwise determined by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Such Bylaws also provide that the rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred by the Bylaws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

The Bylaws of each of TPG (US), TPG Enterprises, TPG Group Holding, and Cello-Foil Holding further provide that any indemnification of a director or officer or any advance of expenses under shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the respective corporation that the director or officer is entitled to indemnification is required, and the respective corporation fails to respond within sixty days to a written request for indemnity, the respective corporation shall be deemed to have approved the request. If the respective corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by the bylaws shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right, to indemnification, in whole or in part, in any such action shall also be indemnified by the respective corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the respective corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the respective corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the respective corporation (including its board of directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the respective corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Such Bylaws also provide that the respective corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the respective corporation or was serving at the request of the respective corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the respective corporation would have the power to indemnify such person against such liability under each corporation’s Bylaws.

Such Bylaws also provide that references to “the corporation” in each of the corporation’s Bylaws shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the indemnification provisions of each corporation’s Bylaws with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

The Bylaws of Exopack Holding Corp. provide that if a claim under the indemnification provision of its Bylaws is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he or she has met the applicable standard of conduct set forth the DGCL, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Such Bylaws also provide that Exopack Holding Corp. may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Delaware Limited Liability Company

Each of Exopack, LLC (“Exopack”), Exopack-Hebron, LLC (“Exopack-Hebron”) and Exopack-Thomasville, LLC (“Exopack-Thomasville”) is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act (“DLLCA”) provides that, subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreements of each of Exopack, Exopack-Hebron and Exopack-Thomasville provide that each company may, in the sole discretion of the respective Member, indemnify any officer, employee, agent, or other person to the full extent allowed by the DLLCA or to the extent provided for in an indemnity agreement. Each agreement also provides that the respective company may purchase and maintain insurance, at the respective company’s expense, to protect itself and any person (including the Member) who is or was serving as a member, officer, employee or agent of the respective company or is or was serving at the request of the respective company as a member, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the respective company would have the power to indemnify such person against such expense, liability or loss under the agreement or the DLLCA.

Michigan Corporation

Cello-Foil Products, Inc. (“Cello-Foil”) is a Michigan corporation. Section 561 of the Michigan Business Corporation Act (“MBCA”) permits a corporation, subject to the limitations and procedures outlined in

Section 564a of the MBCA, to indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

Section 562 of the MBCA further provides that a corporation, subject to the limitations and procedures outlined in Section 564a of the MBCA, may indemnify any such person serving in such capacity who was or is a party or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred in connection with the action or suit if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, except that no indemnification shall be made for a claim, issue or matter in which the person has been found liable to the corporation except to the extent authorized by the court upon application for indemnification pursuant to Section 564c of the MBCA.

Section 563 of the MBCA also provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of an action, suit or proceeding referred to in Section 561 or 562 of the MBCA, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against actual and reasonable expenses, including attorneys’ fees, incurred by him or her in connection therewith or with a proceeding brought to enforce the mandatory indemnification provided for in this Section 563.

Section 564b of the MBCA provides that a corporation may pay or reimburse the reasonable expenses incurred by a director, officer, employee or agent who is a party or threatened to be made a party to an action suit, or proceeding in advance of final disposition of the proceeding if the person furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the applicable standard of conduct, if any, required by the MBCA for the indemnification of a person under the circumstances. The undertaking must be an unlimited general obligation of the person but need not be secured and may be accepted without reference to the financial ability of the person to make repayment.

Section 564c of the MBCA also provides that a director, officer, employee or agent of the corporation who is a party or threatened to be made a party to an action suit, or proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction and that the court may order indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the applicable standard of conduct set forth in Sections 561 and 562 of the MBCA or was adjudged to be liable as described in Section 562 of the MBCA, but if he or she was adjudged liable, his or her indemnification is limited to reasonable expenses incurred.

Section 567 of the MBCA also provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him or her against liability under Sections 561 to 565 of the MBCA.

Article 12 of Cello-Foil’s Bylaws provides that directors of Cello-Foil shall not be personally liable to Cello-Foil or its shareholders for monetary damages for a breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to Cello-Foil or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (iii) for violation of Section 551(1) of the MBCA; (iv) for any transaction from which the director derived an improper personal benefit; and (v) for any acts or omissions occurring before the date the articles were filed with the Michigan Department of Commerce. It further provides that should the MBCA be amended to further limit or eliminate the liability of a director, then a director of Cello-Foil shall not be liable to the fullest extent permitted by the MBCA, as so amended. Any repeal or modification of Article 12 shall not adversely affect any right or protection of a director of Cello-Foil existing at the time of such repeal or modification.

Article 13.1 of Cello-Foil’s Bylaws provides that each person who was or is a party to or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, formal or informal (a “proceeding”), by reason of the fact that he or she, or a person or whom he or she is legal representative, is or was a director or officer of the corporation or, while serving as a director or officer of the corporation, is or was serving at the request of Cello-Foil as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, including service with respect to employee benefit plans, whether the basis of the proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the MBCA, as it exists or may be amended (but, in the case of any such amendment, only to the extent that the amendment permits the corporation to provide broader indemnification rights than the MBCA permitted the corporation to provide before the amendment), against all expenses, liability and loss (including attorney fees, judgments, fines, ERISA excise taxes, or penalties and amounts to be paid in settlement) reasonably incurred by the person in connection therewith, and the indemnification shall continue for a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs and personal representatives; provided, however, that the corporation shall indemnify any such person only if the proceeding, or part thereof, was authorized by the board of directors of the corporation. To the extent authorized by the MBCA, the corporation may, but shall not be required to, pay expenses incurred in defending a proceeding in advance of its final disposition.

Article 13.3 of Cello-Foil’s Bylaws provides that expenses incurred in defending any proceeding listed in Article 13.1 may be paid by Cello-Foil in advance of the final disposition of such proceeding, as authorized by the board of directors with respect to any employee or agent of the corporation to the fullest extent of the provisions of the Bylaws.

Article 13.4 of Cello-Foil’s Bylaws provides that Cello-Foil may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the corporation or of another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the corporation would have the power to indemnify the person against the expenses, liability, or loss under the MBCA.

California LLC

Exopack-Technology, LLC (“Exopack Technology”) is a California limited liability company. Section 17155 of the Beverly-Killea Limited Liability Company Act (“BKLLCA”) empowers a California limited liability company to indemnify any person, including, without limitation, any manager, member, officer, employee, or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity, except that indemnification of managers for a breach of fiduciary duty owed to the limited liability company and its members is not permitted under the BKLLCA. The BKLLCA also empowers a California limited liability company to purchase and maintain insurance on behalf of any such persons against any liability asserted against or incurred by the person in such capacity or arising out of the person’s status with the company.

The Limited Liability Company Agreement of Exopack Technology provide that the company may indemnify any officer, employee, agent, or other person to the full extent allowed by the BKLLCA or to the extent provided for in an Indemnity Agreement. The agreement further provides that Exopack Technology may purchase and maintain insurance, at its expense, to protect itself and any person who is or was serving as a member, officer, employee or agent of the company or is or was serving at the request of the company as a member, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the company would have the power to indemnify such Person against such expense, liability or loss under the Agreement or the BKLLCA.

California Corporation

Exopack-Ontario, Inc. (“Exopack-Ontario”) is a California corporation. Section 317 (“Section 317) of the California General Corporation Law (“CGCL”), subject to the limitations and procedures contained therein, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, defined throughout Section 317 as any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent, defined throughout Section 317 as any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation or of another enterprise at the request of the predecessor corporation, against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Section 317(c) also provides that the corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent, as defined above, of the corporation, against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. However, no indemnification may be made under subdivision (c) of Section 317: (1) in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; (2) of amounts paid in settling or otherwise disposing of a pending action without court approval; or (3) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

Section 317 further provides that, to the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to above or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the agent in connection therewith. Section 317 also provides that expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified.

Section 317 also authorizes a corporation to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against that liability under Section 317.

Section 8.1 of Exopack-Ontario’s Bylaws provides that Exopack-Ontario shall, to the fullest extent authorized by the CGCL, indemnify and hold harmless each person who was, is or is threatened to be made a named defendant or respondent in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of Exopack-Ontario or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. It also provides that Exopack-Ontario shall pay the expenses (including attorneys’ fees) incurred by an officer or director in defending any proceeding, the subject matter for which indemnification is sought herewith, in advance of its final disposition; provided, however, that, if the CGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the Bylaws or otherwise. Additionally, Exopack-Ontario may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 8.2 of Exopack-Ontario’s Bylaws provides that if a claim under Section 8.1 of the Bylaws is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. Section 8.2 also provides that it shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the CGCL for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the CGCL, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 8.3 of Exopack-Ontario’s Bylaws provides that the right of indemnification and the payment of expenses incurred defending a proceeding advance of its final disposition conferred in the Bylaws shall not be exclusive of any other right which any person may have or hereafter acquire statute, provision of the articles of incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

Section 8.4 of Exopack-Ontario’s Bylaws provides that Exopack-Ontario may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the CGCL.

Item 21. Exhibits and Financial Statement Schedules

3.1†	Certificate of Incorporation of FPD Holdings Corp., dated April 12, 2001.

3.2†	Certificate of Amendment to the Certificate of Incorporation of FPD Holdings Corp. (amending name to Exo-Tech Packaging Holding Corp.), dated July 26, 2001.

3.3†	Certificate of Amendment to the Certificate of Incorporation of Exo-Tech Packaging Holding Corp., dated August 6, 2001.

3.4†	Certificate of Amendment to the Certificate of Incorporation of Exo-Tech Packaging Holding Corp. (amending name to Exopack Holding Corp.), dated August 25, 2001.

3.5†	Certificate of Merger of Exopack Integrated, Inc. with and into Exopack Holding Corp. (the surviving corporation), dated October 13, 2005.

3.6†	Bylaws of FPD Holdings Corp., dated April 30, 2001.

3.7†	Certificate of Incorporation of FPD Acquisition, Inc., dated April 12, 2001.

3.8†	Certificate of Conversion of FPD Acquisition, Inc. into Exo-Tech Packaging, L.L.C. (with Exo-Tech, L.L.C. as the surviving entity), dated July 27, 2001.

3.9†	Certificate of Formation of Exo-Tech Packaging, L.L.C., dated July 27, 2001.

3.10†	Certificate of Amendment to the Certificate of Formation of Exo-Tech Packaging, L.L.C. (amending name to Exopack, LLC), dated August 28, 2001.

3.11†	Limited Liability Company Agreement of Exo-Tech Packaging, L.L.C., dated July 27, 2001.

3.12†	Certificate of Formation of Exopack-Thomasville, LLC, dated September 12, 2001.

3.13†	Limited Liability Company Agreement of Exopack-Thomasville, LLC, dated September 27, 2003.

3.14†	Certificate of Formation of SF&A Acquisition Company, L.L.C., dated September 23, 2002.

3.15†	Certificate of Amendment to the Certificate of Formation of SF&A Acquisition, L.L.C., dated September 30, 2002.

3.16†	Certificate of Amendment to the Certificate of Formation of Specialty Films & Associates, L.L.C (amending name to Exopack Hebron, L.L.C.)., dated January 10, 2005.

3.17†	Limited Liability Company Agreement of SF&A Acquisition Company, L.L.C., dated September 23, 2002.

3.18†	Articles of Incorporation of Portsmouth Acquisition Co., dated July 19, 2003.

3.19†	Certificate of Amendment of Articles of Incorporation of Portsmouth Acquisition Co. (amending name to Exopack-Ontario, Inc.), dated October 1, 2003.

3.20†	Bylaws of Portsmouth Acquisition Co., dated July 22, 2003.

3.21†	Certificate of Incorporation of Cello-Foil Holding Corp., dated March 22, 2005.

3.22†	By-Laws of Cello-Foil Holding Corp., dated March 22, 2005.

3.23†	Limited Liability Company Articles of Organization of Exopack-Technology, LLC, dated September 15, 2003.

3.24†	Limited Liability Company Agreement of Exopack-Technology, LLC, dated September 29, 2003.

3.25†	Articles of Incorporation of Cello-Foil Products, Inc., dated December 8, 1949.

3.26†	Certificate of Amendment to the Articles of Incorporation of Cello-Foil Products, Inc., dated May 13, 1977.

3.27†	Certificate of Amendment to the Articles of Incorporation of Cello-Foil Products, Inc., dated March 3, 1992.

3.28†	Certificate of Amendment to the Articles of Incorporation of Cello-Foil Products, Inc., dated June 9, 2005.

3.29†	Certificate of Amendment to the Articles of Incorporation of Cello-Foil Products, Inc., dated September 21, 2005.

3.30†	Bylaws of Cello-Foil Products, Inc., dated December 8, 1949.

3.31†	Certificate of Incorporation of TPG Group Holding Corp., dated August 19, 2005.

3.32†	By-Laws of TPG Group Holding Corp., dated August 19, 2005.

3.33†	Certificate of Incorporation of TPG Enterprises, Inc., dated August 24, 2005.

3.34†	By-Laws of TPG Enterprises, Inc., dated August 24, 2005.

3.35†	Certificate of Incorporation of TPG (US), Inc., dated August 24, 2005.

3.36†	By-Laws of TPG (US), Inc., dated August 24, 2005.

3.37†	Articles of Association of 3104623 Nova Scotia Company, dated August 26, 2005.

3.38†	Certificate of Name Change of 3104623 Nova Scotia Company to The Packaging Group (Canada) Corporation, dated September 14, 2005.

4.1†	Indenture dated January 31, 2006 between our Company and the Guarantors party thereto, The Bank of New York as Trustee.

4.2†	Form of 11 1/4% Senior Note due 2014 (included as Exhibit A1 of Exhibit 4.1).

4.3†	Form of Guarantee relating to the 11 1/4% Senior Notes due 2014 (included as Exhibit E of Exhibit 4.1).

4.4†	Exchange and Registration Rights Agreement, dated as of January 31, 2006, by and among our Company, our Subsidiary Guarantors and Goldman, Sachs & Co., on behalf of the initial purchasers of the old notes.

5.1††	Opinion of Stoel Rives LLP.

5.2††	Opinion of Warner Norcross & Judd LLP

10.1†	Credit Agreement, dated as of January 31, 2006, by and among Exopack, LLC, Cello-Foil Products, Inc. and Exopack-Newmarket, Ltd., as Borrowers, the other Credit Parties designated therein, General Electric Capital Corporation, as US Agent, US LC/Issuer and US Lender, GE Canada Finance Holding Company, as Canadian Agent, Canadian L/C Issuer and Canadian Lender and the other financial institutions party thereto, as Lender.

10.2†	2005 Stock Option Plan of CPG Finance, Inc.

10.3†	Stock Option Grant Agreement between CPG Finance, Inc. and Jack Knott, dated December 12, 2005.

10.4†	Stock Option Grant Agreement between CPG Finance, Inc. and David Rawden, dated December 12, 2005.

10.5†	Separation Benefit Agreement between our Company and David Rawden, dated December 12, 2005.

10.6†	Separation Benefit Agreement between our Company and Jack Knott, dated January 10, 2006.

12.1††	Statement re Computation of Ratios.

21.1†	Subsidiaries of Exopack Holding Corp.

23.1††	Consents of PricewaterhouseCoopers LLP.

23.2††	Consent of Deloitte & Touche LLP.

23.3††	Consent of KPMG, LLP.

23.4††	Consent of Plante & Moran, PLLC.

23.5††	Consent of Stoel Rives LLP (included in Exhibit 5.1).

23.6††	Consent of Warner Norcross & Judd LLP (included in Exhibit 5.2).

25.1††	Statement of Eligibility of Trustee.

99.1††	Form of Letter of Transmittal.

99.2†	Form of Notice of Guaranteed Delivery.

99.3†	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.

99.4†	Form of Letter to Clients.

†	Filed previously.
††	Filed herewith.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(7) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

[The remainder of this page is intentionally left blank.]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spartanburg, State of South Carolina, on December 1, 2006.

EXOPACK HOLDING CORP.

By:	*
Jack E. Knott
Chief Executive Officer, President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on December 1, 2006 in the capacities indicated.

Signature	Title

* Jack E. Knott	Director, Chief Executive Officer, President and Secretary

* David A. Rawden	Chief Financial Officer, Treasurer, Assistant Secretary and Senior VP (Principal Financial and Accounting Officer)

* Clarence E. Terry	Director

* Gerald Woelcke	Director

*By:	/S/ DAVID A. RAWDEN
David A. Rawden
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spartanburg, State of South Carolina, on December 1, 2006.

EXOPACK, LLC

By:	*
Jack E. Knott
Chief Executive Officer, President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on December 1, 2006 in the capacities indicated.

Signature	Title

* Jack E. Knott	Chief Executive Officer, President and Secretary

* David A. Rawden	Chief Financial Officer, Assistant Secretary and Senior VP (Principal Financial and Accounting Officer)

*By:	/S/ DAVID A. RAWDEN
David A. Rawden
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spartanburg, State of South Carolina, on December 1, 2006.

EXOPACK-THOMASVILLE, LLC

By:	*
Jack E. Knott
Chief Executive Officer,
President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on December 1, 2006 in the capacities indicated.

Signature	Title

* Jack E. Knott	Chief Executive Officer, President and Secretary

* David A. Rawden	Chief Financial Officer, Assistant Secretary and Senior VP (Principal Financial and Accounting Officer)

EXOPACK, LLC	Sole Member-Manager

By: *
Jack E. Knott Chief Executive Officer, President and Secretary

*By:	/S/ DAVID A. RAWDEN
David A. Rawden
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spartanburg, State of South Carolina, on December 1, 2006.

EXOPACK-HEBRON, LLC

By:	*
Jack E. Knott
Chief Executive Officer,
President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on December 1, 2006 in the capacities indicated.

Signature	Title

* Jack E. Knott	Chief Executive Officer, President and Secretary

* David A. Rawden	Chief Financial Officer, Assistant Secretary and Senior VP (Principal Financial and Accounting Officer)

EXOPACK, LLC	Sole Member-Manager

By: *
Jack E. Knott Chief Executive Officer, President and Secretary

*By:	/S/ DAVID A. RAWDEN
David A. Rawden
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spartanburg, State of South Carolina, on December 1, 2006.

EXOPACK-ONTARIO, INC.

By:	*
Jack E. Knott
Chief Executive Officer,
President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on December 1, 2006 in the capacities indicated.

Signature	Title

* Jack E. Knott	Director, Chief Executive Officer, President and Secretary

* David A. Rawden	Chief Financial Officer, Treasurer, Assistant Secretary and Senior VP (Principal Financial and Accounting Officer)

* Clarence E. Terry	Director

* Gerald Woelcke	Director

*By:	/S/ DAVID A. RAWDEN
David A. Rawden
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spartanburg, State of South Carolina, on December 1, 2006.

EXOPACK TECHNOLOGY, LLC

By:	*
Jack E. Knott
Chief Executive Officer,
President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on December 1, 2006 in the capacities indicated.

Signature	Title

* Jack E. Knott	Chief Executive Officer, President and Secretary

* David A. Rawden	Chief Financial Officer, Assistant Secretary and Senior VP (Principal Financial and Accounting Officer)

EXOPACK-ONTARIO, INC.	Sole Member-Manager

By: *
Jack E. Knott Chief Executive Officer, President and Secretary

*By:	/S/ DAVID A. RAWDEN
David A. Rawden
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spartanburg, State of South Carolina, on December 1, 2006.

CELLO-FOIL HOLDING CORP.

By:	*
Jack E. Knott
Chief Executive Officer,
President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on December 1, 2006 in the capacities indicated.

Signature	Title

* Jack E. Knott	Director, Chief Executive Officer, President and Secretary

* David A. Rawden	Chief Financial Officer, Treasurer, Assistant Secretary and Senior VP (Principal Financial and Accounting Officer)

* Clarence E. Terry	Director

* Gerald Woelcke	Director

*By:	/S/ DAVID A. RAWDEN
David A. Rawden
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spartanburg, State of South Carolina, on December 1, 2006.

CELLO-FOIL PRODUCTS, INC.

By:	*
Jack E. Knott
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on December 1, 2006 in the capacities indicated.

Signature	Title

* Jack E. Knott	Director and Chief Executive Officer

* David A. Rawden	Chief Financial Officer, Treasurer, Assistant Secretary and Senior VP (Principal Financial and Accounting Officer)

* Clarence E. Terry	Director

* Gerald Woelcke	Director

*By:	/S/ DAVID A. RAWDEN
David A. Rawden
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spartanburg, State of South Carolina, on December 1, 2006.

TPG GROUP HOLDING CORP.

By:	*
Jack E. Knott
Chief Executive Officer,
President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on December 1, 2006 in the capacities indicated.

Signature	Title

* Jack E. Knott	Director, Chief Executive Officer, President and Secretary

* David A. Rawden	Chief Financial Officer, Treasurer, Assistant Secretary and Senior VP (Principal Financial and Accounting Officer)

* Clarence E. Terry	Director

* Gerald Woelcke	Director

*By:	/S/ DAVID A. RAWDEN
David A. Rawden
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spartanburg, State of South Carolina, on December 1, 2006.

TPG ENTERPRISES, INC.

By:	*
Jack E. Knott
Chief Executive Officer,
President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on December 1, 2006 in the capacities indicated.

Signature	Title

* Jack E. Knott	Director, Chief Executive Officer, President and Secretary

* David A. Rawden	Chief Financial Officer, Treasurer, Assistant Secretary and Senior VP (Principal Financial and Accounting Officer)

* Clarence E. Terry	Director

* Gerald Woelcke	Director

*By:	/S/ DAVID A. RAWDEN
David A. Rawden
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spartanburg, State of South Carolina, on December 1, 2006.

TPG (US), INC.

By:	*
Jack E. Knott
Chief Executive Officer,
President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on December 1, 2006 in the capacities indicated.

Signature	Title

* Jack E. Knott	Director, Chief Executive Officer, President and Secretary

* David A. Rawden	Chief Financial Officer, Treasurer, Assistant Secretary and Senior VP (Principal Financial and Accounting Officer)

* Clarence E. Terry	Director

* Gerald Woelcke	Director

*By:	/S/ DAVID A. RAWDEN
David A. Rawden
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
3.1†	Certificate of Incorporation of FPD Holdings Corp., dated April 12, 2001.

3.2†	Certificate of Amendment to the Certificate of Incorporation of FPD Holdings Corp. (amending name to Exo-Tech Packaging Holding Corp.), dated July 26, 2001.

3.3†	Certificate of Amendment to the Certificate of Incorporation of Exo-Tech Packaging Holding Corp., dated August 6, 2001.

3.4†	Certificate of Amendment to the Certificate of Incorporation of Exo-Tech Packaging Holding Corp. (amending name to Exopack Holding Corp.), dated August 25, 2001.

3.5†	Certificate of Merger of Exopack Integrated, Inc. with and into Exopack Holding Corp. (the surviving corporation), dated October 13, 2005.

3.6†	Bylaws of FPD Holdings Corp., dated April 30, 2001.

3.7†	Certificate of Incorporation of FPD Acquisition, Inc., dated April 12, 2001.

3.8†	Certificate of Conversion of FPD Acquisition, Inc. into Exo-Tech Packaging, L.L.C. (with Exo-Tech, L.L.C. as the surviving entity), dated July 27, 2001.

3.9†	Certificate of Formation of Exo-Tech Packaging, L.L.C., dated July 27, 2001.

3.10†	Certificate of Amendment to the Certificate of Formation of Exo-Tech Packaging, L.L.C. (amending name to Exopack, LLC), dated August 28, 2001.

3.11†	Limited Liability Company Agreement of Exo-Tech Packaging, L.L.C., dated July 27, 2001.

3.12†	Certificate of Formation of Exopack-Thomasville, LLC, dated September 12, 2001.

3.13†	Limited Liability Company Agreement of Exopack-Thomasville, LLC, dated September 27, 2003.

3.14†	Certificate of Formation of SF&A Acquisition Company, L.L.C., dated September 23, 2002.

3.15†	Certificate of Amendment to the Certificate of Formation of SF&A Acquisition, L.L.C., dated September 30, 2002.

3.16†	Certificate of Amendment to the Certificate of Formation of Specialty Films & Associates, L.L.C (amending name to Exopack Hebron, L.L.C.)., dated January 10, 2005.

3.17†	Limited Liability Company Agreement of SF&A Acquisition Company, L.L.C., dated September 23, 2002.

3.18†	Articles of Incorporation of Portsmouth Acquisition Co., dated July 19, 2003.

3.19†	Certificate of Amendment of Articles of Incorporation of Portsmouth Acquisition Co. (amending name to Exopack-Ontario, Inc.), dated October 1, 2003.

3.20†	Bylaws of Portsmouth Acquisition Co., dated July 22, 2003.

3.21†	Certificate of Incorporation of Cello-Foil Holding Corp., dated March 22, 2005.

3.22†	By-Laws of Cello-Foil Holding Corp., dated March 22, 2005.

3.23†	Limited Liability Company Articles of Organization of Exopack-Technology, LLC, dated September 15, 2003.

3.24†	Limited Liability Company Agreement of Exopack-Technology, LLC, dated September 29, 2003.

3.25†	Articles of Incorporation of Cello-Foil Products, Inc., dated December 8, 1949.

3.26†	Certificate of Amendment to the Articles of Incorporation of Cello-Foil Products, Inc., dated May 13, 1977.

Exhibit Number	Description
3.27†	Certificate of Amendment to the Articles of Incorporation of Cello-Foil Products, Inc., dated March 3, 1992.

3.28†	Certificate of Amendment to the Articles of Incorporation of Cello-Foil Products, Inc., dated June 9, 2005.

3.29†	Certificate of Amendment to the Articles of Incorporation of Cello-Foil Products, Inc., dated September 21, 2005.

3.30†	Bylaws of Cello-Foil Products, Inc., dated December 8, 1949.

3.31†	Certificate of Incorporation of TPG Group Holding Corp., dated August 19, 2005.

3.32†	By-Laws of TPG Group Holding Corp., dated August 19, 2005.

3.33†	Certificate of Incorporation of TPG Enterprises, Inc., dated August 24, 2005.

3.34†	By-Laws of TPG Enterprises, Inc., dated August 24, 2005.

3.35†	Certificate of Incorporation of TPG (US), Inc., dated August 24, 2005.

3.36†	By-Laws of TPG (US), Inc., dated August 24, 2005.

3.37†	Articles of Association of 3104623 Nova Scotia Company, dated August 26, 2005.

3.38†	Certificate of Name Change of 3104623 Nova Scotia Company to The Packaging Group (Canada) Corporation, dated September 14, 2005.

4.1†	Indenture dated January 31, 2006 between our Company and the Guarantors party thereto, The Bank of New York as Trustee.

4.2†	Form of 11 1/4% Senior Note due 2014 (included as Exhibit A1 of Exhibit 4.1).

4.3†	Form of Guarantee relating to the 11 1/4% Senior Notes due 2014 (included as Exhibit E of Exhibit 4.1).

4.4†	Exchange and Registration Rights Agreement, dated as of January 31, 2006, by and among our Company, our Subsidiary Guarantors and Goldman, Sachs & Co., on behalf of the initial purchasers of the old notes.

5.1††	Opinion of Stoel Rives LLP.

5.2††	Opinion of Warner Norcross & Judd LLP

10.1†	Credit Agreement, dated as of January 31, 2006, by and among Exopack, LLC, Cello-Foil Products, Inc. and Exopack-Newmarket, Ltd., as Borrowers, the other Credit Parties designated therein, General Electric Capital Corporation, as US Agent, US LC/Issuer and US Lender, GE Canada Finance Holding Company, as Canadian Agent, Canadian L/C Issuer and Canadian Lender and the other financial institutions party thereto, as Lender.

10.2†	2005 Stock Option Plan of CPG Finance, Inc.

10.3†	Stock Option Grant Agreement between CPG Finance, Inc. and Jack Knott, dated December 12, 2005.

10.4†	Stock Option Grant Agreement between CPG Finance, Inc. and David Rawden, dated December 12, 2005.

10.5†	Separation Benefit Agreement between our Company and David Rawden, dated December 12, 2005.

10.6†	Separation Benefit Agreement between our Company and Jack Knott, dated January 10, 2006.

12.1††	Statement re Computation of Ratios.

21.1†	Subsidiaries of Exopack Holding Corp.

23.1††	Consents of PricewaterhouseCoopers LLP.

Exhibit Number	Description
23.2††	Consent of Deloitte & Touche LLP.

23.3††	Consent of KPMG, LLP.

23.4††	Consent of Plante & Moran, PLLC.

23.5††	Consent of Stoel Rives LLP (included in Exhibit 5.1).

23.6††	Consent of Warner Norcross & Judd LLP (included in Exhibit 5.2).

25.1††	Statement of Eligibility of Trustee.

99.1††	Form of Letter of Transmittal.

99.2†	Form of Notice of Guaranteed Delivery.

99.3†	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.

99.4†	Form of Letter to Clients.

†	Filed previously.
††	Filed herewith.